Doc ID No: MA 758 1600000005 1	Page 1 of 2

[LOGO]    Commonwealth of Kentucky

MASTER AGREEMENT	IMPORTANT
Show Doc ID number on all packages, invoices and correspondence.
Doc Description:Medicaid Managed Care Services
Doc ID No: MA 758 1600000005 1	Proc Folder: 3815974
Procurement Type:Standard Services
Effective Date: 2015-07-01	Expiration Date: 2016-06-30	Not To Exceed Amount
Administered By:Amy Monroe	Cited Authority:FAP111-57-00-S2
Telephone:502-564-7736	Issued By:Jodyi Hall

Reason For Modification:

V E N D O R	WellCare Health Insurance Company of Kentucky, Inc. 13551 Triton Park Blvd. Suite 1800 Louisville KY 40223 US

Line	CL Description	Delivery Days	Quantity	Unit Issue	Unit Price	Contract Amt	Total Price
1	Inactive Line - Do not use.	0	0.00		0.00000	0.00	0.00

2	Medicaid Managed Care Services		0.00		0.00000	0.00	0.00

Extended Description
Medicaid Managed Care Services

All requirements of the RFP are hereby incorporated by reference and the following are attached to the header:

"Attachment A - Medicaid Managed Care Services Contract" contains the Terms and Conditions for this Master Agreement Contract

"Attachment G - Medicaid_Managed_Care_Contract Revised 6-26-15 FINAL" contains all programmatic requirements.

Total Order Amount:	0.00

1600000005	Document Phase Final	Document Description Medicaid Managed Care Services	Page 2 of 2

See “Attachment A” for Terms and Conditions. The terms and conditions set out in “Attachment A”, and any subsequent addenda, are incorporated into and are a part of the Solicitation. By signing the face of the Solicitation document, the vendor affirms that they have read and understood the Solicitation and the terms and conditions (Attachment A) and any subsequent addenda. Should the vendor fail to comply with the provisions of the Solicitation and the terms and conditions (Attachment A) and any subsequent addenda, then the Finance and Administration Cabinet reserves the right and retains the ability to deem the vendor ineligible from further participation in the Solicitation in question.

CONTRACT FOR MEDICAID MANAGED CARE SERVICES

BETWEEN

THE COMMONWEALTH OF KENTUCKY
CABINET FOR HEALTH AND FAMILY SERVICES
DIVISION OF MEDICAID SERVICES

AND

WELLCARE OF KENTUCKY, INC.

* * * * * * * * * * * * * * * * * * *

This Master Agreement (“Contract”) is entered into, by and between the Commonwealth of Kentucky, Cabinet for Health and Family Services (“the Commonwealth”) and Wellcare of Kentucky, Inc. as the Prime Contractor to establish a Contract for Medicaid Managed Care Services.

The Commonwealth and Contractor agree to the following:

I. Scope of Contract

The Cabinet for Health and Family Services (CHFS), Department for Medicaid Services (DMS) issued an RFP seeking vendors to provide a Medicaid Managed Care Organization for All Regions of the Commonwealth to deliver the highest quality health care services to Kentucky Medicaid Members at the most favorable, competitive prices.
To accomplish this goal, the Kentucky Cabinet for Health and Family Services, Department for Medicaid Services (the Department) requested Proposals from qualified Managed Care Organizations (MCOs) seeking to establish a risk-based, capitated contract with Department for providing and managing the health care services for Members enrolled in Medicaid. Respondents shall be a managed care organization with the appropriate license from the Kentucky Department of Insurance. Services are to begin on July 1, 2015. Respondents are required to provide services to Members residing in all regions of the state. The services required as part of the contract, include providing covered physical health, behavioral health, and dental services; establishing and managing a provider network; credentialing and contracting with providers; utilization management, disease management, quality management, customer service, financial management, claims management, maintaining sufficient information systems; and promoting coordination and continuity of preventive health services and other medical care.
Eligible Medicaid recipients to be enrolled into MCOs include Families and Children, SSI with and without Medicare, SSI Children, Foster Care Children, Dual Eligibles, ACA MAGI Adults, and ACA Former Foster Care Child. As of February 2015, there were approximately 1.135 million eligible Medicaid recipients included in the population to be served pursuant to this procurement. Enrollment procedures in an MCO will include a selection and auto-assign phase for new members enrolling in Medicaid after July 1, 2015 and an annual open enrollment period allowing existing Medicaid members to enroll with the MCO of their choice. The Commonwealth reserves the right, at its sole discretion, to adjust the enrollment schedule based on availability of MCOs, waiver approval, or network adequacy of the MCOs. Open Enrollment currently occurs in the late fall/early winter with member changes being effective January 1st of each year.

II. Contract Components and Order of Precedence

The Commonwealth’s acceptance of the Contractor’s offer in response to the Solicitation RFP 758 1500000283, indicated by the issuance of a Contract Award by the Office of Procurement Services, shall create a valid Contract between the Parties consisting of the following:

1.	Any written Agreement between the Parties;

2.	Any Addenda to the Solicitation RFP 758 1500000283 ;

3.	Solicitation RFP 758 1500000283 and all attachments thereto, including Section 40--Terms and Conditions of a Contract with the Commonwealth of Kentucky;

4.	General Conditions contained in 200 KAR 5:021 and Office of Procurement Services’ FAP110-10-00;

5.	Any Best and Final Offer;

6.	Any clarifications concerning the Contractor’s proposal in response to Solicitation RFP 758 1500000283 ;

7.	The Contractor’s proposal in response to Solicitation RFP 758 1500000283.

In the event of any conflict between or among the provisions contained in the Contract, the order of precedence shall be as enumerated above.

III. Negotiated Items

No items were negotiated.

IV. Terms and Conditions (Section 40 and Section 50 of the RFP)

Procurement Requirements

Procurement requirements are listed under “Procurement Laws, Preference, Regulations and Policies” and “Response to Solicitation” located on the eProcurement Web page at http://eprocurement.ky.gov and http://finance.ky.gov/services/eprocurement/Pages/VendorServices.aspx respectively. The vendor must comply with all applicable statutes, regulations and policies related to this procurement.

Contract Components and Order of Precedence

The Commonwealth’s acceptance of the Contractor’s offer in response to the Solicitation, indicated by the issuance of a Contract Award by the Office of Procurement Services, shall create a valid Contract between the Parties consisting of the following:

Any written Agreement between the Parties;

Any Addenda to the Solicitation;

The Solicitation and all attachments

Procurement Statutes, Regulations and Policies

Any clarifications concerning the Contractor’s bid in response to the Solicitation.

In the event of any conflict between or among the provisions contained in the Contract, the order of precedence shall be as enumerated above.

Final Agreement

The Contract represents the entire agreement between the parties with respect to the subject matter hereof. Prior negotiations, representations, or agreements, either written or oral, between the parties hereto relating to the subject matter hereof shall be of no effect upon this Contract.

Contract Provisions

If any provision of this Contract (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both the Commonwealth and the Contractor shall be relieved of all obligations arising under such provision. If the remainder of this Contract is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed.

Type of Contract

The contract proposed in response to this Solicitation shall be on the basis of a firm fixed unit price for the elements listed in this Solicitation. This Solicitation is specifically not intended to solicit proposals for contracts on the basis of cost-plus, open-ended rate schedule, nor any non-fixed price arrangement.

Contract Usage

As a result of this RFP, the contractual agreement with the selected Vendor will in no way obligate the Commonwealth of Kentucky to purchase any services or equipment under this contract. The Commonwealth agrees, in entering into any contract, to purchase only such services in such quantities as necessary to meet the actual requirements as determined by the Commonwealth.

Addition or Deletion of Items or Services

The Office of Procurement Services reserves the right to add new and similar items, by issuing a Contract Modification, to this Contract with the consent of the Vendor. Until such time as the Vendor receives a Modification, the Vendor shall not accept Delivery Orders from any agency referencing such items or services.

Changes and Modifications to the Contract

Pursuant to KRS 45A.210 (1) and 200 KAR 5:311, no modification or change of any provision in the Contract shall be made, or construed to have been made, unless such modification is mutually agreed to in writing by the Contractor and the Commonwealth, and incorporated as a written amendment to the Contract and processed through the Office of Procurement Services and approved by the Finance and Administration Cabinet prior to the effective date of such modification or change pursuant to KRS 45A.210(1) and 200 KAR 5:311. Memorandum of understanding, written clarification, and/or correspondence shall not be construed as amendments to the Contract.

If the Contractor finds at any time that existing conditions made modification of the Contract necessary, it shall promptly report such matters to the Commonwealth Buyer for consideration and decision.

Changes in Scope

The Commonwealth may, at any time by written order, make changes within the general scope of the Contract. No changes in scope are to be conducted except at the approval of the Commonwealth.

Contract Conformance

If the Commonwealth Buyer determines that deliverables due under the Contract are not in conformance with the terms and conditions of the Contract and the mutually agreed-upon project plan, the Buyer may request the Contractor to deliver assurances in the form of additional Contractor resources and to demonstrate that other major schedules will not be affected. The Commonwealth shall determine the quantity and quality of such additional resources and failure to comply may constitute default by the Contractor.

Assignment

The Contract shall not be assigned in whole or in part without the prior written consent of the Commonwealth Buyer.

Payment

The Commonwealth will make payment in accordance with KRS 45.453 and KRS 45.454.

Payments are predicated upon successful completion and acceptance of the described work, services, supplies, or commodities, and delivery of the required documentation. Invoices for payment shall be submitted to the Agency Contact Person or his representative.

Contractor Cooperation in Related Efforts

The Commonwealth of Kentucky may undertake or award other contracts for additional or related work, services, supplies, or commodities, and the Contractor shall fully cooperate with such other contractors and Commonwealth employees. The Contractor shall not commit or permit any act that will interfere with the performance of work by any other contractor or by Commonwealth employees.

Contractor Affiliation

"Affiliate" shall mean a branch, division or subsidiary that is effectively controlled by another party. If any affiliate of the Contractor shall take any action that, if done by the Contractor, would constitute a breach of this agreement, the same shall be deemed a breach by such party with like legal effect.

Commonwealth Property

The Contractor shall be responsible for the proper custody and care of any Commonwealth-owned property furnished for Contractor's use in connections with the performance of this Contract. The Contractor shall reimburse the Commonwealth for its loss or damage, normal wear and tear excepted.

Confidentiality of Contract Terms

The Contractor and the Commonwealth agree that all information communicated between them before the effective date of the Contract shall be received in strict confidence and shall not be necessarily disclosed by the receiving party, its agents, or employees without prior written consent of the other party. Such material will be kept confidential subject to Commonwealth and Federal public information disclosure laws.

Upon signing of the Contract by all Parties, terms of the Contract become available to the public, pursuant to the provisions of the Kentucky Revised Statutes.

The Contractor shall have an appropriate agreement with its Subcontractors extending these confidentiality requirements to all Subcontractors’ employees.

Confidential Information

The Contractor shall comply with the provisions of the Privacy Act of 1974 and instruct its employees to use the same degree of care as it uses with its own data to keep confidential information concerning client data, the business of the Commonwealth, its financial affairs, its relations with its citizens and its employees, as well as any other information which may be specifically classified as confidential by the Commonwealth in writing to the Contractor. All Federal and State Regulations and Statutes related to confidentiality shall be applicable to the Contractor. The Contractor shall have an appropriate agreement with its employees, and any subcontractor employees, to that effect, provided however, that the foregoing will not apply to:

Information which the Commonwealth has released in writing from being maintained in confidence;

Information which at the time of disclosure is in the public domain by having been printed an published and available to the public in libraries or other public places where such data is usually collected; or

Information, which, after disclosure, becomes part of the public domain as defined above, thorough no act of the Contractor.

Advertising Award

The Contractor shall not refer to the Award of Contract in commercial advertising in such a manner as to state or imply that the firm or its services are endorsed or preferred by the Commonwealth of Kentucky without the expressed written consent of the Agency Technical Contact person listed in this RFP (Section 50.5).

Patent or Copyright Infringement

The Contractor shall report to the Commonwealth promptly and in reasonable written detail, each notice of claim of patent or copyright infringement based on the performance of this Contract of which the Contractor has knowledge.

The Commonwealth agrees to notify the Contractor promptly, in writing, of any such claim, suit or proceeding, and at the Contractor's expense give the Contractor proper and full information needed to settle and/or defend any such claim, suit or proceeding.

If, in the Contractor's opinion, the equipment, materials, or information mentioned in the paragraphs above is likely to or does become the subject of a claim or infringement of a United States patent or copyright, then without diminishing the Contractor's obligation to satisfy any final award, the Contractor may, with the Commonwealth's written consent, substitute other equally suitable equipment, materials, and information, or at the Contractor's options and expense, obtain the right for the Commonwealth to continue the use of such equipment, materials, and information.

The Commonwealth agrees that the Contractor has the right to defend, or at its option, to settle and the Contractor agrees to defend at its own expense, or at its option to settle, any claim, suit or proceeding brought against the Commonwealth on the issue of infringement of any United States patent or copyright or any product, or any part thereof, supplied by the Contractor to the Commonwealth under this agreement. The Contractor agrees to pay any final judgment entered against the Commonwealth on such issue in any suit or proceeding defended by the Contractor.

If principles of governmental or public law are involved, the Commonwealth may participate in the defense of any such action, but no costs or expenses shall be incurred for the account of the Contractor without the Contractor's written consent.

The Contractor shall have no liability for any infringement based upon:

A.	The combination of such product or part with any other product or part not furnished to the Commonwealth by the Contractor;

B.	The modification of such product or part unless such modification was made by the Contractor; or

C.	The use of such product or part in a manner for which it was not designed.

Permits, Licenses, Taxes and Commonwealth Registration

The Contractor shall procure all necessary permits and licenses and abide by all applicable laws, regulations, and ordinances of all Federal, State, and local governments in which work under this Contract is performed.

The Contractor shall maintain certification of authority to conduct business in the Commonwealth of Kentucky during the term of this Contract. Such registration is obtained from the Secretary of State, who will also provide the certification thereof. However, the Contractor need not be registered as a prerequisite for responding to the RFP. Additional local registration or license may be required.

The Contractor shall pay any sales, use, and personal property taxes arising out of this Contract and the transaction contemplated hereby. Any other taxes levied upon this Contract, the transaction, or the equipment or services delivered pursuant hereto shall be borne by the Contractor.

EEO Requirements

The Equal Employment Opportunity Act of 1978 applies to All State government projects with an estimated value exceeding $500,000.  The Contractor shall comply with all terms and conditions of the Act.

http://finance.ky.gov/services/eprocurement/Pages/VendorServices.aspx.

Provisions for Termination of the Contract

Any Contract resulting from this Solicitation shall be subject to the termination provisions set forth in 200 KAR 5:312.

Bankruptcy

In the event the Contractor becomes the subject debtor in a case pending under the Federal Bankruptcy Code, the Commonwealth's right to terminate this Contract may be subject to the rights of a trustee in bankruptcy to assume or assign this Contract. The trustee shall not have the right to assume or assign this Contract unless the trustee (a) promptly cures all defaults under this Contract; (b) promptly compensates the Commonwealth for the monetary damages incurred as a result of such default, and (c) provides adequate assurance of future performance, as determined by the Commonwealth.

Conformance with Commonwealth & Federal Laws/Regulations

This Contract is subject to the laws of the Commonwealth of Kentucky and where applicable Federal law. Any litigation with respect to this Contract shall be brought in state or federal court in Franklin County, Kentucky in accordance with KRS 45A.245.

Accessibility

Vendor hereby warrants that the products or services to be provided under this Contract comply with the accessibility requirements of Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. § 794d), and its implementing regulations set forth at Title 36, Code of Federal Regulations, part 1194. Vendor further warrants that the products or services to be provided under this Contract comply with existing federal standards established under Section 255 of the Federal Telecommunications Act of 1996 (47 U.S.C. § 255), and its implementing regulations set forth at Title 36, Code of Federal Regulations, part 1193, to the extent the Vendor's products or services may be covered by that act. Vendor agrees to promptly respond to and resolve any complaint regarding accessibility of its products or services which is brought to its attention.

Access to Records

The contractor, as defined in KRS 45A.030 (9) agrees that the contracting agency, the Finance and Administration Cabinet, the Auditor of Public Accounts, and the Legislative Research Commission, or their duly authorized representatives, shall have access to any books, documents, papers, records, or other evidence, which are directly pertinent to this contract for the purpose of financial audit or program review. Records and other prequalification information confidentially disclosed as part of the bid process shall not be deemed as directly pertinent to the contract and shall be exempt from disclosure as provided in KRS 61.878(1)(c). The contractor also recognizes that any books, documents, papers, records, or other evidence, received during a financial audit or program review shall be subject to the Kentucky Open Records Act, KRS 61.870 to 61.884.

In the event of a dispute between the contractor and the contracting agency, Attorney General, or the Auditor of Public Accounts over documents that are eligible for production and review, the Finance and Administration Cabinet shall review the dispute and issue a determination, in accordance with Secretary's Order 11-004. (See Secretary's Order).

Prohibitions of Certain Conflicts of Interest

In accordance with KRS 45A.340, the contractor represents and warrants, and the Commonwealth relies upon such representation and warranty, that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of its services. The contractor further represents and warrants that in the performance of the contract, no person, including any subcontractor, having any such interest shall be employed.

In accordance with KRS 45A.340 and KRS 11A.040 (4), the contractor agrees that it shall not knowingly allow any official or employee of the Commonwealth who exercises any function or responsibility in the review or approval of the undertaking or carrying out of this contract to voluntarily acquire any ownership interest, direct or indirect, in the contract prior to the completion of the contract.

No Contingent Fees

No person or selling agency shall be employed or retained or given anything of monetary value to solicit or secure this contract, excepting bona fide employees of the Offeror or bona fide established commercial or selling agencies maintained by the Offeror for the purpose of securing business. For breach or violation of this provision, the Commonwealth shall have the right to reject the proposal or cancel the contract without liability.

Vendor Response and Proprietary Information

The RFP specifies the format, required information, and general content of proposals submitted in response to the RFP. The Finance and Administration Cabinet will not disclose any portions of the proposals prior to Contract Award to anyone outside the Finance and Administration Cabinet, representatives of the agency for whose benefit the contract is proposed, representatives of the Federal Government, if required, and the members of the evaluation committees. After a Contract is awarded in whole or in part, the Commonwealth shall have the right to duplicate, use, or disclose all proposal data submitted by Vendors in response to this RFP as a matter of public record. Although the Commonwealth recognizes the Vendor's possible interest in preserving selected data which may be part of a proposal, the Commonwealth must treat such information as provided by the Kentucky Open Records Act, KRS 61.870 et sequitur.

Informational areas which normally might be considered proprietary shall be limited to individual personnel data, customer references, selected financial data, formulae, and financial audits which, if disclosed, would permit an unfair advantage to competitors. If a proposal contains information in these areas that a Vendor declares proprietary in nature and not available for public disclosure, the Vendor shall declare in the Transmittal Letter (Section 60.5 (C.1) the inclusion of proprietary information and shall noticeably label as proprietary each sheet containing such information. Proprietary information shall be submitted under separate sealed cover marked “Proprietary Data”. Proposals containing information declared by the Vendor to be proprietary, either in whole or in part, outside the areas listed above may be deemed non-responsive to the RFP and may be rejected.

The Commonwealth of Kentucky shall have the right to use all system ideas, or adaptations of those ideas, contained in any proposal received in response to this RFP. Selection or rejections of the proposal will not affect this right.

Contract Claims

The Parties acknowledge that KRS 45A.225 to 45A.290 governs contract claims.

Limitation of Liability

The liability of the Commonwealth related to contractual damages is set forth in KRS 45A.245.

Performance Bond

Pursuant to 200 KAR 5:305, the Contractor shall furnish a performance bond satisfactory to the Commonwealth in the amount of $25,000,000 as security for the faithful performance of the Contract.  The bond furnished by the Contractor shall incorporate by reference the terms of the Contract as fully as though they were set forth verbatim in such bonds.  In the event the Contract is amended, the penal sum of the performance bond shall be deemed increased by like amount.

The initial bond shall be submitted to the Commonwealth Buyer within thirty (30) days of execution of this Contract.  Any required amendment to the bond shall be submitted to the Commonwealth Buyer within thirty (30) days of said amendment.

Executive Order 11246 - Discrimination

Discrimination (because of race, religion, color, national origin, sex, sexual orientation, gender identity, age, or disability) is prohibited. This section applies only to contracts utilizing federal funds, in whole or in part. During the performance of this contract, the contractor agrees as follows:

1. The contractor will not discriminate against any employee or applicant for employment because of race, religion, color, national origin, sex, sexual orientation, gender identity, or age. The contractor further agrees to comply with the provisions of the Americans with Disabilities Act (ADA), Public Law 101-336, and applicable federal regulations relating thereto prohibiting discrimination against otherwise qualified disabled individuals under any program or activity. The contractor agrees to provide, upon request, needed reasonable accommodations. The contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, religion, color, national origin, sex, sexual orientation, gender identity, age or disability. Such action shall include, but not be limited to the following; employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensations; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this non-discrimination clause.
2. The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, religion, color, national origin, sex, sexual orientation, gender identity, age or disability.
3. The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice advising the said labor union or workers' representative of the contractor's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment. The contractor will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance.
4. The contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965 as amended, and of the rules, regulations and relevant orders of the Secretary of Labor.
5. The contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, as amended, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.
6. In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations or orders, this contract may be cancelled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further government contracts or federally-assisted construction contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, as amended, and such other sanctions may be imposed and remedies invoked as provided in or as otherwise provided by law.
7. The contractor will include the provisions of paragraphs (1) through (7) of section 202 of Executive Order 11246 in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor, issued pursuant to section 204 of Executive Order No. 11246 of September 24, 1965, as amended, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event a contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States.

Minimum Wage for the Commonwealth’s Service Providers

The vendor, and all subcontractors therein, shall pay to any worker directly performing a service called for in the contract, and to any person who provides a service ancillary thereto for at least 20% of his or her working time in any given work week, a minimum of $10.10 per hour, or $4.90 per hour for tipped employees, for those hours worked in connection with the contract.

Agencies to Be Served

This contract shall be for use by the Department for Medicaid Services (DMS). .

Term of Contract and Renewal Options

The initial term of the Contract shall be effective July 1, 2015 and expire June 30, 2016.

This Contract may be renewed at the completion of the initial Contract period for four (4) additional one-year periods upon the mutual agreement of the Parties. Such mutual agreement shall take the form of a Contract Modification as described in Section 40.8 of the RFP.

Vendors shall not be eligible to accept Medicaid members or receive monthly capitated rate payments prior to meeting all Readiness Review and Network Adequacy requirements. Awarded Vendor(s) may meet these requirements no later than ninety (90) days from contract award. Failure to meet the requirements by this date may result in cancellation of the awarded contract.

At the end of the contract the Vendor shall provide all agency data in a form that can be converted to any subsequent system of the agency’s choice. The Vendor shall cooperate to this end with the Vendor of the agency’s choice, in a timely and efficient manner.

The Commonwealth reserves the right not to exercise any or all renewal options. The Commonwealth reserves the right to extend the contract for a period less than the length of the above-referenced renewal period if such an extension is determined by the Commonwealth Buyer to be in the best interest of the Commonwealth.

The Commonwealth reserves the right to renegotiate any terms and/or conditions as may be necessary to meet requirements for the extended period. In the event proposed revisions cannot be agreed upon, either party shall have the right to withdraw without prejudice from either exercising the option or continuing the contract in an extended period.

Basis of Price Revisions

PRICE ADJUSTMENTS: Unless otherwise specified, the capitation payment rates established by the Contract resulting from this Solicitation shall remain firm for the contract period subject to the following:

CMS Approval: The capitation payment rates established by the Contract are subject to the approval of the Center for Medicare and Medicaid Services (CMS). If CMS rejects any component of the rates, the capitation payment rates shall be adjusted as required.

Extended Contract Periods: If the Contract provides for an optional renewal period, a price adjustment may be granted at the time the Contract is renewed, subject to applicable Contract provisions.

Notices

After the Award of Contract, all programmatic communications with regard to day-to-day performance under the contract are to be made to the Agency.

After the Award of Contract, all communications of a contractual or legal nature are to be made to the Commonwealth Buyer.

Subcontractors

The Contractor is permitted to make subcontract(s) with any other party for furnishing any of the work or services herein. The Contractor shall be solely responsible for performance of the entire Contract whether or not subcontractors are used. Except as otherwise provided in this Contract, all Subcontracts between the Contractor and its Subcontractors for the provision of Covered Services, shall contain an agreement by the Subcontractor to indemnify, defend and hold harmless the Commonwealth, its officers, agents, and employees, and each and every Member from any liability whatsoever arising in connection with this Contract for the payment of any debt of or the fulfillment of any obligation of the Subcontractor. All references to the Contractor shall be construed to encompass both the Contractor and any subcontractors of the Contractor. The Contractor shall inform the DMS of any Subcontractor providing Covered Services which engages another Subcontractor in any transaction or series of transactions, in performance of any term of this Contract, which in one fiscal year exceeds the lesser of $25,000 or five percent (5%) of the Subcontractor’s operating expense.

Transition of MCOs

An MCO currently contracting with the Commonwealth in the Managed Care Program that remains with the Managed Care Program shall not have its current membership reassigned on July 1, 2015. However, the thresholds developed for July 1, 2015 shall apply. If an MCO currently contracting with the Commonwealth in the Managed Care Program does not continue with the Managed Care Program its membership shall be reassigned as provided for in the Contract.

V. Pricing

All rates are included in "Attachment G - Medicaid Manager Care Contract" attached.

VI. Approvals

This Contract is subject to the terms and conditions as stated. By affixing their signatures below, the parties verify that they are authorized to bind this agreement between parties and that they accept the terms of this agreement.

1st Party: Wellcare of Kentucky, Inc., as Contracting Agent

Kelly Munson	SVP, Region President
Printed name	Title

/s/ Kelly Munson	6/30/15
Signature	Date

2nd Party: Cabinet for Health and Family Services, Division of Medicaid Services

Lisa Lee	Commissioner
Printed name	Title

/s/ Lisa Lee	6/30/15
Signature	Date

Approved by the Finance and Administration Cabinet
Office of Procurement Services

Dona Speer	Executive Director
Printed name	Title

/s/ Don Speer by Joan Graha	7/1/15
Signature	Date

Attachment G

Medicaid Managed Care Contract

Signature Page and Actual Contract

Statement of Understanding and Acceptance

We (the Vendor providing this proposal) acknowledge that we understand and accept the requirements outlined in the following contract as written, in its entirety.

Dated the 30 day of June, 2015.

/s/ Kelly Munson	SVP, Region President
Signature	Title

(Signature and Title must be of Authorized Representative on the behalf of the Vendor submitting this proposal)

MEDICAID MANAGED CARE CONTRACT

BETWEEN

THE COMMONWEALTH OF KENTUCKY
ON BEHALF OF
DEPARTMENT FOR MEDICAID SERVICES

AND

CONTRACTOR

Table of Contents
Preamble		1
1.0	Definitions	1
2.0	Abbreviations and Acronyms	14
3.0	Contractor Terms	16
3.1	Contractor Representations and Warranties		16
3.2	Organization and Valid Authorization		16
3.3	Licensure of the Contractor		16
3.4	Fiscal Solvency		17
3.5	Licensure of Providers		17
3.6	Ownership or Controlling Interest/Fraud and Abuse		17
3.7	Compliance with Federal Law		18
3.8	Pending or Threatened Litigation		21
4.0	Contractor Functions	21
4.1	Performance Standards		21
4.2	Administration and Management		21
4.3	Delegations of Authority		22
4.4	Approval of Department		22
4.5	No Third Party Rights		23
5.0	Contractor Conformance with Applicable Law, Policies and Procedures	23
5.1	Department Policies and Procedures		23
5.2	Commonwealth and Federal Law		23
5.3	Nondiscrimination and Affirmative Action		24
5.4	Employment Practices		25
5.5	Governance		26
5.6	Access to Premises		26
5.7	State Innovation Models		27
6.0	Subcontracts	27
6.1	Subcontractor Indemnity		27
6.2	Requirements		28
6.3	Disclosure of Subcontractors		30
6.4	Remedies		30
6.5	Capitation Agreements		30
7.0	Contract Term	30
7.1	Term		30
7.2	Effective Date		31
7.3	Social Security		31
7.4	Contractor Attestation		31
8.0	Readiness Review	31
8.1	Prerequisite to Enrolling Members		31
8.2	Currently Credentialed Providers		32

9.0	Organization and Collaboration	32
9.1	Office in the Commonwealth		32
9.2	Administration/Staffing		32
9.3	Monthly Meetings		35
10.0	Capitation Payment Information	35
10.1	Monthly Payment		35
10.2	Payment in Full		35
10.3	Payment Adjustments		36
10.4	Contractor Recoupment from Member for Fraud, Waste and Abuse		37
11.0	Rate Component	37
11.1	Calculation of Rates		37
11.2	Rate Adjustments		38
11.3	Health Insurers’ Premium Fee under the ACA		38
11.4	Risk Corridor Payment Adjustment		38
11.5	Medical Loss Ratio Adjustment		39
11.6	Physician Compensation Plans		40
11.7	Contractor Provider Payments		41
11.8	Co-Pays		41
12.0	Risk Adjustments	41
12.1	Purpose for Risk Adjustments		41
12.2	Risk Adjustment Method		42
13.0	Contractor’s Financial Security Obligations	43
13.1	Solvency Requirements and Protections		43
13.2	Contractor Indemnity		44
13.3	Insurance		45
13.4	Advances and Loans		45
13.5	Provider Risks		46
14.0	Third Party Resources	46
14.1	Coordination of Benefits (COB)		46
14.2	Third Party Liability		46
15.0	Management Information System	48
15.1	Contractor MIS		48
15.2	Contractor MIS Requirements		48
15.3	Interface Capability		49
15.4	Access to Contractor’s MIS		49
16.0	Encounter Data	50
16.1	Encounter Data Submission		50
16.2	Technical Workgroup		51
17.0	Kentucky Health Information Exchange (KHIE)	51
18.0	Electronic Health Records	52
19.0	Quality Assessment/Performance Improvement (QAPI)	52
19.1	QAPI Program		52
19.2	Annual QAPI Review		53

19.3	QAPI Plan		53
19.4	QAPI Monitoring and Evaluation		54
20.0	Kentucky Healthcare Outcomes	55
20.1	Kentucky Outcomes Measures and Health Care Effectiveness Data and Information Set (HEDIS) Measures		55
20.2	HEDIS Measures Incentive Program		56
20.3	Reporting HEDIS Performance Measures		57
20.4	Accreditation of Contractor by National Accrediting Body		58
20.5	Performance Improvement Projects (PIPs)		58
20.6	Quality and Member Access Committee		61
21.0	Utilization Management	61
21.1	Medical Necessity		61
21.2	National Standards for Medical Necessity Review		62
21.3	Adverse Actions Related to Requests for Services and Coverage Denials		63
21.4	Prior Authorizations		65
21.5	Assessment of Member and Provider Satisfaction and Access		65
22.0	Monitoring and Evaluation	66
22.1	Financial Performance Measures		66
22.2	Monitoring Requirements		66
22.3	External Quality Review		67
22.4	EQR Administrative Reviews		67
22.5	EQR Performance		67
23.0	Member Services	68
23.1	Required Functions		68
23.2	Member Handbook		71
23.3	Member Education and Outreach		73
23.4	Outreach to Homeless Persons		73
23.5	Member Information Materials		74
23.6	Information Materials Requirements		74
23.7	Member Rights and Responsibilities		76
23.8	Member Choice of MCO		77
23.9	Membership Identification Cards		77
24.0	Member Selection of Primary Care Provider (PCP)	77
24.1	Members Not Required to Have a PCP		77
24.2	Member Choice of Primary Care Provider		77
24.3	Members without SSI		78
24.4	Members who have SSI and Non-Dual Eligibles		79
24.5	Selection Procedures for Foster Children, Adoption and Guardianship		80
24.6	Primary Care Provider (PCP) Changes		80
25.0	Member Grievances and Appeals	81
25.1	General Requirements		81
25.2	Member Grievance and Appeal Policies and Procedures		81
25.3	State Hearings for Members		83
26.0	Marketing	84
26.1	Marketing Activities		84
26.2	Marketing Rules		85

27.0	Member Eligibility, Enrollment and Disenrollment	86
27.1	Eligibility Determination		86
27.2	Assignments of New Members		86
27.3	General Enrollment Provisions		88
27.4	Enrollment Procedures		88
27.5	Enrollment Levels		89
27.6	Enrollment Period		89
27.7	Member Eligibility File (HIPAA 834)		90
27.8	Persons Eligible for Enrollment		90
27.9	Newborn Infants		91
27.10	Dual Eligibles		91
27.11	Persons Ineligible for Enrollment		92
27.12	Reenrollment		93
27.13	Member Request for Disenrollment		93
27.14	Contractor Request for Disenrollment		93
27.15	Effective Date of Disenrollment		94
27.16	Continuity of Care upon Disenrollment		94
27.17	Death Notification		94
27.18	Member Address Verification		95
28.0	Provider Services	95
28.1	Required Functions		95
28.2	Provider Credentialing and Recredentialing		96
28.3	Primary Care Provider Responsibilities		97
28.4	Provider Manual		98
28.5	Provider Orientation and Education		99
28.6	Provider Educational Forums		99
28.7	Provider Maintenance of Medical Records		99
28.8	Advance Medical Directives		101
28.9	Provider Grievances and Appeals		102
28.10	Department Review of Final Denials for Lack of Medical Necessity		102
28.11	Other Related Processes		103
28.12	Release for Ethical Reasons		103
29.0	Provider Network	104
29.1	Network Providers to Be Enrolled		104
29.2	Out-of-Network Providers		105
29.3	Contractor’s Provider Network		105
29.4	Enrolling Current Medicaid Providers		106
29.5	Enrolling New Providers and Providers Not Participating in Medicaid		106
29.6	Termination of Network Providers		107
29.7	Provider Program Capacity Demonstration		108
29.8	Additional Network Provider Requirements		110
29.9	Provider Network Adequacy		111
29.10	Expansion and/or Changes in the Network		111
29.11	Provider Electronic Transmission of Data		111
29.12	Provider System Specifications and Data Definitions		112
29.13	Maintaining Current Provider Network Information for Members		112
29.14	Cultural Consideration and Competency		112
30.0	Provider Payment Provisions	112
30.1	Claims Payments		112

30.2	Prompt Payment of Claims		112
30.3	Payment to Out-of-Network Providers		113
30.4	Payment to Providers for Serving Dual Eligible Members		113
30.5	Payment of Federally Qualified Health Centers (“FQHC”) and Rural Health Clinics (“RHC”)		113
30.6	Commission for Children with Special Needs		114
30.7	Payment of Teaching Hospitals		114
30.8	Intensity Operating Allowance		114
30.9	Urban Trauma		114
30.10	Critical Access Hospitals		114
30.11	Supplemental Payments		115
31.0	Covered Services	115
31.1	Medicaid Covered Services		115
31.2	Direct Access Services		117
31.3	Second Opinions		118
31.4	Billing Members for Covered Services		118
31.5	Referrals for Services not Covered by Contractor		119
31.6	Interface with State Behavioral Health Agency		119
31.7	Provider-Preventable Diseases		120
32.0	Pharmacy Benefits	120
32.1	Pharmacy Requirements		120
32.2	Preferred Drug List		121
32.3	Pharmacy and Therapeutics Committee		121
32.4	Pharmacy Point of Sale and Claims Payment		122
32.5	Pharmacy Rebate Administration		123
32.6	Pharmacy Prior Authorizations		124
32.7	Maximum Allowable Cost		125
32.8	Specialty Pharmacy and Pharmacy Drugs		125
32.9	Pharmacy Call Center Services		125
32.10	Interfaces Maintained		126
32.11	Provider Education		127
33.0	Special Program Requirements	127
33.1	EPSDT Early and Periodic Screening, Diagnosis and Treatment		127
33.2	Dental Services		130
33.3	Emergency Care, Urgent Care and Post Stabilization Care		130
33.4	Out-of-Network Emergency Care		131
33.5	Maternity Care		131
33.6	Voluntary Family Planning		131
33.7	Nonemergency Medical Transportation		132
33.8	Pediatric Interface		132
33.9	Pediatric Sexual Abuse Examination		132
33.10	Lock-In Program		133
34.0	Behavioral Health Services	133
34.1	Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) Responsibilities		133
34.2	Requirements for Behavioral Health Services		133
34.3	Covered Behavioral Health Services		133
34.4	Behavioral Health Provider Network		134
34.5	Member Access to Behavioral Health Services		134
34.6	Behavioral Health Services Hotline		135
34.7	Coordination between the Behavioral Health Provider and the PCP		136

34.8	Follow-up after Hospitalization for Behavioral Health Services		136
34.9	Court-Ordered Services		137
34.10	Continuity of Care Upon Discharge from a Psychiatric Hospital.		137
34.11	Program and Standards		138
34.12	NCQA/MBHO Accreditation Requirements		138
35.0	Case Management and Health Homes	139
35.1	Health Risk Assessment (HRA)		139
35.2	Care Management System		140
35.3	Care Coordination		140
35.4	Health Homes		141
35.5	Coordination with Women, Infants and Children (WIC)		141
36.0	Enrollees with Special Health Care Needs	142
36.1	Individuals with Special Health Care Needs (ISHCN)		142
36.2	DCBS and DAIL Protection and Permanency Clients		143
36.3	Adult Guardianship Clients		143
36.4	Children in Foster Care		143
36.5	Legal Guardians		145
36.6	Members with SMI Residing in Institutions or At Risk of Institutionalization		145
37.0	Program Integrity	145
38.0	Contractor Reporting Requirements	147
38.1	General Reporting and Data Requirements		147
38.2	Record System Requirements		148
38.3	Reporting Requirements and Standards		148
38.4	COB Reporting Requirements		149
38.5	QAPI Reporting Requirements		149
38.6	Enrollment Reconciliation		149
38.7	Member Services Report		149
38.8	Grievance and Appeal Reporting Requirements		149
38.9	EPSDT Reports		150
38.10	Contractor’s Provider Network Reporting		150
38.11	DCBS and DAIL Service Plans Reporting		150
38.12	Prospective Drug Utilization Review Report		150
38.13	Management Reports		151
38.14	Financial Reports		151
38.15	Ownership and Financial Disclosure		152
38.16	Utilization and Quality Improvement Reporting		153
39.0	Records Maintenance and Audit Rights	153
39.1	Medical Records		153
39.2	Confidentiality of Records		154
40.0	Remedies for Violation, Breach, or Non-Performance of Contract	155
40.1	Performance Bond		155
40.2	Violation of State or Federal Law		156
40.3	Penalties for Failure to Submit Reports and Encounters		156
40.4	Requirement of Corrective Action		158
40.5	Penalties for Failure to Correct		159
40.6	Notice of Contractor Breach		160
40.7	Additional Sanctions Required by CMS		160

40.8	Termination for Default		160
40.9	Obligations upon Termination		162
40.10	Liquidated Damages		163
40.11	Right of Set Off		163
40.12	Annual Contract Monitoring		164
40.13	Termination for Convenience		164
40.14	Funding Out Provision		164
41.0	Miscellaneous	164
41.1	Documents Constituting Contract		164
41.2	Definitions and Construction		165
41.3	Amendments		165
41.4	Notice of Legal Action		165
41.5	Conflict of Interest		166
41.6	Offer of Gratuities/Purchasing and Specifications		166
41.7	Independent Capacity of the Contractor and Subcontractors		167
41.8	Assignment		167
41.9	No Waiver		167
41.10	Severability		167
41.11	Force Majeure		168
41.12	Disputes		168
41.13	Modifications or Rescission of Section 1915 Waiver / State Plan Amendment		168
41.14	Choice of Law		169
41.15	Health Insurance Portability and Accountability Act		169
41.16	Notices		169
41.17	Survival		170
41.18	Prohibition on Use of Funds for Lobbying Activities		170
41.19	Adoption of Auditor of Public Account (APA) Standards for Public and Nonprofit Boards		170
41.20	Review of Distributions		170
41.21	Audits		171
41.22	Cost Effective Analyses		171
41.23	Open Meetings and Open Records		171
41.24	Disclosure of Certain Financial Information		171

Preamble
This Contract is entered into among the Commonwealth of Kentucky, Finance and Administration Cabinet (“Finance”), and __________________ (“Contractor”).
WHEREAS, the Kentucky Department for Medicaid Services within the Cabinet for Health and Family Services is charged with the administration of the Kentucky Plan for Medical Assistance in accordance with the requirements of Title XIX of the Social Security Act of 1935, as amended (the “Act”), and the statutes, laws, and regulations of Kentucky; and the Kentucky Children’s Health Insurance Program (KCHIP) in accordance with the requirements of the Title XXI of the Social Security Act, as amended, and
WHEREAS, the Contractor is eligible to enter into a risk contract in accordance with Section 1903(m) of the Act and 42 CFR 438.6, is engaged in the business of providing prepaid comprehensive health care services as defined in 42 C.F.R. 438.2, and Contractor is an insurer under Subtitle 3 of the Kentucky Insurance Code with a health line of authority; and
WHEREAS, the parties are entering into this agreement regarding services for the benefit of Members residing in the Commonwealth and, the Contractor has represented that the Contractor will exercise appropriate financial responsibility during the term of this Contract, including adequate protection against the risk of insolvency, and that the Contractor can and shall provide quality services efficiently, effectively and economically during the term of this Contract, and further the Contractor shall monitor the quality and provision of those services during the term of this Contract, representations upon which the Finance and Administration Cabinet and the Department for Medicaid Services rely in entering into this Contract;
NOW THEREFORE, in consideration of the monthly payment of predetermined Capitated Rates by the Department, the assumption of risk by the Contractor, and the mutual promises and benefits contained herein, the parties hereby agree as follows:

1.0	Definitions

Abuse means Provider Abuse and Member Abuse, as defined in KRS 205.8451.
ACA Expansion Members means individuals less than 65 years of age with income below 138% of the federal poverty level and former foster children up to the age of twenty-six (26) and who were not previously eligible under Title XIX of the Social Security Act prior to the passage of the Affordable Care Act.

Action means, as defined in 42 CFR 438.400(b), the

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A.	denial or limited authorization of a requested service, including the type or level of service;

B.	reduction, suspension, or termination of a service previously authorized by the Department, its agent or Contractor;

C.	denial, in whole or in part, of payment for a service which results in the service not being provided;

D.	failure to provide services in a timely manner, as defined by Department;

E.	failure of an MCO or Prepaid Health Insurance Plan (PHIP) to act within the timeframes required by 42 CFR 438.408(b); or

F.
for a resident of a rural area with only one MCO, the denial of a Medicaid enrollee’s request to exercise his or her right, under 42 CFR 438.52(b)(2)(ii), to obtain services outside a Contractor’s Network.

Affiliate means an entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

Affordable Care Act means the Patient Protection and Affordable Act (PPACA), P.L. 111-148, enacted on March 23, 2010 and the Health Care and Education Reconciliation Act of 2010 (HCERA), P.L. 111-152, enacted on March 30, 2010.
Appeal means a request for review of an Action, or a decision by the Contractor related to Covered Services or services provided.
Behavioral Health Services means clinical, rehabilitative, and support services in inpatient and outpatient settings to treat a mental illness, emotional disability, or substance abuse disorder.
Behavioral Health Services Organization means an entity that is licensed as a behavioral health services organization pursuant to 902 KAR 20:430.
Business Associate means parties authorized to exchange electronic data interchange (EDI) transactions on the Trading Partner’s behalf, as defined by HIPAA.
Cabinet means the Cabinet for Health and Family Services.
Capitation Payment means the total per Member per month amount paid by the Commonwealth to the Contractor, for providing Covered Services to Members enrolled.
Capitation Rate(s) means the amount(s) to be paid monthly to the Contractor by the Commonwealth for Members enrolled based on such factors as the Member’s aid category, age, gender and service.
Care Coordination means the integration of all processes in response to a Member’s needs and strengths to ensure the achievement of desired outcomes and the effectiveness of services.

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Care Management System includes a comprehensive assessment and care plan care coordination and case management services. This includes a set of processes that arrange, deliver, monitor and evaluate care, treatment and medical and social services to a member.
Care Plan means written documentation of decisions made in advance of care provided, based on a Comprehensive Assessment of a Member’s needs, preference and abilities, regarding how services will be provided. This includes establishing objectives with the Member and determining the most appropriate types, timing and supplier(s) of services. This is an ongoing activity as long as care is provided.
Case Management is a collaborative process that assesses, plans, implements, coordinates, monitors, and evaluates the options and services required to meet the client’s health and human service needs. It is characterized by advocacy, communication, and resource management and promotes quality and cost-effective interventions and outcomes.
C.F.R. means the Code of Federal Regulations.
Children with Special Health Care Needs means Members who have or are at increased risk for chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type or amount beyond that required by children generally and who may be enrolled in a Children with Special Health Care Needs program operated by a local Title V funded Maternal and Child Health Program.
CHIPRA means the Children's Health Insurance Program Reauthorization Act of 2009 which reauthorized the Children's Health Insurance Program (CHIP) under Title XXI of the Social Security Act. It assures that a State is able to continue its existing program and expands insurance coverage to additional low-income, uninsured children.
Claim means any 1) bill for services, 2) line item of service, or 3) all services for a Member within a bill.
CLIA means the federal legislation commonly known as the Clinical Laboratories Improvement Amendments of 1988 as found at Section 353 of the federal Public Health Services Act (42 U.S.C. §§ 201, 263a) and regulations promulgated hereunder.
CMS means the U.S. Department of Health and Human Services, Centers for Medicare and Medicaid, formerly the Health Care Financing Administration.
Commonwealth means the Commonwealth of Kentucky.
Commission for Children with Special Health Care Needs is a Title V agency which provides specialty medical services for children with specific diagnoses and health care services needs that make them eligible to participate in Commission sponsored programs, including provision of Medical care.

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Comprehensive Assessment means the detailed assessment of the nature and cause of a person’s specific conditions and needs as well as personal resources and abilities. This is generally performed by an individual or a team of specialists and may involve family, or other significant people. The assessment may be done in conjunction with care planning.
Community Mental Health Center (CMHC) is a board or a nonprofit organization providing a regional community health program operated pursuant to KRS Chapter 210 for individuals who have mental health disorders, substance abuse disorders, intellectual and/or developmental disabilities and may provide primary care.

Contract means this Contract between Finance and the Contractor and any amendments, including, corrections or modifications thereto incorporating and making a part hereof the documents described in Section 41.1 “Documents Constituting Contract” of this Contract.
Contractor’s Network means collectively, all of the Providers that have contracts with the Contractor or any of the Contractor’s subcontractors to provide Covered Services to Members.
Contract Term means the term of this Contract as set forth in Section 7.1 “Term.”
Covered Services means services that the Contractor is required to provide under this Contract, as identified in this Contract.
Critical Access Hospitals means a health care facility designation of the federal Centers for Medicare and Medicaid Services (CMS) that provides for cost-based reimbursement for inpatient services. .
Days mean calendar days except as otherwise noted. “Working day” or “business day” means a day on which the Contractor is officially open to conduct its affairs.
Denial means the termination, suspension or reduction in the amount, scope or duration of a Covered Service or the refusal or failure to provide a Covered Service.
Department means the Department for Medicaid Services (DMS) within the Cabinet, or its designee.
Department for Aging and Independent Living (DAIL) is the Department within the Cabinet which oversees the administration of statewide programs and services on behalf of Kentucky's elders and individuals with disabilities.

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Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) is the Department within the Cabinet that oversees the administration of statewide programs and services for individuals with mental health disorders, substance abuse disorders, intellectual disabilities, or developmental disabilities.

Department for Community Based Services (DCBS) is the Department within the Cabinet that oversees the eligibility determinations for the DMS and the management of the foster care program. DCBS has offices in every county of the Commonwealth.

Department of Insurance (DOI) is the Department within the Public Protection Cabinet which regulates the Commonwealth's insurance market, licenses agents and other insurance professionals, monitors the financial condition of companies, educates consumers to make wise choices, and ensures that Kentuckians are treated fairly in the marketplace.
Department for Medicaid Services (DMS) means the single state agency that submits to the Centers for Medicare and Medicaid Services (CMS) the state plan for the medical assistance program, and administers the program in accordance with the provisions of the state plan, the requirements of Title XIX of the Social Security Act, and all applicable Federal and state laws and regulations.

Disenrollment means an action taken by the Department to remove a Member’s name from the HIPAA 834 following the Department’s receipt and approval of a request for Disenrollment or a determination that the Member is no longer eligible for Enrollment.
Dual Eligible Member means a Member who is simultaneously eligible for Medicaid and Medicare benefits.

Emergency Medical Condition is defined in 42 USC 1395dd (e) and 42 CFR 438.114 and means:

A.
a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect that the absence of immediate medical attention to result in

(1)	placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy,

(2)	serious impairment of bodily functions, or

(3)	serious dysfunction of any bodily organ or part; or

B.	with respect to a pregnant woman having contractions:

(1)	that there is an inadequate time to effect a safe transfer to another hospital before delivery, or

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(2)	that transfer may pose a threat to the health or safety of the woman or the unborn child.

Emergency Services or Emergency Care means covered inpatient and outpatient services that are as follows: (1) furnished by a provider that is qualified to furnish these services; and (2) needed to evaluate or stabilize an emergency medical condition.

Emergency Behavioral Health Disorder Services or Care means an emergent situation in which the member is in need of assessment and treatment in a safe and therapeutic setting, is a danger to himself or others, exhibits acute onset of psychosis, exhibits severe thought disorganization, or exhibits significant clinical deterioration in a chronic behavioral condition rendering the member unmanageable and unable to cooperate in treatment.

Encounter means a service or item provided to a patient through the healthcare system that includes but are not limited to:

A.	Office visits;

B.	Surgical procedure;

C.	Radiology, including professional and/or technical components;

D.	Prescribed drugs including mental/behavioral drugs;

E.	DME;

F.	Transportation;

G.	Institutional stays;

H.	EPSDT screening; or

I.
A service or item not directly provided by the Plan, but for which the Plan is financially responsible. An example would include an emergency service provided by an out-of-network provider or facility.

Encounter File means an electronically formatted record of multiple Encounters using data elements as established by the Department.
Encounter Technical Workgroup means a workgroup composed of representatives from Contractor, the Department, the Fiscal Agent, and EQRO.
Encounter Void means an accepted or Erred Encounter Record that has been removed from all Encounter Records.
Enrollment means an action taken by the Department to add a Member’s name to the HIPAA 834 following approval by the Department of an eligible Member to be enrolled.
EPSDT means Early and Periodic Screening, Diagnosis and Treatment Program.
EPSDT Special Services means any necessary health care, diagnostic services, treatment, and other measure described in section 1905(a) of the Social Security Act to correct or ameliorate defects and physical and mental illnesses, and conditions identified by EPSDT screening services, whether or not such services are covered under the State Medicaid Plan.

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EQRO means the external quality review organization, and its affiliates, with which the Commonwealth may contract as established under 42 CFR 438, Subpart E.
Erred Encounter means an Encounter that has failed to satisfy one or more requirements for valid submission.
Erred Encounter File means an Encounter File that is rejected by the Department because it has failed to satisfy the requirements for submission.
Execution Date means the date upon which this Contract is executed by Finance, the Department, and the Contractor.
Family Planning Services means counseling services, medical services, and pharmaceutical supplies and devices to aid those who decide to prevent or delay pregnancy.
Fiscal Agent means the agent contracted by the Department to audit Provider Claims: process and audit Encounter data; and, to provide the Contractor with eligibility, provider, and processing files.
Finance means the Commonwealth of Kentucky Finance and Administration Cabinet.
Fraud means any act that constitutes fraud under applicable federal law or KRS 205.8451-KRS 205.8483.
Federally Qualified Health Center (FQHC) means a facility that meets the requirements of Social Security Act at 1905(l)(2).
Foster Care means the DCBS program which provides temporary care for children placed in the custody of the Commonwealth who are waiting for permanent homes.

FTE means full-time equivalent for an employee, based on forty (40) hours worked per week.
Grievance means the definition established in 42 CFR 438.400.
Grievance System means a comprehensive system that includes a grievance process, an appeal process, and access to the Commonwealth’s fair hearing system for Medicaid Members.

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Health Care Effectiveness Data and Information Set (HEDIS™) means a national tool used to measure performance on important dimensions of care of services.
Health Information means any health information provided and/or made available by the Department to a Trading Partner, and has the same meaning as the term “health information” as defined by 45 CFR Part 160.103.
HHS means the United States Department for Health and Human Services.
HHS Transaction Standard Regulation means 45 CFR, at Title 45, Parts 160 and 162, as may be amended.
HIPAA means the Health Insurance Portability and Accountability Act of 1996, and the implementing regulations (45 C.F. R. sections 142, 160, 162, and 164), all as may be amended.
HIPAA 820 means a transaction file prepared by the Department that indicates Member’s cap payment.
HIPAA 834 means a transaction file prepared by the Department that indicates all Members enrolled.
HMO means a Health Maintenance Organization licensed in the Commonwealth pursuant to KRS 304.38, et seq.
Homeless Person means one who lacks a fixed, regular or nighttime residence; is at risk of becoming homeless in a rural or urban area because the residence is not safe, decent, sanitary or secure; has a primary nighttime residence at a publicly or privately operated shelter designed to provide temporary living accommodations; has a primary nighttime residence at a public or private place not designed as regular sleeping accommodations; or is a person who does not have access to normal accommodations due to violence or the threat of violence from a cohabitant.
Health Risk Assessment (HRA) means a screening tool used to collect information on a member’s health status that includes, but is not limited to member demographics, personal and family medical history, and lifestyle.  The assessment will be used to determine member’s needs for care management, disease management, behavioral health services and/or other health or community services.
Individuals with Disabilities Education Act (IDEA) is a law ensuring services to children with disabilities. IDEA governs how states and public agencies provide early intervention, special education and related services to eligible infants, toddlers, children and youth with disabilities.

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Individual Education Plan (IEP) means medically necessary services for an eligible child coordinated between the schools and the Contractor that complement school services and promote the highest level of function for the child.

Individuals with Special Healthcare Needs (ISHCN) are Members who have or are at high risk for chronic physical, developmental, behavioral, neurological, or emotional condition and who may require a broad range of primary, specialized medical, behavioral health, and/or related services. ISHCN may have an increased need for healthcare or related services due to their respective conditions. The primary purpose of the definition is to identify these Members so the MCO can facilitate access to appropriate services.
Insolvency means the inability of the Contractor to pay its obligations when they are due, or when its admitted assets do not exceed its liabilities. “Liabilities,” for purposes of the definition of Insolvency, shall include, but not be limited to, claims payable required by the Kentucky Department of Insurance pursuant to Kentucky statutes, laws or regulations.
Insurer is an insurer under Subtitle 3 of the Kentucky Insurance Code with a health line of authority
I/T/U means (“I”) Indian Health Service, (“T”) Tribally operated facility/program, and (“U”) Urban Indian clinic.
Kentucky Health Information Exchange (KHIE) means the secure electronic information infrastructure created by the Commonwealth for sharing health information among health care providers and organizations and offers health care providers the functionality to support meaningful use and a high level of patient-centered care.
Legal Entity means any form of corporation, insurance company, Limited Liability Company, partnership, or other business entity recognized as being able to enter into contracts and bear risk under the laws of both the Commonwealth and the United States.
Managed Care Organization (MCO) means an entity for which the Commonwealth has contracted to serve as a managed care organization as defined in 42 C.F.R. 438.2.
Marketing means any activity conducted by or on behalf of the Contractor, in which information regarding the services offered by the Contractor is disseminated in order to educate eligible Members about Enrollment in and services of the Contractor.
Medical Record means a single complete record that documents all of the treatment plans developed for, and medical services received by, the Member including inpatient, outpatient, referral services and Emergency Care whether provided by Contractor’s Network or Out of Network Providers.

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Medically Necessary or Medical Necessity means Covered Services which are medically necessary as defined under 907 KAR 3:130, and provided in accordance with 42 CFR § 440.230, including children’s services pursuant to 42 U.S.C. 1396d(r).
Member means a Member who is an enrollee as defined in 42 CFR 438.10(a).
Member Listing Report means the HIPAA 834 transaction file which indicates Contractor’s Members and any new, terminated and changed members and the HIPAA 820 transaction file which indicates the Capitation Payment for Contractor’s members, as reconciled against one another.
MIS means Management Information System.
Modified Adjusted Gross Income (MAGI) means the calculation under the ACA used to determine income eligibility for Medicaid based upon federal income tax rules which include family size and household income based on the tax filing unit.

National Correct Coding Initiative (NCCI) means CMS developed coding policies based on coding conventions defined in the American Medical Association’s CPT manual, national and local policies and edits.
Non-covered Services means health care services that the Contractor is not required to provide under the terms of this Contract.
NPI means the national provider identifier, required under HIPAA.
Office of Inspector General (OIG) is Kentucky's regulatory agency for licensing all health care agencies in the Commonwealth.  The OIG is responsible for the prevention, detection and investigation of Medicaid fraud, abuse, waste, and mismanagement.
Office of Attorney General (OAG) The Attorney General is the chief law officer of the Commonwealth of Kentucky and all of its departments, commissions, agencies, and political subdivisions, and the legal adviser of all state officers, departments, commissions, and agencies.
Out-of-Network Provider means any person or entity that has not entered into a participating provider agreement with Contractor or any of the Contractor’s subcontractors for the provision of Covered Services.
Person-Centered Recovery Planning (PCRP) means a collaborative process resulting in a recovery oriented behavioral health treatment plan needed for maximum reduction of mental disability and restoration of a recipient to his/her best possible functional level.

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Point-of-Sale (POS) means state-of-the-art, online and real-time rules-based Claims processing services with prospective drug utilization review including an accounts receivable process.

Post Stabilization Services means Covered Services, related to an Emergency Medical Condition, that are provided after a Member is stabilized in order to maintain the stabilized condition, or under the circumstances described in 42 CFR 438.114(e) to improve or resolve the Member’s condition.
Presumptive eligibility means eligibility granted for Medicaid-covered services as specified in administrative regulation as a qualified individual based on an income screening performed by a qualified provider.
Primary Care Provider (PCP) means a licensed or certified health care practitioner, including a doctor of medicine, doctor of osteopathy, advanced practice registered nurse, physician assistant, or health clinic, including an FQHC, primary care center, or RHC that functions within the scope of licensure or certification, has admitting privileges at a hospital or a formal referral agreement with a provider possessing admitting privileges, and agrees to provide twenty-four (24) hours a day, seven (7) days a week primary health care services to individuals, and for a Member who has a gynecological or obstetrical health care needs, disability or chronic illness, is a specialist who agrees to provide and arrange for all appropriate primary and preventive care.
Prior Authorization means Contractor’s act of authorizing specific services before they are rendered.
Program Integrity means the process of identifying and referring any suspected Fraud or Abuse activities or program vulnerabilities concerning the health care services to the Cabinet’s Office of the Inspector General.
Protected Health Information (PHI) means individual patient demographic information, Claims data, insurance information, diagnosis information, and any other care or payment for health care that identifies the individual (or there is reasonable reason to believe could identify the individual), as defined by HIPAA.
Provider means any person or entity under contract with the Contractor or its contractual agent that provides Covered Services to Members.
Psychiatric Residential Treatment Facilities (PRTF) means a non-hospital facility that has a provider agreement with the Department to provide inpatient services to Medicaid-eligible individuals under the age of 21 who require treatment on a continuous basis as a result of a severe mental or psychiatric illness. The facility must be accredited by JCAHO or other accrediting organization with comparable standards recognized by the Commonwealth. PRTFs must also meet the requirements in §441.151 through 441.182 of the CFR.

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QAPI means quality assessment and performance improvement.
Quality Improvement (QI) means the process of assuring that Covered Services provided to Members are appropriate, timely, accessible, available, and Medically Necessary and the level of performance of key processes and outcomes of the healthcare delivery system are improved through the Contractor’s policies and procedures.
Quality Management means the integrative process that links knowledge, structure and processes together throughout the Contractor’s organization to assess and improve quality.
Rate Cell means covered eligibility categories segmented into sub-groups based on an analysis of similarities of the per capita costs, age, and gender of various populations.
Rate Group means rate cell level information aggregated into eight larger but similarly characterized  groups including 1) Families and Children - Child, 2) Families and Children - Adult, 3) SSI without Medicare Adult, 4) SSI Child and 5) Foster Care Child, 6) Dual Eligibles, 7) ACA MAGI Adults, and 8) ACA Former Foster Care Child.

Rural Health Clinic (RHC) means an entity that meets all of the requirements for designation as a rural health clinic under 1861(aa)(1) of the Social Security Act and approved for participation in the Kentucky Medicaid Program.
Service Location means any location at which a Member may obtain any Covered Services from the Contractor’s Network Provider.
Serious Emotional Disorder (SED) means a child with a clinically significant disorder as described in KRS 200.503.
Severe Mental Illness (SMI) means a major mental illness or disorder (but not a primary diagnosis of Alzheimer’s disease or dementia) as included in the current American Psychiatric Association Diagnostic and Statistical Manual of Mental Disorders (DSM), under: schizophrenia spectrum and other psychotic disorders; bipolar and related disorders; depressive disorders; or post-traumatic stress disorders and has documented history indicating persistent disability and significant impairment in major areas of community living; and has clinically significant symptoms for at least two years or has been hospitalized for mental illness more than once within the two past years; and has significant impairment that impedes functioning in two or more major areas of living and is unlikely to improve without treatment, services and/or supports.
Service Authorization Request means a Member’s request for the provision of a service.
Specialty Care means any service provided that is not provided by a PCP.

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State means the Commonwealth of Kentucky.

State Fair Hearing means the administrative hearing provided by the Cabinet pursuant to KRS Chapter 13B and contained in 907 KAR 17.010.

Supplemental Security Income (SSI) is a program administered by the Social Security Administration (SSA) that pays benefits to disabled adults and children who have limited income and resources.    SSI benefits are also payable to people 65 and older without disability who meet the financial limits.

Subcontract means any agreement entered into, directly or indirectly, by a Contractor to provide or arrange for the provision of Covered Services. The term “Subcontract” does not include a policy of insurance or reinsurance purchased by a Contractor or a Subcontractor to limit its specific or aggregate loss with respect to Covered Services provided to Members hereunder provided the Contractor or its risk-assuming Subcontractor assumes some portion of the underwriting risk for providing health care services to Members.
Subcontractor means any entity other than a Provider, Physician Health Organization, or Provider Network, with which Contractor has entered into a written agreement for the purpose of fulfilling a Contractor’s obligations under an MCO Contract.
Symmetrical Risk Corridor means the same size corridors of risk sharing percentages above and below a target amount designed to limit exposure to unexpected expenses.

Teaching hospital means a hospital providing the services of interns or residents-in-training under a teaching program approved by the appropriate approving body of the American Medical Association or, in the case of an osteopathic hospital, approved by the Committee on Hospitals of the Bureau of Professional Education of the American Osteopathic Association. In the case of interns or residents-in-training in the field of dentistry in a general or osteopathic hospital, the teaching program shall have the approval of the Council on Dental Education of the American Dental Association. In the case of interns or resident-in-training in the field of podiatry in a general or osteopathic hospital, the teaching program shall have the approval of the Council on Podiatry Education of the American Podiatry Association.
Third-Party Liability/Resource means any resource available to a Member for the payment of expenses associated with the provision of Covered Services, including but not limited to, Medicare, other health insurance coverage or amounts recovered as a result of settlement, dispute resolution, award or litigation. Third Party Resources do not include amounts that are exempt under Title XIX of the Social Security Act.

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Trading Partner means a provider or a health plan that transmits health information in electronic form in connection with a transaction covered by 45 CFR Parts 160 and 162, or a business associate authorized to submit health information on the Trading Partner’s behalf, as defined by HIPAA.
Transaction means the exchange of information between two (2) parties to carry out financial or administrative activities related to health care as defined by 45 CFR Part 160.103, as defined by HIPAA.
Urgent Care means care for a condition not likely to cause death or lasting harm but for which treatment should not wait for a normally scheduled appointment.
Women, Infants and Children (WIC) means a federally-funded health and nutrition program for women, infants, and children.

2.0	Abbreviations and Acronyms
ADA - American Dental Association
AHRQ - Agency for Health Care Research and Quality
AIDS - Acquired Immune Deficiency Syndrome
APRN - Advanced Practice Registered Nurse
A/R - Accounts Receivable
BBA - Balanced Budget Act
BH - Behavioral Health
CAHPS - Consumer Assessment of Health Care Providers and Systems
CAP - Corrective Action Plan
CCD - Continuity of Care Document
CFR - Code of Federal Regulations
CHFS - Cabinet for Health and Family Services
CMHC - Community Mental Health Center
CMS - Centers for Medicare and Medicaid Services
CMS-416 - Centers for Medicare and Medicaid Services-416 (form)
CMS-1500 - Centers for Medicare and Medicaid Services-1500 (form)
COB - Coordination of Benefits
COPD - Chronic Obstructive Pulmonary Disease
CPT - Current Procedural Terminology
DIVERTS - Direct Intervention: Vital Early Responsive Treatment Systems
DSH - Disproportionate Share Hospital
DSM-V - Diagnostic and Statistical Manual of Mental Disorders, Fifth Edition
EEO - Equal Employment Opportunity
EHR - Electronic Health Records
EQR - External Quality Review
EQRO - External Quality Review Organization
FQHC - Federally Qualified Health Center
FTE - Full-time Equivalent
HCPCS - Health Care Common Procedure Coding System
HEDIS - Health Care Effectiveness Data and Information Set

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HIPAA - Health Insurance Portability and Accountability Act
HIV - Human Immunodeficiency Virus
HRA - Health Risk Assessment
HTTP - Hyper Text Transport Protocol or Hyper Text Transfer Protocol
ICD-9-CM - International Classification of Diseases, Ninth Revision, Clinical Modification
ICD-10-CM - International Classification of Diseases, Tenth Revision, Clinical Modification
ICF-MR - Intermediate Care Facility for Mentally Retarded
KAR - Kentucky Administrative Regulation
KRS - Kentucky Revised Statute
LPN - Licensed Practical Nurse
MAGI - Modified Adjusted Gross Income
MCO - Managed Care Organization
MBHO - Managed Behavioral Healthcare Organization
MMIS - Medicaid Management Information System
NCCI - National Correct Coding Initiative
NCPDP - National Council for Prescription Drug Programs
NCQA - National Committee for Quality Assurance
NDC - National Drug Code
OSCAR - Online Survey Certification and Reporting
PCP - Primary Care Provider
PCRP - Person-Centered Recovery Planning
POS - Point of Sale
PRTF - Psychiatric Residential Treatment Facility
QAPI - Quality Assessment and Performance Improvement
RAC - Recovery Audit Contractor
RFP - Request for Proposal
RHC - Rural Health Clinic
RN - Registered Nurse
SOBRA - Sixth Omnibus Budget Reconciliation Act
SSI - Supplemental Security Income
TANF - Temporary Assistance for Needy Families
TPL - Third Party Liability
UB-92 - Universal Billing 1992 (form)
UB-04 - Universal Billing 2004 (form)
UM - Utilization Management
URAC - Utilization Review Accreditation Commission
USC - United States Code
VPN - Virtual Private Network
WIC - Women, Infants and Children
WS-Security - Web Services-Security

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3.0    Contractor Terms

3.1    Contractor Representations and Warranties

The Contractor represents and warrants that the following are true, accurate and complete statements of fact as of the Execution Date and that the Contractor shall take all actions and fulfill all obligations required so that the representations and warranties made in this Contract shall remain true, accurate and complete statements of fact throughout the term of the Contract.
3.2    Organization and Valid Authorization

Contractor is a Legal Entity duly organized, validly existing and in good standing under the laws of the Commonwealth, and is in full compliance with all material Commonwealth requirements and all material municipal, Commonwealth and federal tax obligations related to its organization as a Legal Entity. The obligations and responsibilities set forth in this Contract have been duly authorized under the terms of the laws of the Commonwealth and the actions taken are consistent with the Articles of Incorporation and By-laws of Contractor.
This Contract has been duly authorized and validly executed by individuals who have the legal capacity and authorization to bind the Contractor as set forth in this Contract. Likewise, execution and delivery of all other documents relied upon by Finance and the Department in entering into this Contract have been duly authorized and validly executed by individuals who have the legal capacity and corporate authorization to represent the Contractor.

3.3	Licensure of the Contractor

Contractor has a valid license to operate as an HMO or insurer, issued by the DOI. There are no outstanding unresolved material Appeals or Grievances filed against Contractor with DOI. Contractor has timely filed all reports required by DOI and DOI has taken no adverse action against Contractor of which the Finance has not been notified.
As an HMO or insurer under Subtitle 3 of the Kentucky Insurance Code with a health line of authority, and regardless of the non-applicability of any other provision of the Kentucky Insurance Code, pursuant to this Contract the Contractor agrees to be subject to a one percent (1%) assessment under the provisions of KRS 304.17B-021 or KRS 142.316, subject to the approval of CMS. The one percent (1%) assessment is a component of the Capitation Rates as contained in Appendix A “Capitation Payment Rates.” In the event the assessment is increased, the increase shall be provided for in an amended Capitation Rate. If CMS fails to approve this component of the rates, or if the assessment is otherwise deemed non-collectable, the capitation payment rates shall be adjusted to remove that component from the Capitation Rate.

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3.4	Fiscal Solvency

As of the Execution Date, Contractor’s statutory surplus is at or above the Regulatory Action Level as defined in the risk-based capital regulations applicable to designated HMO or insurer’s licenses in the Commonwealth. The Contractor is not aware of any impending changes to its financial structure that could adversely impact its compliance with these requirements or its ability to pay its debts as they come due generally. The Contractor has not filed for protection under any Commonwealth or federal bankruptcy laws. None of the Contractor’s property, plant or equipment has been subject to foreclosure or repossession within the preceding ten-year period, and the Contractor has not had any debt called prior to expiration within the preceding ten-year period.

3.5	Licensure of Providers

Each of the Providers, including individuals and facilities, which will provide health care services in Contractor’s Network is validly licensed or, where required, certified to provide those services in the Commonwealth, including certification under CLIA, if applicable. Each Provider in the Contractor’s Network has a valid Drug Enforcement Agency (“DEA”) registration number, if applicable. Each provider in the Contractor’s Network shall have a valid NPI and taxonomy, if applicable.

3.6	Ownership or Controlling Interest/Fraud and Abuse

Neither the Contractor nor any individual who has a controlling interest or who has a direct or indirect ownership interest of five (5) percent or more of the Contractor, nor any officer, director, agent or managing employee (i.e., general manager, business manager, administrator, director or like individual who exercises operational or managerial control over the Contractor or who directly or indirectly conducts the day-to-day operation of the Contractor) is an entity or individual (1) who has been convicted of any offense under Section 1128(a) of the Social Security Act (42 U.S.C. §1320a-7(a)) or of any offense related to fraud or obstruction of an investigation or a controlled substance described in Section 1128(b)(1)-(3) of the Social Security Act (42 U.S.C. §1320a-7(b)(1)-(3)); or (2) against whom a civil monetary penalty has been assessed under Section 1128A or 1129 of the Social Security Act (42 U.S.C. §1320a-7a; 42 U.S.C. §1320a-8); or (3) who has been excluded from participation in a program under Title XVIII, 1902(a)(39) and (41) of the Social Security Act, Section 4724 of the BBA or under a Commonwealth health care program.
Contractor shall require by contract that neither any Provider of health care services in the Contractor’s Network, nor any individual who has a direct or indirect ownership or controlling interest of 5% or more of the Provider, nor any officer, director, agent or managing employee (i.e., general manager, business manager, administrator, director or like individual who exercises operational or managerial control over the Provider or who directly or indirectly conducts the day-to-day operation of the Provider) is an entity or individual (1) who has been convicted of any offense under

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Section 1128(a) of the Social Security Act (42 U.S.C. §1320a-7(a)) or of any offense related to fraud or obstruction of an investigation or a controlled substance described in Section 1128(b)(1)-(3) of the Social Security Act (42 U.S.C. §1320a-7(b)(1)-(3)); or (2) against whom a civil monetary penalty has been assessed under Section 1128A or 1129 of the Social Security Act (42 U.S.C. §1320a-7a; 42 U.S.C. §1320a-8); or (3) who has been excluded from participation in a program under Title XVIII, 1902(a)(39) and (41) of the Social Security Act, Section 4724 of the BBA or under a Commonwealth health care program.
The Contractor shall certify its compliance with 42 CFR 438.610(a)(b) and have processes and/or procedures in place to ensure ongoing compliance throughout the life of the contract.

3.7	Compliance with Federal Law

A.	The Contractor shall be prohibited from paying for an item or service (other than an emergency item or service, not including items or services furnished in an emergency room of a hospital):

(1)
Furnished by any individual or entity during any period when the individual or entity is excluded from participation under Title V, XVIII, or XX of the Social Security Act or sections 1128, 1128A, 1156, or 1842(j)(2),[203] of the Social Security Act;

(2)
Furnished at the medical direction or on the prescription of a physician, during the period when such physician is excluded from participation under title V, XVIII, or XX or pursuant to section 1128, 1128A, 1156, or 1842(j)(2) of the Social Security Act and when the person furnishing such item or service knew, or had reason to know, of the exclusion (after a reasonable time period after reasonable notice has been furnished to the person);

(3)
Furnished by an individual or entity to whom the Department has failed to suspend payments during any period when there is a pending investigation of a credible allegation of fraud against the individual or entity, unless the Department determines there is good cause not to suspend such payments;

(4)	With respect to any amount expended for which funds may not be used under the Assisted Suicide Funding Restriction Act of 1997;

(5)	With respect to any amount expended for roads, bridges, stadiums, or any other item or service not covered under the Medicaid State Plan;

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(6)	For home health care services provided by an agency or organization, unless the agency provides the state with a surety bond as specified in Section 1861(o)(7) of the Social Security Act.

B.	The Capitation Payment provided by this Contract shall not be paid to the Contractor if it could be excluded from participation in Medicare or Medicaid for any of the following reasons:

(1)	The Contractor is controlled by a sanctioned individual;

(2)
The Contractor has a contractual relationship that provides for the administration, management or provision of medical services, or the establishment of policies, or the provision of operational support for the administration, management or provision of medical services, either directly or indirectly, with an individual convicted of certain crimes as described in section 1128(b)(8)(B) of the Social Security Act;

(3)	The Contractor employs or contracts, directly or indirectly, for the furnishing of health care, utilization review, medical social work, or administrative services, with one of the following:

a.     Any individual or entity excluded from participation in Federal health care programs.
b. Any entity that would provide those services through an excluded individual or entity.

C.	The Contractor shall not:

(1)	Knowingly have a director, officer, or partner who is (or is affiliated with a person/entity that is) debarred, suspended, or excluded from participation in federal healthcare programs.

(2)
Knowingly have a person with ownership of more than 5% of the MCE’s equity who is (or is affiliated with a person/entity that is) debarred, suspended, or excluded from participation in federal healthcare programs.

(3)
Knowingly have an employment, consulting, or other agreement with an individual or entity for the provision of MCE contract items or services who is (or is affiliated with a person/entity that is) debarred, suspended, or excluded from participation in federal healthcare programs.

(4)
If the Department learns that the Contractor has a prohibited relationship with a person or entity who is debarred, suspended, or excluded from participation in federal healthcare programs, the Department shall notify CMS of the noncompliance;. may continue this Contract unless CMS directs otherwise; shall not renew or extend this Contract unless CMS provides to the Department a written

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statement describing compelling reasons that exist for renewing or extending the agreement.

D.
The Contractor shall report to the Department and, upon request, to the Secretary of HHS, the Inspector General of the HHS, and the U. S. Comptroller General a description of transactions between the Contractor and a party in interest (as defined in section 1318(b) of such Social Security Act), including the following transactions: (i) Any sale or exchange, or leasing of any property between the Contractor and such a party(ii) Any furnishing for consideration of goods, services (including management services), or facilities between the Contractor and such a party, but not including salaries paid to employees for services provided in the normal course of their employment.(iii) Any lending of money or other extension of credit between the Contractor and such a party. The Contractor shall make any reports of transactions between the Contractor and parties in interest that are provided to the Department, or other agencies available to Members upon reasonable request.

E.
The Contractor shall disclose to the Department any persons or corporations with an ownership or control interest in the Contractor that has direct, indirect, or combined direct/indirect ownership interest of 5% or more of the Contractor’s equity; owns 5% or more of any mortgage, deed of trust, note, or other obligation secured by the Contractor if that interest equals at least 5% of the value of the Contractor’s assets; is an officer or director of the Contractor organized as a corporation, or is a partner of the Contractor organized as a partnership.

The disclosure shall contain: the name and address (The address for corporate entities must include as applicable primary business address, every business location, and P.O. Box address; date of birth and Social Security Number (in the case of an individual); other tax identification number (in the case of a corporation); whether the control interest in the Contractor or the Contractor’s subcontractor is related to another person with ownership or control interest in the Contractor as a spouse, parent, child, or sibling; the name of any other Medicaid provider or fiscal agent in which the person or corporation has an ownership or control interest and the name, address, date of birth, and Social Security Number of any managing employee of the Contractor.

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3.8	Pending or Threatened Litigation

All material threatened or pending litigation against the Contractor or its Affiliates has been disclosed in writing to Finance prior to the Execution Date. For purposes of this section, litigation is material if a final finding of liability against the Contractor or its Affiliate(s), would create a substantial likelihood that the Contractor’s ability to perform its obligations under this Contract would be significantly impaired. Any new material litigation filed against the Contractor or its Affiliates after the Execution Date will be disclosed in writing to Finance within ten (10) business days of receipt by the Contractor of notice new pending litigation. For purposes of this Section the term “litigation” shall mean any formal judicial or administrative proceeding.

4.0	Contractor Functions

4.1	Performance Standards

The Contractor shall perform or cause to be performed all of the Covered Services and shall develop, produce and deliver to the Department all of the statements, reports, data, accounting, Claims and documentation described and required by the provisions of this Contract, and the Department shall make payments to the Contractor on a capitated basis as described in this Contract. The Contractor acknowledges that failure to comply with the provisions of this Contract may result in Finance taking action pursuant to Sections 40.0 through 40.13, “Remedies for Violation, Breach, or Non-Performance of Contract”. The Contractor shall meet the applicable terms and conditions imposed upon Medicaid managed care organizations as set forth in 42 United States Code Section 1396b(m), 42 CFR 438 et seq., 907 KAR Title 17, other related managed care regulations and the 1915 Waiver, as applicable.

4.2	Administration and Management

The Contractor shall be responsible for the administration and management of all aspects of the performance of all of the covenants, conditions and obligations imposed upon the Contractor pursuant to this Contract. No delegation of responsibility, whether by Subcontract or otherwise, shall terminate or limit in any way the liability of the Contractor to the Department for the full performance of this Contract.
The Contractor shall, directly or indirectly, maintain the staff and staff functions as specified in Section 9.2 “Administration/Staffing.” The Contractor shall submit to the Department any material changes to the Contractor’s organization, and whenever requested by the Department, a current organizational chart depicting all staff functions, including but not limited to mandatory staff functions, the number of employees serving each function, and a description of the qualifications of each

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individual with key management responsibility for any mandatory function specified in Section 9.2 “Administration/Staffing.”
Contractor agrees that its administrative costs shall not exceed ten percent (10%) of the total Medicaid managed care contract cost. Administrative costs are those costs consistent with DOI annual financial filings that are included in the line for “GAO” which is generally referred to as General, Administrative, and Overhead expenses.

4.3	Delegations of Authority

The Contractor shall oversee and remain accountable for any functions and responsibilities that it delegates to any Subcontractor. In addition to the provision set forth in Section 6.0 - 6.5 “Subcontracts,” Contractor agrees to the following provisions.

A.
There shall be a written agreement that specifies the delegated activities and reporting responsibilities of the Subcontractor and provides for revocation of the delegation or imposition of other sanctions if the Subcontractor’s performance is inadequate.

B.	Before any delegation, the Contractor shall evaluate the prospective Subcontractor’s ability to perform the activities to be delegated.

C.	The Contractor shall monitor the Subcontractor’s performance on an ongoing basis and subject the Subcontractor to a formal review at least once a year.

D.	If the Contractor identifies deficiencies or areas for improvement, the Contractor and the Subcontractor shall take corrective action.

E.	If the Contractor delegates selection of providers to another entity, the Contractor retains the right to approve, suspend, or terminate any provider selected by that Subcontractor.

F.	The Contractor shall assure that the Subcontractor is in compliance with the requirements in 42 CFR 438.

4.4	Approval of Department

Unless otherwise specified, where the Contractor is required to submit any materials, information, or documentation to the Department all such submissions will be deemed approved by the Department within (i) thirty (30) days for standard submissions or (ii) five (5) business days for expedited submissions, provided that the Department does not otherwise object or notify the Contractor within such time period.

Written material submitted to the Department for review and approval shall be considered received for review beginning with the date that the Commissioner or a Deputy Commissioner of the Department acknowledge to the Contractor receipt of the submission. Such acknowledgment may be demonstrated by evidence of a return receipt if sent via U.S. Mail, a delivery receipt if sent via e-mail, or the signature

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of a Cabinet for Health and Family Services employee taking receipt of the submission in the case of hand-delivery, including overnight mail or courier delivery.

4.5	No Third Party Rights

This Contract does not, nor is it intended to, create any rights, benefits or interest to any provider, PHO, provider network, subcontractor, delegated subcontractor, supplier, corporation, partnership or other organization of any kind.

5.0    Contractor Conformance with Applicable Law, Policies and Procedures

5.1	Department Policies and Procedures

The Contractor shall comply with the applicable policies and procedures of the Department, specifically including without limitation the policies and procedures for MCO services, and all policies and procedures applicable to each category of Covered Services as required by the terms of this Contract. In no instance may the limitations or exclusions imposed by the Contractor with respect to Covered Services be more stringent than those specified in the applicable Department’s policies and procedures without the approval of the Department. The Department shall provide reasonable prior written notice to Contractor of any material changes to its policies and procedures, or any changes to its policies and procedures that materially alter the terms of this Contract.

5.2	Commonwealth and Federal Law

At all times during the term of this Contract and in the performance of every aspect of this Contract, the Contractor shall strictly adhere to all applicable federal and Commonwealth law (statutory and case law), regulations and standards, in effect when this Contract is signed or which may come into effect during the term of this Contract, except where waivers of said laws, regulations or standards are granted by applicable federal or Commonwealth authority. In addition to the other laws specifically identified herein, Contractor agrees to comply with the Davis-Bacon Act and the Clean Air Act and Federal Water Pollution Control Act. The Contractor agrees to comply with the terms of 45 CFR 93 Appendix A, as applicable.
Any change mandated by the Affordable Care Act which pertain to Managed Care Organizations (MCO) and/or Medicaid Services shall be implemented by the Contractor. One such requirement listed in Section 2501 of PPACA pertains to the States collecting drug rebates for drugs covered under a MCO. The Contractor shall create and transmit a file according to the Department specifications which will allow for the Department or its contractors to bill drug rebates to manufacturers. The Contractor shall fully cooperate with Department and Department’s contractors to ensure file transmissions are complete, accurate and delivered by the Department’s specified deadlines. In addition, the Contractor shall assist and provide detailed Claim information requested by the Department or Department contractors to support rebate dispute and resolution activities.

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5.3	Nondiscrimination and Affirmative Action

During the performance of this Contract, the Contractor agrees as follows:

A.
The Contractor shall not discriminate against any employee or applicant for employment because of race, religion, color, national origin, sex, sexual orientation, gender identity or age. The Contractor further agrees to comply with the provision of the Americans with Disabilities Act of 1990 (Public Law 101- 336), 42 USC 12101, and applicable federal regulations relating thereto prohibiting discrimination against otherwise qualified disabled individuals under any program or activity. The Contractor agrees to provide, upon request, needed reasonable accommodations. The Contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, religion, color, national origin, sex, age or disability. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause or its nondiscriminatory practices.

B.
The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the Contractor; state that all qualified applicants will receive consideration for employment without regard to race, religion, color, national origin, sex, sexual orientation, gender identity, age or disability.

C.
The Contractor shall send to each labor union or representative of workers with which they have a collective bargaining agreement or other contract understanding, a notice advising the said labor union or workers’ representative of the Contractor’s commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment. The Contractor will take such action with respect to any Subcontract or purchase order as Finance may direct as a means of enforcing such provisions, including sanctions for noncompliance.

D.
The Contractor shall comply with all applicable provisions and furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, as amended, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to their books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

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E.
In the event of the Contractor’s noncompliance with the nondiscrimination clauses of this Contract or with any of the said rules, regulations or orders, this Contract may be canceled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further government contracts or federally-assisted construction contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, as amended, and such other sanctions may be imposed and remedies invoked as provided in or as otherwise provided by law.

F.
The Contractor shall include the provision of paragraphs (1) through (7) of Section 202 of Executive Order No. 11246 in every Subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor, issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, as amended, so that such provisions will be binding upon each subcontractor or vendor. Monitoring of Subcontractor compliance with the provisions of this Contract on nondiscrimination shall be accomplished during regularly scheduled quality assurance audits. Any reports of alleged violations of the requirements of this section received by the Contractor, together with any suggested resolution of the alleged violation proposed by the Contractor in response to the report, shall be reported to Finance within five (5) business days. Following consultation with the Contractor, Finance shall advise the Contractor of any further action it may deem appropriate in resolution of the violation. The Contractor will take such action with respect to any Subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a Subcontractor as a result of such direction by the agency, the Contractor may request the United States to enter or intervene into such litigation to protect the interests of the United States. Contractor shall comply with Title IX of the Education Amendments of 1972 (regarding education programs and activities), if applicable.

5.4	Employment Practices

The Contractor agrees to comply with each of the following requirements and to include in any Subcontracts that any Subcontractor, supplier, or any other person or entity who receives compensation pursuant to performance of this Contract, a requirement to also comply with the following laws:

A.	Title VI of the Civil Rights Act of 1964 (Public Law 88-352);

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B.	Title IX of the Education Amendments of 1972 (regarding education, programs and activities);

C.	The Age Discrimination Act of 1975;

D.	The Rehabilitation Act of 1973;

E.	Rules and regulations prescribed by the United States Department of Labor in accordance with 41 C.F.R. Parts 60-741; and

F.	Regulations of the United States Department of Labor recited in 20 C.F.R. Part 741, and Section 504 of the Federal Rehabilitation Act of 1973 (Public Law 93-112).

5.5	Governance

Contractor must have a governing body. The governing body shall ensure adoption and implementation of written policies governing the operation of the Contractor’s plan. The administrator or executive officer that oversees the day-to-day conduct and operations of the Contractor shall be responsible to the governing body. The governing body shall meet at least quarterly, and shall keep a permanent record of all proceedings available to the Cabinet, Finance, and/or CMS upon request. The Contractor shall have written policies and procedures for governing body elections detailing, at a minimum, the following: how board members will be elected; the length of the term for board members; filling of vacancies; and notice to enrollees.

5.6	Access to Premises

The Contractor shall provide to the Department or the Department of Insurance ( DOI) computer access in the event the Department or DOI conducts an audit or other on-site visit.  The Contractor shall provide the Department and the DOI with log-in credentials in order to access Contractor’s claims and customer service systems on a read-only basis.  During the course of the on-site visit, the Contractor shall provide the Department or DOI access to a locked space and office security credentials for use during business hours.  All access under this Section shall comply with HIPAA’s minimum necessary standards and any other applicable Commonwealth or federal law.

In addition, upon reasonable notice, the Contractor shall allow duly authorized agents or representatives of the Commonwealth or federal government or the independent external quality review organization required by Section 1902 (a)(30)(c) of the Social Security Act, 42 U.S. Code Section 1396a(a)(30), access to the Contractor’s premises during normal business hours, and shall cause similar access or availability to the Contractor’s Subcontractors’ premises to inspect, audit, investigate, monitor or otherwise evaluate the performance of the Contractor and/or its Subcontractors. The Contractor and/or Subcontractors shall forthwith produce all records, documents, or other data requested as part of such review, investigation, or audit.

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In the event right of access is requested under this Section, the Contractor or Subcontractor shall provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the Commonwealth, federal, or external quality review personnel conducting the audit, investigation, or inspection effort. All inspections or audits shall be conducted in a manner as will not unduly interfere with the performance of the Contractor’s or Subcontractors’ activities. The Contractor will be given twenty (20) business days to respond to any findings of an audit made by Finance, the Department or their agent before the findings are finalized. The Contractor shall cooperate with Finance, the Department or their agent as necessary to resolve audit findings. All information obtained will be accorded confidential treatment as provided under applicable laws, rules and regulations.

5.7	State Innovation Models

The Commonwealth is participating in the CMS/CMMI State Innovation Model Design Award initiative, which involves partnering with health system stakeholders to develop a State Healthcare Innovation Plan (SHIP), linking care system transformation and payment reform to population health outcomes. The Contractor, and to the extent possible its provider network, shall participate in the planning process with the Department and shall explore the development of health care delivery and payment reform activities. These activities may include, but are not limited to, pay for performance programs, innovative provider reimbursement methodologies, risk sharing arrangements, and sub-capitation agreements.

6.0    Subcontracts

6.1	Subcontractor Indemnity

Except as otherwise provided in this Contract, all Subcontracts between the Contractor and its Subcontractors for the provision of Covered Services, shall contain an agreement by the Subcontractor to indemnify, defend and hold harmless the Commonwealth, its officers, agents, and employees, and each and every Member from any liability whatsoever arising in connection with this Contract for the payment of any debt of or the fulfillment of any obligation of the Subcontractor.
Each such Subcontractor shall further covenant and agree that in the event of a breach of the Subcontract by the Contractor, termination of the Subcontract, or insolvency of the Contractor, each Subcontractor shall provide all services and fulfill all of its obligations pursuant to the Subcontract for the remainder of any month for which the Department has made payments to the Contractor, and shall fulfill all of its obligations respecting the transfer of Members to other Providers, including record maintenance, access and reporting requirements all such covenants, agreements, and obligations of which shall survive the termination of this Contract and any Subcontract.

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6.2	Requirements

The Contractor may, with the approval of the Department, enter into Subcontracts for the provision of various Covered Services to Members or other services that involve risk-sharing, medical management, or otherwise interact with a Member. Such Subcontractors must be eligible for participation in the Medicaid program, as applicable. Each such Subcontract and any amendment to such Subcontract shall be in writing, and in form and content approved by the Department. The Contractor shall submit for review to the Department a template of each type of such Subcontract referenced herein. The Department may approve, approve with modification, or reject the templates if they do not satisfy the requirements of this Contract. In determining whether the Department will impose conditions or limitations on its approval of a Subcontract, the Department may consider such factors as it deems appropriate to protect the Commonwealth and Members, including but not limited to, the proposed Subcontractor’s past performance. In the event the Department has not approved a Subcontract referenced herein prior to its scheduled effective date, Contractor agrees to execute said Subcontract contingent upon receiving the Department’s approval. No Subcontract shall in any way relieve the Contractor of any responsibility for the performance of its duties pursuant to this Contract. The Contractor shall notify the Department in writing of the status of all Subcontractors on a quarterly basis and of the termination of any approved Subcontractors within ten (10) days following termination. All approvals required by this section are subject to Section 4.4 “Approval of Department.”
The Department’s subcontract review shall assure that all Subcontracts:

A.	Identify the population covered by the Subcontract;

B.	Specify the amount, duration and scope of services to be provided by the Subcontractor;

C.	Specify procedures and criteria for extension, renegotiation and termination;

D.	Specify that Subcontractors use only Medicaid enrolled providers in accordance with this Contract;

E.	Make full disclosure of the method of compensation or other consideration to be received from the Contractor;

F.	Provide for monitoring by the Contractor of the quality of services rendered to Members, in accordance with the terms of this Contract;

G.	Contain no provision that provides incentives, monetary or otherwise, for the withholding from Members of Medically Necessary Covered Services;

H.	Contain a prohibition on assignment, or on any further subcontracting, without the prior written consent of the Department;

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I.
Contain an explicit provision that the Commonwealth is the intended third-party beneficiary of the Subcontract and, as such, the Commonwealth is entitled to all remedies entitled to third-party beneficiaries under law;

J.
Specify that Subcontractor where applicable, agrees to timely submit Encounter Records in the format specified by the Department so that the Contractor can meet the specifications required by this Contract;

K.
Incorporate all provisions of this Contract to the fullest extent applicable to the service or activity delegated pursuant to the Subcontract, including without limitation, the obligation to comply with all applicable federal and Commonwealth law and regulations, including but not limited to, KRS 205.8451-8483, all rules, policies and procedures of Finance and the Department, and all standards governing the provision of Covered Services and information to Members, all QAPI requirements, all record keeping and reporting requirements, all obligations to maintain the confidentiality of information, all rights of Finance, the Department, the Office of the Inspector General, the Attorney General, Auditor of Public Accounts and other authorized federal and Commonwealth agents to inspect, investigate, monitor and audit operations, all indemnification and insurance requirements, and all obligations upon termination;

L.
Provide for Contractor to monitor the Subcontractor’s performance on an ongoing basis, including those with accreditation: the frequency and method of reporting to the Contractor; the process by which the Contractor evaluates the Subcontractor’s performance; and subjecting it to formal review according to a periodic schedule consistent with industry standards, but no less than annually;

M.	A Subcontractor with NCQA/URAC or other national accreditation shall provide the Contractor with a copy of its’ current certificate of accreditation together with a copy of the survey report;

N.	Provide a process for the Subcontractor to identify deficiencies or areas of improvement, and any necessary corrective action;

O.	The remedies up to, and including, revocation of the Subcontract available to the Contractor if the Subcontractor does not fulfill its obligations;

P.	Contain provisions that suspected fraud and abuse be reported to the contractor.

The requirements of this section would be applicable to Subcontractors characterized as Risk Arrangements.
The requirements of this section shall not apply to Subcontracts for administrative services or other vendor contracts that do not provide Covered Services to Members.

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6.3	Disclosure of Subcontractors

The Contractor shall inform the Department of any Subcontractor providing Covered Services which engages another Subcontractor in any transaction or series of transactions, in performance of any term of this Contract, which in one fiscal year exceeds the lesser of $25,000 or five percent (5%) of the Subcontractor’s operating expense.

6.4	Remedies

Finance shall have the right to invoke against any Subcontractor any remedy set forth in this Contract, including the right to require the termination of any Subcontract, for each and every reason for which it may invoke such a remedy against the Contractor or require the termination of this Contract.

6.5	Capitation Agreements

The Contractor shall notify the Department of any “capitation” agreement with Subcontractors or Providers that includes the assumption of risk by the Subcontractor or Provider. The notification shall include the name of the entity, the scope of the risk, the contracting amount, and how the entity in turn pays its Subcontractors or Providers for providing Covered Services. Contractor shall submit monthly reports of Capitation payments made to Subcontractors, such as a vision or pharmacy benefit manager or Providers such as Primary Care Physicians. The Contractor shall mark records it considers proprietary as such and agrees to defend such classification in the event an Open Records request is made concerning the proprietary record.

7.0    Contract Term

7.1	Term

The term of the Contract shall be for the period July 1, 2015 through June 30, 2016. This Contract may be renewed for four (4) additional one (1) year period upon the mutual agreement of the Parties. Such mutual agreement shall take the form of an addendum to the Contract under Section 41.3 “Amendments.” Contractor shall give notice to the Commonwealth at least ninety (90) days before the end of any annual term if the Contractor does not intend to renew the Contract. The Department shall use its best efforts to provide rates for renewal terms at least one hundred and twenty (120) days prior to the expiration of the current term, unless the Department elects not to renew the Contract hereunder.
The Commonwealth reserves the right not to exercise any or all renewal options. The Commonwealth reserves the right to extend the Contract for a period less than the length of the above-referenced renewal period if such an extension is determined

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by Finance and the Department to be in the best interest of the Commonwealth and agreed to by the Contractor.
The Commonwealth reserves the right to renegotiate any terms and/or conditions as may be necessary to meet requirements for the renewal period. In the event proposed terms or conditions cannot be agreed upon, subject to the notices above, either party shall have the right to withdraw without prejudice from exercising the option for a renewal.

7.2	Effective Date

This Contract is not effective and binding until approved by the Secretary of the Finance and Administration Cabinet. Payment under this Contract is contingent upon approval by CMS of the Waiver Amendment, State Plan Amendment and this Contract.

7.3	Social Security

The parties are cognizant that the Commonwealth is not liable for Social Security contributions pursuant to 42 U.S. Code Section 418, relative to the compensation of the Contractor for this Contract.

7.4	Contractor Attestation

The Chief Executive Officer (CEO), the Chief Financial Officer (CFO) or Designee must attest to the best of their knowledge to the truthfulness, accuracy, and completeness of all data submitted to the Department at the time of submission. This includes encounter data or any other data in which the contractor paid Claims.

8.0    Readiness Review

8.1	Prerequisite to Enrolling Members

The Department reserves the right to conduct an on-or-off-site readiness review prior to the enrollment of Medicaid Members with the Contractor. The purpose of the review is to provide the Department with assurances the Contractor is able and prepared to perform all administrative functions and to provide high-quality services to enrolled Members. Specifically, the review will assess the Contractor’s ability to meet the requirements set forth in the Contract and federal requirements outlined in 42 CFR 438 and shall include at a minimum:

A.	A review of the Contractor’s ability to provide services to Medicaid Members;

B.	A review of an adequate statewide network of providers;

C.	A review of the Contractor’s QI/UM function capability;

D.	A review of the Contractor’s ability to provide adequate, accessible PCP and Specialty Providers;

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E.	A review of the Contractor’s technical capacity to process claims and pay providers and respond to Member’s needs and send/receive files as required by the Department; and

F.	A review of the Contractor’s ability to process complaints, grievances and appeals.

The readiness review activities will be conducted by a team appointed by the Department and may include contract staff.

A Contractor’s failure to pass the readiness review within ninety (90) days of the execution of a Contract may be in default and may result in Contract termination pursuant to Section 40.7 “Termination for Default.”

The Department will provide the Contractor with a summary of the findings as well as the areas requiring remedial attention.

8.2	Currently Credentialed Providers

A Provider currently credentialed by the Department shall be deemed credentialed for purposes of satisfying the Contractor’s requirement under this Contract to credential Providers until October 1, 2015 or when the Provider’s credential expires, whichever comes first.
9.0    Organization and Collaboration

9.1	Office in the Commonwealth

The Contractor shall have an office located within eighty (80) miles of Frankfort, Kentucky within Kentucky within thirty (30) days of contract execution. Such office shall, at a minimum, provide for the following staff functions:

A.	Executive Director for the Kentucky account

B.	Member Services for Grievances and Appeals

C.	Provider Services for Provider Relations and Enrollment

Other functions required to be available may be located outside of an eighty (80) mile radius of Frankfort, Kentucky.

The Contractor may subcontract for any functions; however, the above functions, if subcontracted, shall be approved by the Department and shall be carried out within an eighty (80) mile radius of Frankfort, Kentucky within Kentucky. All Subcontractors shall meet appropriate licensing and contract requirements specified in applicable State and Federal laws and regulations.

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9.2	Administration/Staffing

The Contractor shall provide the functions and positions that shall be staffed by a sufficient number of qualified individuals to adequately provide for the Contractor’s enrollment or projected enrollment. Responsibility for the functions or staff positions may be combined or divided among departments, individuals, or subcontractors. The Executive Management, which shall be capable and responsible for oversight of all operations of the Contractor.

A.
A Medical Director, who shall be a physician licensed to practice in Kentucky. The Medical Director shall be actively involved in all major health programs of the Contractor. The Medical director shall also be responsible for treatment policies, protocols, Quality Improvement activities and Utilization Management decisions and devote sufficient time to ensuring timely medical decisions. The Medical Director shall also be available for after-hours consultation, if needed.

B.
A Dental Director licensed to practice dentistry in Kentucky. The Dental Director shall be actively involved in all oral health programs of the Contractor and devote sufficient time to ensuring timely oral health decisions. The Dental Director shall also be available for after-hours consultation, if needed.

C.	A Finance Officer, who shall oversee the budget and accounting systems implemented by the Contractor.

D.
A Member Services function, which coordinates all communications with Members and acts as an advocate for Members. This function shall include sufficient Member Services staff to respond in a timely manner to Members seeking prompt resolution of problems or inquiries.

E.
A Provider Services function, which coordinates all communications with Contractor Providers and Subcontractors. This function shall include sufficient Provider Services staff to respond in a timely manner to Providers seeking prompt resolution of problems or inquiries.

F.	A Quality Improvement Director, who shall be responsible for the operation of the Contractor’s Quality Improvement Program and any subcontractors of the Contractor.

G.
A Behavioral Health Director, who shall be a behavioral health practitioner and actively involved in all programs or initiatives relating to behavioral health. The Behavioral Health Director shall also coordinate efforts to provide behavioral health services by the Contractor or any behavioral health subcontractors.

H.	A Case Management Coordinator, who shall be responsible for coordination and oversight of case management services and continuity of care for Contractor Members.

I.	An Early and Periodic Screening, Diagnosis, and Treatment (EPSDT) Coordinator, who shall coordinate and arrange for the provision of EPSDT services and EPSDT special services for Members.

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J.	A Foster Care and Subsidized Adoption Liaison, who shall serve as the Contractor's primary liaison for meeting the needs of Members who are children in foster care and subsidized adoptive children.

K.	A Guardianship Liaison, who shall serve as the Contractor's primary liaison for meeting the needs of Members who are adult guardianship clients.

L.	A Management Information System Director, who shall oversee, manage and maintain the Contractor management information system (MIS).

M.
A Claims Processing function, which shall ensure the timely and accurate processing of claims, including original claims, corrected claims, and re-submissions, and the overall adjudication of claims, including the timely and accurate submission of Encounter data.

N.	A Program Integrity Coordinator, who shall coordinate, manage, and oversee the Contractor’s Program Integrity unit to reduce fraud and abuse of Medicaid services.

O.	A Pharmacy Director, who shall coordinate, manage and oversee the provision of pharmacy services to Members.

P.
A Compliance Director, who shall maintain current knowledge of Federal and State legislation, legislative initiatives, and regulations relating to Contractors, and oversee the Contractor’s compliance with the laws and requirements of the Department. The Compliance Director shall also serve as the primary contact for and facilitate communications between Contractor leadership and the Department relating to Contract compliance issues. The Compliance Director shall also oversee Contractor implementation of and evaluate any actions required to correct a deficiency or address noncompliance with Contract requirements as identified by the Department.

The Contractor shall submit to the Department on annual basis and upon request by the Department, a current organizational chart depicting all functions including mandatory functions, number of employees in each functional department and key managers responsible for the functions. The Contractor shall notify the Department in writing of any change of Executive Director, Finance Director, Medical Director, Pharmacy Director, Dental Director, Behavioral Health Director, Compliance Director or Quality Improvement Director within ten (10) business days. The Commonwealth reserves the right to approve or disapprove all key personnel (initial or replacement) prior to their assignment with the Contractor. The Contractor shall ensure that all staff, Providers and Subcontractors have appropriate training, education, experience, liability coverage and orientation to fulfill the requirements of their positions.
Contractor shall provide notice to the Department of any changes relating to the personnel of its management staff, including a change in duties or time commitments. Contractor shall assure the adequacy of its administrator’s staffing

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to properly service the needs of Contractor if changes are proposed in the personnel, duties or time commitments of administrator’s staff from those in place on the Effective Date of each Contract. Contractor shall provide those assurances to the Department before permitting its administrator to implement such changes.

9.3	Monthly Meetings

The Contractor’s Pharmacy Director, Medical Director, and Behavioral Health Director, or their designees, shall meet in separate monthly meetings with the Department and with the other Managed Care Organizations’ like personnel to discuss issues for the efficient and economical delivery of quality services to the Members. Contractor shall not be required to discuss or provide proprietary, confidential, or other competitively sensitive information. Such meetings shall be conducted in compliance with applicable federal antitrust laws.
10.    Capitation Payment Information

10.1	Monthly Payment

On or before the eighth (8th) day of each month during the term of this Contract, the Department shall remit to the Contractor the Capitation Payment specified in Appendix A “Capitation Payment Rates” (subject to approval of the rates by CMS)for each Member determined to be enrolled for the upcoming month. The Contractor shall reconcile the capitation payment against the HIPAA 820. The Contractor shall receive a full month’s capitation payment for the month in which enrollment occurs except for a Member enrolled based on a determination of eligibility due to being unemployed in accordance with 45 CFR 233.100. The monthly capitation payment for such a member shall be pro-rated from the date of eligibility based on unemployment. The Commonwealth’s payment shall conform to KRS 45A.245.
The Department reserves the right, if needed, to delay the monthly payment due on or before June 8 to on or before July 8. If such delay is contemplated, the Department shall give notice of such intent forty-five (45) days before June 8. Whether or not the Department exercises its right to delay the June Capitation Payment, the payment of all other monthly Capitation Payments shall be made on or before the eighth day of the month in which it is due.

10.2	Payment in Full

The Contractor shall accept the Capitation Payment and any adjustments made pursuant to Section 11.2 “Rate Adjustments” of this Contract from the Department as payment in full for all services to be provided pursuant to this Contract and all administrative costs associated with performance of this Contract. Members shall be entitled to receive all Covered Services for the entire period for which the Department has made payment. Any and all costs incurred by the Contractor in excess of the Capitation Payment will be borne in full by the Contractor. Interest

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generated through investment of funds paid to the Contractor pursuant to this Contract shall be the property of the Contractor to use for eligible expenditures under this Contract. The Contractor and Department acknowledge that contracts for Medicaid capitated rates and services are subject to approval by CMS.
Contractor may pursue any unpaid Capitation Payment thirty (30) business days after when due from the Commonwealth in accordance with KRS 45A.245.

10.3	Payment Adjustments

Monthly Capitation Payments will be adjusted to reflect corrections to the Member Listing Report, provided corrections are received within forty-five days (45) of receipt of the Member Listing Report. Payments will be adjusted to reflect the automatic enrollment of eligible newborn infants. Claims for payment adjustments shall be deemed to have been waived by the Contractor if a payment request is not submitted in writing within twelve (12) months following the month for which an adjustment is requested. Waiver of a claim for payment shall not release the Contractor of its obligations to provide Covered Services pursuant to the Contract.
In the event that a Member is eligible and enrolled, but does not appear on the Member Listing Report, the Contractor may submit a payment adjustment request. Each request must contain the following Member information:
A.Name (last, first, middle initial) and Medicaid identification number;
B.Current address;
C.Age and aid category; and
D.Month for which payment is being requested.

In the event that a Member does not appear on the Member Listing Report, but the Department has paid the Contractor for a Member, the Department may request and obtain a refund of, or it may recoup from subsequent payments, any payment previously made to the Contractor for which the Contractor has not provided Covered Services to the Member or otherwise made payments on behalf of the Member.

In the event a Member appears on the Member Listing Report but is determined to be ineligible, the Department may request and obtain a refund of, or it may recoup from subsequent payments, any payment previously made to the Contractor within the previous twelve (12) months. In such instances, for each Member that is determined to be ineligible, the Contractor may recover payment from any Provider who rendered services to Member during the period of ineligibility. The entity to which the Member is retroactively added will assume responsibility for payment of any services provided to Members during the period of adjusted eligibility.

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For cases involving member ineligibility due to fraud, waste and abuse, the Department will only recoup the capitation amount and the Contractor shall establish procedures pursuant to Section 10.4 “Contractor Recoupment from Member for Fraud, Waste and Abuse” to recover paid Claims. Any adjustment by the Department hereunder for retroactive disenrollments of Enrollees shall not exceed twelve (12) months from the effective date of disenrollment.

10.4	Contractor Recoupment from Member for Fraud, Waste and Abuse

If permitted by state and federal law, the Contractor shall request a refund from the Member for all paid Claims in the event the Department has established that the Member was not eligible to be a Member through an administrative determination or adjudication of fraud. The Contractor shall, upon receipt of a completed OIG investigation of a Contractor’s Member that calls for administrative recoupment, send a request letter to member seeking voluntary repayment of all Fee-For-Service Claims paid by contractor on behalf of member during time period member was found to be ineligible to receive services. The request letter should include the following as provided by the Department: the reason for the member’s ineligibility, time period of ineligibility, and amount paid during the period of ineligibility. The Contractor shall report, on a monthly basis, to the Commonwealth any monies collected from administrative request letters during the previous month and provide a listing of all administrative request letters sent to Members(s) during the previous month. The Contractor is only required to mail the initial letter to the Member requesting repayment of funds and accept repayment on behalf of the Department. The contractor is not required to address any due process issues should those arise. The Contractor shall work with Department’s agent to obtain monies collected through court ordered payments. Any outstanding payments not collected within six (6) months shall be subject to be collected by the Commonwealth and shall be maintained by the Commonwealth. The foregoing provisions shall be construed to require Contractor’s reasonable cooperation with the Commonwealth in its efforts to recover payments made on behalf of ineligible persons, and shall not create any liability on the part of the Contractor to reimburse amounts paid due to fraud that the Contractor has been unable to recover.
11.0    Rate Component

11.1	Calculation of Rates

The Capitation Rate has been established in accordance with 42 CFR 438. The Capitation Rates are attached as Appendix A. “Capitation Payment Rates” and shall be deemed incorporated into this Contract and shall be binding to the Contractor and the Department, subject to CMS’ approval. If CMS fails to approve a component of the rates, the capitation payment rates shall be adjusted to reflect that disapproval.

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11.2	Rate Adjustments

Prospective adjustments to the rates may be required if there are mandated changes in Medicaid services as a result of legislative, executive, regulatory, or judicial action. Changes mandated by state or federal legislation, or executive, regulatory or judicial mandates, will take effect on the dates specified in the legislation or mandate. In the event of such changes, any rate adjustments shall be made through the Contract amendment process.

11.3	Health Insurers’ Premium Fee under the ACA

The health insurers’ premium fee under the ACA is due in September for the preceding calendar year premiums each year unless otherwise modified. If the Contractor is or will be subject to the health insurer’s premium fee for the Capitation Payments being made under this or a previously existing Managed Care Contract with the Commonwealth, the Commonwealth shall compensate the Contractor for that fee and for any federal taxes resulting from such compensation. To facilitate this payment, the Contractor shall provide the Department with the Insurer’s Premium Fee assessment received from the Federal Government and the pro rata portion attributed to the Contractor’s Capitation Payments under its Contract(s) for the preceding calendar year if available. In addition the Contractor shall provide a certified statement from its Chief Financial Officer as to the effective Federal Tax Rate paid for the past five tax periods. These shall be submitted to the Department no later than September 1 of each year that the Insurer’s premium fee is imposed. Beginning July 1, 2015, using the prior year’s assessment as an estimate, the Capitation Payment shall be adjusted to compensate Contractor for the 2015 assessment. This rate shall be adjusted each month based upon the Contractor’s Membership changes and shall be reconciled at the end of the period. This payment method is contingent upon receipt of federal financial participation for the payment and CMS approval.

11.4	Risk Corridor Payment Adjustment

A Risk Corridor Payment Adjustment is a risk sharing provision required by CMS and designed to limit exposure of CMS and the Contractor to unexpected expenses for ACA Expansion Members during the period that the Federal Medicaid Assistance Percentage (FMAP) is one hundred percent. CMS and the Contractor share the profits or losses resulting from expenses for the ACA population within defined symmetrical risk corridors around a target amount in the first two years of this Contract. The total annual capitation payment made to the Contractor for ACA Expansion Members and their associated healthcare costs shall be evaluated against a designated risk corridor to determine whether a Risk Corridor Payment Adjustment is warranted. A Symmetrical Risk Corridor shall be established around a target Medical Loss Ratio, as defined in Appendix B “Medical Loss Ratio Calculation,” of eighty-seven (87) percent of total capitation paid by the Department on behalf of ACA Expansion members for each Calendar Year. A range of plus or

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minus five (5) percent, for which no premium adjustment shall be made, will be established around the Medical Loss Ratio target. If the Contractor has a Medical Loss Ratio outside of the target range it shall be subject to an adjustment to total ACA Expansion Members capitation payments for the Calendar Year. The adjustment will be computed as eighty (80) percent of the difference between the actual countable ACA Expansion Members medical expenses of the Contractor and the dollar amount corresponding to the upper or lower risk corridor boundary. Total Medical expenses below the lower risk corridor boundary of eighty-two (82) percent will result in a premium refund from the Contractor to the Department. Total Medical expenses above the upper risk corridor boundary of ninety-two (92) percent will result in an additional premium payment from the Department to the Contractor.

The first period of operation subject to this adjustment shall be Calendar Year 2014 and adjustments will continue annually through the contract coverage period. The preliminary Risk Corridor Payment Adjustment process will begin 18 months after the start of each Calendar year. The Final Risk Corridor Payment Adjustment process will begin 24 months after the start of each Calendar Year. If the contract with the Contractor is not renewed at any time on the July 1st annual contract renewal date, the risk corridor process will be unchanged except that the Medical Loss Ratio and Annual Statement will reflect an appropriately reduced number of months of experience instead of the full 12 months.

As part of the preliminary and final financial reconciliation process described above, the Contractor will be required to prepare supplemental financial schedules to reconcile Medical Expenses reported on the Annual Statement required by the Kentucky Department of Insurance to medical expenses reported to the Department and additional financial schedules describing how reported expenses were directly attributed or allocated to the ACA Expansion population. These schedules, and any other information the Contractor wants to submit for consideration, will be due to the Department 30 calendar days after the end of the 18 month and 24 month periods described above. The Department will then determine, within 30 days, if any adjustment is to be paid out or collected. The Contractor will then have 30 days to review the Department’s findings and remit, if applicable, payment to the Department or receive, if applicable, payment from the Department. Items for reconciliation, including non-claim specific items, are further described in Appendix B “Medical Loss Ratio Calculation.” The Annual Statement and supplemental schedules will be audited by an independent accounting firm contracted by the Department. The Contractor shall cooperate with the accounting firm by supplying all clarifications and answers to inquiries requested in an expedient manner.

11.5	Medical Loss Ratio Adjustment

The total annual capitation payment made to the Contractor for Non-ACA Expansion Members and their associated healthcare costs shall be evaluated against an eighty-five (85) percent Minimum Medical Loss Ratio Requirement to determine whether a Payment Adjustment is warranted. If the Contractor has a Medical Loss Ratio

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of less than 85 percent (determined pursuant to Appendix B “Medical Loss Ratio Calculation,”) the Contractor shall submit a premium refund to the Commonwealth. The adjustment will be computed as eighty (80) percent of the difference between the actual countable Non-ACA Expansion Medical Expenses of the Contractor and the 85% MLR requirement. As of January 1, 2017, the ACA Expansion Member Medical Expenses not subject to Federal Medicaid Assistance Percentage (FMAP) at one hundred percent shall be included in the Medical Loss Ratio Calculation.

The first period of operation subject to this adjustment shall be State Fiscal Year 2016 and adjustments will continue annually on a State Fiscal Year basis. The adjustment process will begin 24 months after the start of each State Fiscal Year. If the contract with the Contractor is not renewed at any time on the July 1st annual contract renewal date, the risk corridor process will be unchanged except that the Medical Loss Ratio and Annual Statement will reflect an appropriately reduced number of months of experience instead of the full 12 months.

As part of the financial reconciliation process described above, the Contractor will be required to prepare supplemental financial schedules to reconcile Medical Expenses reported on the Annual Statement required by the Kentucky Department of Insurance to medical expenses reported to the Department and additional financial schedules describing how reported expenses were directly attributed or allocated to the Non-ACA population. These schedules, and any other information the Contractor wants to submit for consideration, will be due to the Commonwealth 30 calendar days after the end of the 24 month periods described above. The Commonwealth will then determine, within 30 days, if any adjustment is to be collected. The Contractor will then have 30 days to review the Commonwealth’s findings and remit payment to the Commonwealth. Items for reconciliation, including non-claim specific items, are further described in Appendix B “Medical Loss Ratio Calculation” of this contract. The Annual Statement and supplemental schedules will by audited by an independent accounting firm contracted by the Commonwealth. The Contractor shall cooperate with the accounting firm by supplying all clarifications and answers to inquiries requested in an expedient manner.

11.6	Physician Compensation Plans

A template for any compensation arrangement between the Contractor and a physician, or physician group as that term is defined in 42 C.F.R. § 417.479(c), or between the Contractor and any other Primary Care Providers within the meaning of this Contract, or between the Contractor and any other Subcontractor or entity to Members must be submitted to the Department for approval prior to its implementation. Approval is preconditioned on compliance with all applicable federal and Commonwealth laws and regulations and subject to Section 4.4 “Approval of Department.” The Contractor must provide information to any Member upon request about any Physician Incentive Plan and/or any payments to Provider made pursuant to an incentive arrangement under this Section to a provider as required by applicable state or federal law.

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11.7	Contractor Provider Payments

If a Contractor includes a Physician Incentive Plan, the activities included shall comply with requirements set forth in 42 CFR 422.208 and 42 CFR 422.210. The Disclosures to the Department for Contractors with Physician Incentive Plans include the following:

A.
The Contractor shall report whether services not furnished by a physician/group are covered by the incentive plan. No further disclosure is required if the Physician Incentive Payment does not cover services not furnished by a physician/group.

B.	The Contractor shall report type of incentive arrangement, e.g. withhold, bonus, capitation.

C.	The Contractor shall report percent of withhold or bonus (if applicable).

D.	The Contractor shall report panel size, and if patients are pooled, the approved method used.

E.	If the physician/group is at substantial financial risk, the Contractor shall report proof the physician/group has adequate stop loss coverage, including amount and type of stop-loss.

11.8	Co-Pays

If Contractor implements co-pays those co-pays shall not exceed the Department’s Fee for Service co-pays. The Contractor shall report on the Members usage and co-payments, including recognition of the accumulation indicators for maximum out-of-pocket co-payments and cost sharing capitations per period that are shared through system files transmissions. The co-payment requirements for the Medicaid Program can be found in 907 KAR 1:604.

Whether the Contractor imposes such co-pays or not, the actuarial value of the co-pays will be reflected in the Capitation Rate.
12.0    Risk Adjustments

12.1	Purpose for Risk Adjustments

Contractor payments will be adjusted for differences in Member health status based upon Encounter data. Risk adjustment helps ensure payments to MCOs are more equitable and mitigates the impact of selection bias, thus protecting MCO solvency and reducing incentives for plans to avoid high-risk individuals. Risk adjustment is designed to be revenue neutral to the Commonwealth. Health-based risk adjustment uses information on Member’s medical conditions, as reported in claim and encounter data to predict prospective or concurrent health care costs and adjustment payments to MCOs. The payment rates for all Eligibility Categories will be risk adjusted with the exception of Dual Eligibles. The following are descriptions of the risk assessment methodologies that will be employed to adjust payments to

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the Contractor.

12.2	Risk Adjustment Method

The capitation rates will be risk-adjusted on a prospective basis as described below.

A.	Risk Adjustment Model
The CDPS + Rx model will be used. In general, the most recent available version of the model will be applied, though there may be circumstances in which an older version is preferred. Concurrent weights will be used to develop the risk profiles of enrollees. ICD-9 based risk models will be applied until such time as ICD-10 based diagnosis codes are available in the claims data. There may be a period of time when diagnosis codes need to be mapped from one system to the other in order to apply the risk adjustment models.

B.	Calibration of Risk Weights
National weights will be used initially, and the model will be calibrated based on Kentucky specific data once sufficient managed care experience has developed. Calibration refers to using MCO encounter and fee-for-service claims data from the Kentucky Medicaid program to develop risk weights, rather than relying on national weights or weights developed from another state's data.

C.	Rate Cells excluded from Risk Adjustment
Dual Eligibles

D.	Minimum Eligibility to Receive Risk Score
The minimum length of eligibility, which eligibility need not be continuous, during the risk analysis period in order for risk score to be considered in the MCO risk adjustment calculations are the following:

•	One month for infants and pregnant women

•	Three months for all other rate cells
Members who do not receive a risk score will be assigned the average risk score for their MCO within their rate cell.

E.	Risk Score Calculation
Twelve months of FFS claims and managed care encounter data, excluding lab and x-ray, will be run through the risk model to calculate a risk score for each individual. Months of Medicaid eligibility during the 12-month analysis period are also calculated. Individual risk scores will be attributed to each MCO based on the MCO in which the person is enrolled as of a specific point in time. Raw risk scores and member months will be aggregated by rate cell, and attributed to the MCO, and relative risk adjustment scores will be calculated.

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F.	Payment Adjustment
Payment adjustments will be calculated by applying the risk adjustment scores to the negotiated capitation rates by rate cell.

G.	Provider Settlements
Since MCO provider settlement obligations are a fixed amount each month, the per capita value of the settlement obligations are removed from each MCO's contracted rates prior to applying risk adjustment, and are added back in after applying risk adjustment.

H.	Application of Risk Adjustment Factors
Risk scores are calculated at the rate cell level; however, the risk scores are aggregated to the rate group level for application to the contracted MCO rates. As a result, each rate cell within a rate group will receive the same risk adjustment factor for a given MCO.

I.	Timing and Frequency
In general, 12 months of recent, reasonably complete, incurred FFS claims and MCO encounters will be analyzed to develop the risk scores. Risk measurement periods will be set to provide at least 6 months of claims run out, though depending on claim payment speed this figure may be adjusted to balance the need for the most current information and data completeness. Generally, it is expected that risk scores will be developed semi-annually and that rates will be adjusted quarterly based for changes in enrollment distributions. The Initial Adjustment for ACA Expansion Members shall use the Encounter Data for 2014 with a minimum three month run-out and an effective date of July 1, 2015.
13.0    Contractor’s Financial Security Obligations

13.1	Solvency Requirements and Protections

The Contractor will be subject to requirements contained in KRS Chapter 304 and related administrative regulations regarding protection against insolvency and risk-based capital requirements. In addition, pursuant to KRS 304.3-125, the Commissioner has authority to require additional capital and surplus if it appears that an insurer is in a financially hazardous condition.

The Contractor shall cover continuation of services to Members during insolvency, for the duration of the period for which payment has been made, as well as for inpatient admissions up until discharge.

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In the event of the Contractor’s insolvency, the Contractor shall not hold its Members liable, except in instances of Member fraud:

A.	For the Contractor’s debts;

B.	For the covered services provided to the Member, for which the Department does not pay the Contractor;

C.
For the covered services provided to the Member for which the Department or the Contractor does not pay the individual or health care provider that furnishes the services under a contractual, referral, or other arrangement; and

D.
For covered services furnished under a contract, referral, or other arrangement, to the extent that those payments are in excess of the amount that the Member would owe if the Contractor provided the services directly.

13.2	Contractor Indemnity

In no event shall the Commonwealth, Finance, the Department or Member be liable for the payment of any debt or fulfillment of any obligation of the Contractor or any Subcontractor to any Subcontractor, supplier, Out-of-Network Provider or any other party, for any reason whatsoever, including the insolvency of the Contractor or any Subcontractor. The Contractor agrees that any Subcontract will contain a hold harmless provision.
The Contractor agrees to indemnify, defend, save and hold harmless the Commonwealth, Finance, the Department, its officers, agents, and employees (collectively, the “Indemnified Parties”) from all claims, demands, liabilities, suits, judgments, or damages, including court costs and reasonable attorney fees made or asserted against or assessed to the Indemnified Parties (collectively the “Losses”), arising out of or connected in any way with this Contract or the performance or nonperformance by the Contractor, its officers, agents, employees; and suppliers, Subcontractors, or Providers, including without limitation any claim attributable to:

A.
The improper performance of any service, or improper provision of any materials or supplies, irrespective of whether the Department knew or should have known such service, supplies or materials were improper or defective;

B.
The erroneous or negligent acts or omissions, including without limitation, disregard of federal or Commonwealth law or regulations, irrespective of whether the Department knew or should have known of such erroneous or negligent acts;

C.
The publication, translation, reproduction, delivery, collection, data processing, use, or disposition of any information to which access is obtained pursuant to this Contract in a manner not authorized by this Contract or by federal or Commonwealth law or regulations,

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irrespective of whether the Department knew or should have known of such publication, translation, reproduction, delivery, collection, data processing, use, or disposition; or

D.
Any failure to observe federal or Commonwealth law or regulations, including but not limited to, insurance and labor laws, irrespective of whether the Department knew or should have known of such failure.

Upon receiving notice, the Department shall give the Contractor written notice of any claim made against the Contractor for which the Indemnified Parties are entitled to indemnification, so that the Contractor shall have the opportunity to appear and defend such claim. The Indemnified Parties shall have the right to intervene in any proceeding or negotiation respecting a claim and to procure independent representation, all at the sole cost and expense of the Indemnified Parties. Under no circumstances shall the Contractor be deemed to have the right to represent the Commonwealth in any legal matter without express written permission from Finance. Notwithstanding the above, Contractor shall have no obligation to indemnify the Indemnified Parties for any losses due to the negligent acts or omissions or intentional misconduct of the Indemnified Parties.

13.3	Insurance

The Contractor shall secure and maintain during the entire term of the Contract, and for any additional periods following termination of the Contract during which it is obligated to perform any obligations pursuant to this Contract, original, prepaid policies of insurance, in amounts, form and substance satisfactory to Finance, and non-cancelable except upon thirty (30) days prior written notice to Finance, providing coverage for property damage (all risks), business interruption, comprehensive general liability, motor vehicles, workers’ compensation and such additional coverage as is reasonable or customary for the conduct of the Contractor’s business in the Commonwealth.

13.4	Advances and Loans

The Contractor shall not, without thirty (30) days prior written notice to and approval by the Department, make any advances to a related party or Subcontractor. The Contractor shall not, without similar thirty (30) day prior written notice and approval, make any loan or loan guarantee to any entity, including another fund or line of business within its organization. Such approval is subject to Section 4.4 “Approval of Department.” Written notice is to be submitted to the Department and if applicable to DOI. The prohibition on advances to Subcontractors contained in this subsection shall not apply to Capitation Payments or payments made by the Contractor to Contractor’s Network for provision of Covered Services.

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13.5	Provider Risks

If a Provider assumes substantial financial risk for contracted services, the Contractor must ensure that the Provider has adequate stop-loss protection. The Contractor must provide the Department proof the Provider has adequate stop-loss coverage, including an amount and type of stop-loss.
14.0    Third Party Resources

14.1	Coordination of Benefits (COB)

The Contractor shall actively pursue, collect and retain all monies available from all available resources for services to Members under this Contract except where the amount of reimbursement the Contractor can reasonably expect to receive is less than estimated cost of recovery.
Cost effectiveness of recovery is determined by, but not limited to, time, effort, and capital outlay required in performing the activity. The Contractor shall specify the threshold amount or other guidelines used in determining whether to seek reimbursement from a liable third party, or describe the process by which the Contractor determines seeking reimbursement would not be cost effective. The Contractor shall provide the guidelines to the Department for review and approval.
COB collections are the responsibility of the Contractor or its Subcontractors. Subcontractors must report COB information to the Contractor. Contractor and Subcontractors shall not pursue collection from the Member but directly from the third party payer or the provider. Access to Covered Services shall not be restricted due to COB collection.
The Contractor shall maintain records of all COB collections. The Contractor must be able to demonstrate that appropriate collection efforts and appropriate recovery actions were pursued. The Department has the right to review all billing histories and other data related to COB activities for Members. The Contractor shall seek information on other available resources from all Members.
In order to comply with CMS reporting requirements, the Contractor shall submit a monthly COB Report for all member activity which the Department or its agent shall audit no less than every six (6) months. Additionally, Contractor shall submit a report that includes subrogation collections from auto, homeowners, or malpractice insurance, etc.

14.2	Third Party Liability

By law, Medicaid is the payer of last resort and as a result shall be used as a source of payment for covered services only after all other sources of payment have been

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exhausted. If a Member has resources available for payment of expenses associated with the provision of Covered Services, other than those which are exempt under Title XIX of the Social Security Act, such resources are primary to the coverage provided by the Contractor, pursuant to this Contract, and must be exhausted prior to payment by the Contractor. The Capitation Rate set forth in this Contract has been adjusted to account for the primary liability of third parties to pay such expenses. The Contractor shall be responsible for determining the legal liability of third parties to pay for services rendered to Members pursuant to this Contract. All funds recovered by the Contractor from Third Party Resources shall be treated as income to the Contractor to be used for eligible expenses under this Contract. The Contractor and all Providers in the Contractor’s Network are prohibited from directly receiving payment or any type of compensation from the Member, except for Member co-pays or deductibles from Members for providing Covered Services. Member co-pay, co-insurance or deductible amounts cannot exceed amounts specified in 907 KAR 1:604. Co-pays, co-insurance or deductible amounts may be increased only with the approval of the Department.
42 CFR 433.138 requires that as a condition of Medicaid eligibility each Member will be required to:

A.	Assign, in writing, his/her rights to the Contractor for any medical support or other Third Party Payments for medical services provided by the Contractor; and

B.	Cooperate in identifying and providing information to assist the Contractor in pursuing third parties that may be liable to pay for care and services provided by the Contractor.

42 CFR 433.138 requires the Contractor be responsible for actively seeking and identifying third party resources, i.e. health or casualty insurance, liability insurance and attorneys retained for tort action, through contact with the Members, participating providers, and the Medicaid Agency.
42 CFR 433.139 requires the Contractor be responsible to assure that the Medicaid Program is the payer of last resort when other Third Party Resources are available to cover the costs of medical services provided to Medicaid Members. When the Contractor is aware of other Third Party Resources, the Contractor shall avoid payment by “cost avoiding” (denying) the Claim and redirecting the provider to bill the other Third Party Resource as a primary payer. If the Contractor does not become aware of another Third Party Resource until after the payment for service, the Contractor is responsible to seek recovery from the Third Party Resource on a post-payment basis. See Appendix C. “Third Party Payments/Coordination of Benefits.” The Department or its agent will audit the Contractor’s Third Party practices and collections at least every six (6) months.

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15.0    Management Information System

15.1	Contractor MIS

The Contractor shall maintain a Management Information System (MIS) that will provide support for all aspects of a managed care operation to include the following subsystems: Member, third party liability, provider, reference, encounter/Claims processing, financial, utilization data/quality improvement and Surveillance Utilization Review Subsystem. The Contractor will also be required to demonstrate sufficient analysis and interface capacities. The Contractor’s MIS shall assure medical information will be kept confidential through security protocol, especially as that information relates to personal identifiers and sensitive services.
The Contractor shall provide such information in accordance with the format and file specifications for all data elements as specified in Appendix D. “Management Information Systems Requirements” hereto, and as may be amended from time to time.
The Contractor shall transmit all data directly to the Department in accordance with 42 CFR 438. If the Contractor utilizes subcontractors for services, all data from the subcontractors shall be provided to the Contractor and the Contractor shall be responsible for transmitting the subcontractors’ data to the Department in a format specified by the Department in accordance with 42 CFR 438.

The Contractor will execute a Business Associate Agreement (BAA) in Appendix E. “Business Associates Agreement” with the Department, pursuant to Sections 261 through 264 of the federal Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, known as “the Administrative Simplification provisions,” direct the Department of Health and Human Services to develop standards to protect the security, confidentiality and integrity of health information. The execution of the BAA is required prior to data exchanges being implemented.

The Contractor shall be responsible for meeting all system requirements as required by the Department. The Contractor shall be responsible for meeting all 5010 transaction changes, ICD-10-CM diagnosis code changes and required testing.

At least ten days prior to implementation, the Contractor shall notify the Department of any significant changes to the system that may impact the integrity of the data, including such changes as new Claims processing software, new Claims processing vendors and significant changes in personnel.

15.2	Contractor MIS Requirements

The Department’s MIS system utilizes eight (8) subsystems to carry out the functions of the Medicaid program. The Contractor is not required to have actual subsystems as listed below, provided the requirements are met in other ways which may be

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mapped to the subsystem concept. The Contractor shall have the capacity to capture necessary data and provide it in formats and files that are consistent with the Commonwealth's functional subsystems as described below. The Contractor shall maintain flexibility to accommodate the Department’s needs if a new system is implemented by the Commonwealth. These subsystems focus on the individual systems functions or capabilities which provide support for the following areas:

A.	Member Subsystem;

B.	Third Party Liability (TPL);

C.	Provider Subsystem;

D.	Reference Subsystem;

E.	Claims Processing Subsystem (to include Encounter Data);

F.	Financial Subsystem;

G.	Utilization/Quality Improvement Subsystem; and

H.	Surveillance Utilization Review Subsystem (SURS).

The Contractor shall ensure that data received from Providers and Subcontractors is accurate and complete by:

A.	Verifying, through edits and audits, the accuracy and timeliness of reported data;

B.	Screening the data for completeness, logic and consistency;

C.	Collecting service information in standardized formats to the extent feasible and appropriate;

D.	Compiling and storing all Claims and encounter data from the Subcontractors in a data warehouse in a central location in the Contractor’s MIS; and

E.	At a minimum, edits and audits must comply with NCCI.

15.3	Interface Capability

The interface subsystems support incoming and outgoing data from other organizations and allow the Contractor to maintain Member Enrollment information and Member-related information. It might include information from secondary sources to allow the tracking of population outcome data or other population information. At a minimum, there will be a Provider, Member, Encounter Record and capitation interface. Specific requirements for the interface subsystem shall include such items as: defined data elements, formats, file layouts.

15.4	Access to Contractor’s MIS

The Contractor shall provide the Department with log-in credentials in order to access Contractor’s claims and customer service systems on a read-only basis at the Contractor’s primary place of business during normal business hours. The Contractor shall provide the Department access to a locked space and office security credentials for use during business hours. All access under this Section shall comply

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with HIPAA’s minimum necessary standards and any other applicable Commonwealth or federal law.
16.0    Encounter Data

16.1	Encounter Data Submission

The Contractor shall ensure that Encounter data is consistent with the terms of this Contract and all applicable state and federal laws. (See Appendix F. “Encounter Data Submissions Requirements and Quality Standards.”) The Contractor shall have a computer and data processing system sufficient to accurately produce the data, reports and Encounter Files set in formats and timelines prescribed by the Department as defined in the Contract. The system shall be capable of following or tracing an Encounter within its system using a unique Encounter identification number for each Encounter. At a minimum, the Contractor shall be required to electronically provide Encounter Files to the Department, on a weekly schedule. Encounter Files must follow the format, data elements and method of transmission specified by the Department. All changes to edits and processing requirements due to Federal or State law changes shall be provided to the Contractor in writing no less than sixty (60) business days prior to implementation, whenever possible. Other edits and processing requirements shall be provided to the Contractor in writing no less than thirty (30) business days prior to implementation. The Contractor shall submit electronic test data files as required by the Department in the format referenced in this Contract and as specified by the Department. The electronic test files are subject to Department review and approval before production of data. The Department will process the Encounter data through defined edit and audit requirements and reject Encounter data that does not meet its requirements. Threshold edits, those which will enable the Encounter File to be accepted, and informational editing, those which enable the Encounter to be processed, shall apply. The Department reserves the right to change the number of, and the types of edits used for threshold processing based on its review of the Contractor’s monthly transmissions. The Contractor shall be given thirty (30) working days prior notice of the addition/deletion of any of the edits used for threshold editing. The Encounter data will be utilized by the Department for the following:

•	To evaluate access to health care, availability of services, quality of care and cost effectiveness of services;

•	To evaluate contractual performance;

•	To validate required reporting of utilization of services;

•	To develop and evaluate proposed or existing Capitation Rates;

•	To meet CMS Medicaid reporting requirements; and

•	For any purpose the Department deems necessary.

•	For Risk Adjustments

•	For Clinical Performance Measures

•	For Report Card Status

•	For Fraud and Waste observation

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Data quality efforts of the Department shall incorporate the following standards for monitoring and validation:

•	Edit each data element on the Encounter for required presence, format, consistency, reasonableness and/or allowable values;

•	Edit for Member eligibility;

•	Perform automated audit processing (e.g. duplicate, conflict, etc.) using history Encounter and same-cycle Encounter data;

•	Identify exact duplicate Encounters;

•	Maintain an audit trail of all error code occurrences linked to a specific Encounter; and

•	Update Encounter history files with both processed and incomplete Encounter data.
The Contractor shall have the capacity to track and report on all Erred Encounter Records.
The Contractor shall be required to use procedure codes, diagnosis codes and other codes used for reporting Encounters in accordance with guidelines defined by the Department in writing. The Contractor must also use appropriate NPI/Provider numbers for Encounters as directed by the Department. The Encounter File shall be received and processed by the Department’s Fiscal Agent and shall be stored in the existing MMIS.
All Subcontracts with Providers or other vendors of service must have provisions requiring that an Encounter is reported/submitted in an accurate and timely fashion.
The Contractor shall specify to the Department the name of the primary contact person assigned responsibility for submitting and correcting Encounters, and a secondary contact person in the event the primary contact person is not available.

16.2	Technical Workgroup

The Contractor shall assign staff to participate in the Encounter Technical Workgroup periodically scheduled by the Department. The workgroup’s purpose is to enhance the data submission requirements and improve the accuracy, quality and completeness of the Encounter submission.
17.0    Kentucky Health Information Exchange (KHIE)

The Contractor shall make a good faith effort to encourage all Providers in their Network to establish connectivity with the KHIE.

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18.0    Electronic Health Records

The Department will continue to administer the EHR Incentive Payment Program. DMS will notify the Contractor which providers have received incentive payments and will continue to update the contractor when additional payments are made. The Contractor shall comply with data requests from the Department to assist in verification that the Providers are meeting the requirements for the EHR Incentive Payment Program. Verification for the initial incentive payments may not be necessary after August 1, 2015.
19.0    Quality Assessment/Performance Improvement (QAPI)

19.1	QAPI Program

The Contractor QAPI Program shall conform to requirements of 42 CFR 438, Subpart D. The Contractor shall implement and operate a comprehensive QAPI program that assesses, monitors, evaluates and improves the quality of care provided to Members. The program shall also have processes that provide for the evaluation of access to care, continuity of care, health care outcomes, and services provided or arranged for by the Contractor. The Contractor’s QI structures and processes shall be planned, systematic and clearly defined. The Contractor’s QI activities shall demonstrate the linkage of QI projects to findings from multiple quality evaluations, such as the EQR annual evaluation, opportunities for improvement identified from the annual HEDIS indicators and the consumer and provider surveys, internal surveillance and monitoring, as well as any findings identified by an accreditation body. The QAPI program shall be developed in collaboration with input from Members. The Contractor shall maintain documentation of all member input; response; conduct of performance improvement activities; and feedback to Members. The Contractor shall have or obtain within two (2) to four (4) years and maintain National Committee for Quality Assurance (NCQA) accreditation for its Medicaid product line. The Contractor shall provide the Department a copy of its current certificate of accreditation together with a copy of the complete survey report every three years including the scoring at the category, Standard, and element levels, as well as NCQA recommendations, as presented via the NCQA Interactive Survey System (ISS): Status, Summarized & Detailed Results, Performance, Performance Measures, Must Pass Results Recommendations and History.
Annually, the Contractor shall submit the QAPI program description document to the Department in accordance with a format and timeline specified by the Department, after consultation with the Contractor. However, the final design shall be decided by the Department. The Contractor shall integrate Behavioral Health indicators into its QAPI program and include a systematic, on-going process for monitoring, evaluating, and improving the quality and appropriateness of Behavioral Health Services provided to Members. The Contractor shall collect data, and monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the Member’s overall care.

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19.2	Annual QAPI Review

The Contractor shall annually review and evaluate the overall effectiveness of the QAPI program to determine whether the program has demonstrated improvement in the quality of care and service provided to Members. The Contractor shall modify as necessary, the QAPI program, including Quality Improvement policies and procedures; clinical care standards; practice guidelines and patient protocols; utilization and access to Covered Services; and treatment outcomes to meet the needs of Members. The Contractor shall prepare a written report to the Department, detailing the annual review and shall include a review of completed and continuing QI activities that address the quality of clinical care and service; trending of measures to assess performance in quality of clinical care and quality of service; any corrective actions implemented; corrective actions which are recommended or in progress; and any modifications to the program. There shall be evidence that QI activities have contributed to meaningful improvement in the quality of clinical care and quality of service, including preventive and behavioral health care, provided to Members. The Contractor shall submit this report as specified by the Department. The Department shall give the Contractor at least ninety (90) days advance notice of the due date of the annual QAPI report.

19.3	QAPI Plan

The Contractor shall have a written QAPI work plan that outlines the scope of activities and the goals, objectives and timelines for the QAPI program. New goals and objectives must be set at least annually based on findings from quality improvement activities and studies, survey results, Grievances and Appeals, performance measures and EQRO findings. The Contractor is accountable to the Department for the quality of care provided to Members. The Contractor’s responsibilities of this include, at a minimum: approval of the overall QAPI program and annual QAPI work plan; designation of an accountable entity within the organization to provide direct oversight of QAPI; review of written reports from the designated entity on a periodic basis, which shall include a description of QAPI activities, progress on objectives, and improvements made; review on an annual basis of the QAPI program; and modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the organization.
The Contractor shall have in place an organizational Quality Improvement Committee that shall be responsible for all aspects of the QAPI program. The committee structure shall be interdisciplinary and be made up of both providers and administrative staff. It should include a variety of medical disciplines, health professions and individual(s) with specialized knowledge and experience with Individuals with Special Health Care needs. The committee shall meet on a regular basis and activities of the committee must be documented; all committee minutes and reports shall be available to the Department upon request.
QAPI activities of Providers and Subcontractors, if separate from the Contractor’s QAPI activities, shall be integrated into the overall QAPI program. Requirements to

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participate in QAPI activities, including submission of complete Encounter Record, are incorporated into all Provider and Subcontractor contracts and employment agreements. The Contractor’s QAPI program shall provide feedback to the Providers and Subcontractors regarding integration of, operation of, and corrective actions necessary in Provider and Subcontractor QAPI activities.
The Contractor shall integrate other Management activities such as Utilization Management, Risk Management, Member Services, Grievances and Appeals, Provider Credentialing, and Provider Services in its QAPI program. Qualifications, staffing levels and available resources must be sufficient to meet the goals and objectives of the QAPI program and related QAPI activities, including but not limited to monitoring and evaluation of Member’s care and services, including the care and services of Members with special health care needs: use of preventive services; coordination of behavioral and physical health care needs, monitoring and providing feedback on provider performance, involving Members in QAPI initiatives; and conducting performance improvement projects. Written documentation listing staffing resources, including total FTE’s percentage of time, experience and roles, shall be submitted to the Department, upon request.
The Contractor shall submit the QAPI work plan to the Department annually in accordance with a format and timeline specified by the Department. The Department shall give the Contractor at least ninety (90) days advance notice of the due date of the annual QAPI report.

19.4	QAPI Monitoring and Evaluation
The Contractor, through the QAPI program, shall monitor and evaluate the quality of health care on an ongoing basis. Health care needs such as acute or chronic physical or behavioral conditions, high volume, and high risk, special needs populations, preventive care, and behavioral health shall be studied and prioritized for performance measurement, performance improvement and/or development of practice guidelines. Standardized quality indicators shall be used to assess improvement, assure achievement of at least minimum performance levels, monitor adherence to guidelines and identify patterns of over- and under-utilization. The measurement of quality indicators selected by the Contractor must be supported by valid data collection and analysis methods and shall be used to improve clinical care and services.

Providers shall be measured against practice guidelines and standards adopted by the Quality Improvement Committee. Areas identified for improvement shall be tracked and corrective actions taken as indicated. The effectiveness of corrective actions must be monitored until problem resolution occurs. The Contractor shall perform reevaluations to assure that improvement is sustained.
The Contractor shall use appropriate multidisciplinary teams to analyze and address data or systems issues.

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The Contractor shall submit to the Department upon request documentation regarding quality and performance improvement (QAPI) projects/performance improvement projects (PIPs) and assessment that relates to enrolled members. Refer to Section 20.5 “Performance Improvement Projects” for further detail.

The Contractor shall develop or adopt practice guidelines that are disseminated to Providers and to Members upon request. Mental Health and Substance Abuse practice guidelines shall be submitted to the Department and DBHDID. The guidelines shall be based on valid and reliable medical/behavioral health evidence or consensus of health professionals; consider the needs of Members; developed or adopted in consultation with contracting health professionals, and reviewed and updated periodically. Decisions with respect to UM, member education, covered services, and other areas to which the practice guidelines apply shall be consistent with the guidelines.
20.0    Kentucky Healthcare Outcomes

20.1	Kentucky Outcomes Measures and Health Care Effectiveness Data and Information Set (HEDIS) Measures

A goal of the Commonwealth’s Medicaid Program is to improve the health status of Medicaid Members. Therefore, the Department has established statewide goals, health care outcomes, and health indicators targeted and designated to accomplish this goal and comply with federal requirements established under 42 CFR.438.24 (C)(1) and (C)(2) relating to Contractor performance and reporting. The Department shall work with the Contractor to establish a set of unique Kentucky Medicaid Managed Care Performance Measures, which are aligned with national and state preventive initiatives (such as CHIPRA) which focus on improving health, including but not limited to Healthy People 2010 and Healthy Kentuckians 2010. Based upon these goals and requirements a Contractor shall implement steps targeted at health improvement for these selected performance measures in either the actual outcomes or processes used to affect those outcomes. Once performance goals are met, select measures may be retired, and new measures, based on CMS guidelines and/or developed collaboratively with the Contractor, may be implemented if either federal or state priorities change; findings and/or recommendations from the EQRO; or identification of quality concerns; or findings related to calculation and implementation of the measures require amended or different performance measures, the parties agree to amend the previously identified measures. Additionally, the Department, the Contractor, and the EQRO will review and evaluate the feasibility and strategy for rotation of measures requiring hybrid or medical record data collection to reduce the burden of measure production. The group may consider the annual HEDIS measure rotation schedule as part of this process. The Contractor in collaboration with the Department and the EQRO shall develop and initiate a performance measure specific to Individual Members with Special Health Care Needs (ISHCN).

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The Department shall assess the Contractor’s achievement of performance improvement related to the health outcome measures. The Contractor shall be expected to achieve demonstrable and sustained improvement for each measure. Specific quantitative performance targets and goals are to be set by the workgroup. The Contractor shall report activities on the performance measures in the QAPI work plan quarterly and shall submit an annual report after collection of performance data. The Contractor shall stratify the data to each measure by the Medicaid eligibility category, race ethnicity, gender and age to the extent such information has been provide by the Department to Contractor. This information will be used to determine disparities in health care.

20.2	HEDIS Measures Incentive Program

In order to encourage consistent improvements in health outcomes, the Department shall create a HEDIS Measure Incentive Program (“Incentive Program”) as follows:

A.
The Department shall create a HEDIS Measure Incentive Program Pool (the “Pool”) of one percent (1%) of the Capitation Payments (excluding Duals or health insurer’s assessments) for the period July 1, 2015 through December 31, 2015.

B.
Thereafter, the Incentive Program shall operate in twelve-month calendar year periods, the Incentive Period. For each Incentive Period after the initial Incentive Period, the Pool (excluding Duals, or health insurer’s assessments) shall increase by one-quarter of one percent (0.25%), not to exceed a cap of two percent (2%).

C.
Incentives are a HEDIS Measure Performance Incentive (a “Performance Incentive”) and a HEDIS Measure Improvement Incentive (an “Improvement Incentive”). The Department shall allocate a part of the Pool into the Performance Incentive and the Improvement Incentive. The Contractor shall be eligible to participate in the Performance Incentive provided it has HEDIS Measurements in the Calendar Year of the Incentive Period. The Contractor is eligible to participate in the Improvement Incentive provided it has HEDIS Measurements in both the Calendar Year of the Incentive Period and in the preceding year.

E.
The Pool shall be distributed based upon the Contractor’s earned Shares. Shares are determined for each HEDIS Measurement, including behavioral health HEDIS measures, provided all MCOs within the Incentive have a measurement (common measure).

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F.
The Performance Incentive shares are determined using National Medicaid Benchmarks Percentiles. The Contractor will receive one-quarter (0.25) share for each HEDIS Measurement that is greater than or equal to the fifty percentile and less than the seventy-five percentile (>= 50% and <75%) in the HEDIS Measurement Year/Incentive Period. The MCO will receive one-half (0.5) share for each HEDIS Measurement that is greater than or equal to the seventy-five percentile and less than the ninety percentile (>= 75% and <90%) in the HEDIS Measurement Year/Incentive Period. The MCO will receive one (1.0) share for each HEDIS Measurement that is greater than or equal to the ninety percentile (>=90%) in the HEDIS Measurement Year/Incentive Period.

G.
The Improvement Incentive shares are determined using MCO HEDIS Measurements from the Incentive Period and the preceding year. The MCO will receive one (1.0) share for each two percentage (2%) increase in a HEDIS Measurement between the Incentive Period and preceding year.

H.
The MCO Total Incentive Payment is the sum of the MCO Performance Incentive and the MCO Improvement Incentive. The MCO Incentive amounts are determined as the Total Incentive Pool multiplied by the product of the Incentive amount based on the MCO’s premiums and MCO’s Incentive Shares) divided by (the sum of the product for each participating MCO’s Incentive amount based on the MCOs premiums and MCO’s Incentive Shares). Samples of Incentive Payments can be found in Appendix G. “HEDIS Measures Incentive Program.”

20.3	Reporting HEDIS Performance Measures

The Contractor shall be required to collect and report HEDIS data annually. After completion of the Contractor’s annual HEDIS data collection, reporting and performance measure audit, the Contractor shall submit to the Department the Final Auditor’s Report issued by the NCQA certified audit organization and an electronic (preferred) or printed copy of the interactive data submission system tool (formerly the Data Submission tool) by no later than each August 31.
In addition, for each measure being reported, the Contractor shall provide trending of the results from all previous years in chart and table format. Where applicable, benchmark data and performance goals established for the reporting year shall be indicated. The Contractor shall include the values for the denominator and numerator used to calculate the measures.

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For all reportable Effectiveness of Care and Access/Availability of Care measures, the Contractor shall stratify each measure by Medicaid eligibility category, race, ethnicity, gender and age.
Annually, the Contractor and the department will select a subset of targeted performance from the HEDIS reported measures on which the Department will evaluate the Contractor’s performance. The Department shall inform the Contractor of its performance on each measure, whether the Contractor satisfied the goal established by the Department, and whether the Contractor shall be required to implement a performance improvement initiative. The Contractor shall have sixty (60) days to review and respond to the Departments performance report.
The Department reserves the right to evaluate the Contractor’s performance on targeted measures based on the Contractors submitted encounter data. The Contractor shall have 60 days to review and respond to findings reported as a result of these activities.

20.4	Accreditation of Contractor by National Accrediting Body

If the Contractor holds a current NCQA accreditation status it shall submit a copy of its current certificate of accreditation with a copy of the complete accreditation survey report, including scoring of each category, standard, and element levels, and recommendations, as presented via the NCQA Interactive Survey System (ISS): Status. Summarized & Detailed Results, Performance, Performance Measures, Must Pass Results Recommendations and History to the Department in accordance with timelines established by the Department.

If a Contractor has not earned accreditation of its Medicaid product through the National Committee for Quality Assurance (NCQA) Health Plan, the Contractor shall be required to obtain such accreditation within two (2) to four (4) years from the effective date of its initial MCO Contract with the Commonwealth.

20.5	Performance Improvement Projects (PIPs)

Performance Improvement Projects (PIPs) are required to address and achieve significant (demonstrable) and sustained improvement in focus areas over time. The projects are designed to measure diverse aspects of care, and care provided to diverse populations of Members. The Contractor must ensure that the chosen topic areas for PIP’s are not limited to only recurring, easily measured subsets of the health care needs of its Members. The selected PIPs topics must consider: the prevalence of a condition in the enrolled population; the need(s) for a specific service(s); member demographic characteristics and health risks; and the interest of Members in the aspect of care/services to be addressed.
The Contractor shall continuously monitor its own performance on a variety of dimensions of care and services for Members, identify areas for potential improvement, carry out individual PIPs, undertake system interventions to improve

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care and services, and monitor the effectiveness of those interventions. The Contractor shall develop and implement PIPs to address aspects of clinical care and non-clinical services and are expected to have a positive effect on health outcomes and Member satisfaction. While undertaking a PIP, no specific payments shall be made directly or indirectly to a provider or provider group as an inducement to reduce or limit medically necessary services furnished to a Member. Clinical PIPs should address preventive and chronic healthcare needs of Members, including the Member population as a whole and subpopulations, including, but not limited to Medicaid eligibility category, type of disability or special healthcare need, race, ethnicity, gender and age. PIPs shall also address the specific clinical needs of Members with conditions and illnesses that have a higher prevalence in the enrolled population. Non-clinical PIPs should address improving the quality, availability, and accessibility of services provided by the Contractor to Members and Providers. Such aspects of service should include, but not be limited to availability, accessibility, cultural competency of services, and complaints, grievances, and appeals.

The Contractor shall develop collaborative relationships with local health departments, behavioral health agencies and other community based health/social agencies to achieve improvements in priority areas. Linkage between the Contractor and public health agencies is an essential element for the achievement of public health objectives. The Contractor shall be committed to on-going collaboration in the area of service and clinical care improvements by the development of best practices and use of encounter data-driven performance measures.

The Contractor shall monitor and evaluate the quality of care and services by initiating at least one PIP each year and participating in one collaborative PIP each year. The Contractor-specific PIP shall alternate each year of the contract between one relating to physical health and one relating to behavioral health. The first collaborative PIP under this Contract shall have two components addressing both the physical and behavioral health of adults with Severe Mental Illness. The Department shall give the Contractor sixty (60) days’ notice for subsequent collaborative PIPs under this Contract.

The Department recognizes that the following conditions are prevalent in the Medicaid population in the Commonwealth and recommends that the Contractor considers the following topics for PIPs: diabetes, coronary artery disease screenings, colon cancer screenings, cervical cancer screenings, behavioral health, reduction in ED usage and management of ED Services. However, the Contractor may propose an alternative topic(s) for its annual PIPs to meet the unique needs of its Members if the proposal and justification for the alternative(s) are submitted to and approved by the Department.

Additionally, the Department shall require the Contractor to (1) implement an additional PIP specific to the Contractor, if findings from an EQR review or audit indicate the need for a PIP, or if directed by CMS; and (2) assist the Department in

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one (1) annual statewide PIP, if requested. In assisting the Department with implementation of an annual statewide PIP, the Contractor’s participation shall be limited to providing the Department with readily available data from Contractor’s region. The Contractor shall submit reports on PIPs as specified by the Department.

The Contractor shall report on each PIP utilizing the template provided by the Department and must address all of the following in order for the Department to evaluate the reliability and validity of the data and the conclusions drawn:

A.	Topic and its importance to enrolled members;

B.	Methodology for topic selection;

C.	Goals;

D.	Data sources/collection;

E.	Intervention(s) - not required for projects to establish baseline; and

F.	Results and interpretations - clearly state whether performance goals were met, and if not met, analysis of the intervention and a plan for future action.

The final report shall also answer the following questions and provide information on:

A.	Was Member confidentiality protected;

B.	Did Members participate in the performance improvement project?

C.	Did the performance improvement project include cost/benefit analysis or other consideration of financial impact;

D.	Were the results and conclusions made available to members, providers and any other interested bodies

E.	Is there an executive summary

F.	Do illustrations - graphs, figures, tables - convey information clearly

Performance reporting shall utilize standardized indicators appropriate to the performance improvement area. Minimum performance levels shall be specified for each performance improvement area, using standards derived from regional or national norms or from norms established by an appropriate practice organization. The norms and/or goals shall be pre-determined at the commencement of each performance improvement goal and the Contractor shall be monitored for achievement of demonstrable and/or sustained improvement.

The Contractor shall validate if improvements were sustained through periodic audits of the relevant data and maintenance of the interventions that resulted in improvement. The timeframes for reporting:

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A.	Project Proposal - due September 1 of each contract year. If PIP identified as a result of Department/EQRO review, the project proposal shall be due sixty (60) days after notification of requirement.

B.	Baseline Measurement - due at a maximum, one calendar year after the project proposal and no later than September 1 of the contract year.

C.	1st Remeasurement - no more than one calendar year after baseline measurement and no later than September 1 of the contract year.

D.	Conclusion - no more than one calendar year after the first remeasurement and no later than September 1 of the contract year.

20.6	Quality and Member Access Committee

The Contractor shall establish and maintain an ongoing Quality and Member Access Committee (QMAC) composed of Members, individuals from consumer advocacy groups or the community who represent the interests of the Member population.
Members of the committee shall be consistent with the composition of the Member population, including such factors as aid category, gender, geographic distribution, parents, as well as adult members and representation of racial and ethnic minority groups. Member participation may be excused by the Department upon a showing by Contractor of good faith efforts to obtain Member participation. Responsibilities of the committee shall include:

A.	Providing review and comment on quality and access standards;

B.	Providing review and comment on the Grievance and Appeals process as well as policy modifications needed based on review of aggregate Grievance and Appeals data;

C.	Proving review and comment on Member Handbooks;

D.	Reviewing Member education materials prepared by the Contractor;

E.	Recommending community outreach activities; and

F.	Providing reviews of and comments on Contractor and Department policies that affect Members.

The list of the Members participating with the QMAC shall be submitted to the Department annually.
21.0    Utilization Management

21.1	Medical Necessity

The Utilization Management (UM) program, processes and timeframes shall be in accordance with 42 CFR 456, 42 CFR 431, 42 CFR 438 and the private review

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agent requirements of KRS 304.17A as applicable. The Contractor shall have a comprehensive UM program that reviews services for Medical Necessity and that monitors and evaluates on an ongoing basis the appropriateness of care and services for physical and behavioral health. A written description of the UM program shall outline the program structure and include a clear definition of authority and accountability for all activities between the Contractor and entities to which the Contractor delegates UM activities. The description shall include the scope of the program; the processes and information sources used to determine service coverage; clinical necessity, appropriateness and effectiveness; policies and procedures to evaluate care coordination, discharge criteria, site of services, levels of care, triage decisions and cultural competence of care delivery; processes to review, approve and deny services, as needed, particularly but not limited to the EPSDT program. The UM program shall be evaluated annually, including an evaluation of clinical and service outcomes. The UM program evaluation along with any changes to the UM program as a result of the evaluation findings, will be reviewed and approved annually by the Medical Director, the Behavioral Health Director, or the Medicaid Commissioner.

21.2	National Standards for Medical Necessity Review

The Contractor shall adopt Interqual or Milliman for Medical Necessity; however, the contractor shall adopt the following standardized tools for medical necessity determinations for behavioral health -- for adults: Level of Care Utilization System (LOCUS); for children: Child and Adolescent Service Intensity Instrument (CASII) or the Child and Adolescent Needs and Strengths Scale (CANS); for young children; Early Childhood Service Intensity Instrument (ECSII); for substance use: American Society of Addiction Medicine (ASAM). The Contractor shall have in place mechanisms to check the consistency of application of review criteria. The written clinical criteria and protocols shall provide for mechanisms to obtain all necessary information, including pertinent clinical information, and consultation with the attending physician or other health care provider as appropriate. The Medical Director and Behavioral Health Director shall supervise the UM program and shall be accessible and available for consultation as needed.
Decisions to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a physician who has appropriate clinical expertise in treating the Member’s condition or disease. The reason for the denial shall be cited. Physician consultants from appropriate medical, surgical and psychiatric specialties shall be accessible and available for consultation as needed. The Medical Necessity review process shall be completed within two business days of receiving the request and shall include a provision for expedited reviews in urgent decisions.

A.	The Contractor shall submit its request to change any prior authorization requirement to the Department for review.

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B.
For the processing of requests for initial and continuing authorization of services, the Contractor shall require that its subcontractors have in place written policies and procedures and have in effect a mechanism to ensure consistent application of review criteria for authorization decisions.

C.
In the event that a Member or Provider requests written confirmation of an approval, the Contractor shall provide written confirmation of its decision within three working days of providing notification of a decision if the initial decision was not in writing. The written confirmation shall be written in accordance with Member Rights and Responsibilities.

D.	The Contractor shall have written policies and procedures that show how the Contractor will monitor to ensure clinical appropriate overall continuity of care.

E.	The Contractor shall have written policies and procedures that explain how prior authorization data will be incorporated into the Contractor’s overall Quality Improvement Plan.
Each subcontract must provide that consistent with 42 CFR Sections 438.6(h) and 422.208, compensation to individuals or entities that conduct UM activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to a Member.
The program shall identify and describe the mechanisms to detect under-utilization as well as over-utilization of services. The written program description shall address the procedures used to evaluate Medical Necessity, the criteria used, information sources, timeframes and the process used to review and approve the provision of medical services. The Contractor shall evaluate Member satisfaction (using the CAHPS survey) and provider satisfaction with the UM program as part of its satisfaction surveys. The UM program will be evaluated by the Department on an annual basis.

21.3	Adverse Actions Related to Requests for Services and Coverage Denials

The Contractor shall provide the Member written notice that meets the language and formatting requirements for Member materials, of any adverse Action (not just service authorization actions) within the timeframes for each type of Action pursuant to 42 CFR 438.210(c). The notice must explain:

A.	The action the Contractor has taken or intends to take;

B.	The reasons for the action in clear, non-technical language that is understandable by a layperson;

C.	The federal or state regulation supporting the action, if applicable;

D.	The Member’s right to appeal;

E.	The Member’s right to request a State hearing;

F.	Procedures for exercising Member’s rights to Appeal or file a Grievance;

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G.	Circumstances under which expedited resolution is available and how to request it;

H.
The Member’s rights to have benefits continue pending the resolution of the Appeal, how to request that benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services;

I.	Be available in the state-established prevalent non-English languages in its service area;

J.	Be available in alternative formats for persons with special needs; and

K.	Be easily understood in language and format.

The Contractor must give notice at least:

A.
Ten (10) Days before the date of an adverse Action when the Action is a termination, suspension or reduction of a covered service authorized by the Department, its agent or Contractor, except the period of advanced notice is shortened to five (5) Days if Member Fraud or Abuse has been determined.

B.	The Contractor must give notice by the date of the adverse Action for the following:

(1)	In the death of a Member;

(2)
A signed written Member statement requesting service termination or giving information requiring termination or reduction of services (where he understands that this must be the result of supplying that information);

(3)	The Member’s admission to an institution where he is ineligible for further services;

(4)	The Member’s address is unknown and mail directed to him has no forwarding address;

(5)	The Member has been accepted for Medicaid services by another local jurisdiction;

(6)	The Member’s physician prescribes the change in the level of medical care;

(7)	An adverse determination made with regard to the preadmission screening requirements for nursing facility admissions on or after January 1, 1989;

(8)
The safety or health of individuals in the facility would be endangered, the Member’s health improves sufficiently to allow a more immediate transfer or discharge, an immediate transfer or discharge is required by the Member’s urgent medical needs, or a Member has not resided in the nursing facility for thirty (30) days.

C.	The Contractor must give notice on the date of the adverse Action when the Action is a denial of payment.

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D.
The Contractor must give notice as expeditiously as the Member’s health condition requires and within State-established timeframes that may not exceed two (2) business days following receipt of the request for service, with a possible extension of up to fourteen (14) additional days, if the Member, or the Provider, requests an extension, or the Contractor justifies a need for additional information and how the extension is in the Member’s interest. If the Contractor extends the time frame, the Contractor must give the Member written notice of the reason for the decision to extend the timeframe and inform the Member of the right to file a Grievance if he or she disagrees with that decision; and issue and carry out the determination as expeditiously as the Member’s health condition requires and no later than the date the extension expires.

E.
For cases in which a Provider indicates, or the Contractor determines, that following the standard timeframe could seriously jeopardize the Member’s life or health or ability to attain, maintain or regain maximum function, the Contractor shall make an expedited authorization decision and provide notice as expeditiously as the Member’s health condition requires and no later than two (2) business days after receipt of the request for service.

F.
The Contractor shall give notice on the date that the timeframes expire when service authorization decisions not reached within the timeframes for either standard or expedited service authorizations. An untimely service authorization constitutes a denial and is thus an adverse action.

21.4	Prior Authorizations

The Department on or by January 1, 2016, shall approve a Prior Authorization Form for all participating MCOs, which shall be used by the Contractor to initiate its prior authorization process. The Contractor’s prior authorization process shall comply with 907 KAR 17:025 Section 2.

21.5	Assessment of Member and Provider Satisfaction and Access

The Contractor shall conduct an annual survey of Members’ and Providers’ satisfaction with the quality of services provided and their degree of access to services. The member satisfaction survey requirement shall be satisfied by the Contractor participating in the Agency for Health Research and Quality’s (AHRQ) current Consumer Assessment of Healthcare Providers and Systems survey (“CAHPS”) for Medicaid Adults and Children, administered by an NCQA certified survey vendor. The Contractor shall provide a copy of the current CAHPS survey tool to the Department. Annually, the Contractor shall assess the need for conducting special surveys to support quality/performance improvement initiatives that target subpopulations perspective and experience with access, treatment and

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services. To meet the provider satisfaction survey requirement the Contractor shall submit to the Department for review and approval the Contractor’s provider satisfaction survey tool. The Department shall review and approve any Member and Provider survey instruments and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results. A description of the methodology to be used conducting the Provider or other special surveys, the number and percentage of the Providers or Members to be surveyed, response rates, and a sample survey instrument, shall be submitted to the Department along with the findings and interventions conducted or planned. All survey results must be reported to the Department, and upon request, disclosed to Members.
22.0    Monitoring and Evaluation

22.1	Financial Performance Measures

Contractor shall provide reports quarterly on trends in utilization for each category of eligibility in a format as directed by the Department. These categories of eligibility trends should include but not necessarily be limited to:

•	inpatient hospital admissions and days per thousand Member months;

•	outpatient hospital visits per thousand Member month;

•	emergency room visits per thousand Member months;

•	percent of emergency room visits resulting in admission;

•	ambulatory surgery / procedures per thousand Member months; hospital readmissions within 30 days per thousand Member months;

•	average visits per provider by major provider type;

•	PRTF admits and days per thousand;

•	mental hospital admits and days per thousand;

•	prescriptions dispensed by major drug class per thousand Member months;

•	Pharmacy cost per Member per month.

In addition a report shall be provided that displays expenditures by category of service by both month of service and month of payment; this report should distinguish between the eight major categories of eligibility: 1) Families and Children - Child, 2) Families and Children - Adult, 3) SSI without Medicare Adult, 4) SSI Child and 5) Foster Care Child, 6) Dual Eligibles, 7) ACA MAGI Adults, and 8) ACA Former Foster Care Child.

22.2	Monitoring Requirements

The Contractor is responsible for the faithful performance of the contract and shall have internal monitoring procedures and processes in place to ensure compliance. The Contractor shall fully cooperate with the Department, its agent and/or Contractor

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in the contract monitoring, which includes but is not limited to: tracking and/or auditing activity, which may require the Contractor to report progress and problems, provide documents, allow random inspections of its facilities, participate in scheduled meetings and monitoring, respond to requests for corrective action plans and provide reports as requested by the Department. Cooperation in contract monitoring and provision of documents during contract monitoring will be at no additional cost to the Department.

22.3	External Quality Review

Section 1902(a)(30)(c) of Title XIX of the Social Security Act, requires the Commonwealth to acquire an independent external review body for the purpose of performing an annual review of the quality of services provided by an MCO under contract with the Commonwealth, including the evaluation of quality outcomes and timeliness of access to services. Requirements relating to the External Quality Review (EQR) are further defined and described under 42 CFR 433 and 438. The results of EQR are made available, upon request, to specified groups and to interested stakeholders. The Contractor shall provide information to the External Quality Review Organization EQRO as requested to fulfill the requirements of the mandatory and optional activities required in 42 CFR Parts 433 and 438.

The Contractor shall cooperate and participate in EQR activities in accordance with protocols identified under 42 CFR 438, Subpart E. These protocols guide the independent external review of quality outcomes and timeliness of and access to services provided by a Contractor providing Medicaid services.

In an effort to avoid duplication, the Department may also use, in place of such audit, information obtained about the Contractor from a Medicare or private accreditation review in accordance with 42 CFR 438.360.

22.4	EQR Administrative Reviews

The Contractor shall assist the EQRO in completing all Contractor reviews and evaluations in accordance with established protocols previously described. The Contractor shall assist the Department and the EQRO in identification of Provider and Member information required to carry out annual, external independent reviews of the quality outcomes, and timeliness of on-site or off-site medical chart reviews. Timely notification of Providers and subcontractors of any necessary medical chart review shall be the responsibility of the Contractor.

22.5	EQR Performance

If during the conduct of an EQR by an EQRO acting on behalf of the Department, an adverse quality finding or deficiency is identified, the Contractor shall respond to and correct the finding or deficiency in a timely manner in accordance with guidelines established by the Department and EQRO. The Contractor shall:

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A.	Assign a staff person(s) to conduct follow-up concerning review findings;

B.	Inform the Contractor’s Quality Improvement Committee of the final findings and involve the committee in the development, implementation and monitoring of the corrective action plan;

C.
Submit a corrective action plan in writing to the EQRO and Department within 60 days that addresses the measures the Contractor intends to take to resolve the finding. The Contractor’s final resolution of all potential quality concerns shall be completed within six (6) months of the Contractor’s notification;

D.
The Contractor shall demonstrate how the results of the External Quality Review (EQR) are incorporated into the Contractor’s overall Quality Improvement Plan and demonstrate progressive and measurable improvement during the term of this Contract; and

E.	If Contractor disagrees with the EQRO’s findings, it shall submit its position to the Commissioner of the Department whose decision is final.
23.0    Member Services

23.1	Required Functions

The Contractor shall have a Member Services function that includes a call center which is staffed and available by telephone Monday through Friday 7 am to 7 pm Eastern Time (ET). The call center shall meet the current American Accreditation Health Care Commission/URAC-designed Health Call Center Standard (HCC) for call center abandonment rate, blockage rate and average speed of answer. If a Contractor has separate telephone lines for different Medicaid populations, the Contractor shall report performance for each individual line separately. The Department will inform the Contractor of any changes/updates to these URAC call center standards.

The Contractor shall also provide access to medical advice and direction through a centralized toll-free call-in system, available twenty-four (24) hours a day, seven (7) days a week nationwide. The twenty-four/seven (24/7) call-in system shall be staffed by appropriately trained medical personnel. For the purposes of meeting this requirement, trained medical professionals are defined as physicians, physician assistants, licensed practical nurses (LPN), and registered nurses (RNs).

The Contractor shall self-report their prior month performance in the three areas listed above, call center abandonment rate, blockage rate and average speed of answer, for their member services and twenty-four/seven (24/7) hour toll-free medical call-in system to the Department.

Appropriate foreign language interpreters shall be provided by the Contractor and

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available free of charge and as necessary to ensure availability of effective communication regarding treatment, medical history, or health education. Member materials shall be provided and printed in each language spoken by five (5) percent or more of the Members in each county. The Contractor staff shall be able to respond to the special communication need of the disabled, blind, deaf and aged and effectively interpersonally relate with economically and ethnically diverse populations. The Contractor shall provide ongoing training to its staff and Providers on matters related to meeting the needs of economically disadvantaged and culturally diverse individuals.

The Contractor shall require that all Service Locations meet the requirements of the Americans with Disabilities Act, Commonwealth and local requirements pertaining to adequate space, supplies, sanitation, and fire and safety procedures applicable to health care facilities. The Contractor shall cooperate with the Cabinet for Health and Family Services’ independent ombudsman program, including providing immediate access to a Member’s records when written Member consent is provided.

The Contractor’s Member Services function shall also be responsible for:

A.	Ensuring that Members are informed of their rights and responsibilities;

B.	Ensure each Member is free to exercise his or her rights without the Contractor or its Providers treating the Member adversely.

C.	Guaranteeing each Member’s right to receive information on available treatment options and alternatives, presented in a manner appropriate to the Member’s condition and ability to understand.

D.	Monitoring the selection and assignment process of PCPs;

E.	Identifying, investigating, and resolving Member Grievances about health care services;

F.	Assisting Members with filing formal Appeals regarding plan determinations;

G.	Providing each Member with an identification card that identifies the Member as a participant with the Contractor, unless otherwise approved by the Department;

H.	Explaining rights and responsibilities to members or to those who are unclear about their rights or responsibilities including reporting of suspected fraud and abuse;

I.
Explaining Contractor’s rights and responsibilities, including the responsibility to assure minimal waiting periods for scheduled member office visits and telephone requests, and avoiding undue pressure to select specific Providers or services;

J.
Providing within five (5) business days of the Contractor being notified of the enrollment of a new Member, by a method that will not take more than three (3) days to reach the Member, and whenever requested by member, guardian or authorized representative, a Member Handbook and information on how to access services;

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(alternate notification methods shall be available for persons who have reading difficulties or visual impairments);

K.	Explaining or answering any questions regarding the Member Handbook;

L.
Facilitating the selection of or explaining the process to select or change Primary Care Providers through telephone or face-to-face contact where appropriate. The Contractor shall assist members to make the most appropriate Primary Care Provider selection based on previous or current Primary Care Provider relationship, providers of other family members, medical history, language needs, provider location and other factors that are important to the Member. The Contractor shall notify members within thirty (30) days prior to the effective date of voluntary termination (or if Provider notifies Contractor less than thirty (30) days prior to the effective date, as soon as Contractor receives notice), and within fifteen (15) days prior to the effective date of involuntary termination if their Primary Care Provider leaves the Program and assist members in selecting a new Primary Care Provider;

M.	Facilitating direct access to specialty physicians in the circumstances of:

(1)	Members with long-term, complex health conditions;

(2)	Aged, blind, deaf, or disabled persons; and

(3)
Members who have been identified as having special healthcare needs and who require a course of treatment or regular healthcare monitoring. This access can be achieved through referrals from the Primary Care Provider or by the specialty physician being permitted to serve as the Primary Care Provider.

N.	Arranging for and assisting with scheduling EPSDT Services in conformance with federal law governing EPSDT for persons under the age of twenty-one (21) years;

O.
Providing Members with information or referring to support services offered outside the Contractor’s Network such as WIC, child nutrition, elderly and child abuse, parenting skills, stress control, exercise, smoking cessation, weight loss, behavioral health and substance abuse;

P.
Facilitating direct access to primary care vision services; primary dental and oral surgery services, and evaluations by orthodontists and prosthodontists; women’s health specialists; voluntary family planning; maternity care for Members under age 18; childhood immunizations; sexually transmitted disease screening, evaluation and treatment; tuberculosis screening, evaluation and treatment; and testing for HIV, HIV-related conditions and other communicable diseases; all as further described in Appendix H. “Covered Services” of this Contract;

Q.	Facilitating access to behavioral health services and pharmaceutical

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services;

R.
Facilitating access to the services of public health departments, Community Mental Health Centers, rural health clinics, Federally Qualified Health Centers, the Commission for Children with Special Health Care Needs and charitable care providers, such as Shriner’s Hospital for Children;

S.
Assisting members in making appointments with Providers and obtaining services. When the Contractor is unable to meet the accessibility standards for access to Primary Care Providers or referrals to specialty providers, the Member Services staff function shall document and refer such problems to the designated Member Services Director for resolution;

T.	Assisting members in obtaining transportation for both emergency and appropriate non-emergency situations;

U.	Handling, recording and tracking Member Grievances properly and timely and acting as an advocate to assure Members receive adequate representation when seeking an expedited Appeal;

V.	Facilitating access to Member Health Education Programs;

W.
Assisting members in completing the Health Risk Assessment (HRA) as outlined in Appendix H. “Covered Services” upon any telephone contact; and referring Members to the appropriate areas to learn how to access the health education and prevention opportunities available to them including referral to case management or disease management; and

X.
The Member Services staff shall be responsible for making an annual report to management about any changes needed in member services functions to improve either the quality of care provided or the method of delivery. A copy of the report shall be provided to the Department.

23.2    Member Handbook

The Contractor shall publish a Member Handbook in and make the handbook available to Members upon enrollment, to be delivered to the Member within five (5) business days of Contractor’s notification of Member’s enrollment. Contractor is in compliance with this requirement if the Member’s handbook is mailed within five (5) business days by a method that will not take more than three (3) days to reach the Member. The Member Handbook shall be available in English, Spanish and any other language spoken by five (5) percent of the potential enrollee or enrollee population. The Member Handbook shall be available in a hardcopy format as well as an electronic format online. The Contractor shall review the handbook at least annually and shall communicate any changes to Members in written form. Revision dates shall be added to the Member Handbook so that it is evident which version is the most current. Changes shall be approved by the Department prior to printing. The Department has the authority to review the Contractor’s Member Handbook at any time.

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The handbook shall be written at the sixth grade reading comprehension level and shall include at a minimum the following information:

A.
The Contractor’s Network of Primary Care Providers, including a list of the names, telephone numbers, and service site addresses of PCPs available for Primary Care Providers in the network listing. The network listing may be combined with the Member Handbook or distributed as a stand-alone document;

B.	The procedures for selecting a PCP and scheduling an initial health appointment;

C.
The name of the Contractor and address and telephone number from which it conducts its business; the hours of business; and the Member Services telephone number and twenty-four/seven (24/7) toll-free medical call-in system;

D.
A list of all available Covered Services, an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor;

E.	Member rights and responsibilities including reporting suspected fraud and abuse;

F.
Procedures for obtaining Emergency Care and non-emergency care after hours. For a life-threatening situation, instruct Members to use the emergency medical services available or to activate emergency medical services by dialing 911;

G.	Procedures for obtaining transportation for both emergency and non-emergency situations;

H.	Information on the availability of maternity, family planning and sexually transmitted disease services and methods of accessing those services;

I.	Procedures for arranging EPSDT for persons under the age of twenty-one (21) years;

J.	Procedures for obtaining access to Long Term Care Services;

K.	Procedures for notifying the Department for Community Based Services (DCBS) of family size changes, births, address changes, death notifications;

L.	A list of direct access services that may be accessed without the authorization of a PCP;

M.	Information about procedures for selecting a PCP or requesting a change of PCP and specialists; reasons for which a request may be denied; and reasons a Provider may request a change;

N.	Information about how to access care before a PCP is assigned or chosen;

O.	A Member’s right to obtain second opinion in or out of the Contractor’s Provider network and information on obtaining second opinions related to surgical procedures, complex and/or chronic conditions;

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P.	Procedures for obtaining Covered Services from non-network providers;

Q.	Procedures for filing a Grievance or Appeal. This shall include the title, address and telephone number of the person responsible for processing and resolving Grievances and Appeals;

R.	Information about the Cabinet for Health and Family Services’ independent ombudsman program for Members;

S.	Information on the availability of, and procedures for obtaining behavioral health/substance abuse health services;

T.	Information on the availability of health education services;

U.	Information deemed mandatory by the Department; and

V.	The availability of care coordination case management and disease management provided by the Contractor.

23.3    Member Education and Outreach

The Contractor shall develop, administer, implement, monitor and evaluate a Member and community education and outreach program that incorporates information on the benefits and services of the Contractor’s Program to its Members. The Outreach Program shall encourage Members and community partners to use the information provided to best utilize services and benefits.

Creative methods should be used to reach Contractor’s Members and community partners. These will include but not be limited to collaborations with schools, homeless centers, youth service centers, family resource centers, public health departments, school-based health clinics, chamber of commerce, faith-based organizations, and other appropriate sites.

The Contractor shall submit an annual outreach plan to the Department for review and approval subject to Section 4.4 “Approval of Department.” The plan shall include the frequency of activities, the staff person responsible for the activities and how the activities will be documented and evaluated for effectiveness and need for change.

23.4    Outreach to Homeless Persons

The Contractor shall assess the homeless population by implementing and maintaining a customized outreach plan for Homeless Persons population, including victims of domestic violence. The plan shall include:

A.	Utilizing existing community resources such as shelters and clinics; and

B.	Face-to-face encounters.

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The Contractor will not provide a differentiation of services for Members who are homeless. Victims of domestic violence should be a target for outreach as they are frequently homeless. Assistance with transportation to access health care may be provided via bus tokens, taxi vouchers or other arrangements when applicable.
23.5    Member Information Materials

All written materials provided to Members, including marketing materials, new member information, and grievance and appeal information shall be geared toward persons who read at a sixth-grade level, be published in at least a fourteen (14) point font size, and shall comply with the Americans with Disabilities Act of 1990 (Public Law USC 101-336). Font size requirements shall not apply to Member identification Cards. Braille and audio tapes shall be available for the partially blind and blind. Provisions to review written materials for the illiterate shall be available. Telecommunication devices for the deaf shall be available. Language translation shall be available if five (5) percent of the population in any county has a native language other than English. Materials shall be updated as necessary to maintain accuracy, particularly with regard to the list of participating providers.

All written materials provided to Members, including forms used to notify Members of Contractor actions and decisions, with the exception of written materials unique to individual Members, unless otherwise required by the Department shall be submitted to the Department for review and, approval prior to publication and distribution to Members such approval by the Department shall be subject to Section 4.4 “Approval of Department.”

In addition all Member materials concerning behavioral health, with the exception of written materials unique to individual Members, shall be submitted to DBHDID’s Director of the Division of Behavioral Health for review prior to publication and distribution to Members and shall also be subject to Section 4.4 “Approval of Department.”

23.6    Information Materials Requirements

The Contractor shall notify all Members of their right to request and obtain the information listed herein at least once a year and within a reasonable time after the Contractor receives from the Department notice of the Member's enrollment. Any change in the information listed herein shall be communicated at least 30 days before the intended effective date of the change.

A.
Names, locations, telephone numbers of, and non-English languages spoken by, Providers in the Contractor’s network, including identification of Providers that are not accepting new patients. This includes, at a minimum, information on primary care physicians, specialists, and hospitals.

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B.	Any restrictions on the Member's freedom of choice among network Providers.

C.	Member rights and protections, as specified in 42 CFR §438.100.

D.
Information on the right to file grievances and appeals and procedures as provided in 42 CFR §§438.400 through 438.424 and 907 KAR 17:010, including: requirements and timeframes for filing a grievance or appeal; availability of assistance in the filing process; toll-free numbers that the Member can use to file a grievance or an appeal by phone; that when requested benefits can continue during the grievance or appeal; and that the Member may be required to pay the cost of services furnished while the appeal is pending, if the final decision is adverse to the Member.

E.	Information on a State fair hearing including the right to hearing; method for obtaining a hearing; and rules that govern representation at the hearing.

F.	The amount, duration, and scope of benefits available under the Contract in sufficient detail to ensure that Members understand the benefits to which they are entitled.

G.	Procedures for obtaining benefits, including authorization requirements.

H.	The extent to which, and how, Members may obtain benefits, including family planning services, from out-of-network providers.

I.	The extent to which, and how, after-hours and emergency coverage are provided, including:

(1)	What constitutes emergency medical condition, emergency services, and post-stabilization services, with reference to the definitions in 42 CFR §438.114(a) and 907 KAR 3:130.

(2)	The fact that prior authorization is not required for emergency services.

(3)	The process and procedures for obtaining emergency services, including use of the 911-telephone system.

(4)	The locations of any emergency settings and other locations at which providers and hospitals furnish emergency services and post-stabilization services covered under the Contract.

(5)	The fact that, subject to the provisions of this section, the Member has a right to use any hospital or other setting for emergency care.

J.	The post-stabilization care services rules set forth at 42 CFR §422.113(c).

K.	The Contractor’s policy on referrals for specialty care and for other benefits not furnished by the Member's primary care provider.

L.	Cost sharing, if any.

M.	How and where to access any benefits that are available under the State plan but are not covered under the Contract.

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N.	Any appeal rights made available to Providers to challenge the failure of the Contractor to cover a service.

O.	Advance directives, as set forth in 42 CFR §438.6(i)(2).

P.	Upon request, information on the structure and operation of the Contractor and physician incentive plans.

Q.	A Member’s right to request and receive a copy of his or her medical records and request that the records be amended or corrected.

23.7    Member Rights and Responsibilities

The Contractor shall have written policies and procedures that are designed to protect the rights of Members and enumerate the responsibilities of each Member. A written description of the rights and responsibilities of Members shall be included in the Member information materials provided to new Members. A copy of these policies and procedures shall be provided to all of the Contractor’s Network Providers to whom Members may be referred. In addition, these policies and procedures shall be provided to any Out-of-Network Provider upon request from the Provider.
The Contractor’s written policies and procedures that are designed to protect the rights of Members shall include, without limitation, the right to:

A.	Respect, dignity, privacy, confidentiality and nondiscrimination;

B.	A reasonable opportunity to choose a PCP and to change to another Provider in a reasonable manner;

C.	Consent for or refusal of treatment and active participation in decision choices;

D.	Ask questions and receive complete information relating to the Member’s medical condition and treatment options, including specialty care;

E.	Voice Grievances and receive access to the Grievance process, receive assistance in filing an Appeal, and request a state fair hearing from the Contractor and/or the Department;

F.	Timely access to care that does not have any communication or physical access barriers;

G.	Prepare Advance Medical Directives pursuant to KRS 311.621 to KRS 311.643;

H.	Assistance with Medical Records in accordance with applicable federal and state laws;

I.	Timely referral and access to medically indicated specialty care; and

J.	Be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation.

K.
Any Indian enrolled with the Contractor eligible to receive services from a participating I/T/U provider or a I/T/U primary care provider shall be allowed to receive services from that provider if part of Contractor’s network,

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The Contractor shall also have policies addressing the responsibility of each Member to:

A.	Become informed about Member rights;

B.	Abide by the Contractor’s and Department’s policies and procedures;

C.	Become informed about service and treatment options;

D.	Actively participate in personal health and care decisions, practice healthy lifestyles;

E.	Report suspected Fraud and Abuse; and

F.	Keep appointments or call to cancel.

23.8    Member Choice of MCO

The Department will enroll and disenroll eligible Members in conformance with this Contract. The Contractor is not allowed to induce or accept disenrollment from a Member. The Contractor shall direct the Member to contact the Department for enrollment or disenrollment questions.

The Department makes no guarantees or representations to the Contractor regarding the number of eligible members who will ultimately be enrolled with the Contractor or the length of time any Member will remain enrolled with the Contractor.

The Department will electronically transmit to the Contractor new Member information monthly and will electronically transmit demographic changes regarding Members daily.

23.9    Membership Identification Cards

Each Member will receive two (2) identification cards. One will be issued by the Department or its agent for Medicaid eligibility, and the other will be issued by the Contractor (for membership). The Membership card will also include the PCP, if applicable.
24.0    Member Selection of Primary Care Provider (PCP)

24.1	Members Not Required to Have a PCP
Dual Eligible Members, Members who are presumptively eligible, disabled children, and foster care children are not required to have a Primary Care Provider (PCP).

24.2	Member Choice of Primary Care Provider
Members shall choose or have the Contractor select a PCP for their medical home. The Contractor shall have two processes in place for Members to choose a PCP:

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A.	A process for Members who have SSI coverage but are not Dual Eligible Members; and

B.	A process for other Members.

24.3	Members without SSI

A Member without SSI shall be offered an opportunity to: (1) choose a new PCP who is affiliated with the Contractor’s network or (2) stay with their current PCP as long as such PCP is affiliated with the Contractor’s network. Each Member shall be allowed to choose his or her Primary Care Provider from among all available Contractor Network Primary Care Providers and specialists as is reasonable and appropriate for Member.
The Contractor shall have procedures for serving Members from the date of notification of enrollment, whether or not the Member has selected a Primary Care Provider. The Contractor shall send Members a written explanation of the Primary Care Provider selection process within ten (10) business days of receiving enrollment notification from the Department, either as a part of the Member Handbook or by separate mailing. Members will be asked to select a Primary Care Provider by contacting the Contractor’s Member Services department with their selection. The written communication shall include the timeframe for selection of a Primary Care Provider, an explanation of the process for assignment of a Primary Care provider if the Member does not select a Primary Care Provider and information on where to call for assistance with the selection process.
A Member shall be allowed to select, from all available, but not less than two (2) Primary Care Providers in the Contractor’s Network.
Contractor shall assign the Member to a Primary Care Provider:

A.	Who has historically provided services to the Member, meets the Primary Care Provider criteria and participates in the Contractor’s Network;

B.
If there is no such Primary Care Provider who has historically provided services, the Contractor shall assign the Member to a Primary Care Provider, who participates in the Contractor’s Network and is within thirty (30) miles or thirty (30) minutes from the Member’s residence in an urban area or within forty-five (45) miles or forty-five (45) minutes from the Member’s residence in a rural area. The assignment shall be based on the following:

(1)	The need of children and adolescents to be followed by pediatric or adolescent specialists;

(2)	Any special medical needs, including pregnancy;

(3)	Any language needs made known to the Contractor; and

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(4)	Area of residence and access to transportation.

The Contractor shall monitor and document in a quarterly report to the Department the number of eligible individuals that are assigned a PCP. The Contractor shall notify the Member, in writing, of the PCP assignment, including the Provider’s name, and office telephone number. The Contractor shall make available to the PCP a roster on the first day of each month of Members who have selected or been assigned to his/her care.
If the Contractor assigns the Member a PCP prior to offering the Member the process above for self-selection, then in the event the Contractor receives a request from the Member within thirty (30) days for a reassignment, the reassignment shall be retroactively effective to the date of the Member’s assignment to the Contractor.

24.4	Members who have SSI and Non-Dual Eligibles

A Member who has SSI but is not a dual eligible shall be offered an opportunity to: (1) choose a new PCP who is affiliated with the Contractor’s network or (2) stay with their current PCP as long as such PCP is affiliated with the Contractor’s network. Each Member shall be allowed to choose his or her Primary Care Provider from among all available Contractor Network Primary Care Providers and specialists as is reasonable and appropriate for Member.
The Contractor will send Members information regarding the requirement to select a PCP, or one will be assigned to them accordingly to the following:

A.
Upon Enrollment, Member will receive a letter requesting them to select a PCP. This letter may be included in the Member Welcome Kit. After one month, if the Member has not selected a PCP, the Contractor must send a second letter requesting the Member to select a PCP within thirty (30) days or one will be chosen for the Member.

B.
At the end of the third thirty (30) day period, if the Member has not selected a PCP, the Contractor may select a PCP for the Member and send a card identifying the PCP selected for the Member and informing the Member specifically that the Member can contact the Contractor and make a PCP change.

If the Contractor assigns the Member a PCP prior to offering the Member the process above for self-selection, then in the event the Contractor receives a request from the Member for a PCP reassignment within thirty (30) days of the auto assignment, the reassignment shall be retroactively effective to the date of the Member’s assignment to the Contractor.

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24.5	Selection Procedures for Foster Children, Adoption and Guardianship

DCBS and DAIL staff will apply for Medicaid on behalf of foster children (DCBS) and guardianship clients (DAIL) through an expedited application process agreed on by the Department and DCBS and DAIL.
Members who are children in foster care and adult guardianship clients may move frequently from one placement to another. The parties agree that the following procedures will be used to determine the residence of these Members for the purpose of maintaining -a PCP selection.
Foster Children. For members who are in foster care, assignment will be based on where the foster child’s DCBS case is located (which is usually the region where the child’s family of origin resides). It is the responsibility of the DCBS to notify the Contractor of a foster child’s change in placement.
Adopted Children. For members who have been adopted, the Member’s region of residence shall be determined by the adoptive parent’s official residence.
Adult Guardianship. For members who are in adult guardianship status, the county of residence shall be where the Member is living. Brief absences, such as for respite care or hospitalization, not to exceed one month, do not change the county of residence.
The DCBS shall notify the Department when a Member’s case is transferred to another area. The Department will include notice of the transfer in the HIPAA 834.
For former foster children under the age of 26 covered by the Expansion of Medicaid by the ACA, the county of residence shall be where the Member is living.

24.6	Primary Care Provider (PCP) Changes

The Contractor shall have written policies and procedures for allowing Members to select or be assigned to a new PCP when such a change is mutually agreed to by the Contractor and Member, when a pcp is terminated from coverage, or when a pcp change is as part of the resolution to an Appeal. The Contractor shall allow Members to select another pcp within ten (10) days of the approved change or the Contractor shall assign a pcp to the Member if a selection is not made within the time frame. Pursuant to 42 CFR 438.56, for Members in a designated rural area in which only the Contractor provides services, the restrictions on changing PCPs cannot be more restrictive than for Member Disenrollment as outlined in Section 27.3 “Member Request for Disenrollment.”
A Member shall have the right to change the PCP ninety (90) days after the initial assignment and once a year regardless of reason, and at any time for any reason as approved by the Member’s Contractor. The Member may also change the PCP if there has been a temporary loss of eligibility and this loss caused the Member to

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miss the annual opportunity, if Medicaid or Medicare imposes sanctions on the PCP, or if the Member and/or the PCP are no longer located in the same Medicaid Region.
The Member shall also have the right to change the PCP at any time for cause. Good cause includes the Member was denied access to needed medical services; the Member received poor quality of care; and the Member does not have access to providers qualified to treat his or her health care needs. If the Contractor approves the Member’s request, the assignment will occur no later than the first day of the second month following the month of the request.
PCPs shall have the right to request a Member’s Disenrollment from his/her practice and be reassigned to a new PCP in the following circumstances: incompatibility of the PCP/patient relationship or inability to meet the medical needs of the Member. PCPs shall not have the right to request a Member’s Disenrollment from their practice for the following: a change in the Member’s health status or need for treatment; a Member’s utilization of medical services; a Member’s diminished mental capacity; or, disruptive behavior that results from the Member’s special health care needs unless the behavior impairs the ability of the PCP to furnish services to the Member or others. Transfer requests shall not be based on race, color, national origin, handicap, age or gender. The Contractor shall authority to approve all transfers.
The initial PCP must serve until the new PCP begins serving the Member, barring ethical or legal issues. The Member has the right to file a grievance regarding such a transfer.
The PCP shall make the change for request in writing. Member may request a PCP change in writing, face to face or via telephone.
25.0    Member Grievances and Appeals

25.1	General Requirements

The Contractor shall have an organized grievance system that shall include- a grievance process, an appeals process, and access for Members to a State fair hearing pursuant to KRS Chapter 13B. The Department, by or before January 1, 2016, shall provide a standardized form for all participating MCOs for a Member to begin the Contractor’s grievance and appeal process.

25.2	Member Grievance and Appeal Policies and Procedures

The Contractor shall have a timely and organized Grievance and Appeal Process with written policies and procedures for resolving Grievances filed by Members. The Grievance and Appeal Process shall address Members’ oral and written grievances. The Grievance and Appeal Process shall be approved in writing by the Department prior to implementation and shall be conducted in compliance with the notice, timelines, rights and procedures in 42 CFR 438 subpart F, 907 KAR

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17:010 and other applicable CMS and Department requirements. These policies and procedures shall include, but not be limited to:

A.	Provide the Member the opportunity to present evidence and allegations of fact or law, in person as well as in writing;

B.	Allow the Member or the Member’s representative prior to and after the appeal to review the Member’s case file;

C.	Consider the Member, the Member’s representative, or the legal representative of the Member’s estate as parties to the appeal;

D.	A process for evaluating patterns of grievances for impact on the formulation of policy and procedures, access and utilization;

E.	Procedures for maintenance of records of grievances separate from medical case records and in a manner which protects the confidentiality of Members who file a grievance or appeal;

F.	Ensure that a grievance or an appeal is disposed of and notice given as expeditiously as the Member’s health condition requires but not to exceed 30 days from its initiation;

G.	Ensure individuals who make decisions on grievances and appeals were not involved in any prior level of review;

H.	If the grievance involves a Medical Necessity determination, ensure that the grievance and appeal is heard by health care professionals who have the appropriate clinical expertise;

I.
Process for informing Members, orally and/or in writing, about the Contractor’s Grievance and Appeal Process by making information readily available at the Contractor’s office, by distributing copies to Members upon enrollment; and by providing it to all subcontractors at the time of contract or whenever changes are made to the Grievance and Appeal Process;

J.	Provide assistance to Members in filing a grievance if requested or needed;

K.	Include assurance that there will be no discrimination against a Member solely on the basis of the Member filing a grievance or appeal;

L.	Include notification to Members in the Member Handbook regarding how to access the Cabinet’s ombudsmen’s office regarding grievances, appeals and hearings;

M.	Provide oral or written notice of the resolution of the grievance in a manner to ensure ease of understanding;

N.	Provide for an appeal of a grievance decision if the Member is not satisfied with that decision.

O.	Provide for continuation of services, if appropriate, while the appeal is pending;

P.	Provide expedited appeals relating to matters which could place the Member at risk or seriously compromise the Member’s health or well-being;

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Q.	Not require a Member or a Member’s representative to follow an oral request for an expedited appeal with a written request;

R.	Inform the Member of the limited time to present evidence and allegations of fact or law in the case of an expedited appeal;

S.	Provide written notice of the appeal decision;

T.	Provide for the right to request a hearing under KRS Chapter 13B; -

U.	Provide for continuation of services, if appropriate, while the hearing is pending;

V.	Allows a Provider to file a grievance or appeal on the Member’s behalf as provided in 907 KAR 17.010; and.

W.
Notifies the Member that if a Service Authorization Request is denied and the Member proceeds to receive the service and appeal the denial, if the appeal is in the Contractor’s favor, that the Member may be liable for the cost.

If the Contractor continues or reinstates the Member's benefits while the appeal is pending, the benefits must be continued until one of the following occurs:

A.	The Member withdraws the appeal,

B.	The Member does not request a State Fair Hearing with continuation of benefits within 10 days from the date the Contractor mails an adverse appeal decision,

C.	A State Fair Hearing decision adverse to the Member is made, or

D.	The service authorization expires or authorization limits are met.

All grievance or appeal files shall be maintained in a secure and designated area and be accessible to the Department or its designee, upon request, for review. Grievance or appeal files shall be retained for ten (10) years following the final decision by the Contractor, HSD, an administrative law judge, judicial appeal, or closure of a file, whichever occurs later.

The Contractor shall have procedures for assuring that files contain sufficient information to identify the grievance or appeal, the date it was received, the nature of the grievance or appeal, notice to the Member of receipt of the grievance or appeal, all correspondence between the Contractor and the Member, the date the grievance or appeal is resolved, the resolution, the notices of final decision to the Member, and all other pertinent information. Documentation regarding the grievance shall be made available to the Member, if requested.

25.3	State Hearings for Members

A Member may not file a grievance with the state. A Member shall exhaust the internal Appeal process with the Contractor prior to requesting a State Fair Hearing. The Contractor, the Member, or the Member’s representative or legal representative of the Member’s estate shall be parties to the hearing as provided in 907 KAR 17:010

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(5). A Member may request a State Fair Hearing if he or she is dissatisfied with an Action that has been taken by the Contractor within forty-five (45) days of the final appeal decision by the Contractor as provided for in 907 KAR 17:010. A Member may request a State Fair Hearing for an Action taken by the Contractor that denies or limits an authorization of a requested service or reduces, suspends, or terminates a previously authorized service. The standard timeframe for reaching a decision in a State Fair Hearing is found in KRS Chapter 13B.
Failure of the Contractor to comply with the State Fair Hearing requirements of the state and federal Medicaid law in regard to an Action taken by the Contractor or to appear and present evidence will result in an automatic ruling in favor of the Member.
The contractor shall authorize or provide the disputed services promptly and as expeditiously as the Member's health condition requires if the services were not furnished while the appeal was pending and the State Fair Hearing results in a decision to reverse the Contractor’s decision to deny, limit, or delay services. The Contractor shall pay for disputed services received by the Member while the appeal was pending and the State Fair Hearing reverses a decision to deny authorization of the services.

The Department shall provide for an expedited State Fair hearing within three (3) days of a request for an appeal that meets the requirements of an expedited appeal after a denial by the Contractor.
26.0    Marketing

26.1	Marketing Activities

The Contractor shall submit any marketing plans and all marketing materials related to the Medicaid managed care program to the Department and shall obtain the written approval of the Department prior to implementing any marketing plan or arranging for the distribution of any marketing materials to potential enrollees. The Contractor shall abide by the requirements in 42 CFR 438.104 regarding Marketing activities. The Contractor shall establish and at all times maintain a system of control over the content, form, and method of dissemination of its marketing and information materials or any marketing and information materials disseminated on its behalf or through its Subcontractors. The Contractor shall provide marketing materials in English, Spanish and any other language spoken by five (5) percent of the potential enrollee or enrollee population. The marketing plan shall include methods and procedures to log and resolve marketing Grievances. The Contractor shall conduct mass media advertising directed to enrollees in the entire state pursuant to the marketing plan.

Marketing by mail, mass media advertising and community oriented marketing directed at potential Members shall be allowed, subject to the Department’s prior approval. The Contractor shall be responsible for all costs of mailing, including labor costs.

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Any marketing materials referring to the Contactor must be approved in writing by the Department prior to dissemination, including mailings sent only to Members. The Contractor agrees to engage only in marketing activities that are pre-approved in writing by the Department. The Contractor shall require its Subcontractors to submit any marketing or information materials which relates to this Contract prior to disseminating same. The Contractor shall be responsible for submitting such marketing or information materials to the Department for approval. The Department shall have the same approval authority over such Subcontractor materials as over Contractor materials. The Contractor must correct problems and errors subsequently identified by the Department after notification by the Department. Any approval required by Section 26.1 “Marketing Activities” shall be subject to Section 4.4 “Approval of Department.”

26.2	Marketing Rules

The Contractor shall abide by the requirements in 42 CFR Section 438.104 regarding Marketing activities. Face to face marketing by the Contractor directed at Members or potential Members is strictly prohibited. In developing marketing materials such as written brochures, fact sheets, and posters, the Contractor shall abide by the following rules:

A.
No marketing materials shall be disseminated through the Contractor’s Provider network. If the Contractor supplies branded health education materials to its Provider network, distribution shall be limited to the Contractor’s Members and not available to those visiting the Provider’s facility. Such branded health education materials shall not provide enrollment or disenrollment information. Any violation of this section shall be subject to the maximum sanction contained in Section 40.5 “Penalties for Failure to Correct.”

B.	No fraudulent, misleading, or misrepresentative information shall be used in the marketing materials;

C.	No offers of material or financial gain shall be made to potential enrollees as an inducement to select a particular provider or use a product;

D.	No offers of material or financial gain shall be made to any person for the purpose of soliciting, referring or otherwise facilitating the enrollment of any enrollee;

E.	No direct or indirect door-to-door, telephone or other cold-call marketing activities;

F.	All marketing materials comply with information requirements of 42 CFR 438.10; and

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G.	No materials shall contain any assertion or statement (whether written or oral) that CMS, the federal government, the Commonwealth, or any other similar entity endorses the Contractor.

The following are inappropriate marketing activities, and the Contractor shall not:

A.
Provide cash to Members or potential Members, except for stipends, in an amount approved by the Department and reimbursement of expenses provided to Members for participation on committees or advisory groups;

B.
Provide gifts or incentives to Members or potential Members unless such gifts or incentives: (1) are also provided to the general public; (2) do not exceed ten dollars per individual gift or incentive; and (3) have been pre-approved by the Department;

C.
Provide gifts or incentives to Members unless such gifts or incentives: (1) are provided conditionally based on the Member receiving preventive care or other Covered Services; (2) are not in the form of cash or an instrument that may be converted easily to cash; and (3) have been pre-approved by the Department;

D.	Seek to influence a potential Member’s enrollment with the Contractor in conjunction with the sale of any private insurance;

E.	Induce providers or employees of the Department to reveal confidential information regarding Members or otherwise use such confidential information in a fraudulent manner; or

F.	Threaten, coerce or make untruthful or misleading statements to potential Members or Members regarding the merits of enrollment with the Contractor or any other plan.
27.0    Member Eligibility, Enrollment and Disenrollment

27.1	Eligibility Determination

The Department shall have the exclusive right to determine an individual’s eligibility for the Medicaid Program and eligibility to become a Member of the Contractor. Such determination shall be final and is not subject to review or appeal by the Contractor. Nothing in this section prevents the Contractor from providing the Department with information the Contractor believes indicates that the Member’s eligibility has changed.

27.2	Assignments of New Members

Due consideration shall be given to the following when making assignments Members who do not select an MCO when enrolling:

A.	Keeping the family together - Assign members of a family to the same MCO.

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B.	Continuity of Care - Preserve the family’s pre-established relationship with providers to the extent possible.

C.	Robust MCO Competition - equitable distribution of the participants among the MCOs.

In order to ensure equitable distribution of members there will be a MCO maximum threshold and a minimum threshold assigned. Those thresholds shall be developed prior to the July 1, 2015, the start date of this contract. If the Contractor was participating in the Managed Care Program as an MCO prior to entering into this contract, its current membership shall not be reassigned on July 1, 2015. However, the thresholds developed for July 1, 2015 shall apply.

After June 30, 2015, the Department shall follow the steps below for the purpose of equitable distribution.

A.	All managed care members of a Medicaid family will be assigned to the same MCO.

B.
Continuity of Care - The Department will use Claims history to determine the most recent, regularly visited primary care physicians (PCP). The top three PCP providers for each member will be considered. This determination will be based on the last 12 months of history with relative weights based on the time period of the visits. The weight will be 1 thru 3 with 3 being assigned to visits in the most recent four months; 1 being assigned to visits in the earliest four month period, and 2 being assigned to the visits in the middle four month period. Next, each member’s top three PCP Providers will be matched against the provider network of the region’s MCOs and a “MCO network suitability score” will be assigned to each family member.

C.
In order to give due consideration to children and individuals with specialized health care needs it is important that all family members are not treated equally in developing the family unit’s overall MCO score. The ratio between the numbers of children eligible for managed care versus the number of adults eligible for managed care is almost 1.9 to 1. Therefore the “MCO network suitability score” for a child will be further multiplied by a factor of 1.9. Similarly individuals with special health care needs (identified as SSI Adults, SSI Children, and Foster Care) will have their score adjusted by a factor of 1.6 which represents the relative cost of these individuals relative to the cost of adults over 18. In the case of SSI Children and Foster Care both the child factor (1.9) and the special needs factor (1.6) will be applied. After these adjustments, , each family member’s individual “MCO network suitability score” will be added together to determine the family unit’s “MCO network suitability score”

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D.
The family will be assigned to the MCO with the highest “MCO network suitability score” unless that MCO has exceeded its maximum threshold. Two maximum thresholds are defined for each region: Families and Children, and Others. If the family unit has both categories of individuals, then both thresholds will apply. In a scenario where the applicable threshold(s) are exceeded, the family will be assigned to the MCO with next highest score. If a tie exists between two eligible MCOs, see the following step used.

E.
In scenarios where multiple eligible MCOs have the same score for the family “MCO network suitability score”, the MCOs which are under the minimum threshold will be given preference, until the MCO reaches the minimum threshold.

F.	In scenarios where multiple MCOs have the same score for the family “MCO network suitability score” and all MCOs are above the minimum threshold, the family will be assigned on a rotation basis.

27.3	General Enrollment Provisions

The Department shall notify the Contractor of the Members to be enrolled with the Contractor. The Contractor shall provide for a continuous open enrollment period throughout the term of the Contract. The Contractor shall not discriminate against potential Members on the basis of an individual’s health status, need for health services, race, color, religion, or national origin, and shall not use any policy or practice that has the effect of discriminating on the basis of a Member’s health status, need for health services, race, color, religion, or national origin.

The Department shall be responsible for the enrollment. The Department shall develop an enrollment packet to be sent to potential Members. The Contractor shall have an opportunity to review and comment on the information to be included in the enrollment packet, and may be asked to provide material for the enrollment packet.

Generally, during the first ninety (90) calendar days after the effective date of initial enrollment, whether the Member selected the Contractor or was assigned through an automatic process, the Member shall have the opportunity to change their Contractor and once a year thereafter in accordance with 42 CFR 438.

27.4	Enrollment Procedures

Each Member shall be provided with a Kentucky Medical Assistance Identification Card.

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Within five (5) business days after receipt of notification of new Member enrollment, the Contractor shall send a confirmation letter to the Member by a method that will not take more than three (3) days to reach the Member. The confirmation letter shall include at least the following information: the effective date of enrollment; Site and PCP contact information; how to obtain referrals; the role of the Care Coordinator and Contractor; the benefits of preventive health care; Member identification card; copy of the Member Handbook; and list of covered services. The identification card may be sent separately from the confirmation letter as long as it is sent within five (5) business days after receipt of notification of new Member enrollment.

27.5	Enrollment Levels

The Contractor shall accept all Members, regardless of overall plan enrollment. Enrollment shall be without restriction and shall be in the order in which potential Members apply or are assigned. The Contractor shall maintain staffing and service delivery network necessary to adhere to minimum standards for Covered Services.

Members may voluntarily choose a Contractor. Members who do not select a Contractor will be auto-assigned to a Contractor by the Department. The Department reserves the right to re-evaluate and modify the auto-assignment algorithm anytime for any reason, provided however, the Department shall provide written notice to Contractor of any modification of the auto-assignment algorithm at least sixty (60) days before the implementation of such modification.

The Department may develop specific limitations regarding Member enrollment with the Contractor to take into consideration quality, cost, competition and adverse selection.

27.6	Enrollment Period

Enrollment begins at 12:01 a.m. on the first day of the first calendar month for which eligibility is indicated on the eligibility file (HIPAA 834) transmitted to the Contractor, and shall remain until the Member is disenrolled in accordance with disenrollment provisions of this Contract. Applicable state and federal law determines membership for newborns. Membership begins on day of application for members who are presumptive eligible.
The Contractor shall be responsible for the provision and costs of all Covered Services beginning on or after the beginning date of Enrollment. In the event a Member entering is receiving Medically Necessary Covered Services the day before Enrollment, the Contractor shall be responsible for the costs of continuation of such Medically Necessary Covered Services, without any form of prior approval and without regard to whether such services are being provided within or outside the Contractor’s Network until such time as the Contractor can reasonably transfer the Member to a service and/or Network Provider without impeding service delivery that

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might be harmful to the Member’s health.

27.7	Member Eligibility File (HIPAA 834)

The Department will electronically transmit to the Contractor a HIPAA 834 transaction file daily to indicate new, terminated and changed members and a monthly listing of all Contractor’s Members. The Department will submit with the monthly HIPAA 834 transaction file, a reconciliation of enrollment information pursuant to policies and procedures determined by the Department. The Department shall send the first enrollment data to Contractor in HIPAA 834 format.

All Enrollments and Disenrollments shall become effective on the dates specified on the HIPAA 834 transaction files and shall serve as the basis for Capitated Payments to the Contractor.

The Contractor will be responsible for promptly notifying the Department of Members of whom it has knowledge were not included on the HIPAA 834 transaction file and should have been enrolled with the Contractor. Should the Contractor become aware of any changes in demographic information the Contractor shall advise the Member of the need to report information to the appropriate source, i.e. the DCBS office or the Social Security Administration. The Contractor should not attempt to report these types of changes on behalf of the Member, but should monitor the HIPAA 834 for appropriate changes. In the event that the change does not appear on the HIPAA 834 within sixty (60) days, Contractor shall report the conflicting information to the Department. The Department will evaluate and address the inconsistencies as appropriate.

27.8	Persons Eligible for Enrollment

To be enrolled with a Contractor, the individual shall be eligible to receive Medicaid assistance under one of the aid categories defined below:

Eligible Member Categories

A.	Temporary Assistance to Needy Families (TANF);

B.	Children and family related;

C.	Aged, blind, and disabled Medicaid only;

D.	Pass through;

E.	Poverty level pregnant women and children, including presumptive eligibility;

F.	Aged, blind, and disabled receiving State Supplementation;

G.	Aged, blind, and disabled receiving Supplemental Security Income (SSI); or

H.	Under the age of twenty-one (21) years and in an inpatient psychiatric facility: or

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I.	Children under the age of eighteen (18) who are receiving adoption assistance and have special needs; or

J.	Dual eligibles; or

K.	Disabled Children; or

L.	Foster Care Children; or

M.	Adults age 19 to 64 with income under 138% of the Federal Poverty Level; or

N.	Former Foster Care Children up to age 26.

Members eligible to enroll with the Contractor will be enrolled beginning with the first day of the application month with the exception of (1) newborns who are enrolled beginning with their date of birth and (2) presumptively eligible (PE) Members who are eligible on their day of eligibility determination and (3) unemployed parent program Members who are enrolled beginning with the date the definition of unemployment or underemployment in accordance with 45 CFR 233.100 is met. Presumptively Eligible members will be added to the Contractor’s Member Listing Report with an enrollment date equal to the eligibility date described in (2) above.

The Contractor shall also be responsible for providing coverage to individuals who are retro-actively determined eligible for Medicaid. Retro-active Medicaid coverage is defined as a period of time up to three (3) months prior to the application month. The Contractor is required to cover all medically necessary services provided the Member during the retro-active coverage without a Prior Authorization. The Contractor is not responsible for retro-active coverage for SSI Members. The Department shall be responsible for previous months or years in situations where an individual appealed a SSI denial, and were subsequently approved as of the original application date.

27.9	Newborn Infants

Newborn infants of non-presumptive eligible Members shall be deemed eligible for Medicaid and automatically enrolled with the Contractor as individual Members for sixty (60) days. The hospital shall request enrollment of a newborn at the time of birth, as set forth by the Department. Deemed eligible newborns are auto enrolled in Medicaid and enrollment is coordinated within the Cabinet. The delivery hospital is required to enter the birth record in the birth record system called KY CHILD (Kentucky’s Certificate of Live Birth, Hearing, Immunization, and Lab Data). That information is used to auto enroll the deemed eligible newborn within twenty-four (24) hours of birth. The Contractor is required to use the newborn’s Medicaid ID for any costs associated with child.

27.10	Dual Eligibles

The Contractor shall utilize the HIPAA 834 to identify Members who are Dual Eligible within the MMIS. The Contractor and Medicare Providers shall work together to

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coordinate the care for such Members in order to reduce over utilization and duplication of services and cost.

27.11	Persons Ineligible for Enrollment

Members who are not eligible to enroll in the Managed Care Program are defined below:

INELIGIBLE MEMBER CATEGORIES

A.	Individuals who shall spend down to meet eligibility income criteria;

B.	Individuals currently Medicaid eligible and have been in a nursing facility for more than thirty (30) days*;

C.	Individuals determined eligible for Medicaid due to a nursing facility admission including those individuals eligible for institutionalized hospice;

D.	Individuals served under the Supports for Community Living, Michele P, home and community-based, or other 1915(c) Medicaid waivers;

E.	Qualified Medicare Beneficiaries (QMBs), specified low income Medicare beneficiaries (SLMBs) or Qualified Disabled Working Individuals (QDWIs);

F.	Timed limited coverage for illegal aliens for emergency medical conditions;

G.	Working Disabled Program;

H.	Individuals in an intermediate care facility for mentally retarded (ICF-MR);

I.	Individuals who are eligible for the Breast or Cervical Cancer Treatment Program; and

J.	Individuals otherwise eligible while incarcerated in a correction facility.

* The Contractor shall not be responsible for a Member’s nursing facility costs during the first thirty (30) days; however, if a Member is admitted to a nursing facility, the Contractor will be responsible for covering the costs of health services, exclusive of nursing facility costs, provided to the Member while in the nursing facility until the Member is either discharged from the nursing facility or disenrolled from the Contractor (effective as is administratively feasible). Contractor costs may include those of physicians, physician assistants, APRNs, or any other medical services that are not included in the nursing home facility per diem rate. In no event shall Contractor be responsible for covering the costs of such health services after the Member’s 30th day in the nursing facility, and the monthly Capitation Payment for such a Member shall be prorated based upon the days of eligibility. This also applies to a Member receiving hospice services who is transferred into a nursing facility.

The Contractor shall not be responsible for 1915(c) Waiver Services furnished to its Members.

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27.12	Reenrollment

A Member whose eligibility is terminated because the Member no longer qualifies for medical assistance under one of the aid categories listed in Section 27.8 “Persons Eligible for Enrollment” or otherwise becomes ineligible may apply for reenrollment in the same manner as an initial enrollment.
A Member previously enrolled with the Contractor shall be automatically reenrolled with the Contractor if eligibility for medical assistance is re-established within two (2) months of losing eligibility. The Contractor shall be given a new enrollment date once a Member has been reinstated.
Reenrollment that is more than two (2) months after losing eligibility shall be treated as a new enrollment for all purposes.

27.13	Member Request for Disenrollment
A Member may request Disenrollment only with cause pursuant to 42 CFR 438.56. The cause for disenrollment includes but is not limited to the following: the Member needs related services to be performed at and not all related services are available within the Contractor’s network and the Member’s provider determines that receiving the services separately would subject the Member to unnecessary risk; poor quality of care; lack of access to services covered under the Contract; or lack of access to Providers experienced in dealing with the Member's health care needs.
The Member shall submit a written or oral request to request Disenrollment to either the Contractor or the Department giving the reason(s) for the request. If submitted to the Contractor, the Contractor shall transmit the Member’s request to the Contract Compliance Officer of the Department. If submitted to the Department, the Department shall transmit a copy to Contractor. If the Disenrollment request is not granted, the Member may request a state fair hearing. The Department shall notify all Members of their disenrollment rights at least annually no less than 60 days before the start of each enrollment period.

27.14	Contractor Request for Disenrollment

The Contractor shall recommend to the department Disenrollment of a Member when the Member pursuant to 42 CFR 438.56:

A.	Is found guilty of Fraud in a court of law or administratively determined to have committed Fraud related to the Medicaid Program;

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B.	Is abusive or threatening as defined by and reported in Guidelines for Preventing Workplace Violence for Health Care and Social Service Workers to either Contractor, Contractor’s agents, or providers;

C.	Is admitted to a nursing facility for more than 31 days; or

D.	Is incarcerated in a correctional facility;

E.	No longer qualifies for Medical Assistance under one of the aid categories listed in Section 27.8 “Persons Eligible for Enrollment”

F.	Cannot be located.

All requests by the Contractor for the Department to disenroll a Member shall be in writing and shall specify the basis for the request. If applicable, the Contractor’s request must document that reasonable steps were taken to educate the Member regarding proper behavior, and that the Member refused to comply. The Contractor may not request Disenrollment of a Member based on an adverse change in the Member’s health.

27.15	Effective Date of Disenrollment

Disenrollment shall be effective on the first day of the calendar month for which the Disenrollment appears on the HIPAA 834 transaction file. Requested Disenrollment shall be effective no later than the first day of the second month following the month the Member or the Contractor files the request. If the Department fails to make a determination within the timeframes the Disenrollment shall be considered approved.

27.16	Continuity of Care upon Disenrollment

The Contractor shall take all reasonable and appropriate actions necessary to ensure the continuity of a Member’s care upon Disenrollment. Such actions shall include: assisting in the selection of a new Primary Care Provider, cooperating with the new Primary Care Provider in transitioning the Member’s care, and making the Member’s Medical Record available to the new the Primary Care Provider, in accordance with applicable state and federal law. The Contractor shall be responsible for following the Transition/Coordination of Care Plan contained in Appendix I. “Transition/Coordination of Care Plan ” whenever a Member is transferred to another MCO.

27.17	Death Notification

The Contractor shall notify the Department or Social Security Administration in the appropriate county, within five (5) working days of receiving notice of the death of any Member.

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27.18	Member Address Verification

The Department reserves the right to disenroll a Member from the Medicaid program if the Department is unable to contact the Member by first class mail and after the Contractor has been notified and is unable to provide the Department with a valid address.  The Member shall remain disenrolled until either the Department or the Contractor locates the Member and eligibility is reestablished.
28.0    Provider Services

28.1	Required Functions

The Contractor shall maintain a Provider Services function that is responsible for the following services and tasks:

A.	Enrolling, credentialing and recredentialing and performance review of providers;

B.	Assisting Providers with Member Enrollment status questions;

C.	Assisting Providers with Prior Authorization and referral procedures;

D.	Assisting Providers with Claims submissions and payments;

E.	Explaining to Providers their rights and responsibilities as a member of Contractor’s Network;

F.	Handling, recording and tracking Provider Grievances and Appeals properly and timely;

G.	Developing, distributing and maintaining a Provider manual;

H.	Developing, conducting, and assuring Provider orientation/training;

I.	Explaining to Providers the extent of Medicaid benefit coverage including EPSDT preventive health screening services and EPSDT Special Services;

J.	Communicating Medicaid policies and procedures, including state and federal mandates and any new policies and procedures;

K.	Assisting Providers in coordination of care for child and adult members with complex and/or chronic conditions;

L.
Encouraging and coordinating the enrollment of Primary Care Providers in the Department for Public Health and the Department for Medicaid Services Vaccines for Children Program. This program offers certain vaccines free of charge to Medicaid members under the age of 21 years. The Contractor is responsible for reimbursement of the administration fee associated with vaccines provided through the program;

M.	Coordinating workshops relating to the Contractor’s policies and procedures;

N.	Providing necessary technical support to Providers who experience unique problems with certain Members in their provision of services;

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O.	Annually addressing fraud, waste and abuse with providers; and

P.	Consult with a requesting Provider on authorization decisions, when appropriate.

Q.	Ensures no punitive action is taken against a Provider who either requests an expedited resolution or supports a Member’s appeal.

Provider Services shall be staffed, at a minimum, Monday through Friday 8:00 am - 6:00 pm Eastern Time. Staff members shall be available to speak with providers any time during open hours. The Contractor shall operate a provider call center that meets standards as determined by the Department.

Provider Services staff shall be instructed to follow all contractually-required provider relation functions including, policies, procedures and scope of services.

28.2	Provider Credentialing and Recredentialing

The Contractor shall conduct Credentialing and Recredentialing in compliance with National Committee for Quality Assurance standards (NCQA), 907 KAR 1:672 and federal law. The Contractor shall document the procedure, which shall comply with the Department’s current policies and procedures, for credentialing and recredentialing of providers with whom it contracts or employs to treat Members. Detailed documentation and scope of the Credentialing and Recredentialing process is contained in Appendix J. “Credentialing Process.” The Contractor shall complete the Credentialing or Recredentialing of a Provider within ninety (90) calendar days of receipt of all relative information from the Provider. The status of pending requests for credentialing or recredentialing shall be submitted as required in Appendix J. “Credentialing Process.” Unless prohibited by NCQA standards, if the Contractor allows the Provider to provide covered services to its Members before the credentialing or recredentialing process is completed and the Provider is credentialed, the Contractor shall allow the Provider to be paid for the period from the date of its application for credentials to completion of the credentialing or recredentialing process.
If the Contractor accepts the Medicaid enrollment application on behalf of the provider, the Contractor will use the format provided in Appendix J. “Credentialing Process” to transmit the listed provider enrollment data elements to the Department. A Provider Enrollment Coversheet will be generated per provider. The Provider Enrollment Coversheet will be submitted electronically to the Department.
The Contractor shall establish ongoing monitoring of provider sanctions, complaints and quality issues between recredentialing cycles, and take appropriate action.

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28.3	Primary Care Provider Responsibilities

A primary care provider (PCP) is a licensed or certified health care practitioner, including a doctor of medicine, doctor of osteopathy, advanced practice registered nurse (including a nurse practitioner, nurse midwife and clinical specialist), physician assistant, or clinic (including a FQHC, primary care center and rural health clinic), that functions within the scope of licensure or certification, has admitting privileges at a hospital or a formal referral agreement with a provider possessing admitting privileges, and agrees to provide twenty-four (24) hours per day, seven (7) days a week primary health care services to individuals. Primary care physician residents may function as PCPs. The PCP shall serve as the member's initial and most important point of contact with the Contractor. This role requires a responsibility to both the Contractor and the Member. Although PCPs are given this responsibility, the Contractors shall retain the ultimate responsibility for monitoring PCP actions to ensure they comply with the Contractor and Department policies.

Specialty providers may serve as PCPs under certain circumstances, depending on the Member’s needs. The decision to utilize a specialist as the PCP shall be based on agreement among the Member or family, the specialist, and the Contractor’s medical director. The Member has the right to Appeal such a decision in the formal Appeals process.
The Contractor shall monitor PCP’s actions to ensure he/she complies with the Contractor’s and Department’s policies including but not limited to the following:

A.	Maintaining continuity of the Member’s health care;

B.	Making referrals for specialty care and other Medically Necessary services, both in and out of network, if such services are not available within the Contractor’s network;

C.	Maintaining a current medical record for the Member, including documentation of all PCP and specialty care services;

D.	Discussing Advance Medical Directives with all Members as appropriate;

E.	Providing primary and preventative care, recommending or arranging for all necessary preventive health care, including EPSDT for persons under the age of 21 years;

F.	Documenting all care rendered in a complete and accurate medical record that meets or exceeds the Department’s specifications; and

G.	Arranging and referring members when clinically appropriate, to behavioral health providers.

Maintaining formalized relationships with other PCPs to refer their Members for after-hours care, during certain days, for certain services, or other reasons to extend their practice. The PCP remains solely responsible for the PCP functions (A) through (G) above.

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The Contractor shall ensure that the following acceptable after-hours phone arrangements are implemented by PCPs in Contractor’s Network and that the unacceptable arrangements are not implemented:

A.	Acceptable:

(1)
Office phone is answered after hours by an answering service that can contact the PCP or another designated medical practitioner and the PCP or designee is available to return the call within a maximum of thirty (30) minutes;

(2)
Office phone is answered after hours by a recording directing the Member to call another number to reach the PCP or another medical practitioner whom the Provider has designated to return the call within a maximum of thirty (30) minutes; and

(3)
Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner within a maximum of thirty (30) minutes.

A.	Unacceptable:

(1)	Office phone is only answered during office hours;

(2)	Office phone is answered after hours by a recording that tells Members to leave a message;

(3)	Office phone is answered after hours by a recording that directs Members to go to the emergency room for any services needed; and

(4)	Returning after-hours calls outside of thirty (30) minutes.

28.4	Provider Manual

The Contractor shall prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g. Behavioral Health) to all network Providers. For newly contracted providers, the Contractor shall issue copies of the Provider Manual(s) within five (5) working days from inclusion of the provider in the network or provide online access to the Provider Manual and any changes or updates.

Department shall approve the Provider Manual, and any updates to the Provider Manual, prior to publication and distribution to Providers. Such approval is subject to Section 4.4 “Approval of Department.”

All Provider Manuals shall be available in hard copy format and/or online.

The Provider Manual and updates shall serve as a source of information to Providers regarding Covered Services, Contractor’s Policies and Procedures, provider credentialing and recredentialing, including Member Grievances and Appeals,

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claims submission requirements, reporting fraud and abuse, prior authorization procedures, Medicaid laws and regulations, telephone access, the QAPI program, standards for preventive health services and other requirements when identified by the Contractor.

28.5	Provider Orientation and Education

The Contractor shall conduct initial orientation for all Providers within thirty (30) days after the Contractor places a newly contracted Provider on an active status. The Contractor shall ensure that all Providers receive initial and ongoing orientation in order to operate in full compliance with the Contract and all applicable Federal and Commonwealth requirements. The Contractor shall use reasonable efforts to ensure that all Providers receive targeted education for specific issues identified by the Department. The Contractor shall maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each Provider and their staff. The Contractor shall ensure that Provider education includes: Contractor coverage requirements for Medicaid services; policies or procedures and any modifications to existing services, reporting fraud and abuse; Medicaid populations/eligibility; standards for preventive health services; special needs of Members in general that affect access to and delivery of services; Advance Medical Directives; EPSDT services; Claims submission and payment requirements; special health/care management programs that Members may enroll in; cultural sensitivity; responding to needs of Members with mental, developmental and physical disabilities; reporting of communicable disease; the Contractors QAPI program; medical records review; EQRO and; the rights and responsibilities of both Members and Providers. The Contractor shall ensure that ongoing education is conducted relating to findings from the QAPI program when deemed necessary by either the Contractor or Department.

28.6	Provider Educational Forums

The Contractor shall participate in the Medicaid Provider Educational Forums held throughout the State as enhanced education efforts related to Medicaid managed care. The Cabinet for Health and Family Services (CHFS) and the Kentucky Department of Insurance (DOI) schedule forums for health care providers in each of the eight Medicaid regions. The Contractor shall remit to the Department Ten Thousand ($10,000) Dollars at the start of each fiscal year under this Contract to support this outreach effort.

28.7	Provider Maintenance of Medical Records

The Contractor shall require their Providers to maintain Member medical records on paper or in an electronic format. Member Medical Records shall be maintained timely, legible, current, detailed and organized to permit effective and confidential patient care and quality review. Complete Medical Records include, but are not limited to, medical charts, prescription files, hospital records, provider specialist

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reports, consultant and other health care professionals’ findings, appointment records, and other documentation sufficient to disclose the quantity, quality, appropriateness, and timeliness of services provided under the Contract. The medical record shall be signed by the provider of service.
The Member’s Medical Record is the property of the Provider who generates the record. However, each Member or their representative is entitled to one free copy of his/her medical record. Additional copies shall be made available to Members at cost. Medical records shall generally be preserved and maintained for a minimum of five (5) years unless federal requirements mandate a longer retention period (i.e. immunization and tuberculosis records are required to be kept for a person’s lifetime).
The Contractor shall ensure that the PCP maintains a primary medical record for each member, which contains sufficient medical information from all providers involved in the Member’s care, to ensure continuity of care. The medical chart organization and documentation shall, at a minimum, require the following:

A.	Member/patient identification information, on each page;

B.
Personal/biographical data, including date of birth, age, gender, marital status, race or ethnicity, mailing address, home and work addresses and telephone numbers, employer, school, name and telephone numbers (if no phone contact name and number) of emergency contacts, consent forms, identify language spoken and guardianship information;

C.	Date of data entry and date of encounter;

D.	Provider identification by name;

E.	Allergies, adverse reactions and any known allergies shall be noted in a prominent location;

F.
Past medical history, including serious accidents, operations, illnesses. For children, past medical history includes prenatal care and birth information, operations, and childhood illnesses (i.e. documentation of chickenpox);

G.	Identification of current problems;

H.	The consultation, laboratory, and radiology reports filed in the medical record shall contain the ordering provider’s initials or other documentation indicating review;

I.	Documentation of immunizations pursuant to 902 KAR 2:060;

J.	Identification and history of nicotine, alcohol use or substance abuse;

K.	Documentation of reportable diseases and conditions to the local health department serving the jurisdiction in which the patient resides or Department for Public Health pursuant to 902 KAR 2:020;

L.	Follow-up visits provided secondary to reports of emergency room care;

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M.	Hospital discharge summaries;

N.	Advanced Medical Directives, for adults;

O.	All written denials of service and the reason for the denial; and

P.	Record legibility to at least a peer of the writer. Any record judged illegible by one reviewer shall be evaluated by another reviewer.

A Member’s medical record shall include the following minimal detail for individual clinical encounters:

A.
History and physical examination for presenting complaints containing relevant psychological and social conditions affecting the patient’s medical/behavioral health, including mental health, and substance abuse status;

B.	Unresolved problems, referrals and results from diagnostic tests including results and/or status of preventive screening services (EPSDT) are addressed from previous visits

C.	Plan of treatment including:

(1)	Medication history, medications prescribed, including the strength, amount, directions for use and refills; and

(2)	Therapies and other prescribed regimen; and

(3)	Follow-up plans including consultation and referrals and directions, including time to return.

A Member’s medical record shall include at a minimum for hospitals and mental hospitals:

A.	Identification of the beneficiary.

B.	Physician name.

C.
Date of admission and dates of application for and authorization of Medicaid benefits if application is made after admission; the plan of care (as required under 42 CFR 456.172 (mental hospitals) or 42 CFR 456.70 (hospitals).

Initial and subsequent continued stay review dates (described under 42 CFR 456.233 and 42 CFR 465.234 (for mental hospitals) and 42 CFR 456.128 and 42 CFR 456.133 (for hospitals)

D.	Reasons and plan for continued stay if applicable.

E.	Other supporting material the committee believes appropriate to include.

F.	For non-mental hospitals only:
1. Date of operating room reservation.
2. Justification of emergency admission if applicable.

28.8	Advance Medical Directives
The Contractor shall comply with laws relating to Advance Medical Directives pursuant to KRS 311.621 - 311.643 and 42 CFR Part 489, Subpart I and 42 CFR

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422.128, 438.6 and 438.10 Advance Medical Directives, including living wills or durable powers of attorney for health care, allow adult Members to initiate directions about their future medical care in those circumstances where Members are unable to make their own health care decisions. The Contractor shall, at a minimum, provide written information on Advance Medical Directives to all Members and shall notify all Members of any changes in the rules and regulations governing Advance Medical Directives within ninety (90) Days of the change and provide information to its PCPs via the Provider Manual and Member Services staff on informing Members about Advance Medical Directives. PCPs have the responsibility to discuss Advance Medical Directives with adult Members at the first medical appointment and chart that discussion in the medical record of the Member.

28.9	Provider Grievances and Appeals

The Contractor shall implement a process to ensure that a Provider shall have the right to file an appeal with the Contractor regarding provider payment or contractual issues. The Department on or by January 1, 2016, shall approve a standard Provider Grievance Form to be used by the Contractor to initiate its provider grievance process. Appeals received from Providers that are on the Member’s behalf for denied services with requisite consent of the Member are deemed Member appeals and not subject to this Section. Contractor shall log Provider appeals. Appeals shall be recorded in a written record and logged with the following details: date, nature of Appeal, identification of the individual filing the Appeal, identification of the individual recording the appeal, disposition of the Appeal, corrective action required and date resolved. Provider grievances or appeals shall be resolved and the Provider shall receive the resolution within thirty (30) calendar days. If the grievance or appeal is not resolved within thirty (30) days, the Contractor shall request a fourteen (14) day extension from the Provider. If the Provider requests the extension, the extension shall be approved by the Contractor. The Contractor shall ensure that there is no discrimination against a Provider solely on the grounds that the Provider filed an Appeal or is making an informal Grievance. The Contractor shall monitor and evaluate Provider Grievances and Appeals. The Contractor shall submit monthly reports to the Department regarding the number, type and outcomes including final denials of Provider Grievances and Appeals as required in Appendix K. “Reporting Requirements and Reporting Deliverables.” A Provider does not have standing to request a State Fair Hearing.

28.10	Department Review of Final Denials for Lack of Medical Necessity

On or by January 1, 2016, the Department shall monitor and evaluate the Contractor’s final denials of Provider grievances or appeals where services were rendered and claims were submitted but were not paid due to the lack of “medical necessity” or where payment for emergency room claims were reduced for non-emergent use of the emergency room. The Contractor shall provide for review as requested by the Department or its designated third-party vendor all documentation and information submitted by the Provider and used by the Contractor in its grievance

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and appeal process to uphold the final denial, in an electronic format. A review is limited to only the information and documentation used by the Contractor to make the decision. Additional information will not be considered.

The third-party vendor shall have the records reviewed by medical professionals with the requisite expertise in the subject matter of the service rendered. The third-party vendor shall review the medical reports using the criteria required by this Contract. The third-party reviewer shall report in writing to the Department the opinion of its experts as to whether the Contractor’s nonpayment for services rendered to Members due to lack of medical necessity or reduction in emergency room claims for non-emergent use of the emergency room displays a pattern deemed in violation of performance of its duties under this Contract to provide medically necessary Covered Services to its Members. Such violation shall be subject to the enforcement provisions contained in Section 40.4 “Requirement of Corrective Action.”

28.11	Other Related Processes

The Contractor shall provide information specified in 42 CFR 438.10(g)(1) about the grievance system to all service providers and subcontractors at the time they enter into a contract.

28.12	Release for Ethical Reasons

The Contractor shall not require Providers to perform any treatment or procedure that is contrary to the Provider’s conscience, religious beliefs, or ethical principles in accordance with 42 CFR 438.102.
The Contractor shall have a referral process in place for situations where a Provider declines to perform a service because of ethical reasons. The Member shall be referred to another Provider licensed, certified or accredited to provide care for the individual service, or assigned to another PCP licensed, certified or accredited to provide care appropriate to the Member’s medical condition.
A release for ethical reasons only applies to Contractor’s Network Providers; it does not apply to the Contractor.
The Contractor shall not prohibit or restrict a Provider from advising a Member about his or her health status, medical care or treatment, regardless of whether benefits for such care are provided under the Contract, if the Provider is acting within the lawful scope of practice.

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29.0    Provider Network

29.1	Network Providers to Be Enrolled

The Contract shall maintain, by written agreements, a network of Providers that consider the geographic location of Providers and its Members, the distance, travel time, the means of transportation ordinarily used by its Members, whether the location provides physical access for its Members with disabilities, and considers the numbers of network Providers who are not accepting new Medicaid patients.

The Contractor’s Network shall include Providers from throughout the provider community. The Contractor shall comply with the any willing provider statute as described in 907 KAR 1:672 or as amended and KRS 304.17A-270. Neither the Contractor nor any of its Subcontractors shall require a Provider to enroll exclusively with its network to provide Covered Services under this Contract as such would violate the requirement of 42 CFR Part 438 to provide Members with continuity of care and choice. The Contractor shall enroll at least one (1) Federally Qualified Health Centers (FQHCs) into its network and at least one teaching hospital.

In addition the Contractor shall enroll the following types of providers who are willing to meet the terms and conditions for participation established by the Contractor: physicians, psychiatrists, advanced practice registered nurses, physician assistants, free-standing birthing centers, dentists, primary care centers including, home health agencies, rural health clinics, opticians, optometrists, audiologists, hearing aid vendors, speech therapists, physical therapists, occupational therapists, private duty nursing agencies, pharmacies, durable medical equipment suppliers, podiatrists, renal dialysis clinics, ambulatory surgical centers, family planning providers, emergency medical transportation provider, non-emergency medical transportation providers as specified by the Department, other laboratory and x-ray providers, individuals and clinics providing Early and Periodic Screening, Diagnosis, and Treatment services, chiropractors, community mental health centers, psychiatric residential treatment facilities, hospitals (including acute care, critical access, rehabilitation, and psychiatric hospitals), local health departments, and providers of EPSDT Special Services. The Contractor shall also enroll Psychologists, Licensed Professional Clinical Counselors, Licensed Marriage and Family Therapists, Licensed Psychological Practitioners, Behavioral Health Multi-Specialty Groups, Behavioral Health Services Organizations, Certified Family, Youth and Peer Support Providers, Licensed Clinical Social Workers, Targeted Case Managers, and other independently licensed behavioral health professionals. The Contractor may also enroll other providers, which meet the credentialing requirements, to the extent necessary to provide covered services to the Members. Enrollment forms shall include those used by the Kentucky Medicaid Program as pertains to the provider type. The Contractor shall use such enrollment forms as required by the Department.

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The Department will continue to enroll hospitals, nursing facilities, home health agencies, independent laboratories, preventive health care providers, FQHC, RHC and hospices. The Medicaid provider file will be available for review by the Contractor so that the Contractor can ascertain the status of a Provider with the Medicaid Program and the provider number assigned by the Kentucky Medicaid Program.

Providers performing laboratory tests are required to be certified under the CLIA. The Department will continue to update the provider file with CLIA information from the CASPER/QIES file formally known as OSCAR provided by the Centers for Medicare & Medicaid Services for all appropriate providers. This will make laboratory certification information available to the Contractor on the Medicaid provider file.

The Contractor shall have written policies and procedures regarding the selection and retention of Contractor’s Network. The policies and procedures regarding selection and retention must not discriminate against providers who service high-risk populations or who specialize in conditions that require costly treatment or based upon that Provider’s licensure or certification.

If the Contractor declines to include individuals or groups of providers in its network, it shall give affected providers written notice of the reason for its decision.

The Contractor must offer participation agreements with currently enrolled Medicaid providers who have received electronic health record incentive funds who are willing to meet the terms and conditions for participation established by the Contractor.

29.2	Out-of-Network Providers

The Department will provide the Contractor with an expedited enrollment process to assign provider numbers for providers not already enrolled in Medicaid for emergency situations only.

29.3	Contractor’s Provider Network

The Contractor may enroll providers in their network who are not participating in the Kentucky Medicaid Program. Providers shall meet the credentialing standards described in Section 28.2 “Provider Credentialing and Re-Credentialing of this Contract and be eligible to enroll with the Kentucky Medicaid Program. A provider joining the Contractor’s Network shall meet the Medicaid provider enrollment requirements set forth in the Kentucky Administrative Regulations and in the Medicaid policy and procedures manual for fee-for-service providers of the appropriate provider type.

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The Contractor shall provide written notice to Providers not accepted into the network along with the reasons for the non-acceptance. A provider cannot enroll or continue participation in the Contractor’s Network if the provider has active sanctions imposed by Medicare or Medicaid or SCHIP, if required licenses and certifications are not current, if money is owed to the Medicaid Program, or if the Office of the Attorney General has an active fraud investigation involving the Provider or the Provider otherwise fails to satisfactorily complete the credentialing process. The Contractor shall obtain access to the National Practitioner Database as part of their credentialing process in order to verify the Provider’s eligibility for network participation. Federal Financial Participation is not available for amounts expended for providers excluded by Medicare, Medicaid, or SCHIP, except for Emergency Medical Services.

29.4	Enrolling Current Medicaid Providers

The Contractor will have access to the Department Medicaid provider file either by direct on-line inquiry access, by electronic file transfer, or by means of an extract provided by the Department. The Medicaid provider master file is to be used by the Contractor to obtain the ten-digit provider number assigned to a medical provider by the Department, the Provider’s status with the Medicaid program, CLIA certification, and other information. The Contractor shall use the Medicaid Provider number as the provider identifier when transmitting information or communicating about any provider to the Department or its Fiscal Agent The Contractor shall transmit a file of Provider data specified in this Contract for all credentialed Providers in the Contractor’s network on a monthly basis and when any information changes.

29.5	Enrolling New Providers and Providers Not Participating in Medicaid

A provider is not required to participate in the Kentucky Medicaid Fee-for-Service Program as a condition of participation with the Contractor’s Network but must be enrolled. If a potential Provider has not had a Medicaid number assigned, the provider shall apply for enrollment with the Department and meet the Medicaid provider enrollment requirements set forth in the Kentucky Administrative Regulations and in the Medicaid policy and procedures manual for fee-for-service providers of the appropriate provider type. When the Contractor has submitted the required data in the transmission of the provider file indicating inclusion in the Contractor’s Network, the Department will enter the provider number on the master provider file and the transmitted data will be loaded to the provider file. The Contractor will receive a report within two weeks of transactions being accepted, suspended or denied.
All documentation regarding a provider’s qualifications and services provided shall be available for review by the Department or its agents at the Contractor’s offices during business hours upon reasonable advance notice.

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29.6	Termination of Network Providers

A.
The Contractor shall terminate from participation any Provider who (i) engages in an activity that violates any law or regulation and results in suspension, termination, or exclusion from the Medicare or Medicaid program; (ii) has a license, certification, or accreditation terminated, revoked or suspended; (iii) has medical staff privileges at any hospital terminated, revoked or suspended; or (iv) engages in behavior that is a danger to the health, safety or welfare of Members.

The Department shall notify the Contractor of suspension, termination, and exclusion actions taken against Medicaid providers by the Kentucky Medicaid program within three (3) business days via e-mail. The Contractor shall terminate the Provider effective upon receipt of notice by the Department.
The Contractor shall notify the Department of termination from Contractor’s network taken against a Provider under this subsection within three (3) business days via email. The Contractor shall indicate in its notice to the Department the reason or reasons for which the PCP ceases participation.
The Contractor shall notify any Member of the Provider’s termination provided such Member has received a service from the terminated Provider within the previous six months. Such notice shall be mailed within fifteen (15) days of the action taken if it is a PCP and within thirty (30) days for any other Provider.

B.
In the event a Provider terminates participation with the Contractor, the Contractor shall notify the Department of such termination by Provider within five business days via email. In addition, the Contractor will provide all terminations monthly via the Provider Termination Report as referenced in Appendix K. ”Reporting Requirements and Reporting Deliverables.” The Contractor shall indicate in its notice to the Department the reason or reasons for which the PCP ceases participation.

The Contractor shall notify any Member of the Provider’s termination provided such Member has received a service from the terminating Provider within the previous six months. Such notice shall be mailed the later of the following: (i) thirty (30) days prior to the effective date of the termination or (ii) within fifteen (15) days of receiving notice.

C.
The Contractor may terminate from participation any Provider who materially breaches the Provider Agreement with Contractor and fails to timely and adequately cure such breach in accordance with the terms of the Provider Agreement.

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The Contractor shall notify any Member of the Provider’s termination provided such Member has received a service from the terminating Provider within the previous six months. Such notice shall be mailed the later of the following: (i) within fifteen (15) days of providing notice or (ii) thirty (30) days prior to the effective date of the termination.

29.7	Provider Program Capacity Demonstration

The Contractor shall assure that all covered services are as accessible to Members (in terms of timeliness, amount, duration, and scope) as the same services are available to commercial insurance members in the Medicaid Region; and that no incentive is provided, monetary or otherwise, to providers for the withholding from Members of medically-necessary services. The Contractor shall make available and accessible facilities, service locations, and personnel sufficient to provide covered services consistent with the requirements specified in this section. Emergency medical services shall be made available to Members twenty-four (24) hours a day, seven (7) days a week. Urgent care services by any provider in the Contractor's Program shall be made available within 48 hours of request. The Contractor shall provide the following:

A.
Primary Care Provider (PCP) delivery sites that are: no more than thirty (30) miles or thirty (30) minutes from Member residence in urban areas, and for Members in non-urban areas, no more than forty-five (45) minutes or forty-five (45) miles from Member residence; with a member to PCP (FTE) ratio not to exceed 1500:1; and with appointment and waiting times, not to exceed thirty (30) days from date of a Member’s request for routine and preventive services and forty-eight (48) hours for Urgent Care.

B.
If either the Contractor or a Provider (including Behavioral Health) requires a referral before making an appointment for specialty care, any such appointment shall be made within thirty (30) days for routine care or forty-eight (48) hours for Urgent Care.

C.
In addition to the above, the Contractor shall include in its network Specialists designated by the Department in no fewer number than twenty-five (25%) percent of the Specialists enrolled in the Department’s Fee-for-Service program by Medicaid Region; and include sufficient pediatric specialists to meet the needs of Members younger than twenty-one (21) years of age. Access to Specialists shall not exceed sixty (60) miles or sixty (60) minutes. In the event there are less than five (5) qualified Specialists in a particular Medicaid Region, the twenty-five (25%) shall not apply to that Medicaid Region.

D.
Immediate treatment for any Emergency Medical Services or Emergency Mental Health Disorder or Substance Abuse Disorder Services by a health provider that is most suitable for the type of injury, illness or condition, regardless of whether the facility is in Contractor’s

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Network.

E.
Access to Hospital care shall not exceed thirty (30) miles or thirty (30) minutes, except in non-urban areas where access may not exceed sixty (60) minutes, with the exception of Behavioral Health Services and physical rehabilitative services where access shall not exceed sixty (60) miles or sixty (60) minutes.

F.
Access for general dental services shall not exceed sixty (60) miles or sixty (60) minutes. Any exceptions shall be justified and documented by the Contractor. Appointment and waiting times shall not exceed three (3) weeks for regular appointments and forty eight (48) hours for urgent care.

G.
Access for general vision, laboratory and radiology services shall not exceed sixty (60) miles or sixty (60) minutes. Any exceptions shall be justified and documented by the Contractor. Appointment and waiting times shall not exceed thirty (30) days for regular appointments and forty eight (48) hours for Urgent Care.

H.
Access for Pharmacy services, shall not exceed sixty (60) miles or sixty (60) minutes or the delivery site shall not be further than fifty (50) miles from the Member’s residence. The Contractor is not required to provide transportation services to Pharmacy services.

I.
In addition to any Community Mental Health Center or Local Health Department which the Contractor has in its network, the Contractor shall include in its network Mental Health and Substance Abuse providers for both adults and children in no fewer number than fifty (50%) percent of the Mental Health and Substance Abuse providers enrolled in the Medicaid program by Medicaid Region to provide out-patient, intensive out-patient, substance abuse residential, case management, mobile crisis, residential crisis stabilization, assertive community treatment and peer support services. In the event there are less than five (5) qualified Mental Health and Substance Abuse providers for both adults and children in a particular Medicaid Region, the fifty (50%) percent shall not apply to that Medicaid Region.

J.
The Department shall notify the Contractor and all other MCOs on contract with the Department when more than five (5%) percent of Emergency Room visits in a Medicaid Region, in a rolling three (3) month period, are determined to be a non-emergent visit. The Contractor shall provide sufficient alternate sites for twenty-four (24) hour care and appropriate incentives to Members to reduce unnecessary Emergency Room visits so that the determination of non-emergent visits are reduced to no more than two (2%) percent in a rolling three (3) month period for that Medicaid Region. The Contractor and all other MCOs shall provide such alternate sites or incentives based upon the number of their respective members in the Medicaid Region.

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29.8	Additional Network Provider Requirements

A. The Contractor shall attempt to enroll the following Providers in its network as follows:

1.	Teaching hospitals;

2.	FQHCs and rural health clinics;

3.	The Kentucky Commission for Children with Special Health Care Needs; and

4.	Community Mental Health Centers

If the Contractor is not able to reach agreement on terms and conditions with these specified providers, it shall submit to the Department, for approval, documentation which supports that adequate services and service sites as required in this Contract shall be provided to meet the needs of its Members without contracting with these specified providers. Such approval is subject to Section 4.4 “Approval of Department.”

B.
In consideration of the role that Department for Public Health, which contracts with the local health departments, plays in promoting population health of the provision of safety net services, the Contractor shall offer a participation agreement to the Department of Public Health for local health department services. Such participation agreement shall include, but not be limited to, the following provisions:

1.	Coverage of the Preventive Health Package pursuant to 907 KAR 1:360.

2.	Provide reimbursement at rates commensurate with those provided under Medicare.

The Contractor may also include any charitable providers which serve Members in the Contractor Region, provided that such providers meet credentialing standards.

C.
The Contractor shall demonstrate the extent to which it has included providers who have traditionally provided a significant level of care to Medicaid Members. The Contractor shall have participating providers of sufficient types, numbers, and specialties to assure quality and access to health care services as required for the Quality Improvement program as outlined in Management Information Systems. If the Contractor is unable to contract with the providers listed in this subsection, it shall submit to the Department, for approval, documentation which supports that adequate services and service sites as required in the Contract shall be available to meet the needs

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of its Members. Such approval is subject to Section 4.4 “Approval of Department.”

29.9	Provider Network Adequacy
The Contractor shall submit information in accordance with Appendix L. “MCO Provider Network File Layout” that demonstrates that the Contractor has an adequate network that meets the Department’s standards in Section 29.7 “Provider Program Capacity Demonstration.” The Contractor shall notify the Department, in writing, of any anticipated network changes that may impact network standards as defined herein.

The Contractor shall update this information to reflect changes in the Contractor’s Network monthly. Unless the request is as a result of a determination under Section 29.10 “Expansion and/or Changes in the Network” that the Contractor is not in compliance with the access standards, the Contractor shall have thirty (30) days to produce documentation on changes to its Network.

29.10	Expansion and/or Changes in the Network
If at any time, the Contractor or the Department determines that its Contractor Network is not adequate to comply with the access standards specified above for 95% of its Members, the Contractor or Department shall notify the other of this situation and within fifteen business (15) days the Contractor shall submit a corrective action plan to remedy the deficiency. Providers in the Contractor’s Network who will not accept Medicaid Members shall not be included in the assessment as to whether the Contractor’s Network is adequate to comply with access standards. The corrective action plan shall describe the deficiency in detail, including the geographic location where the problem exists, and identify specific action steps to be taken by the Contractor and time-frames to correct the deficiency.
In addition to expanding the service delivery network to remedy access problems, the Contractor shall also make reasonable efforts to recruit additional providers based on Member requests. When Members ask to receive services from a provider not currently enrolled in the network, the Contractor shall contact that provider to determine an interest in enrolling and willingness to meet the Contractor’s terms and conditions.

29.11	Provider Electronic Transmission of Data
The Contractor shall transmit any additions or changes to the Contractor’s Network as specified in Appendix L. “MCO Provider Network File Layout”.” Encounter Record containing provider numbers that are not on the Medicaid master provider file will not be accepted.

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29.12	Provider System Specifications and Data Definitions

Appendix L. “MCO Provider Network File Layout” contains the file layouts, data element definitions, and other information relevant to maintenance of the provider file by Contractor.

29.13	Maintaining Current Provider Network Information for Members

In addition to providing changes to the Provider Network to the Department, the Contractor shall ensure that all changes to the Provider Network are communicated to Members within ten (10) business days of such change. Correcting the Provider Files maintained by the Contractor on its website within ten (10) business days of such changes shall be deemed in compliance with this provision.

29.14	Cultural Consideration and Competency

The Contractor shall participate in the Department’s effort to promote the delivery of services in a culturally competent manner to all Members, including those with limited English proficiency and diverse cultural and ethnic backgrounds. The Contractor shall address the special health care needs of its members needing culturally sensitive services. The Contractor shall incorporate in policies, administration and service practice the values of: recognizing the Member’s beliefs; addressing cultural differences in a competent manner; fostering in staff and Providers attitudes and interpersonal communication styles which respect Member’s cultural background. The Contractor shall communicate such policies to Subcontractors.
30.0    Provider Payment Provisions

30.1	Claims Payments

The Contractor shall only accept from providers the uniform claim forms approved by the Department and completed according to Department guidelines.

30.2	Prompt Payment of Claims

In accordance with the Balanced Budget Act (BBA) Section 4708, the Contractor shall implement Claims payment procedures that ensure 90% of all Provider Claims, including to I/T/Us, for which no further written information or substantiation is required in order to make payment are paid or denied within thirty (30) days of the date of receipt of such Claims and that 99% of all Claims are processed within ninety (90) days of the date of receipt of such Claims. In addition, the Contractor shall comply with the Prompt-Pay statute, codified within KRS 304.17A-700-730, as may be amended, and KRS 205.593, and KRS 304.14-135 and KRS 304.99-123, as may be amended. The date of receipt is the date the MCE receives the claim, as

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indicated by its date stamp on the claim or other notation as appropriate to the medium used to file a claim and the date of payment is the date of the check or other form of payment.

The Contractor shall, notify the requesting provider of any decision to deny a Claim, or to authorize a service in an amount, duration, or scope that is less than requested.
Any conflict between the BBA and Commonwealth law will default to the BBA unless the Commonwealth requirements are stricter.

30.3	Payment to Out-of-Network Providers

The Contractor shall reimburse Out-of-Network Providers in accordance with Section 30.1 “Claims Payments” for the following Covered Services:

A.	Specialty care for which the Contractor has approved a authorization for the Member to receive services from an Out-of-Network Provider;

B.
Emergency Care that could not be provided by the Contractor’s Network Provider because the time to reach the Contractor’s Network Provider would have resulted in risk of serious damage to the Member’s health;

C.	Services provided for family planning; and

D.	Services for children in Foster Care.

The above listed Covered Services shall be reimbursed at no more than 100 percent of the Medicaid fee schedule/rate.

30.4	Payment to Providers for Serving Dual Eligible Members

The Contractor shall coordinate benefits for Dual Eligible Members by paying the lesser amount of:

A.	The Contractor’s allowed amount minus the Medicare payment, or

B.	The Medicare co-insurance and deductible up to Contractor’s allowed amount.

In the event that Medicaid does not have a price for codes included on a crossover claim then the entire Medicare coinsurance and deductible shall be paid by the Contractor. The Contractor shall further assist Dual Eligible Members in coordination of benefits required under Section 4.3 “Delegations of Authority.”

30.5	Payment of Federally Qualified Health Centers (“FQHC”) and Rural Health Clinics (“RHC”)

The Contractor shall assure that payment for services provided to FQHCs and RHCs is not less than the level and amount of payment the Contractor would make for the

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services if the services were furnished by other clinic or primary care Providers. The Department shall reimburse, by making payments directly to FQHCs and RHCs, the difference if the rate is less than the amount paid under Kentucky’s established prospective payment system (PPS) rate for the federally certified facilities.

The Contractor shall report to the Department within forty-five (45) calendar days of the end of each quarter the total amount paid to each FQHC and RHC per month. The report shall include the provider number, name, total number of paid claims per month, total amount paid by Contractor, and any adjustments.

30.6	Commission for Children with Special Needs

The case management and care coordination needs of the medically fragile children serviced by the Commission for Children with Special Needs must be recognized by the Contractor in that a special payment rate shall be developed for the Commission by a process of negotiation between the Contractor and the Commission. The rate to be established shall be not less than seventy-eight (78) percent of the Medicaid allowable cost based on the most recent available cost report of the Commission and shall be subject to negotiation at annual intervals.

30.7	Payment of Teaching Hospitals

In establishing payments for teaching hospitals in its Contractor’s Network, the Contractor shall recognize costs for graduate medical education, including adjustments required by KRS 205.565 and 907 KAR 1:825.

30.8	Intensity Operating Allowance

The Department acknowledges and agrees that Contractor is subject to the legislatively mandated intensity operating allowance and hospital rate increase. Contractor shall receive capitation payments that reflect these mandated items. (See 907 KAR 10:825)

30.9	Urban Trauma

The Contractor shall agree that payment for Urban Trauma Center amount is contingent upon the Commonwealth's receipt of the necessary state matching funds from the Urban Trauma Provider to support such payment and shall so do in a manner necessary to meet all federal requirements governing such transactions. (See 907 KAR 10:825)

30.10	Critical Access Hospitals

The Contractor shall reimburse Critical Access Hospitals at rates that are at least equal to those established by CMS for Medicare reimbursement to a critical access hospital in accordance with 907 KAR 10:815.

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30.11	Supplemental Payments

The Department and Contractor recognize the Department’s desire to provide enhanced reimbursement to provider entities through supplemental payments in order to preserve the ability of the provider entities to provide essential services to Commonwealth residents.

The Department currently makes supplemental payments in addition to adjudicated claims payments to a number of provider entities. Those categories of providers receiving supplemental payments are as follows:

•	Intensity Operating Allowance for Pediatric Teaching hospitals

•	A State Designated Urban Trauma Center

•	State Owned or Operated University Teaching Hospital Faculty

•	Psychiatric Access Supplement to a Designated Psychiatric Hospital

Descriptions of these payments are found in other sections of the contract. State owned or operated university teaching hospitals include a hospital operated by a related party organization as defined in 42 CFR 413.17, which is operated as part of an approved School of Medicine or Dentistry.

Contractor is required to make monthly supplemental payments to the specified providers on or before the last business day of the month of service for which capitation is paid. The payment shall be the amount specified for each respective provider entity multiplied by the Contractor’s share of monthly enrollment by region and by rate cell as calculated by the Department and reported to the Contractor.

The Department shall provide the detailed amounts by provider entity upon contractor request. In addition, July 1 of each year under this Contract, the Department shall provide the Contractor with the adjusted supplemental payments increase, if any, and the Department shall provide the Contractor with an adjusted capitation rate in order to pay this increase.

The Contractor agrees, upon the request of the Department, to submit to the Department claims-level cost data for payment verification purposes. Contractor will work with the Department to assure that information is provided to allow for provider entities to remit the state matching portion of the payments to the Department, as applicable.
31.0    Covered Services

31.1	Medicaid Covered Services

The Contractor shall provide Covered Services in an the amount, duration, and scope that is no less than the amount, duration, and scope furnished Medicaid recipients under fee-for-service program; that are reasonably be expected to

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achieve the purpose for which the services are furnished; enables the Member to achieve age-appropriate growth and development; and enables the Member to attain, maintain, or regain functional capacity. The Contractor shall not arbitrarily deny or reducing the amount, duration, or scope of a required service solely because of the diagnosis, type of illness, or condition.

The contractor may establishing measures that are designed to maintain quality of services and control costs and are consistent with its responsibilities to Members; may place appropriate limits on a service on the basis of criteria applied under the Medicaid State Plan, and applicable regulations, such as medical necessity; and place appropriate limits on a service for utilization control, provided the services furnished can reasonably be expected to achieve their purpose.

The Contractor shall provide, or arrange for the provision of Covered Services to Members in accordance with the state Medicaid plan, state regulations, and policies and procedures applicable to each category of Covered Services. The Contractor shall ensure that the care of new enrollees is not disrupted or interrupted. The Contractor shall ensure continuity of care for new Members receiving health care under fee for service prior to enrollment in the Plan. Appendix H. “Covered Services” shall serve as a summary of currently Covered Services that the Contractor shall be responsible for providing to Members. However, it is not intended, nor shall it serve as a substitute for the more detailed information relating to Covered Services which is contained in the State Medicaid Plan, applicable administrative regulations governing Kentucky Medicaid services and individual Medicaid program services manuals incorporated by reference in the administrative regulations.

After the Execution Date, to the extent a new or expanded Covered Service is added by the Department to Contractor’s responsibilities under this Contract, (“New Covered Service”) the financial impact of such New Covered Service will be evaluated from an actuarial perspective by the Department, and Capitation Rates to be paid to Contractor hereunder will be adjusted, if necessary, accordingly to Sections 11.2 “Rate Adjustments” and 41.3 “Amendments”. The determination that a Covered Service is a New Covered Service is at the discretion of the Department. At least ninety (90) days before the effective date of the addition of a New Covered Service, the Department will provide written notice to Contractor of any such New Covered Service and any adjustment to the Capitation Rates herein as a result of such New Covered Service. This notice shall include: (i) an explanation of the New Covered Service; (ii) the amount of any adjustment to Capitation Rates herein as a result of such New Covered Service; and (iii) the methodology for any such adjustment.

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The Contractor may provide, or arrange to provide, services in addition to the services described above provided quality and access are not diminished, the services are Medically Necessary health services and cost-effective. The cost for these additional services shall not be included in the Capitation Rate. The Contractor shall notify and obtain approval from Department for any new services prior to implementation. The Contractor shall notify the Department by submitting a proposed plan for additional services and specify the level of services in the proposal.

Any Medicaid service provided by the Contractor that requires the completion of a specific form (e.g., hospice, sterilization, hysterectomy, or abortion), the form shall be completed according to the appropriate Kentucky Administrative Regulation (KAR). The Contractor shall require its Subcontractor or Provider to retain the form in the event of audit and a copy shall be submitted to the Department upon request.

The Contractor shall not prohibit or restrict a Provider from advising a Member about his or her health status, medical care, or treatment, regardless of whether benefits for such care are provided under the Contract, if the Provider is acting within the lawful scope of practice.

If the Contractor is unable to provide within its network necessary Covered Services, it shall timely and adequately cover these services out of network for the Member for as long as Contractor is unable to provide the services in accordance with 42 CFR 438.206. The Contractor shall coordinate with out-of-network providers with respect to payment. The Contractor will ensure that cost to the Member is no greater than it would be if the services were provided within the Contractor’s Network.

A Member who has received Prior Authorization from the Contractor for referral to a specialist physician or for inpatient care shall be allowed to choose from among all the available specialists and hospitals within the Contractor’s Network, to the extent reasonable and appropriate.

31.2	Direct Access Services

The Contractor shall make Covered Services available and accessible to Members as specified in this Contract. The Contractor shall routinely evaluate Out-of-Network utilization and shall contact high volume providers to determine if they are qualified and interested in enrolling in the Contractor’s network. If so, the Contractor shall enroll the provider as soon as the necessary procedures have been completed. When a Member wishes to receive a direct access service or receives a direct access service from an Out-of-Network Provider, the Contractor shall contact the provider to determine if it is qualified and interested in enrolling in the network. If so, the Contractor shall enroll the provider as soon as the necessary enrollment procedures have been completed.

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The Contractor shall ensure direct access and may not restrict the choice of a qualified provider by a member for the following services within the Contractor’s Network:

A.	Primary care vision services, including the fitting of eye-glasses, provided by ophthalmologists, optometrists and opticians;

B.	Primary care dental and oral surgery services and evaluations by orthodontists and prosthodontists;

C.	Voluntary family planning in accordance with federal and state laws and judicial opinion;

D.	Maternity care for Members under eighteen (18) years of age;

E.	immunizations to members under twenty-one (21) years of age;

F.	Sexually transmitted disease screening, evaluation and treatment;

G.	Tuberculosis screening, evaluation and treatment;

H.	Testing for Human Immunodeficiency Virus (HIV), HIV-related conditions, and other communicable diseases as defined by 902 KAR 2:020;

I.	Chiropractic services; and

J.	Women’s health specialists.

The Contractor shall ensure direct access and may not restrict the Member’s access to services in accordance with 42 CFR 438 and applicable state statutes and regulations.

31.3	Second Opinions

At the Member’s request, the Contractor shall provide for a second opinion related to surgical procedures and diagnosis and treatment of complex and/or chronic conditions, within the Contractor’s network, or arrange for the Member to obtain a second opinion outside the network without cost to the Member. The Contractor shall inform the Member, in writing, at the time of Enrollment of the Member’s right to request a second opinion.

31.4	Billing Members for Covered Services

The Contractor and its Providers and Subcontractors shall not bill a Member for Medically Necessary Covered Services with the exception of applicable co-pays or other cost sharing requirements provided under this contract. Any Provider who knowingly and willfully bills a Member for a Medicaid Covered Service shall be guilty of a felony and upon conviction shall be fined, imprisoned, or both, as defined in Section 1128B(d)(1) 42 U.S.C. 1320a-7b of the Social Security Act. This provision shall remain in effect even if the Contractor becomes insolvent.
However, if a Member agrees in advance in writing to pay for a Non-Medicaid covered service, then the Contractor, the Contractor’s Provider, or Contractor’s Subcontractor may bill the Member. The standard release form signed by the

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Member at the time of services does not relieve the Contractor, Providers and Subcontractors from the prohibition against billing a Medicaid Member in the absence of a knowing assumption of liability for a Non-Medicaid covered Service. The form or other type of acknowledgement relevant to Medicaid Member liability must specifically state the services or procedures that are not covered by Medicaid.

31.5	Referrals for Services not Covered by Contractor

When it is necessary for a Member to receive a Medicaid service that is outside the scope of the Covered Services provided by the Contractor, the Contractor shall refer the Member to a provider enrolled in the Medicaid fee-for-service program. The Contractor shall have written policies and procedures for the referral of Members for Non-Covered Services that shall provide for the transition to a qualified health care provider and, where necessary, assistance to Members in obtaining a new Primary Care Provider. The Contractor shall submit any desired changes to the established written referral policies and procedures to the Department for review and approval subject to Section 4.4 “Approval of Department.”

31.6	Interface with State Behavioral Health Agency

A.
Contractor’s Behavioral Health Director or designee will meet with the Department and DBHDID monthly to discuss State Mental Health Authority and Single State (substance abuse) Agency (SSA) protocols, rules and regulations including but not limited to:

(1)	Serious Mental Illness (SMI) and Serious Emotional Disturbance (SED) operating definitions

(2)	Other priority populations

(3)	Targeted Case Management, Community Support Associate, and Peer Support provider certification training and process

(4)	Satisfaction survey requirements

(5)	Priority training topics (e.g. trauma-informed care, suicide prevention, co-occurring disorders, evidence-based practices)

(6)	Behavioral health services hotline

(7)	Behavioral health crisis services (referrals; emergency, urgent and routine care)

B.	Contractor will coordinate:

(1)
Member education process for individuals with serious mental illnesses (SMI) and children and youth with serious emotional disturbances (SED) with the Department. Contractor will provide the Department and DBHDID with proposed materials and protocols.

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(2)	With the Department, DBHDID and CMHCs a process for integrating Behavioral Health Services’ hotlines with processes planned by the Contractor to meet system requirements.

(3)
With the Department on establishing collaborative agreements with state operated or state contracted psychiatric hospitals, as well as with other Department facilities that individuals with co-occurring behavioral health and developmental and intellectual disabilities (DID) use.

31.7	Provider-Preventable Diseases

The Contractor shall not pay a Provider for provider-preventable conditions that meet the following criteria:

A.	Is identified in the State Medicaid plan;

B.
Has been found by the Department, based upon a review of medical literature by qualified professionals, to be reasonably preventable through the application of procedures supported by evidence-based guidelines;

C.	Has a negative consequence for the Member;

D.	Is auditable; and

E.
Includes, at a minimum, wrong surgical or other invasive procedure performed on a patient; surgical or other invasive procedure performed on the wrong body part; surgical or other invasive procedure performed on the wrong patient.

The Contractor shall require all Providers to report provider-preventable conditions associated with claims for payment or Member treatments for which payment would otherwise be made. The Contractor shall report all identified provider-preventable conditions in a form or frequency as specified by the Department.
32.0    Pharmacy Benefits

32.1	Pharmacy Requirements

The Contractor shall administer pharmacy benefits in accordance with this section, other requirements specified in this contract, and in accordance with all applicable State and Federal laws and regulations. Pharmacy benefit requirements shall include, but not be limited to:

A.	State-of-the-art, online and real-time rules-based point-of-sale (POS) Claims processing services with prospective drug utilization review (ProDUR);

B.	An accounts receivable process;

C.	Retrospective drug utilization review (RetroDUR) services;

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D.
Formulary and non-formulary services, including but not limited to, prior authorization (PA) services, an appeals process, Preferred Drug List (PDL), and a Pharmacy and Therapeutics Committee Meeting (P&T);

E.	Pharmacy Provider relations and education, and call center services (member and provider), in addition to provider services specified elsewhere;

F.	Seamless interfaces with the information systems of the Department and as needed, any related vendors;

G.	Claims payment services;

H.
The Contractor shall maintain, through an online system, appropriate accounts receivable (AR) records for the Department to systematically track adjustments, recoupments, manual payments, and other required identifying AR and claim information;

I.	Reporting and analysis to assist in monitoring and managing the pharmacy program and ensuring compliance with all Federal and State requirements;

J.	Coverage for all drugs for which a federal rebate is available per 42 USC § 1396r-8 unless otherwise directed by the Department;

K.
All hand-written or computer generated/printed Medicaid prescriptions shall require at least one (1) approved tamper-resistant feature to prevent copying; modification or erasure; or counterfeiting. This requirement does not pertain to prescriptions received by fax, telephone, or electronically; and

L.	The Contractor shall also assist the Department by participating in and providing support during internal and external audits, including CMS certification of the Kentucky MEMS.

32.2	Preferred Drug List

The Contractor shall maintain a preferred drug list (PDL) and make information available to pharmacy Providers and Members, including the co-pay tiers and other information as necessary. Some Members are not subject to co-payments, as defined in 907 KAR 1:604. The Contractor shall provide information to its pharmacy and prescribing Providers regarding the PDL for Members via posting on the web and other relevant means of communication. The PDL shall be updated by the Contractor throughout the year and shall reflect changes in the status of a drug or add or delete drugs, as required.

32.3	Pharmacy and Therapeutics Committee

The Contractor shall utilize a Pharmacy and Therapeutics Committee (P&T Committee) in accordance with KAR Title 907. The P & T Committee shall meet in Kentucky periodically throughout the calendar year as necessary and make recommendations to the Contractor for changes to the PDL or drug formulary. The

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P & T Committee shall be considered an advisory committee to a public body and thereby making it subject to the Open Meetings Law KRS 61.800 to 61.850. The Contractor shall give prior notice to the Department of the time, date and location of the P & T Committee meetings. The Contractor shall make every reasonable effort to ensure that meeting dates and times for the P&T Committee do not conflict with the meeting times for other MCO P&T Committees or with the FFS P&T Committee to allow for appropriate attendance and travel for interested parties and the Department’s pharmacy staff. The final decisions are to be posted to the Department’s website, as well as a website maintained by the Contractor.

32.4	Pharmacy Point of Sale and Claims Payment

The Contractor shall process, adjudicate, and pay pharmacy claims for Members via an online real-time POS system, including voids and full or partial adjustments. The source of the claims may be enrolled, network pharmacy Providers. All claims adjudicated as payable shall be for eligible Members, to enrolled providers, for approved services, and in accordance with the payment rules and other policies, regulations, and statutes of the Department.

The Contractor shall maintain ProDUR review edits and apply these edits at the POS. The Contractor shall also provide the ability to process claims on batch electronic media and paper claims submitted directly for processing. Paper claims may include, but not be limited to, those submitted in situations when a member has to visit an out-of-state pharmacy in an emergency. Paper claims shall be submitted on the Universal Claim Form (UCF) version D.0. Claims (837) and Remittance Advices (R/A) (835) shall use the American National Standards Institute (ANSI) X12 Electronic Data Interface (EDI) standard required for HIPAA compliance.

The Contractor shall:

A.	Ensure the POS system satisfies the functional and informational requirements of Kentucky’s Medicaid Pharmacy Program by:

(1)	Supporting the POS function for claims submissions by pharmacies twenty-four (24) hours per day, three hundred and sixty-five (365) days per year (except for scheduled and approved downtime).

(2)
Providing the ability to apply an ICN to each claim and its supporting documentation, regardless of submission format. This unique number is used to cross reference the ICN for tracking, claims, research, reconciliation, or audit purposes.

(3)	Ensuring appropriate HIPAA safeguards are in place to protect the confidentiality of client information.

(4)
Ensuring the system is capable of adding, changing, or removing claim adjudication processing rules to accommodate State and Federal required changes to the Pharmacy Program within sixty (60) days, unless otherwise approved.

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B.	Process, adjudicate, and pay Kentucky Medicaid pharmacy claims, including voids and full or partial adjustments, via an online, real-time POS system by:

(1)	Using the specified current National Council for Prescription Drug Program (NCPDP) format. Required updates to this format will be at no cost to the Department.

(2)
Identifying and denying claims that contain invalid provider numbers. This includes cases where the Taxonomy/National Provider Identifier (NPI)/Provider number is missing or is invalid. Claims containing errors shall be returned to the originating provider.

(3)
Identifying prescribers on all pharmacy claims by their specific NPI; Drug Enforcement Administration (DEA) numbers, Taxonomy, or any other identifying number as required by CHFS, the Department, or HIPPA shall be captured by the provider files.

(4)
The system shall have the functionality to process claims requiring International Classification of Diseases Ninth Revision (ICD-9) and International Classification of Diseases Tenth Revision (ICD-10) codes when available. ICD-9 functionality shall be maintained for the duration of the contract.

C.
Pay ninety-five percent (95%) of all clean claims submitted by network and non-network pharmacy providers within twenty-one (21) calendar days of receipt and one hundred percent (100%) of all claims in thirty (30) calendar days.

(1)
The term "pay" means either send the provider cash or cash equivalent in full satisfaction of the clean claim, or give the provider a credit against any outstanding balance owed by that provider to the Contractor.

(2)
The term “clean claim” means a properly completed claim approved for payment, paper or electronic. In addition, a clean claim for pharmacists shall consist of a universal claim form and data set approved by the NCPDP.

(3)	Resubmission of a claim with further information and/or documentation shall constitute a new claim for purposes of establishing the time frame for claims processing.

32.5	Pharmacy Rebate Administration

The Affordable Care Act requires states to collect CMS level rebates on all Medicaid MCO utilization. In order for the Department to comply with this requirement the Contractor shall be required to submit NDC level information on drugs and diabetic supplies, including J-code conversions consistent with CMS requirements. The Department or its designated contractor will provide this claims level detail to manufacturers to assist in dispute resolutions. However, since the Department is

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not the POS Claims processor, resolutions of unit disputes are dependent upon cooperation of the Contractor. The Contractor shall assist the Department in resolving drug rebate disputes with the manufacture. The Contractor also shall be responsible for rebate administration for pharmacy services provided through other settings such as physician services. The Contractor shall maintain the systems capability and methodology to appropriately identify 340B claims in real time, prospectively, and retrospectively to avoid duplicate discounts and to support all Department based efforts and initiatives for 340B claim identification at a claim level of detail.

32.6	Pharmacy Prior Authorizations

A. The Contractor shall:

(1)	Develop clinical PA review criteria;

(2)	Ensure all review criteria are easily understood and widely available to Providers through various media;

(3)	Develop a plan for administering the PA program that doesn’t unduly disrupt a Member’s access to care;

(4)	Ensure that all PAs conducted via telephone meet the service and quality standards required by this Contract;

(5)	Ensure that PAs are based on national standards;

(6)
The Contractor’s Grievance and Appeal procedure required by this Contract shall be available for prescribing and pharmacy Providers that wish to challenge a drug PA denial. The Grievance and Appeal procedure for such PA denials shall ensure decisions are communicated to the requesting Provider within twenty-four (24) hours from the initial request;

(7)
Document all PA activities and decisions in the Contractor’s online pharmacy case management system. This information shall be available for immediate review at the Department’s request or other timeframe specified by the Department.

B.	A Member is entitled to drug(s) prescribed by a prescribing Provider when any of the following criteria are met:

(1)	Prescribed drug(s) are on the PDL, subject to obtaining a PA if required.

(2)	PA is obtained if needed prior to the dispensing of the drug(s).

(3)	Therapeutic substitution is made when authorized by the prescribing Provider, subject to obtaining a PA if required.

In the event the prescription is for a non-preferred drug and the pharmacist cannot reach the prescribing physician or the Contractor or its agent for approval and the pharmacist deems it necessary, a seventy-two (72) hour emergency supply shall be provided. If the physician prescribed an amount of the drug that is less than a

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seventy-two (72) hour supply but is packaged so that it must be dispensed intact, the pharmacist may dispense the packaged drug and the Contractor shall pay for it even if it exceeds a seventy-two (72) hour supply. The Contractor shall instruct pharmacy Providers how to perform the override in the NCPDP environment of the POS pharmacy claims processing system.

32.7	Maximum Allowable Cost

The Contractor shall establish and maintain a generic drug Maximum Allowable Cost (MAC) program in order to promote generic utilization and cost containment, subject to approval by the Department. The Contractor shall update MAC and other pricing benchmarks on a schedule at least as consistent as is required by CMS for Medicare Part D plans found at 42 CFR 423.505(b)(21).

32.8	Specialty Pharmacy and Pharmacy Drugs

The Contractor will comply with industry standards for the management of specialty pharmacy drugs. Characteristics of specialty drugs may include the following:

A.	Drugs that are used to treat and diagnose rare or complex diseases;

B.	Drugs that require close clinical monitoring and management;

C.	Drugs that frequently require special handling;

D.	Drugs of a high dollar amount for a standard dosage; or

E.	Drugs that may have limited access or distribution.

The Contractor may establish a Specialty Pharmacy Network, subject to any willing provider specifications outlined in Kentucky regulations. The Contractor’s criteria for network participation shall be readily available.

32.9	Pharmacy Call Center Services

The Contractor shall operate a toll-free call center twenty-four (24) hours a day, three-hundred and sixty-five (365) days per year for access by pharmacies and physicians/prescribers. The call center shall provide access to registered pharmacists during all hours of operation to respond to pharmacy related questions that require clinical intervention and to handle reconsideration requests for prior authorizations. The call center shall process PA requests received from prescribers by facsimile, telephone, electronic or web, or postal service mail. In accordance with OBRA 1990 mandate the Contractor shall process PA request within twenty-four (24) hours from initial request including weekends.

The pharmacy call center shall include management call tracking and reporting capability. The management tracking system shall retain information taken on each call and be retrievable using personal information for the individual from whom the call was received and made available to the Department upon request. The Department may monitor the call center through review of statistical reports,

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telephone calls, or onsite visits.

Call Center capabilities shall include:

A.	Producing an electronic record to document all calls.

B.	Providing a complete record of communication to the call line from providers and other parties.

C.	Providing an escalation procedure whereby a caller not satisfied with the response received may pursue a resolution.

D.	Ensuring compliance with HIPAA confidentiality requirements.

The Contractor shall provide a quality assurance program to sample calls and make follow-up calls to monitor caller satisfaction.
The Contractor shall perform routine eligibility updates as specified by the Department, other sections of this contract, or CMS.

The Contractor shall respond to Department staff telephone calls and emails within three (3) hours or in within the time requested in urgent or emergency cases as determined by the Department.

32.10	Interfaces Maintained

The Contractor shall maintain the following systems:

A.	An effective interface between the MMIS and the Contractor’s system for pharmacy claims processing.

B.
A dedicated communication line connecting the MMIS to the Contractor’s processing site. The cost of this communication line is to be solely at the expense of the Contractor. This dedicated communication line shall meet specifications of the Department.

C.	The ability to accept transaction data that changes baseline MMIS files on a daily basis unless the Department approves a more/less frequent schedule.

(1)
The file transfer schedule shall, at a minimum, result in the daily update of the POS system with the most current information from the MMIS. This may include, but not be limited to, member eligibility, PA information, and provider and reference information.

(2)	The interface between their system(s) and the MMIS system shall be compatible. This assumes no significant changes to the MMIS file structures will be required.

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(3)	The Contractor should adhere to all Change Management requirements prior to implementing any changes to existing or new interfaces from the MMIS.

(4)	The Contractor should update all MMIS data without manual intervention, unless approval from the Department is provided.

NOTE: Federal regulations require the Department to maintain appropriate controls over POS eligibility Contractors who perform both switching services and billing services. Switch and billing agent functions, if provided by the same company, shall be maintained as separate and distinct operations. If the Contractor serving as the POS Contractor also provides services as the providers’ agent, an organizational firewall shall be in place to separate these functions.

32.11	Provider Education
The Contractor shall develop, implement, and conduct ongoing educational programs for Kentucky Medicaid pharmacy Provider community. Materials are subject to Section 4.4 “Approval of Department” prior to distribution. These educational initiatives should include, but not be limited to:

A.	Provider letters.

B.	Provider bulletins.

C.	PDL drug changes and distribution.

D.	POS messaging.

E.	Training sessions, webinars, quarterly newsletters, and other training activities as requested by the Department.

F.	Claim resolution.

G.	Website postings of the PDL.

H.	Billing instructions.

I.	PA procedures.

J.	Prescriber reconsideration process for denied PAs.

The Contractor shall cooperate with the Department and/or other Contractors as needed regarding pharmacy-related matters.
33.0    Special Program Requirements

33.1	EPSDT Early and Periodic Screening, Diagnosis and Treatment

The Contractor shall provide all Members under the age of twenty-one (21) years EPSDT services in compliance with the terms of this Contract and policy statements issued during the term of this Contract by the Department or CMS. The Contractor shall file EPSDT reports in the format and within the time-frames required by the terms of this Contract as indicated in Appendix M.”EPSDT.” The Contractor shall comply with 907 KAR 1:034 that delineates the requirements of all EPSDT providers participating in the Medicaid program. Health care professionals who meet the

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standards established in the above-referenced regulation shall provide EPSDT services. Additionally, the Contractor shall:

A.
Provide, through direct employment with the Contractor or by Subcontract, accessible and fully trained EPSDT Providers who meet the requirements set forth under 907 KAR 1:034, and who are supported by adequately equipped offices to perform EPSDT services.

B.
Effectively communicate information (e.g. written notices, verbal explanations, face to face counseling or home visits when appropriate or necessary) with members and their families who are eligible for EPSDT services [(i.e. Medicaid eligible persons who are under the age of twenty-one (21)] regarding the value of preventive health care, benefits provided as part of EPSDT services, how to access these services, and the member’s right to access these services. Members and their families shall be informed about EPSDT and the right to Appeal any decision relating to Medicaid services, including EPSDT services, upon initial enrollment and annually thereafter where Members have not accessed services during the year.

C.
Provide EPSDT services to all eligible Members in accordance with EPSDT guidelines issued by the Commonwealth and federal government and in conformance with the Department’s approved periodicity schedule, a sample of which is included in Appendix M. ”EPSDT.”

D.
Provide all needed initial, periodic and inter-periodic health assessments in accordance with 907 KAR 1:034. The Primary Care Provider assigned to each eligible member shall be responsible for providing or arranging for complete assessments at the intervals specified by the Department’s approved periodicity schedule and at other times when Medically Necessary.

E.
Provide all needed diagnosis and treatment for eligible Members in accordance with 907 KAR 1:034. The Primary Care Provider and other Providers in the Contractor’s Network shall provide diagnosis and treatment and or Out-of-network Providers shall provide treatment if the service is not available within the Contractor’s network.

F.
Provide EPSDT Special Services for eligible members, including identifying providers who can deliver the Medically Necessary services described in federal Medicaid law and developing procedures for authorization and payment for these services. Current requirements for EPSDT Special Services are included in Appendix M.”EPSDT.”

G.
Establish and maintain a tracking system to monitor acceptance and refusal of EPSDT services, whether eligible Members are receiving the recommended health assessments and all necessary diagnosis and treatment, including EPSDT Special Services when needed.

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H.
Establish and maintain an effective and on-going Member Services case management function for eligible members and their families to provide education and counseling with regard to Member compliance with prescribed treatment programs and compliance with EPSDT appointments. This function shall assist eligible members or their families in obtaining sufficient information so they can make medically informed decisions about their health care, provide support services including transportation and scheduling assistance to EPSDT services, and follow up with eligible members and their families when recommended assessments and treatment are not received.

I.
Maintain a consolidated record for each eligible member, including reports of informing about EPSDT, information received from other providers and dates of contact regarding appointments and rescheduling when necessary for EPSDT screening, recommended diagnostic or treatment services and follow-up with referral compliance and reports from referral physicians or providers.

J.
Establish and maintain a protocol for coordination of physical health services and Behavioral Health Services for eligible members with behavioral health or developmentally disabling conditions. Coordination procedures shall be established for other services needed by eligible members that are outside the usual scope of Contractor services. Examples include early intervention services for infants and toddlers with disabilities, services for students with disabilities included in the child’s individual education plan at school, WIC, Head Start, DCBS, etc.

K.	Participate in any state or federally required chart audit or quality assurance study;

L.
Maintain an effective education/information program for health     professionals on EPSDT compliance (including changes in state or     federal requirements or guidelines). At a minimum, training shall be     provided concerning the components of an EPSDT assessment, EPSDT Special Services, and emerging health status issues among members     which should be addressed as part of EPSDT services to all appropriate staff and Providers, including medical residents and specialists delivering EPSDT services. In addition, training shall be provided concerning physical assessment procedures for nurse practitioners, registered nurses and physician assistants who provide EPSDT screening     services.

M.
Submit Encounter Record for each EPSDT service provided according to requirements provided by the Department, including use of specified EPSDT procedure codes and referral codes. Submit quarterly and annual reports on EPSDT services including the current Form CMS-416.

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N.	Provide an EPSDT Coordinator staff function with adequate staff or subcontract personnel to serve the Contractor’s enrollment or projected enrollment.

33.2	Dental Services

The Contractor shall provide preventive and primary care dental services for oral health conditions and illness in a timely manner on an emergent, urgent care or non-urgent care basis in accordance with 42 CFR 438. Covered dental services shall be provided in accordance with 907 KAR 1:026.

The Contractor shall enroll providers of dental services in accordance with KRS 304.17A-270, and establish written policies and procedures to ensure the timely provision of services in an amount, duration, and scope that is no less than the amount, duration, and scope for the same services provided to fee-for-service Medicaid Members. The Contractor shall assess the oral health of Members and develop a plan for improving oral health in Members, particularly in children and persons with special health care needs.

The Contractor shall have ultimate responsibility for the provision of dental services and shall oversee and coordinate the delivery of or access to all member health information and other data relating to dental services, as requested by the Department.

33.3	Emergency Care, Urgent Care and Post Stabilization Care

Emergency Care as defined in 42 USC 1395dd and 42 CFR 438.114 shall be available to Members twenty-four (24) hours a day, seven (7) days a week. Urgent Care services shall be made available within forty-eight (48) hours of request. Urgent Care means care for a condition that is not likely to cause death or lasting harm but for which treatment should not wait for a normally scheduled appointment. Post Stabilization Care services are covered and reimbursed in accordance with 42 CFR 422.113(c) and 438.114(c).

The Contractor shall not limit what constitutes an emergency medical condition on the basis of lists of diagnoses or symptoms. An Emergency Medical Services Provider shall have a minimum of ten (10) calendar days to notify the Contractor of the Member's screening and treatment before refusing to cover the emergency services based on a failure to notify. A Member who has an emergency medical condition shall not be liable for payment of subsequent screening and treatment needed to diagnose or stabilize the specific condition. The Contractor is responsible for coverage and payment of services until the attending Provider determines that the Member is sufficiently stabilized for transfer or discharge.

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33.4	Out-of-Network Emergency Care

The Contractor shall provide, or arrange for the provision of Emergency Care, even though the services may be received outside the Contractor’s network in compliance with 42 CFR 438.114.
Payment for Emergency Services covered by a non-contracting provider shall not exceed the Medicaid Fee-For-Service rate as required by Section 6085 of the Deficit Reduction Act of 2005. For services provided by non-contracting hospitals, this amount must be less any payments for indirect costs of medical education and direct costs of graduate medical education that would have been included in Fee-For-Service payments.

33.5	Maternity Care

When a woman has entered prenatal care before enrolling with the Contractor shall take every effort to allow her to continue with the same prenatal care provider throughout the entire pregnancy. Contractor shall also establish procedures to assure either prompt initiation of prenatal care or continuation of care without interruption for women who are pregnant when they enroll. The Contractor shall provide maternity care that includes prenatal, delivery, and postpartum care as well as care for conditions that complicate pregnancies. All newborn Members shall be screened for those disorders specified in the Commonwealth of Kentucky metabolic screen.

33.6	Voluntary Family Planning

The Contractor shall ensure direct access for any Member to a Provider, qualified by experience and training, to provide Family Planning Services, as such services are described in Appendix H. “Covered Services” to this Contract. The Contractor may not restrict a Member’s choice of his or her provider for Family Planning Services. Contractor must assure access to any qualified provider of Family Planning Services without requiring a referral from the PCP.
The Contractor shall maintain confidentiality for Family Planning Services in accordance with applicable federal and state laws and judicial opinions for Members less than eighteen (18) years of age pursuant to Title X. 42 CFR 59.11, and KRS 214.185. Situations under which confidentiality may not be guaranteed are described in KRS 620.030, KRS 209.010 et seq., KRS 202A, and KRS 214.185.
All information shall be provided to the Member in a confidential manner. Appointments for counseling and medical services shall be available as soon as possible with in a maximum of thirty (30) days. If it is not possible to provide complete medical services to Members less than 18 years of age on short notice, counseling and a medical appointment shall be provided right away preferably within ten (10) days. Adolescents in particular shall be assured that Family Planning Services are confidential and that any necessary follow-up will assure the Member’s privacy.

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33.7	Nonemergency Medical Transportation

The Department contracts with the Office of Transportation and Delivery to provide non-emergency medical transportation (NEMT) services to select Medicaid Members. Through the NEMT program, members receive safe and reliable transportation to Medicaid covered services. The Department shall continue to provide NEMT services for Medicaid Members. The Contractor shall provide educational materials regarding the availability of transportation services and refers Members for NEMT. NEMT services do not include emergency ambulance and non-emergency ambulance stretcher services. Transportation of an emergency nature, including ambulance stretcher services is the responsibility of the Contractor.

33.8	Pediatric Interface

School-Based Services provided by school personnel are excluded from Contractor coverage and are paid by the Department through fee-for-service Medicaid.

Preventive and remedial care services as contained in 907 KAR 1:360 and the Kentucky State Medicaid Plan provided by the Department of Public Health through public health departments in schools by a Physician, Physician’s Assistant, Advanced Registered Nurse Practitioner, Registered Nurse, or other appropriately supervised health care professional are included in Contractor coverage. Service provided under a child’s IEP should not be duplicated. However, in situations where a child’s course of treatment is interrupted due to school breaks, after school hours or during summer months, the Contractor is responsible for providing all Medically Necessary Covered Services to eligible Members.

Services provided under HANDS shall be excluded from Contractor coverage.

Pediatric Interface Services includes pediatric concurrent care as mandated by the ACA. The Contractor shall simultaneously provide palliative hospice services in conjunction with curative services and medications for pediatric patients diagnosed with life-threatening/terminal illnesses.

33.9	Pediatric Sexual Abuse Examination

Contractor shall have Providers in its network that has the capacity to perform a forensic pediatric sexual abuse examination. This examination must be conducted for Members at the request of the DCBS.

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33.10	Lock-In Program

The Contractor shall develop a program to address and contain Member over utilization of services, for pharmacy and non-emergent care provided in an emergency setting. The criteria for this program shall be submitted to the Department for approval subject to Section 4.4 “Approval of Department.”
34.0    Behavioral Health Services

34.1	Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) Responsibilities

The Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) is responsible for planning and overseeing behavioral health, intellectual disability, and developmental disability services using state and federal funds. DBHDID works collaboratively with Department to assure that Medicaid Members receive quality behavioral health services.

The Contractor shall use evidence-based practices (EBPs) that meet the standards of national models in all behavior health services.

34.2	Requirements for Behavioral Health Services

The Contractor shall engage in behavioral health promotion efforts, psychotropic medication management, suicide prevention and overall person centered treatment approaches, to lower morbidity among Members with SMI and SED, including Members with co-occurring developmental disabilities, substance use disorders and smoking cessation.

The Contractor in its design and operation of behavioral health services shall incorporate these core values for Medicaid Members:

A.
Members have the right to retain the fullest control possible over their behavior health treatment. Behavioral health services shall be responsive, coherently organized, and accessible to those who require behavioral healthcare.

B.	The Contractor shall provide the most normative care in the least restrictive setting and serve Members in the community to the greatest extent possible.

C.	The Contractor shall measure Members’ satisfaction with the services they receive. .

D.	The Contractor’s behavioral health services shall be recovery and resiliency focused.

34.3    Covered Behavioral Services

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The Contractor shall assure the provision of all Medically Necessary Behavioral Health Services for Members. These services are described in Appendix H. “Covered Services.” All Behavioral Health services shall be provided in conformance with the access standards established by the Department. When assessing Members for Behavioral Health Services, the Contractor and its providers shall use the most current version of DSM classification. The Contractor may require use of other diagnostic and assessment instrument/outcome measures in addition to the most current version of DMS. Providers shall document DSM diagnosis and assessment/outcome information in the Member’s medical record.

34.4	Behavioral Health Provider Network

The Contractor shall provide access to Psychiatrists, Psychologists, and other behavioral health service providers. Community Mental Health Centers (CMHCs) shall be offered participation in the Contractor provider network. Other eligible providers of behavioral health services include Licensed Professional Clinical Counselors, Licensed Marriage and Family Therapists, Licensed Psychological Practitioners, Behavioral Health Multi-Specialty Groups, Behavior Health Services Organizations, Licensed Clinical Social Workers, Certified Family, Youth and Peer Support Providers, Targeted Case Managers and other independently licensed behavioral health professions. To the extent that non-psychiatrists and other providers of Behavioral Health services may also be provided as a component of FQHC and RHC services, these facilities shall be offered the opportunity to participate in the Behavioral Health network. FQHC and RHC providers can continue to provide the same services they currently provide under their licenses.

34.5    Member Access to Behavioral Health Services

The Contractor shall ensure accessibility and availability of qualified providers to all Members. In order to ensure such accessibility, the Contractor shall submit credentialing documents for no fewer than five hundred (500) independent behavioral health individual providers distributed throughout the state, not including providers linked or affiliated with the following licensed organizations: a CMHC, a BHSO, a FQHC, or a RHC, on or by January 1, 2016.

The Contractor shall maintain a Member education process to help Members know where and how to obtain Behavioral Health Services. The Member Manual shall contain information for Members on how to direct their behavioral health care, as appropriate.

The Contractor shall permit Members to participate in the selection of the appropriate behavioral health individual practitioner(s) who will serve them and shall provide the Member with information on accessible in-network Providers with relevant experience.

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34.6	Behavioral Health Services Hotline
The Contractor shall have an emergency and crisis Behavioral Health Services Hotline staffed by trained personnel twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, toll-free throughout the Commonwealth. Crisis hotline staff must include or have access to qualified Behavioral Health Services professionals to assess, triage and address specific behavioral health emergencies. Emergency and crisis Behavioral Health Services may be arranged through mobile crisis teams. Face to face emergency services shall be available twenty-four (24) hours a day, seven (7) days a week. It is not acceptable for an intake line to be answered by an answering machine.

The Contractor shall ensure that the toll-free Behavioral Health Services Hotline meets the following minimum performance requirements for all Contractor Programs:

A.	Ninety-nine percent (99%) of call are answered by the fourth ring or an automated call pick-up system;

B.	No incoming calls receive a busy signal;

C.	At least eighty percent (80%) of calls must be answered by toll-free line staff within thirty (30) seconds measured from the time the call is placed in queue after selecting an option;

D.	The call abandonment rate is seven percent (7%) or less;

E.	The average hold time is two (2) minutes or less; and

F.	The system can immediately connect to the local Suicide Hotline’s telephone number and other Crisis Response Systems and have patch capabilities to 911 emergency services.

The Contractor may operate one hotline to handle emergency and crisis calls and routine Member calls. The Contractor cannot impose maximum call duration limits and shall allow calls to be of sufficient length to ensure adequate information is provided to the Member. Hotline services shall meet Cultural Competency requirements and provide linguistic access to all Members, including the interpretive services required for effective communication.

The Behavioral Health Services Hotline may serve multiple Contractor Programs if the Hotline staff is knowledgeable about all of the Contractor Programs.
The Contractor shall conduct on-going quality assurance to ensure these standards are met.

The Contractor shall monitor its performance against the Behavioral Health Services Hotline standards and submit performance reports summarizing call center performance as indicated.

If Department determines that it is necessary to conduct onsite monitoring of the Contractor's Behavioral Health Services Hotline functions, the Contractor is responsible for all reasonable costs incurred by Department or its authorized agent

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(s) relating to such monitoring.

34.7    Coordination between the Behavioral Health Provider and the PCP

The Contractor shall require, through contract provisions, that PCPs have screening and evaluation procedures for the detection and treatment of, or referral for, any known or suspected behavioral health problems and disorders. PCPs may provide any clinically appropriate Behavioral Health Services within the scope of their practice. Such contract provisions and screening and evaluation procedures shall be submitted to the Department and DBHDID for approval. Such approval is subject to Section 4.4 “Approval of Department.” The Contractor will work directly with DBHDID to introduce the evidence based tool Screening, Brief Intervention, Referral, and Treatment (SBIRT) in appropriate PCP settings.

The Contractor shall provide training to network PCPs on how to screen for and identify behavioral health disorders, the Contractor's referral process for Behavioral Health Services and clinical coordination requirements for such services. The Contractor shall include training on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

The Contractor shall develop policies and procedures and provide to the Department for approval regarding clinical coordination between Behavioral Health Service Providers and PCPs. Such approval is subject to Section 4.4 “Approval of Department.” The Contractor shall require that Behavioral Health Service Providers refer Members with known or suspected and untreated physical health problems or disorders to their PCP for examination and treatment, with the Member's or the Member's legal guardian's consent. Behavioral Health Providers may only provide physical health care services if they are licensed to do so. This requirement shall be specified in all Provider Manuals.

The Contractor shall require that behavioral health Providers send initial and quarterly (or more frequently if clinically indicated) summary reports of a Members' behavioral health status to the PCP, with the Member's or the Member's legal guardian's consent. This requirement shall be specified in all Provider Manuals.

34.8	Follow-up after Hospitalization for Behavioral Health Services

The Contractor shall require, through Provider contract provision, that all Members receiving inpatient behavioral health services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within seven (7) days from the date of discharge. The Contractor shall ensure that Behavioral Health Service Providers contact Members who have missed appointment within twenty-four (24) hours to reschedule appointments.

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34.9	Court-Ordered Services

“Court-Ordered Commitment” means an involuntary commitment of a Member to a psychiatric facility for treatment that is ordered by a court of law pursuant to Kentucky statutes.

The Contractor must provide inpatient psychiatric services to Members under the age of twenty-one (21) and over the age of sixty-five (65), up to the annual limit, who have been ordered to receive the services by a court of competent jurisdiction under the provisions of KRS 645, Kentucky Mental Health Act of The Unified Juvenile Code and KRS 202A, Kentucky Mental Health Hospitalization Act.

The Contractor cannot deny, reduce or controvert the Medical Necessity of inpatient psychiatric services provided pursuant to a Court ordered commitment for Members under the age of twenty-one (21) or over the age of sixty-five (65). Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination.

34.10	Continuity of Care Upon Discharge from a Psychiatric Hospital.

A.
The Contractor shall coordinate with providers of behavioral health services, and state operated or state contracted psychiatric hospitals and nursing facilities regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law and/or voluntarily admitted to the state psychiatric hospital. The Contractor shall enter into a collaborative agreement with the state operated or state contracted psychiatric hospital assigned to their region in accordance with 908 KAR 3:040 and in accordance with federal Olmstead law. At a minimum the agreement shall include responsibilities of the Behavioral Health Service Provider to assure continuity of care for successful transition back into community-based supports. In addition, the Contractor Behavioral Health Service Providers shall participate in quarterly Continuity of Care meetings hosted by the state operated or state contracted psychiatric hospital.

B.
The Contractor shall ensure Behavioral Health Service Providers assign a case manager prior to or on the date of discharge and provide basic, targeted or intensive case management services as medically necessary to Members with SMI and co-occurring developmental disabilities who are discharged from a state operated or state contracted psychiatric facility or state operated nursing facility for Members with SMI. The Case Manager and other identified behavioral health service providers shall participate in discharge planning meetings to ensure compliance with federal Olmstead and other applicable laws. Appropriate discharge planning shall be focused on

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ensuring needed supports and services are available in the least restrictive environment to meet the Member’s behavioral and physical health needs, including psychosocial rehabilitation and health promotion. Appropriate follow up by the Behavioral Health Service Provider shall occur to ensure the community supports are meeting the needs of the Member discharged from a state operated or state contracted psychiatric hospital. The Contractor shall ensure the Behavioral Health Service Providers assist Members in accessing free or discounted medication through the Kentucky Prescription Assistance Program (KPAP) or other similar assistance programs.

34.11	Program and Standards

Appropriate information sharing and careful monitoring of diagnosis, treatment, and follow-up and medication usage are especially important when Members use physical and behavioral health systems simultaneously. The Contractor shall:

A.
Establish guidelines and procedures to ensure accessibility, availability, referral and triage to effective physical and behavioral health care, including emergency behavioral health services, (i.e. Suicide Prevention and community crisis stabilization);

B.	Facilitate the exchange of information among providers to reduce inappropriate or excessive use of psychopharmacological medications and adverse drug reactions;

C.	Identify a method to evaluate the continuity and coordination of care, including member-approved communications between behavioral health care providers and primary care providers;

D.	Protect the confidentiality of Member information and records; and

E.	Monitor and evaluate the above, which shall be a part of the Quality Improvement Plan.

The Department and DBHDID shall monitor referral patterns between physical and behavioral providers to evaluate coordination and continuity of care. Drug utilization patterns of psychopharmacological medications shall be closely monitored. The findings of these evaluations will be provided to the Contractor.

34.12	NCQA/MBHO Accreditation Requirements

The Contractor shall demonstrate to the Department its compliance with NCQA/MBHO accreditation requirements by meeting the following standards:

A.	The availability of behavioral healthcare practitioners and providers within its network;

B.	The development of preventive behavioral health programs;

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C.	The development of Self-Management Tools for Use by Members;

D.	The establishment of a Complex Case Management Program that addresses the needs of adults with SMI, children with SED and other high risk groups with co-occurring conditions;

E.	The adoption of Clinical Practice Guidelines specific to the needs of behavioral health clients;

F.	The establishment of a process for Data Collection and Integration between the Contractor and the MBHO;

G.	Identify and report to DBHDID on critical Performance Measures that are specific to behavioral health members;

H.	Establish a written program description for the MBHO’s Utilization Management Program;

I.	Establish a process for collaboration between behavioral healthcare and medical care.
35.0    Case Management and Health Homes

35.1	Health Risk Assessment (HRA)

The Contractor shall have programs and processes in place to address the preventive and chronic physical and behavioral health care needs of its population. The Contractor shall implement processes to assess, monitor, and evaluate services to all subpopulations, including but not limited to, the on-going special conditions that require a course of treatment or regular care monitoring, Medicaid eligibility category, type of disability or chronic conditions, race, ethnicity, gender and age.

The Contractor shall conduct initial health screening assessments, including mental health and substance use disorders screenings, of new Members who have not been enrolled in the prior twelve (12) month period for the purpose, of accessing the Members’ health care needs within ninety (90) days of Enrollment. If the Contractor has a reasonable belief a Member is pregnant, the Member shall be screened within thirty (30) days of Enrollment, and if pregnant, referred for appropriate prenatal care. The Contractor agrees to make all reasonable efforts to contact new Members in person, by telephone, or by mail to have Members complete the initial health screening questionnaire which includes the survey instrument for both substance use and mental disorders.

Information to be collected shall include demographic information, current health and behavioral health status to determine the Member’s need for care management, disease management, behavioral health services and/or any other health or community services.

The Contractor shall use appropriate health care professionals in the assessment process. Members shall be offered assistance in arranging an initial visit to their

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PCP for a baseline medical assessment and other preventive services, including an assessment or screening of the Members potential risk, if any, for specific diseases or conditions including substance use and mental health disorders.

The Contractor shall submit a quarterly report on the number of new Member assessment; number of assessment completed; number of assessment not completed after reasonable effort; number of refusals.

The Contractor shall be responsible for the management and continuity of health care for all Members.

35.2	Care Management System

As part of the Care Management System, the Contractor shall employ care coordinators and case managers to arrange, assure delivery of, monitor and evaluate basic and comprehensive care, treatment and services to a Member. Members needing Care Management Services shall be identified through the health risk assessment, evaluation of Claims data, Physician referral or other mechanisms that may be utilized by the Contractor. The Contractor shall develop guidelines for Care Coordination that will be submitted to the Department for review and approval. The Contractor shall have approval from the Department for any subsequent changes prior to implementation of such changes subject to Section 4.4 “Approval of Department.” Care coordination shall be linked to other Contractor systems, such as QI, Member Services and Grievances.

35.3	Care Coordination

The care coordinators and case managers will work with the primary care providers as teams to provide appropriate services for Members. Care coordination is a process to assure that the physical and behavioral health needs of Members are identified and services are facilitated and coordinated with all service providers, individual Members and family, if appropriate, and authorized by the Member. The Contractor shall identify the primary elements for care coordination and submit the plan to the Department for approval.

The Contractor shall identify a Member with special physical and behavioral health care needs and shall have a Comprehensive Assessment completed upon admission to a Care Management program. The Member will be referred to Care Management. Guidelines for referral to the appropriate care management programs shall be pre-approved by the Department. The guidelines will also include the criteria for development of Care Plans. The Care Plan shall include both appropriate medical, behavioral and social services and be consistent with the Primary Care Provider’s clinical treatment plan and medical diagnosis.

The Contractor shall first complete a Care Coordination Assessment for these Members the elements of which shall comply with policies and procedures approved

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by the Department.

The Care Plan shall be developed in accordance with 42 CFR 438.208.

The Contractor shall develop and implement policies and procedures to ensure access to care coordination for all DCBS clients. The Contractor shall track, analyze, report, and when indicated, develop corrective action plans on indicators that measure utilization, access, complaints and grievances, and services specific to the DCBS population.
Members, Member representatives and providers shall be provided information relating to care management services, including case management, and information on how to request and obtain these services.

All approvals required by this section are subject to Section 4.4 “Approval of Department.”

35.4	Health Homes
The Contractor acknowledges that the Department will create health homes for its medically complex members, as defined by §1945 of the SSA/§ 2703 of the Patient Protection and Affordable Care Act. Health homes are designed to be person-centered systems of care that facilitate access to and coordination of the full array of primary and acute physical health services, behavioral health care, and long-term community-based services and supports. The health home expands on the medical home model by building additional linkages and enhancing coordination and integration of medical and behavioral health care to better meet the needs of people with multiple chronic illnesses. The Department, with the participation of all MCOs participating in the Managed Care Program, shall develop a health home model that it will submit for approval by CMS. Once approved by CMS, the Contractor shall implement the health home program in accordance with the approved model, and in a time frame specified by the Department.

35.5	Coordination with Women, Infants and Children (WIC)

The Contractor shall comply with Section 1902(a)(11)(C) of the Social Security Act which requires coordination between Medicaid MCOs and WIC. This coordination includes the referral of potentially eligible women, infants and children to the WIC program and the provision of medical information by providers working within Medicaid managed care plans to the WIC program if requested by WIC agencies and if permitted by applicable law. Typical types of medical information requested by WIC agencies include information on nutrition-related metabolic disease, diabetes, low birth weight, failure to thrive, prematurity, infants of alcoholics, mentally retarded or drug-addicted mothers, AIDS, allergy or intolerance that affects nutritional status and anemia.

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36.0    Enrollees with Special Health Care Needs

36.1	Individuals with Special Health Care Needs (ISHCN)

Individuals with Special Health Care Needs (ISHCN) are persons who have or are at high risk for chronic physical, developmental, behavioral, neurological, or emotional condition and who may require a broad range of primary, specialized medical, behavioral health, and/or related services. ISCHN may have an increased need for healthcare or related services due to their respective conditions. The primary purpose of the definition is to identify these individuals so the Contractor can facilitate access to appropriate services.
As per the requirement of 42 CFR 438.208, the Department has defined the following categories of individuals who shall be identified as ISHCN.  The Contractor shall have written policies and procedures in place which govern how Members with these multiple and complex physical and behavioral health care needs are further identified.  The Contractor shall have an internal operational process, in accordance with policy and procedure, to target Members for the purpose of screening and identifying ISHCN's.  The Contractor shall assess each member identified as ISHCN in order to identify any ongoing special conditions that require a course of treatment or regular care monitoring.  The assessment process shall use appropriate health professionals.  The Contractor shall employ reasonable efforts to identify ISHCN's based on the following populations:

A.	Children in/or receiving Foster Care or adoption assistance ;

B.	Blind/Disabled Children under age 19 and Related Populations eligible for SSI;

C.	Adults over the age of 65;

D.	Homeless (upon identification);

E.	Individuals with chronic physical health illnesses;

F.	Individuals with chronic behavioral health illnesses;

G.	Children receiving EPSDT Special Services.

The Contractor shall develop and distribute to ISHCN Members caregivers, parents and/or legal guardians, information and materials specific to the needs of the member, as appropriate. This information shall include health educational material as appropriate to assist ISHCN and /or caregivers in understanding their chronic illness.
The contractor shall have in place policies governing the mechanisms utilized to identify, screen and assess individuals with special health care needs. The Contractor will produce a treatment plan for enrollees with special health care needs who are determined through assessment to need a course of treatment or regular care monitoring.

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The Contractor shall develop practice guidelines and other criteria that consider that needs of ISHCN and provide guidance in the provision of acute and chronic physical and behavioral health care services to this population.

36.2	DCBS and DAIL Protection and Permanency Clients

Members who are adult guardianship clients or foster care children shall be identified as ISHCN and shall be enrolled in the Contractor through a service plan that will be completed on each such Member by DCBS and Department for Aging and Independent Living (DAIL) prior to being enrolled with the Contractor. The service plan will be completed by DCBS or DAIL and forwarded to the Contractor prior to Enrollment and will be used by DCBS and or DAIL and the Contractor to determine the individual’s medical needs and identify the need for placement in case management. The Contractor shall be responsible for the ongoing care coordination of these members whether or not enrolled in case management to ensure access to needed social, community, medical and behavioral health services. A monthly report of Foster Care Cases shall be sent to Department thirty (30) days after the end of each month.

The Contractor shall develop and implement policies and procedures to ensure access to care coordination for all DCBS and DAIL clients. The Contractor shall track, analyze, report, and when indicated, develop corrective action plans on indicators that measure utilization, access, complaints and grievances, and services specific to the DCBS and DAIL population.

36.3	Adult Guardianship Clients

Upon Enrollment with the Contractor, each adult in Guardianship shall have a service plan prepared by DAIL. The service plan shall indicate DAIL level of responsibility for making medical decisions for each Member. If the service plan identifies the need for case management, the Contractor shall work with Guardianship staff and/or the Member, as appropriate, to develop a case management care plan.

36.4	Children in Foster Care

Upon Enrollment with the Contractor, each child in Foster Care shall have a service plan prepared by DCBS. DCBS shall forward a copy of the service plan to the Contractor on each newly enrolled Foster Care child. No less than monthly, DCBS staff shall meet with Contractor’s staff to identify, discuss and resolve any health care issues and needs of the child as identified in the service plan. Examples of these issues include needed specialized Medicaid Covered Services, community services and whether the child’s current primary and specialty care providers are enrolled in the Contractor’s Network.

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If DCBS service plan identifies the need for case management or DCBS staff requests case management for a Member, the foster parent and/or DCBS staff will work with Contractor’s staff to develop a case management care plan.
The Contractor will consult with DCBS staff before the development of a new case management care plan (on a newly identified health care issue) or modification of an existing case management care plan.
The DCBS and designated Contractor staff will sign each service plan to indicate their agreement with the plan. If the DCBS and Contractor staff cannot reach agreement on the service plan for a Member, information about that Member’s physical health care needs, unresolved issues in developing the case management plan, and a summary of resolutions discussed by the DCBS and Contractor staff will be forwarded to the designated county DCBS worker. That DCBS staff member shall work with the designated Contractor representative and a designated Department representative, if needed, to agree on a service plan. If agreement is not reached through mediation, the service plan shall be referred to the Department for resolution through the appeals process.
The Contractor shall notify the Department and DCBS no later than three (3) business days prior to the decertification of a foster child for services at a hospital or other residential facility located in Kentucky and no later than seven (7) business days prior to the decertification of a foster child for services at a hospital or other residential facility located out of state. The Department and DCBS shall provide the Contractor with the office or division, the individual(s) and the contact information for such notification upon the execution of this Amendment and provide updated contact information as necessary.  The decertification notification shall include the Member name, Member ID, facility name, level of care, discharge plan and date of next follow-up appointment. If the Contractor fails to notify the Department and DCBS at least three (3) business days or seven (7) business days as applicable prior to the decertification and the foster child remains in the facility because arrangements for placement cannot be made, the Contractor shall be responsible for the time the foster child remains in the facility up to three (3) business days or seven (7) business days as applicable.

The Contractor shall require in its contracts with Providers that the Provider provides basic, targeted or intensive case management services as medically necessary to foster children who are discharged from a hospital or other residential facility.  The Contractor, case manager and Provider shall participate in appropriate discharge planning, focused on ensuring that the needed supports and services to meet the Member’s behavioral and physical health needs will be provided outside of the hospital or other residential facility.

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36.5	Legal Guardians

The Contractor shall permit a parent, custodial parent, person exercising custodial control or supervision, or an agency with legal responsibility for a child by virtue of voluntary commitment or emergency or temporary custody orders to act on behalf of a Member under the age of eighteen (18), potential member or former Member for purposes of selecting a PCP, filing Grievances or Appeals, and otherwise acting on behalf of the child in interactions with the Contractor.
A legal guardian of an adult Member appointed pursuant to KRS 387.500 to 387.800 shall be allowed to act on behalf of a ward as defined in that statute, and a person authorized to make health care decisions pursuant to KRS 311.621, et seq. shall be allowed to act on behalf of a Member, prospective Member or former Member. A Member may represent her/himself, or use legal counsel, a relative, a friend, or other spokesperson.

36.6	Members with SMI Residing in Institutions or At Risk of Institutionalization

The Contractor shall participate in transition planning and continued care coordination for Members with SMI who are transitioning from licensed Personal Care Homes, psychiatric hospitals, or other institutional settings to integrated, community based housing. The Contractor shall perform a comprehensive physical and behavioral health assessment designed to support the successful transition to community based housing within fourteen (14) days of the transition. To perform such assessment, the Contractor shall review the Member’s Person-Centered Recovery Plan and level of care determination developed by the provider agency in tandem with Contractor’s routine UM procedures. The Contractor shall provide services that are recommended in the Person-Centered Recovery Plan and that meet medical necessity criteria.
37.0    Program Integrity

The Contractor shall have arrangements and policies and procedures that comply with all state and federal statutes and regulations including 42 CFR 438.608 and Section 6032 of the Federal Deficit Reduction Act of 2005, governing fraud, waste and abuse requirements.
The Contractor shall develop in accordance with Appendix N. “Program Integrity Requirements” a Program Integrity plan of internal controls and policies and procedures for preventing, identifying and investigating enrollee and provider fraud, waste and abuse. If the Department changes its program integrity activities, the Contractor shall have up to six (6) months to provide a new or revised program. This plan shall include, at a minimum:

A.	Written policies, procedures, and standards of conduct that articulate the organization’s commitment to comply with all

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applicable federal and state standards;

B.	The designation of a compliance officer and a compliance committee that are accountable to senior management;

C.	Effective training and education for the compliance officer, the organization’s employees, subcontractors, providers and members regarding fraud, waste and abuse;

D.	Effective lines of communication between the compliance officer and the organization’s employees;

E.	Enforcement of standards through disciplinary guidelines;

F.	Provision for internal monitoring and auditing of the member and provider;

G.	Provision for prompt response to detected offenses, and for development of corrective action initiatives relating to the Contractor’s contract;

H.	Provision for internal monitoring and auditing of Contractor and its subcontractors; if issues are found Contractor shall provide corrective action taken to the department

I.	Contractor shall be subject to on-site review; and comply with requests from the department to supply documentation and records;

J.	Contractor shall create an account receivables process to collect outstanding debt from members or providers; and provide monthly reports of activity and collections to the department;

K.	Contractor shall provide procedures for appeal process;

L.
Contractor shall comply with the expectations of 42 CFR 455.20 by employing a method of verifying with member whether the services billed by provider were received by randomly selecting a minimum sample of 500 Claims on a monthly basis;

M.	Contractor shall create a process for card sharing cases;

N.
Contractor shall run algorithms on Claims data and develop a process and report quarterly to the department all algorithms run, issues identified, actions taken to address those issues and the overpayments collected;

O.	Contractor shall follow cases from the time they are opened until they are closed;

P.	Contractor shall attend any training given by the Commonwealth/Fiscal Agent or other Contractor’s organizations provided reasonable advance notice is given to Contractor of the scheduled training; and
The plan shall be made available to the Department for review and approval subject to Section 4.4 “Approval of Department.”
If the Contractor fails to properly report a case of suspected fraud or abuse before the suspected fraud or abuse is identified by the Commonwealth, its designees, the United States or private parties acting on behalf of the United States, any portion

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of the fraud or abuse recovered by the Commonwealth or designees shall be retained by the Commonwealth or its designees.
If the Department performs or contracts with an entity that performs audits of claims paid by the Contractor and identifies an overpayment, then the Department shall send notice to the provider and collect and retain any overpayment. The Contractor shall, as requested by the Department, recoup on any outstanding overpayments owed by the provider if the provider has exhausted all appeals and fails to pay within sixty (60) days.
38.0    Contractor Reporting Requirements

38.1	General Reporting and Data Requirements

The Contractor shall provide to the Department managerial, financial, delegation, utilization, quality, Program Integrity and enrollment reports. The parties acknowledge that CMS has requested Department to provide certain reports concerning Contractor. Contractor agrees to provide Department with the reports CMS has requested or does request. Additionally, the parties agree for Contractor to provide any additional reports requested by Department. The parties agree that Appendix K. “Reporting Requirements and Reporting Deliverables” may be amended outside the scope of this agreement. The Department may require the Contractor to prepare and submit ad hoc reports. The Department must give the Contractor sufficient notice prior to the submission of ad hoc reports to the Department. The notice must be reasonable relative to the nature of the ad hoc report requested by the Department. At a minimum, the Department must give Contractor five (5) business days’ notice prior to submission of an ad hoc report.

The Contractor shall respond to any Department request for information or documents within the timeframe specified by the Department in its request. If the Contractor is unable to respond within the specified timeframe, the Contractor shall immediately notify the Department in writing and shall include an explanation for the inability to meet the timeframe and a request for approval of an extension of time. The Department may approve, within it sole discretion, any such extension of time upon a showing of good cause by the Contractor. To avoid delayed responses by Contractor caused by a high volume of information or document requests by the Department, the Parties shall devise and agree upon a functional method of prioritizing requests so that urgent requests are given appropriate priority.

On an annual basis, Contractor shall provide a paid claims listing to each of Contractor’s Network hospitals as outlined in Appendix O. “Paid Claims Listing Requirements” that requests such a claims listing.

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38.2	Record System Requirements

The Contractor shall maintain or cause to be maintained detailed records relating to the operation including but not limited to the following:

A.	Administrative costs and expenses incurred pursuant to this Contract;

B.	Member enrollment status;

C.	Provision of Covered Services;

D.
All relevant medical information relating to individual Members for the purpose of audit, evaluation or investigation by the Department, the Office of Inspector General, the Attorney General and other authorized federal or state personnel;

E.	Quality Improvement and utilization;

F.	All financial records, including all financial reports required under Section 38.14 “Financial Reports” of this Contract and A/R activity, rebate data, DSH requests and etc.;

G.	Performance reports to indicate Contractor’s compliance with contract requirements;

H.	Fraud and abuse;

I.	Member/Provider satisfaction and

J.	Managerial reports.

All records shall be maintained and available for review by authorized federal and state personnel during the entire term of this Contract and for a period of five (5) years after termination of this Contract, except that when an audit has been conducted, or audit findings are unresolved. In such case records shall be kept for a period of five (5) years in accordance with 907 KAR 1:672, or as amended or until all issues are finally resolved, whichever is later.

38.3	Reporting Requirements and Standards

The Contractor shall verify the accuracy for data and other information on reports submitted. Reports or other required data shall be received on or before scheduled due dates. Reports or other required data shall conform to the Department’s defined standards. All required information shall be fully disclosed in a manner that is responsive and without material omission.

The Contractor shall analyze all required reports internally before submitting to the Department. The Contractor shall analyze the reports for any early patterns of change, identified trends, or outliers and shall submit this analysis with the required report. The Contractor shall submit a written narrative with the report documenting the Contractor’s interpretation of the early patterns of change, identified trend or outlier.

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The Contractor shall be responsible for complying with the reporting requirements set forth in this Contract. The Contractor shall be responsible for assuring the accuracy, completeness and timely submission of each report. Reports shall be submitted in electronic format, paper or disk. The Contractor shall provide such additional data and reports as may be reasonably requested by the Department. The Department shall furnish the Contractor with the appropriate reporting formats, instructions, timetables for submission and such technical assistance in filing reports and data as may be permitted by the Department’s available resources. The Department reserves the right to modify from time to time the form, nature, content, instructions and timetables for the collection and reporting of data. Any requested modification will take cost into consideration.

38.4	COB Reporting Requirements

In order to comply with CMS reporting requirements, the Contractor shall submit a monthly Coordination of Benefits Report for all Member activity. Additionally, Contractor shall submit a report that includes subrogation collections from auto, homeowners, or malpractice insurance, etc.

38.5	QAPI Reporting Requirements

The Contractor shall provide status reports of the QAPI program and work plan to the Department on a quarterly basis thirty (30) working days after the end of the quarter and as required under this section and upon request. All reports shall be submitted in electronic and paper format.

38.6	Enrollment Reconciliation

The Contractor shall reconcile each Member payment identified in a HIPAA 820 transaction with information contained in the HIPAA 834 transaction. The Contractor shall submit all requested corrections to the Department within forty-five (45) days of receipt of HIPAA 820 transaction. Adjustments shall be made to the next HIPAA 820 transaction and/or next available HIPAA 834 transactions to reflect corrections.

38.7	Member Services Report

By the fifteenth (15th) of each month, Contractor shall self-report their prior month performance in call center abandonment rate, blockage rate and average speed of answer, for their member services and twenty-four/seven (24/7) hour toll-free medical call-in system to the Department.

38.8	Grievance and Appeal Reporting Requirements

The Contractor shall submit to the Department on a quarterly basis the total number of Member Grievances and Appeals and their disposition. The report shall be in a format approved by the Department and shall include at least the following information:

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A.	Number of Grievances and Appeals, including expedited appeal requests;

B.	Nature of Grievances and Appeals;

C.	Resolution;

D.	Timeframe for resolution; and

E.	QAPI initiatives or administrative changes as a result of analysis of Grievances and Appeals.

The Department or its contracted agent may conduct reviews or onsite visits to follow up on patterns of repeated Grievances or Appeals. Any patterns of suspected Fraud or Abuse identified through the data shall be immediately referred to the Contractor’s Program Integrity Unit.

38.9	EPSDT Reports

The Contractor shall submit Encounter Files to the Department’s Fiscal Agent for each Member who receives EPSDT Services. This Encounter File shall be completed according to the requirements provided by the Department, including use of specified EPSDT procedure codes and referral codes. Annually the Contractor shall submit a report on EPSDT activities, utilization and services and the current Form CMS-416 to the Department.

38.10	Contractor’s Provider Network Reporting

The Contractor shall submit to the Department on a quarterly basis, in a format specified by the Department, a report summarizing changes in the Contractor’s Network. The Contractor shall report to the Department all provider groups, clinics, facilities and individual physician practices and sites in its network that are not accepting new Medicaid Members. The Contractor shall have procedures to address changes in its network that reduce Member access to services. Significant changes in Contractor’s network composition that reduce Member access to services may be grounds for contract termination.

38.11	DCBS and DAIL Service Plans Reporting

Thirty (30) days after the end of each quarter, the Contractor shall submit a quarterly report detailing the number of service plan reviews conducted for Guardianship, Foster and Adoption assistance Members outcome decisions, such as referral to case management, and rationale for decisions.

38.12	Prospective Drug Utilization Review Report

The Contractor shall perform Prospective Drug Utilization Review (Pro-DUR) at the POS. They also provide Retrospective Drug Utilization Review (Retro-DUR) services by producing multiple reports for use by the Department.

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38.13	Management Reports

Managerial reports demonstrate compliance with operational requirements of the contract. These reports shall include, but not be limited to, information on such topics as:

A.	Composition of current provider networks and capacity to take on new Medicaid members;

B.	Changes in the composition and capacity of the provider network;

C.	PCP to Member ratio;

D.	Identification of TPL;

E.	Grievance and appeals resolution activities;

F.	Fraud and abuse activities;

G.	Delegation oversight activities; and

H.	Member satisfaction.

I.	Out-of-Network utilization by Members

38.14	Financial Reports

Financial reports demonstrate the Contractor’s ability to meet its commitments under the terms of this contract. The Contractor and its subcontractors shall maintain their accounting systems in accordance with statutory accounting principles, generally accepted accounting principles, or other generally accepted system of accounting. The accounting system shall clearly document all financial transactions between the Contractor and its subcontractors and the Contractor and the Department. These transactions shall include, but not be limited to, Claims payment, refunds and adjustment of payments.

The Contractor shall file, in the form and content prescribed by the National Association of Insurance Commissioners (NAIC), within one hundred and twenty days (120) days following the end of each fiscal year an annual audited financial statements at the end of the fiscal year that has been prepared by an independent Certified Public Accountant on an accrual basis, in accordance with generally accepted accounting principles as established by the American Institute of Certified Public Accountants.
The Contractor shall also file, within seventy-five (75) days following the end of each fiscal year, certified copies of the annual statement and reports as prescribed and adopted by the DOI. The Department may request information in the form of a consolidated financial statement.
The Contractor shall file within sixty (60) days following the end of each calendar quarter, quarterly financial reports in form and content as prescribed by the NAIC.
The Contractor shall file with Finance and the Department, within seven (7) days after issuance, a true, correct and complete copy of any report or notice issued in connection with a financial examination conducted by or on behalf of the DOI.

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38.15	Ownership and Financial Disclosure

The Contractor agrees to comply with the provisions of 42 CFR 455.104. The Contractor shall provide true and complete disclosures of the following information to Finance, the Department, CMS, and/or their agents or designees, in a form designated by the Department (1) at the time of each annual audit, (2) at the time of each Medicaid survey, (3)  prior to entry into a new contract with the Department, (4) upon any change in operations which affects the most recent disclosure report, or (5) within thirty-five (35) days following the date of each written request for such information:

A.
The name and address of each person with an ownership or control interest in (i) the Contractor or (ii) any Subcontractor or supplier in which the Contractor has a direct or indirect ownership of five percent (5%) or more, specifying the relationship of any listed persons who are related as spouse, parent, child, or sibling;

B.	The name of any other entity receiving reimbursement through the Medicare or Medicaid programs in which a person listed in response to subsection (a) has an ownership or control interest;

C.
The same information requested in subsections (A) and (B) for any Subcontractors or suppliers with whom the Contractor has had business transactions totaling more than $25,000 during the immediately preceding twelve-month period;

D.
A description of any significant business transactions between the Contractor and any wholly-owned supplier, or between the Contractor and any Subcontractor, during the immediately preceding five‑year period;

E.
The identity of any person who has an ownership or control interest in the Contractor, any Subcontractor or supplier, or is an agent or managing employee of the Contractor, any Subcontractor or supplier, who has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the services program under Title XX of the Act, since the inception of those programs;

F.
The name of any officer, director, employee or agent of, or any person with an ownership or controlling interest in, the Contractor, any Subcontractor or supplier, who is also employed by the Commonwealth or any of its agencies and

G.
The Contractor shall be required to notify the Department immediately when any change in ownership is anticipated. The Contractor shall submit a detailed work plan to the Department and to the DOI during the transition period no later than the date of the sale that identifies areas of the contract that may be impacted by the change in ownership including management and staff.

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38.16	Utilization and Quality Improvement Reporting

Utilization and Quality Improvement reports demonstrate compliance with the Departments service delivery and quality standards. These reports shall include, but not be limited to:

A.	Trending and analysis reports on areas such as quality of care, access to care, or service delivery access;

B.	Encounter data as specified by the Department;

C.	Utilization review and management activities data; and

D.	Other required reports as determined by the Department, including, but not limited to, performance and tracking measures.
39.0    Records Maintenance and Audit Rights

39.1	Medical Records

Member Medical Records if maintained by the Contractor shall be maintained timely, legible, current, detailed and organized to permit effective and confidential patient care and quality review. Complete Medical Records include, but are not limited to, medical charts, prescription files, hospital records, provider specialist reports, consultant and other health care professionals’ findings, appointment records, and other documentation sufficient to disclose the quantity, quality, appropriateness, and timeliness of services provided under the Contract. The medical record shall be signed by the provider of service.
The Contractor shall have medical record confidentiality policies and procedures in compliance with state and federal guidelines and HIPAA. The Contractor shall protect Member information from unauthorized disclosure as set forth in Section 39.2 “Confidentiality of Records”.
The Contractor shall conduct HIPAA privacy and security audits of providers as prescribed by the Department.
The Contractor shall include provisions in its Subcontracts for access to the Medical Records of its Members by the Contractor, the Department, the Office of the Inspector General and other authorized Commonwealth and federal agents thereof, for purposes of auditing. Additionally, Provider contracts shall provide that when a Member changes PCP, the Medical Records or copies of Medical Records shall be forwarded to the new PCP or Partnership within ten (10) Days from receipt of request. The Contractor’s PCPs shall have Members sign a release of Medical Records before a Medical Record transfer occurs.
The Contractor shall have a process to systematically review provider medical records to ensure compliance with the medical records standards. The Contractor shall institute improvement and actions when standards are not met. The Contractor

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shall have a mechanism to assess the effectiveness of practice-site follow-up plans to increase compliance with the Contractor’s established medical records standards and goals.
The Contractor shall develop methodologies for assessing performance/compliance to medical record standards of PCP’s/PCP sites, high risk/high volume specialist, dental providers, providers of ancillaries services not less than every three (3) years. Audit activity shall, at a minimum;

A.	Demonstrate the degree to which providers are complying with clinical and preventative care guidelines adopted by the Contractor;

B.	Allow for the tracking and trending of individual and plan wide provider performance over time;

C.	Include mechanism and processes that allow for the identification, investigation and resolution of quality of care concerns; and

D.	Include mechanism for detecting instances of over-utilization, under-utilization, and miss utilization.

39.2	Confidentiality of Records

The parties agree that all information, records, and data collected in connection with this Contract, including Medical Records, shall be protected from unauthorized disclosure as provided in 42 C.F.R. Section 431, subpart F, KRS 194.060A, KRS 214.185, KRS 434.840 to 434.860, and any applicable state and federal laws, including the laws specified in Section 41.15 “Health Insurance Portability and Accountability Act.”
The Contractor shall have written policies and procedures for maintaining the confidentiality of Member information consistent with applicable laws. Policies and procedures shall include but not be limited to, adequate provisions for assuring confidentiality of services for minors who consent to diagnosis and treatment for sexually transmitted disease, alcohol and other drug abuse or addiction, contraception, or pregnancy or childbirth without parental notification or consent as specified in KRS 214.185. The policies and procedures shall also address such issues as how to contact the minor Member for any needed follow-up and limitations on telephone or mail contact to the home.
The Contractor on behalf of its employees, agents and assigns, shall sign a confidentiality agreement.
Except as otherwise required by law, regulations, or this Contract, access to such information shall be limited by the Contractor and the Department, to persons who or agencies which require the information in order to perform their duties related to the administration of the Department, including but not limited to the U.S. Department of Health and Human Services, U.S. Attorney’s Office, the Office of the Inspector General, the Office of Attorney General, and such others as may be required by the Department.

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Any data, information, records or reports which may be disclosed to the Department by the Contractor pursuant to the express terms of this Contract shall not be disclosed or divulged by the Department in whole or in part to any other third person, other than expressly provided for in this Contract, or the Kentucky Open Records Act, KRS 61.870-61.882. The Department and the Contractor agree that this confidentiality provision will survive the termination of this Contract.
Proprietary information, which consists of data, information or records relating to the Contractor, its affiliates’ or subsidiaries’ business operations and structure, sales methods, practices and techniques, advertising, methods and practices, provider relationships unless otherwise expressly provided for in this Contract, non-Medicaid member or enrollee lists, trade secrets, and the Contractor’s, its affiliates’ or subsidiaries’ relationships with its suppliers, providers, potential members or enrollees and potential providers, is supplied under the terms of this Contract based on the Department’s representation that the information is not subject to disclosure, except as otherwise provided by the Kentucky Open Records Act, KRS 61.870-61.882 or 200 KAR 5:314. The Contractor understands that it must designate information it has which it considers proprietary so that the Department or Finance may Claim the proprietary information exemption to KRS 61.878(1)(c) if a request for such information is made. The Contractor also understands that it shall be responsible for defending its Claim that such designated information is proprietary before any applicable adjudicator.
Any requests for disclosure of information received by the Contractor pursuant to this section of the Contract shall be submitted to and received by the Department’s Contract Compliance Officer within twenty-four (24) hours as specified in Section 41.16 “Notices” of this Contract, and no information for which an exemption from disclosure exists shall be disclosed pursuant to such a request without prior written authorization from the Department. The Department shall notify Contractor if its records are being requested under the Open Records Law.
However, non-individual identified data and information required to be reported to the Department either by this Contract or by CMS or by applicable laws or regulations, shall not be considered confidential.
40.0    Remedies for Violation, Breach, or Non-Performance of Contract

40.1	Performance Bond

Finance or the Department shall have the right to enforce the Contractor’s Performance Bond pursuant to the terms thereof for any material breach of this Contract after prior written notice to Contractor and an opportunity to cure such material breach within thirty (30) days of the date of the notice, and subject to Contractor's appeal rights pursuant to Section 41.12 “Disputes.”

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40.2	Violation of State or Federal Law

A finding by any authorized agency that the Contractor has violated any State or Federal Law as it relates to any obligations or requirements under this Contract shall subject the Contractor to immediate withholding and forfeiture as a Type A violation without the necessity for a Letter of Concern or a Corrective Action Plan.

40.3	Penalties for Failure to Submit Reports and Encounters

A.    Appendix K. Reporting Requirements and Reporting Deliverables.

The following regarding reporting requirements and deliverables as found in Appendix K. “Reporting Requirements and Reporting Deliverables” shall be considered Contract violations for which fines shall be imposed:

1.)	failure to provide a required report in the allotted timeframe; or

2.)	submitting incomplete or incorrect reports.

The Department shall notify Contractor of a violation and if the violation is not remedied within 5 business days, shall fine the Contractor one hundred ($100) dollars per day until the violation is remedied. The fines shall be deducted from the next month’s Capitation Payment. This violation shall not require a Letter of Concern or a Corrective Action Plan before fines are imposed.

B. Encounter and Encounter File Submission Deadlines, Errors, and Penalties,

1.
Timely Submission of Encounter File. An Encounter File is due on a weekly basis and shall be considered late if not received after five (5) business days from the weekly submission due date. Failure of the Contractor to submit the Encounter File within five (5) business days from the scheduled submission due date shall result in an assessment of $500.00 per day late fee.

2.
Timely Submission of Encounters from Adjudication Date. Encounters shall be submitted within thirty (30) days of the adjudication date. Failure of the Contractor to submit an Encounter File with all of the Encounters within thirty (30) days from the adjudication date is subject to a $500.00 late fee calculated as follows: the total number of days between adjudication and submission for all Encounters submitted in the Encounter File are averaged; 30 days are then subtracted from the average days submitted for that Encounter File. The

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late fee of $500.00 is then assessed for each day over the average.
An additional penalty for Federally Qualified Health Centers and Rural Health Centers encounters of five dollars ($5.00) per day shall be assessed for each day greater than thirty (30) days. This assessment shall not exceed one hundred thousand dollars ($100,000.00) per month.

3.	Threshold Error. An Encounter File that exceeds a five (5%) percent threshold error rate shall be assessed a per Encounter File error fee of $500.00.

4.
Submission - Rejection of Encounters.   Failure of an MCO to submit encounter data in the required form or format (as required by DMS, 837, ASC X12 EDI for Electronic Data Interchange and the KY Companion Guide or current industry standard with appropriate KY Companion Guide) for one calendar month shall result in an assessment of $25,000 per file.

5.
Failure to Submit Required Attestation. Failure of an MCO to submit the required attestation showing all failed files were successfully resubmitted and accepted within thirty (30) days of notification, shall result in an assessment of $10,000 per file. An additional penalty of $1,000 per each late day beyond the thirty (30) days of notification shall also be assessed.

6.
Resubmission of Erred Encounters. Failure to resubmit erred encounter records within thirty (30) days from receipt of the 277U Erred Record Report is subject to a $5.00 per day late fee per encounter over thirty (30) days.  The penalty applied for any month shall not exceed $100,000.

7.	Exact Duplicates. Duplicate encounter submissions are subject to a monthly assessment of $5.00 per duplicate not to exceed $100,000 per month.

If the Department elects not to exercise any of the penalty clauses herein in a particular instance, this decision shall not be construed as a waiver of the Department’s right to pursue the future assessment of that performance standard requirement and associated penalties.

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The Department will work with the Contractor to resolve problems in obtaining data at all times. The Contractor acknowledges its responsibility to provide data on Members upon request.

40.4	Requirement of Corrective Action

A.	Letter of Concern
Should the Department determine that the Contractor or any Subcontractor is in violation of any requirement of this Contract, the Department shall notify the Contractor of the deficiency through a “Letter of Concern.” The Contractor shall contact the Department’s representative designated by the Department within two business days of receipt of the Letter of Concern and shall indicate how such concern is unfounded or how it will be addressed. If the Contractor fails to timely contact the designated representative regarding a Letter of Concern, the Department shall proceed to the additional enforcement contained in this Contract.

B.	Corrective Action Plan
Should Finance or the Department determine that the Contractor or any Subcontractor is not in substantial compliance with any material provision of this Contract, Finance or the Department shall issue a written deficiency notice and require a corrective action plan be filed by the Contractor within ten (10) business days following the date of the notice.
A corrective action plan shall delineate the time and manner in which each deficiency is to be corrected. The plan shall be subject to approval by Finance or the Department, which may accept the plan as submitted, may accept the plan with specified modifications, or may reject the plan within ten (10) business days of receipt. Finance or the Department may reduce the time allowed for corrective action depending upon the nature of the deficiency.

C.	Failure to Respond to Letter of Concern or Corrective Action Plan Notice
Failure of the Contractor to respond to a Letter of Concern within two (2) business days of receipt of the Letter of Concern shall result in a $500.00 per day penalty for each day until the response is received. Failure of the Contractor to submit a Corrective Action Plan within ten (10) business days following the date of the written deficiency notice shall result in a $1000.00 per day penalty for each day until the Corrective Action Plan is received.

D.	Request for Extension

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Upon request, Finance or the Department may extend the time allowed for both a response to the Letter of Concern and a Corrective Action Plan depending upon the nature of the deficiency. The Contractor shall request an extension of time in writing from the representative designated in the Letter of Concern or the written deficiency notice. The written request shall contain a justification and proposed extension period. If an extension is granted, the penalty per day for both a late Letter of Concern or a late Corrective Action Plan would begin after the expiration of the extension period.

40.5	Penalties for Failure to Correct

A.	Civil Money Penalties

Following failure on the part of the Contractor to cure a default in accordance with a plan of correction under Section 40.4 “Requirement of Corrective Action,” Finance or the Department may impose civil money penalties in the circumstances and the amounts set forth below if the Contractor does any of the following:

(1)	Fails substantially to provide Medically Necessary items and services that are required under law and under this Contract ($25,000);

(2)	Imposes excess premiums and charges; (doubles the excess amount charged);

(3)	Acts to discriminate among Members; (an amount not to exceed $100,000);

(4)	Misrepresents or falsifies information; (an amount not to exceed $100,000);

(5)	Fails to comply with the requirements for physician incentive plans, as set forth (for Medicare) in 42 CFR §§422.208 and 422.210 ($25,000); or

(6)	Violates marketing guidelines ($10,000).

B.	Withholding and Forfeiture

Upon the issuance of a written deficiency notice requiring a corrective action plan, the Department shall withhold one quarter of one (0.25%) percent of the monthly Capitation Payment for Type B deficiencies until the corrective action has been completed. The Department shall withhold one-half of one (0.5%) percent of the monthly Capitation Payment for Type A deficiencies until the corrective action has been completed.
If the deficiency is not remedied within three (3) months from acceptance of the corrective action plan, one-half of the funds withheld shall be forfeited. If the deficiency is not remedied within six (6) months

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from acceptance of the corrective action plan, all of the funds withheld shall be forfeited.
Type A deficiencies shall be a written deficiency in the requirements in the following sections: 23 through 37, inclusive.

Type B deficiencies shall be a written deficiency in the requirements in the following sections: 3-15, 17-22, 38 and 41.

40.6	Notice of Contractor Breach

If the Contractor is not in substantial compliance with any material provision of this Contract that cannot be cured or if the Contractor fails to cure a default in accordance with a plan of correction under Section 40.4 “Requirement of Corrective Action,” or comply with Sections 1932, 1903(m) and 1905(t) of the Social Security Act, or 42 CFR 438. Finance shall issue a written notice to the Contractor indicating the nature of the default and advising the Contractor that failure to cure the default within a defined time period to the satisfaction of the Department, may lead to the imposition of any sanction or combination of sanctions provided by the terms of this Contract, or otherwise provided by law, including but not limited to all of the following:

A.	Suspension of further Enrollment for a defined time period;

B.	Suspension of Capitation Payments;

C.
Suspension or recoupment of the Capitation Rate paid for any month for any Member who was denied the full extent of Covered Services meeting the standards set by this Contract, or who received or is receiving substandard services;

D.	A claim against Contractor’s Performance Bond;

E.	Appoint temporary management; and

F.	Grant Members the right to disenroll without cause

40.7	Additional Sanctions Required by CMS

Payments provided for under this Contract will be denied for new enrollees when, and for so long as, payment for those enrollees is denied by CMS under 42 CFR 438.730(e).

40.8	Termination for Default

In addition to nonperformance of the particular terms and conditions of this Contract by the Contractor, each of the following shall constitute breach of the Contract by Contractor for which actual and consequential money damages and any of the other remedies set forth in the Contract are available to Finance, as well as a remedy of

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immediate termination of this Contract if the problem is not cured in the time frame specified by the Department:

A.
The conduct of the Contractor, any Subcontractor or supplier, or the standard of services provided by or on behalf of the Contractor, fails to meet the Department’s minimum standards of care or threatens to place the health or safety of any group of Members in jeopardy;

B.	The Contractor is either expelled or suspended from the federal health insurance programs under Title XVIII or Title XIX of the Social Security Act;

C.
Contractor’s license to operate as an HMO is suspended or terminated by the DOI, or any adverse action is taken by the DOI which is deemed by the Department to affect the ability of the Contractor to provide health care services as set forth in this Contract to Members;

D.
The Contractor fails to maintain protection against fiscal insolvency as required under state or federal law, or as required by the terms of this Contract, or the Contractor fails to meet its financial obligations as they become due other than with respect to contested or challenged Claims filed by Members or Providers;

E.
The Contractor fails to or knowingly permits any Subcontractor, supplier, or any other person or entity who receives compensation pursuant to performance of this Contract, to fail to comply with the nondiscrimination and affirmative action requirements of Section 5.3 “Nondiscrimination and Affirmative Action” of this Contract;

F.
The Contractor provides or knowingly permits any Subcontractor to provide fraudulent, or intentionally misleading or misrepresentative information to any Member, or to any agent of the Commonwealth or the United States in connection with; or

G.
Gratuities other than de minimus or otherwise legal gratuities are offered to, or received by, any public official, employee or agent of the Commonwealth from the Contractor, its agent’s employees, Subcontractors or suppliers, in violation of Offer of Gratuities and Affirmative Action of this Contract;

H.	The Contractor violates any of the confidentiality provisions of this Contract; or

I.	The Contractor fails to provide covered services to its Members.

As part of Finance’s option to terminate, if the Contractor is in uncured material breach of the Contract or is insolvent, the Department has the option to assume the rights and obligations of the Contractor and directly operate the Contractor’s network, using the existing Contractor’s administrative organization, to ensure delivery of care to Members through the Contractor’s Network until cure by the Contractor of the breach or by demonstrated financial solvency, or until the successful transition of those Members to other MCOs at the expense of the Contractor.

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The certification by the Commissioner of the Department of the occurrence of any of the events stated above shall be conclusive. The Contractor, however, shall retain all rights to dispute resolution specified in Disputes of this Contract.
Before terminating the Contract under 42 CFR 438.708, Finance must provide the Contractor with a pre-termination hearing. The State shall give the Contractor written notice of its intent to terminate, the reason for termination, and the time and place of hearing. Finance shall give the Contractor, after the hearing, written notice of the decision affirming or reversing the proposed termination of the Contract, and for an affirming decision, the effective date of termination. For an affirming decision, the Department shall give Members notice of the termination and information, consistent with 42 CFR 438.10 on their options for receiving Medicaid services following the effective date of termination

40.9	Obligations upon Termination

Upon termination of this Contract before the end of its term regardless of cause except for the convenience of the Commonwealth, the Contractor shall be solely responsible for the provision and payment for all Covered Services for all Members for the remainder of any month for which the Department has paid the monthly Capitation Rate. Contractor may be requested to continue in place for two additional months. Upon final notice of termination, on the date, and to the extent specified in the notice of termination, the Contractor shall:

A.	Continue providing Covered Services to all Members until midnight on the last day of the calendar month for which a Capitation Payment has been made by the Department;

B.
Continue providing all Covered Services to all infants of female Members who have not been discharged from the hospital following birth, until each infant is discharged, or for the period specified in (a) above, whichever period is shorter;

C.
Continue providing inpatient hospital services to any Members who are hospitalized on the termination date, until each Member is discharged, or for the period specified in (a) above, whichever period is shorter;

D.	Arrange for the transfer of Members and Medical Records to other appropriate Providers;

E.
Promptly supply to the Department such information as it may request respecting any unpaid Claims submitted by Out-of- Network Providers and arrange for the payment of such Claims within the time periods provided herein;

F.
Take such action as may be necessary, or as the Department may direct, for the protection of property related to this Contract, which is in the possession of the Contractor and in which the Department has or may acquire an interest; and

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G.
Provide for the maintenance of all records for audit and inspection by the Department, CMS and other authorized government officials, in accordance with terms and conditions specified in this Contract including the transfer of all such data and records, or copies thereof, to the Department or its agents as may be requested by the Department; and the preparation and delivery of any reports, forms or other documents to the Department as may be required pursuant to this Contract or any applicable policies and procedures of the Department.

The covenants set forth in this Section shall survive the termination of this Contract and shall remain fully enforceable by Finance against the Contractor. In the event that the Contractor fails to fulfill each covenant set forth in this Section, the Department shall have the right, but not the obligation, to arrange for the provision of such services and the fulfillment of such covenants, all at the sole cost and expense of the Contractor and the Contractor shall refund to the Department all sums expended by the Department in so doing.
After Finance notifies the Contractor that it intends to terminate the Contract, the Department may provide the Members written notice of Finance’s intent to terminate the Contract and allow the Members to disenroll immediately without cause.

40.10	Liquidated Damages

If the Contractor breaches the Contract and the actual and consequential damages caused by that breach cannot be demonstrated, the Contractor shall pay to the Department liquidated damages up to ten percent (10%) of the Contractor’s annual Capitation Payment. Such payment is to be made no later than thirty (30) days following the date of termination. Finance and the Contractor agree that the sum set forth herein as liquidated damages is a reasonable pre-estimate of the probable loss which will be incurred by the Department in the event this Contract is terminated prior to the end of the Contract term and actual or consequential money damages cannot be demonstrated.
If this Contract is terminated by Finance for convenience as specified in Section 40.12 “Termination for Convenience” of this Contract, the Contractor may seek a remedy pursuant to 200 KAR 5:312.

40.11	Right of Set Off

The Contractor hereby grants to Finance a lien and right of set off for any refund and liquidated damages due the Department pursuant to this Contract, upon and against any deposits, credits, payments due or other property of the Contractor at any time in the possession or control of the Department or in transit to the Department.

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40.12	Annual Contract Monitoring

Finance or the Department retains the right to withhold payment if the Contractor does not comply with programmatic and fiscal reporting and monitoring requirements following failure on the part of the Contractor to cure a default in accordance with a plan of correction under Section 40.4 “Requirement of Corrective Action.”

40.13	Termination for Convenience

Finance upon thirty (30) days prior written notice to the Contractor may terminate this Contract without cause. Termination shall be effective only at midnight of the last day of a calendar month, except for termination notices received in June, which termination shall be effective on June 30. In the event of such a termination, Contractor shall have a transition period of not less than three (3) nor more than six (6) months to transition services, during which time the terms and conditions of this Contract shall continue to apply, and Contractor shall provide Covered Services to, and shall be paid pursuant to the Capitation Rate set forth herein for, each Member up to and including the date of transition of such Member.

40.14	Funding Out Provision

The Contractor agrees that if funds are not appropriated to the Department or are not otherwise available for the purpose of making payments, the Commonwealth shall be authorized, upon sixty (60) days written notice to the Contractor to terminate this contract. The termination shall be without any other obligation or liability of any cancellation or termination charges, which may be fixed by this Contract.
41.0    Miscellaneous

41.1	Documents Constituting Contract

This Contract shall include
1.        This Medicaid Managed Care Contract;
2.        The Appendices to this Contract;
3.        The Request for Proposal and all attachments and addendums thereto, including Section 40--Terms and Conditions of a Contract with the Commonwealth of Kentucky, where applicable;
4.        General Conditions contained in 200 KAR 5:021 and Office of Procurement Services’ FAP110-10-00;
5.       The Contractor’s proposal in response to the RFP. Provided however, by submitting materials in response to the RFP, the Contractor has not fulfilled any obligation under this Contract to submit plans, programs, policies, procedures, forms or documents, etc. to the Department for approval as required by this Contract.

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In the event of any conflict between or among the provisions contained in the Contract, the order of precedence shall be as enumerated above. The documents listed above constitute the entire agreement between the parties.

41.2	Definitions and Construction

The terms used in this Contract shall have the definitions set forth in Section 1 “Definitions,” unless this Contract expressly provides otherwise. References to numbered sections refer to the designated sections contained in this Contract. Titles of sections used in this Contract are for reference only and shall not be deemed to be a part of this Contract.

41.3	Amendments

This Contract may be amended at any time by written mutual consent of the Contractor and Finance and the Department, and upon approval of CMS. In the event that changes in state or federal law require the Department to amend its Contract with the Contractor, notice shall be made to the Contractor in writing and any such amendment shall be subject to the applicable payment rate revision provisions as described in Section 11.2 “Rate Adjustments.” The Department may, from time to time provide clarification of the Providers’ and the Contractor’s responsibilities, provided, however, such clarification shall not expand or amend the duties and obligations under this Contract without an amendment.

41.4	Notice of Legal Action

The Contractor shall provide written notice to Finance of any legal action or notice listed below, within ten (10) days following the date the Contractor receives written notice of:

A.	Any action, proposed action, lawsuit or counterclaim filed against the Contractor, or against any Subcontractor or supplier, related in any way to this Contract;

B.	Any administrative or regulatory action, or proposed action, respecting the business or operations of the Contractor, any Subcontractor or supplier, related in any way to this Contract;

C.	Any notice received from the DOI or the Cabinet for Health and Family Services;

D.	Any claim made against the Contractor by a Member, Subcontractor or supplier having the potential to result in litigation related in any way to this Contract;

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E.	The filing of a petition in bankruptcy by or against a Subcontractor or supplier, or the insolvency of a Subcontractor or supplier; and

F.
The payment of a civil fine or conviction of any person who has an ownership or controlling interest in the Contractor, any Subcontractor or supplier, or who is an agent or managing employee of the Contractor, any Subcontractor or supplier, of a criminal offense related to that person’s involvement in an program under Medicare, Medicaid, or Title XX of the Act, or of Fraud, or unlawful manufacture, distribution, prescription or dispensing of a controlled substance, as specified in 42 USC 1320a-7.

A complete copy of all documents, filings or notices received by the Contractor shall accompany the notice to Finance. A complete copy of all further filings and other documents generated in connection with any such legal action shall be provided to Finance within ten (10) days following the date the Contractor receives such documents.

41.5	Conflict of Interest

By the signature of its authorized representative, the Contractor certifies that it is legally entitled to enter into this Contract with the Commonwealth, and in holding and performing this Contract, the Contractor does not and will not violate either applicable conflict of interest statutes (KRS 45A.330‑45A.340, 45A.990, 164.390), or KRS 11A.040 of the Executive Branch Code of Ethics, relating to the employment of former public servants.

41.6	Offer of Gratuities/Purchasing and Specifications

The Contractor certifies that no member or delegate of Congress, nor any elected or appointed official, employee or agent of the Commonwealth, the Kentucky Cabinet for Health and Family Services, CMS, or any other federal agency, has or will benefit financially or materially from this procurement. This Contract may be terminated by Finance pursuant to Section 40.7 “Termination for Default,” herein if it is determined that gratuities were offered to or received by any of the aforementioned officials or employees from the Contractor, its agents, employees, Subcontractors or suppliers.
The Contractor certifies by its signatories hereinafter that it will not attempt in any manner to influence any specifications to be restrictive in any way or respect nor will it attempt in any way to influence any purchasing of services, commodities or equipment by the Commonwealth. For the purpose of this paragraph, “it” is construed to mean any person with an interest therein, as required by applicable law.

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41.7	Independent Capacity of the Contractor and Subcontractors

It is expressly agreed that the Contractor and any Subcontractors and agents, officers, and employees of the Contractor or any Subcontractors shall act in an independent capacity in the performance of this Contract and not as officers or employees of the Department or the Commonwealth. It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Contractor or any Subcontractor and the Department or the Commonwealth.

41.8	Assignment

Except as allowed through subcontracting, this Contract and any payments that may become due hereunder shall not be assignable by the Contractor, either in whole or in part, without prior written approval of Finance. The transfer of five percent (5%) or more of the direct ownership in the Contractor at any time during the term of this Contract shall be deemed an assignment of this Contract. Finance shall be entitled to assign this Contract to any other agency of the Commonwealth which may assume the duties or responsibilities of the Department relating to this Contract. Finance shall provide written notice of any such assignment to the Contractor, whereupon the Department shall be discharged from any further obligation or liability under this Contract arising on or after the date of such assignment.

41.9	No Waiver

No covenant, condition, duty, obligation, or undertaking contained in or made a part of this Contract may be waived except by written agreement of the parties. The forbearance or indulgence in any form or manner by either party shall not constitute a waiver of any covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the party to which the same may apply. Until complete performance or satisfaction of all such covenants, conditions, duties, obligations, or undertakings, the other party shall have the right to invoke any remedy available under law or equity, notwithstanding any such forbearance or indulgence.

41.10	Severability

In the event that any provision of this Contract (including items incorporated by reference) is found to be unlawful, invalid or unenforceable, such provision shall be deemed severed from this Contract and Finance the Department and the Contractor shall be relieved of all obligations arising under such provision. If the remaining parts of this Contract are capable of performance, this Contract shall continue in full force and effect, and all remaining provisions shall be binding upon each party to this Contract as if no such unlawful, invalid or unenforceable provision had been part of this Contract. If the laws or regulations governing this Contract should be amended or judicially interpreted so as to render the fulfillment of this Contract impossible or economically not feasible, as determined jointly by Finance, the

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Department and the Contractor, Finance, the Department and the Contractor shall be discharged from any further obligations created under the terms of this Contract.

41.11	Force Majeure

The parties shall be excused from performance thereunder for any period that it is prevented from providing, arranging for, or paying for services as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

41.12	Disputes

Any disputes arising under this Contract which cannot be disposed of by agreement between the parties, shall be decided by the Secretary of the Cabinet for Health and Family Services or his/her duly authorized representative. Such decision shall be produced in writing and sent via first-class mail to the Contract Compliance Officer for the Contractor at the address specified in Section 41.16 “Notices” of this Contract. The decision of the Secretary or his representative shall be final and conclusive unless, within ten (10) working days following the date of notice to the Contractor of such decision, the Contractor mails or otherwise furnishes a written appeal to the Secretary of the Finance and Administration Cabinet.
Any appeal to the Secretary of the Finance and Administration Cabinet shall be in accordance with KRS Chapter 45A.225 et seq. and regulations promulgated thereunder. The Contractor shall proceed diligently with the performance of this Contract in accordance with the decision rendered by the Secretary of the Cabinet for Health and Family Services until the Secretary of the Finance and Administration Cabinet renders a final decision.
The Contractor acknowledges that, pursuant to KRS Chapter 45A.225 et seq., the Secretary of the Finance and Administration Cabinet is the final arbiter of any and all disputes concerning the Contract or the Department, subject to the right of the Contractor to appeal any such determination to the Circuit Court of Franklin County, Kentucky.

41.13	Modifications or Rescission of Section 1915 Waiver / State Plan Amendment

It is understood Contractor operates either pursuant to authority granted to the Department under a waiver granted by CMS. Notwithstanding any other provision contained herein, if at any time the waiver is rescinded or materially changed in scope, format, funding or is withdrawn or modified the Department reserves the right to immediately and without notice suspend or terminate this Contract pursuant to Sections 40.1 through 40.13 “Remedies for Violation, Breach or Non-Performance of Contract” herein.

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41.14	Choice of Law

The Contract shall be governed by and construed in accordance with the laws of the Commonwealth and applicable federal law and regulations. The Contractor shall be required to bring all legal proceedings against the Commonwealth in the Franklin County Circuit Court of the Commonwealth and the Contractor shall accept jurisdiction of the Kentucky courts over all matters arising out of this Contract.

41.15	Health Insurance Portability and Accountability Act

The Contractor agrees to abide by the rules and regulations regarding the confidentiality of protected health information as defined and mandated by the Health Insurance Portability and Accountability Act (42 USC 1320d) and set forth in federal regulations at 45 CFR Parts 160 and 164. Any Subcontract entered by the Contractor as a result of this Contract shall mandate that the Subcontractor be required to abide by the same statutes and regulations regarding confidentiality of protected health information as are the Contractor.

41.16	Notices

All notices required by, or pursuant to, this Contract shall be deemed duly given upon delivery, if delivered by hand (against receipt), or three (3) business days after posting, if sent by registered or certified mail, return receipt requested, to a party’s representative or representatives, as designated in this Contract at the address or addresses designated in this Contract. Notices to Finance and the Department, except those specified to be given to the Department’s Fiscal Agent, shall be given to both of the following:
Finance and Administration Cabinet
Office of Procurement Services
Attn: Executive Director
Room 96 Capitol Annex
Frankfort, Kentucky 40601

Department for Medicaid Services
Commissioner
275 East Main Street
Frankfort, Kentucky 40621

Notices to the Contractor shall be given to the following:

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41.17	Survival

The provisions of this Contract which relate to the obligations of the Contractor to maintain records and reports shall survive the expiration of earlier termination of this Contract for a period of five (5) years or such other period as may be required by record retention policies of the Commonwealth or CMS, or otherwise required by law. Each party’s right to recoupment pursuant to Section 10.4 “Contractor Recoupment from Member for Fraud, Waste and Abuse” of this Contract shall survive the expiration or earlier termination of this Contract until such time as all payments and/or recoupment have been finally settled.
Finance’s, the Department’s and the Contractor’s rights pursuant to Sections 13.1through 13.5 “Contractor’s Financial Security Obligations” of this Contract shall survive expiration, or earlier termination of this Contract, until such time as the Contractor has satisfactorily complied with the terms thereof.

41.18	Prohibition on Use of Funds for Lobbying Activities

The contractor agrees that no funding derived directly or indirectly from funds pursuant to this contract shall be used to support lobbying activities or expenses of state or federal government agencies or state or federal lawmakers.

41.19	Adoption of Auditor of Public Account (APA) Standards for Public and Nonprofit Boards

The contractor agrees to adopt the APA Standards for Public and Nonprofit Boards, if applicable. The contractor agrees to provide documentation of this adoption within thirty (30) days of execution of the contract.

41.20	Review of Distributions

The Contractor agrees to seek approval from the Department prior to submitting a request for approval of the Kentucky Department of Insurance of any distributions of capital and surplus that are subject to the provisions of KRS Chapter 304. The parties agree that capital and surplus amounts in excess of the required minimum amount required to be maintained under the Kentucky Insurance Code or as may be determined by the Kentucky Insurance Commissioner at any time represents net worth assets for the purposes of benefitting the Commonwealth of Kentucky’s Medicaid Program and its beneficiaries. The parties agree to make a good faith effort to cooperatively decide how much excess capital and surplus is needed by the contractor and possible uses of excess capital and surplus that should not be retained by the contractor. This Section shall not apply in the event the Contractor is not domiciled in the Commonwealth of Kentucky, provided, however that on a semi-annual basis Contractor shall provide the Department with medical loss ratio calculations relating specifically to this Contract and risk-based capital calculations, and on a quarterly basis Contractor shall provide to the Department the most recent

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quarterly financial filing that the Contractor submitted to the Department of Insurance in its state of domicile.

41.21	Audits

The Contractor agrees that the Department, the Finance and Administration Cabinet, the Auditor of Public Accounts, and the Legislative Research Commission, or their duly authorized representatives, shall have access to any books, documents, papers, records, or other evidence, which are directly pertinent to this contract for the purpose of financial audit or program review. Records and other prequalification information confidentially disclosed as part of the bid process shall not be deemed as directly pertinent to the contract and shall be exempt from disclosure as provided in KRS 61.878(1)(c). The contractor also recognizes that any books, documents, papers, records, or other evidence, received during a financial audit or program review shall be subject to the Kentucky Open Records Act, KRS 61.870 to 61.884 subject to applicable exceptions

41.22	Cost Effective Analyses

The Contractor will cooperate with any analyses conducted by the Department or its agent(s) of the cost effectiveness of the contract for any period. Such analyses may review cost effectiveness from any number of comparisons. Such analyses will be used to assist the Department to meet federal requirements, program management and provide accountability and transparency to the public.

41.23	Open Meetings and Open Records

The Contractor agrees that only those portions of its Board of Directors meetings or parts of its meetings that are with the Department shall be open to the public.
The Contractor for the purpose of this Contract and any documents or records pertaining to this Contract provided to the Department or Finance shall be considered a “public record” under the Open Records Act, KRS 61.870 through KRS 61.884. If the Contractor wishes to claim any documents or records provided to the Department or Finance exempt from release under the Open Records Act, the Contractor shall be required to note the appropriate exemption when providing the documents or records and, if necessary, to take the appropriate legal actions to defend such exemption.

41.24	Disclosure of Certain Financial Information

The Contractor agrees to provide the Department upon request information regarding salaries, travel, other compensation, and other expenses listed in Appendix K. “Reporting Requirements and Reporting Deliverables.” The contractor agrees to provide any information requested by the Department regarding expenditures related to this contract. Including but not limited to any findings of the Medicaid Managed Care Operations Examination.

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APPENDIX A. CAPITATION PAYMENT RATES

	Final Rate Excluding HIFAdjustment (Period July 1, 2015 through June 30, 2016)
	Region 1	Region 2	Region 3	Region 4	Region 5	Region 6	Region 7	Region 8
Families & Children
Infant - Age Under 1	$636.01	$664.45	$627.40	$669.38	$803.98	$745.60	$864.47	$791.00
Child - Age 1 to 5	$141.29	$134.28	$161.11	$144.01	$148.89	$147.69	$156.37	$178.52
Child - Age 6 to 12	$170.20	$177.09	$206.40	$195.96	$181.41	$178.04	$187.28	$202.62
Child - Age 13 to 18 Female	$300.49	$292.84	$431.35	$301.30	$311.00	$306.52	$303.99	$309.32
Child - Age 13 to 18 Male	$229.63	$263.06	$281.11	$245.58	$243.00	$228.09	$226.15	$220.84
Adult - Age 19 to 24 Female	$688.65	$609.88	$834.85	$636.64	$669.26	$699.62	$663.83	$650.21
Adult - Age 19 to 24 Male	$247.61	$239.51	$267.36	$234.02	$243.05	$258.84	$246.28	$240.33
Adult - Age 25 to 39 Female	$605.05	$537.55	$746.47	$560.82	$602.16	$657.54	$585.38	$573.08
Adult - Age 25 to 39 Male	$543.66	$381.66	$496.15	$402.94	$427.65	$481.95	$417.16	$406.68
Adult - Age 40 or Older Female	$645.46	$592.14	$797.80	$617.14	$663.78	$702.18	$733.62	$631.04
Adult - Age 40 or Older Male	$705.81	$644.99	$636.61	$605.88	$723.04	$839.03	$635.42	$619.89
SSI Adults without Medicare
Age 19 to 24 Female	$693.91	$740.82	$873.59	$752.58	$715.24	$745.05	$683.96	$666.12
Age 19 to 24 Male	$591.48	$518.10	$596.29	$473.23	$545.70	$807.10	$533.19	$505.33
Age 25 to 44 Female	$926.40	$919.73	$1,115.88	$882.50	$964.98	$1,007.13	$967.42	$904.68
Age 25 to 44 Male	$709.25	$734.71	$1,014.30	$671.37	$827.61	$816.97	$707.82	$715.50
Age 45 or Older Female	$1,183.87	$1,276.89	$1,502.85	$1,150.78	$1,287.16	$1,345.22	$1,203.34	$1,267.79
Age 45 or Older Male	$1,082.63	$1,143.92	$1,458.99	$1,026.24	$1,178.52	$1,235.58	$1,080.80	$1,091.90
Dual Eligible
Female	$160.91	$174.20	$195.06	$162.05	$171.62	$156.73	$173.86	$185.45
Male	$145.07	$150.69	$188.01	$145.09	$147.55	$151.14	$157.50	$163.45
SSI Child
Age Under 1	$6,805.85	$5,224.08	$9.680.77	$5,567.08	$5,849.36	$7,699.26	$6,822.39	$6,034.68
Age 1 to 5	$709.50	$645.93	$1,127.60	$753.23	$870.99	$1,288.13	$775.66	$673.95
Age 6 to 18	$681.22	$626.41	$897.66	$727.59	$668.63	$752.37	$676.27	$504.86
Foster Care
Infant - Age Under 1	$1,144.23	$1,007.95	$1,786.12	$1,120.24	$1,156.55	$1,267.02	$1,305.18	$1,430.69
Age 1 to 5	$180.13	$187.12	$294.11	$206.58	$257.63	$196.82	$245.94	$239.39
Age 6 to 12	$351.59	$418.01	$663.39	$464.64	$412.13	$349.51	$414.21	$413.45
Age 13 or Older Female	$536.43	$538.04	$951.06	$663.28	$710.87	$661.54	$568.65	$729.30
Age 13 or Older Male	$840.60	$704.94	$843.94	$594.36	$587.02	$653.70	$536.51	$622.75
Former Foster Care Children
Age 18 through 20 - Female	$626.47	$583.02	$999.80	$638.44	$648.21	$624.54	$564.32	$699.01
Age 18 through 20 - Male	$980.68	$763.44	$906.86	$572.26	$535.55	$617.16	$532.54	$597.12
Age 21 through 25 - Female	$593.96	$559.21	$929.35	$608.30	$608.46	$588.45	$521.54	$655.00
Age 21 through 25 - Male	$912.73	$721.58	$845.69	$548.73	$507.04	$581.79	$492.93	$563.29
MAGI Adults (ACA Expansion
Age through 18 - Female	$336.19	$335.86	$409.38	$317.06	$348.98	$294.52	$303.25	$347.55
Age through 18 - Male	$270.73	$315.03	$269.09	$270.44	$287.76	$230.80	$237.76	$262.54
Age 19 through 24 - Female	$544.56	$497.60	$588.70	$478.64	$528.98	$476.97	$469.71	$517.45
Age 19 through 24 - Male	$280.75	$278.50	$263.06	$250.28	$277.31	$251.95	$249.27	$274.45
Age 25 through 39 - Female	$479.48	$439.18	$512.65	$421.96	$477.20	$448.58	$414.93	$457.13
Age 25 through 39 - Male	$610.05	$442.54	$443.74	$430.66	$480.80	$466.89	$419.71	$460.29
Age 40 or Older - Female	$723.26	$685.39	$754.70	$659.34	$741.03	$679.03	$735.32	$710.95
Age 40 or Older - Male	$790.40	$746.42	$663.83	$647.35	$806.37	$810.86	$637.39	$698.50

	HIF Adjustment (Period July 1, 2015 through June 30, 2016)
	Region 1	Region 2	Region 3	Region 4	Region 5	Region 6	Region 7	Region 8
Families & Children
Infant - Age Under 1	$14.48	$15.13	$14.28	$15.24	$18.30	$16.98	$19.68	$18.01
Child - Age 1 to 5	$3.22	$3.06	$3.67	$3.28	$3.39	$3.36	$3.56	$4.06
Child - Age 6 to 12	$3.88	$4.03	$4.70	$4.46	$4.13	$4.05	$4.26	$4.61
Child - Age 13 to 18 Female	$6.84	$6.67	$9.82	$6.86	$7.08	$6.98	$6.92	$7.04
Child - Age 13 to 18 Male	$5.23	$5.99	$6.40	$5.59	$5.53	$5.19	$5.15	$5.03
Adult - Age 19 to 24 Female	$15.68	$13.89	$19.01	$14.49	$15.24	$15.93	$15.11	$14.80
Adult - Age 19 to 24 Male	$5.64	$5.45	$6.09	$5.33	$5.53	$5.89	$5.61	$5.47
Adult - Age 25 to 39 Female	$13.78	$12.24	$16.99	$12.77	$13.71	$14.97	$13.33	$13.05
Adult - Age 25 to 39 Male	$12.38	$8.69	$11.30	$9.17	$9.74	$10.97	$9.50	$9.26
Adult - Age 40 or Older Female	$14.70	$13.48	$18.16	$14.05	$15.11	$15.99	$16.70	$14.37
Adult - Age 40 or Older Male	$16.07	$14.68	$14.49	$13.79	$16.46	$19.10	$14.47	$14.11
SSI Adults without Medicare
Age 19 to 24 Female	$15.80	$16.87	$19.89	$17.13	$16.28	$16.96	$15.57	$15.17
Age 19 to 24 Male	$13.47	$11.80	$13.58	$10.77	$12.42	$18.38	$12.14	$11.50
Age 25 to 44 Female	$21.09	$20.94	$25.41	$20.09	$21.97	$22.93	$22.03	$20.60
Age 25 to 44 Male	$16.15	$16.73	$23.09	$15.29	$18.84	$18.60	$16.11	$16.29
Age 45 or Older Female	$26.95	$29.07	$34.22	$26.20	$29.30	$30.63	$27.40	$28.86
Age 45 or Older Male	$24.65	$26.04	$33.22	$23.36	$26.83	$28.13	$24.61	$24.86
Dual Eligible
Female	$3.66	$3.97	$4.44	$3.69	$3.91	$3.57	$3.96	$4.22
Male	$3.30	$3.43	$4.28	$3.30	$3.36	$3.44	$3.59	$3.72
SSI Child
Age Under 1	$154.95	$118.94	$220.40	$126.75	$133.17	$175.29	$155.33	$137.39
Age 1 to 5	$16.15	$14.71	$25.67	$17.15	$19.83	$29.33	$17.66	$15.34
Age 6 to 18	$15.51	$14.26	$20.44	$16.57	$15.22	$17.13	$15.40	$11.49
Foster Care
Infant - Age Under 1	$26.05	$22.95	$40.66	$25.50	$26.33	$28.85	$29.72	$32.57
Age 1 to 5	$4.10	$4.26	$6.70	$4.70	$5.87	$4.48	$5.60	$5.45
Age 6 to 12	$8.00	$9.52	$15.10	$10.58	$9.38	$7.96	$9.43	$9.41
Age 13 or Older Female	$12.21	$12.25	$21.65	$15.10	$16.18	$15.06	$12.95	$16.60
Age 13 or Older Male	$19.14	$16.05	$19.21	$13.53	$13.36	$14.88	$12.21	$14.18
Former Foster Care Children
Age 18 through 20 - Female	$14.26	$13.27	$22.76	$14.54	$14.76	$14.22	$12.85	$15.91
Age 18 through 20 - Male	$22.33	$17.38	$20.65	$13.03	$12.19	$14.05	$12.12	$13.59
Age 21 through 25 - Female	$13.52	$12.73	$21.16	$13.85	$13.85	$13.40	$11.87	$14.91
Age 21 through 25 - Male	$20.78	$16.43	$19.25	$12.49	$11.54	$13.25	$11.22	$12.82
MAGI Adults (ACA Expansion
Age through 18 - Female	$7.65	$7.65	$9.32	$7.22	$7.95	$6.71	$6.90	$7.91
Age through 18 - Male	$6.16	$7.17	$6.13	$6.16	$6.55	$5.25	$5.41	$5.98
Age 19 through 24 - Female	$12.40	$11.33	$13.40	$10.90	$12.04	$10.86	$10.69	$11.78
Age 19 through 24 - Male	$6.39	$6.34	$5.99	$5.70	$6.31	$5.74	$5.68	$6.25
Age 25 through 39 - Female	$10.92	$10.00	$11.67	$9.61	$10.86	$10.21	$9.45	$10.41
Age 25 through 39 - Male	$13.89	$10.08	$10.10	$9.80	$10.95	$10.63	$9.56	$10.48
Age 40 or Older - Female	$16.47	$15.60	$17.18	$15.01	$16.87	$15.46	$16.74	$16.19
Age 40 or Older - Male	$18.00	$16.99	$15.11	$14.74	$18.36	$18.46	$14.51	$15.90

APPENDIX B. MEDICAL LOSS RATIO CALCULATION
Unless specifically addressed below, the Medical Loss Ratio (MLR) calculation shall follow guidelines described in the Affordable Care Act. The formula to be used for the MLR Calculation is as follows:
Adjusted MLR = [(i + q - s+ n - r)/{p + s - n + r) - t - f - (s -n + r}] + c
Where,
i = incurred claims
q = expenditures on quality improving activities
s = issuer’s transitional reinsurance receipts
p = earned premiums (excluding MCO tax)
t = Federal and State taxes (excluding MCO tax)
f = licensing and regulatory fees
n = issuer’s risk corridors and risk adjustment related payments
r = issuer’s risk corridors, and risk adjustment related receipts
c = credibility adjustment, if any.

Additional guidance regarding financial items to excluded or included in the Numerator or Denominator of the Medical Loss Ratio calculation is as follows:

•	Numerator
•Incurred Claims
•Direct claims that the MCO pays to providers (including under capitation contracts with health care professionals) for services or supplies covered under the managed care contract with DMS, provided to enrollees;
•Incurred but not reported and unpaid claims reserves for the MLR Reporting year, including claims reported in the process of adjustment;
•Percentage withholds from payments made to contracted providers;
•Claims that are recoverable for anticipated coordination of benefits;
•Claims payments recoveries received as a result of subrogation;
•Changes in other claims-related reserves;
•Claims payments recoveries as a result of fraud reductions efforts, not to exceed the amount of fraud reduction expenses;
•Reserves for contingent benefits and the medical claim portion of lawsuits; and
•The amount of incentive and bonus payments made to providers.
•Deductions from Claims
•Overpayment recoveries received from providers;
•Prescription drug rebates received by the MCO or PIHP; and
•State subsidies based on a stop-loss payment methodology.
•Solvency Funds
•Payments made by an MCO to mandated solvency funds.
•Pass through Payments
•Increased payments for certain Medicaid primary care services provided by certain qualified primary care providers;
•Supplemental payments included in MCO capitation rates intended for payment to providers and other entities.
•Health Care Quality Activities May be included in numerator
•Any MCO expenditure that is related to Health Information Technology and meaningful use, and is not considered incurred claims.
•Excluded from Claims
•Amounts paid to third party vendors for secondary network savings;
•Amounts paid to third party vendors for network development, administrative fees, claims processing, and utilization management; and
•Amounts paid, including amounts paid to a provider, for professional or administrative services that do not represent compensation or reimbursement for State plan services, provided to an enrollee.
•Amounts paid to the State as remittance

•	Denominator
•Revenue
•State capitation payments to the MCO for all enrollees under a risk contract less any unreturned withholds
•State-developed one time payments, for specific life events;

•Payments to the MCO for incentive arrangements or payments for the amount of a withhold the MCO earns in accordance with conditions in the contract
•Unpaid cost sharing amounts that the MCO could have collected from enrollees under the contract
•All changes to unearned premium reserves.
•Pass through Payments
•Increased payments for certain Medicaid primary care services provided by certain qualified primary care providers;
•Supplemental payments included in rates intended for payment to providers and other entities.
•Exclusions
•Federal and State taxes and licensing and regulatory fees. Taxes, licensing and regulatory fees
•e.g. Health Insurer Fee
•Statutory assessments to defray the operating expenses of any State or Federal department.
•State taxes and assessments

APPENDIX C. THIRD PARTY PAYMENTS/COORDINATION OF BENEFITS

I.	To meet the requirements of 42 CFR 433.138 through 433.139, the MCO shall be responsible for:

A.    Maintaining an MIS that includes:

1.	Third Party Liability Resource File

a)	Cost Avoidance - Use automated daily and monthly TPL files to update the MCO’s MIS TPL files as appropriate. This information is to cost avoid claims for members who have other insurance.

The MCO shall obtain subscriber data and perform data matches directly with a specified list of insurance companies, as defined by DMS.

b)
Department for Community Based Services (DCBS) - Apply Third Party Liability (TPL) information provided electronically on a daily basis by DMS through its contract with DCBS to have eligibility caseworkers collect third party liability information during the Recipient application process and reinvestigation process.

c)
Workers’ Compensation - The fiscal agent performs this function. The data is provided electronically on a quarterly basis. This data should be applied to TPL files referenced in I.A.1.a (Commercial Data Matching) in this Attachment.

2.	Third Party Liability Billing File

a)
Commercial Insurance/Medicare Part B Billing - The MCO’s MIS should automatically search paid claim history and recover from providers, insurance companies or Medicare Part B in a nationally accepted billing format for all claim types whenever other commercial insurance or Medicare Part B coverage is discovered and added to the MCO’s MIS that was unknown to the MCO at the time of payment of a claim or when a claim could not be cost avoided due to federal regulations (pay and chase) which should have been paid by the health plan. Within sixty (60) Days from the date of identification of the other third party resource billings must be generated and sent to liable parties.

b)
Medicare Part A - The MCO’s MIS should automatically search paid claim history and generate reports by Provider of the billings applicable to Medicare Part A coverage whenever Medicare Part A coverage is discovered and added to the MCO’s MIS that was unknown to the MCO at the time of payment of a claim. Providers who do not dispute the Medicare coverage should be instructed to bill Medicare immediately. The MCO’s MIS should recoup the previous payment from the Provider within sixty (60) days from the date the reports are sent to the Providers, if they do not dispute that Medicare coverage exists.

c)
Manual Research/System Billing - System should include capability for the manual setup for billings applicable to workers’ compensation, casualty, absent parents and other liability coverages that require manual research to determine payable claims.

3.	Questionnaire File

•	MAID

•	Where it was sent

•	Type of Questionnaire Sent

•	Date Sent

•	Date Followed Up

•	Actions Taken

All questionnaires should be tracked in a Questionnaire history file on the MIS.

B.    Coordination of Third Party Information (COB)

1.	Division of Child Support Enforcement (DCSE)

Provide county attorneys and the Division of Child Support Enforcement (DCSE) upon request with amounts paid by the MCO in order to seek restitution for the payment of past medical bills and to obtain insurance coverage to cost avoid payment of future medical bills.

2.	Casualty Recoveries

Provide the necessary information regarding paid claims in order to seek recovery from liable parties in legal actions involving Members.

In cases where an attorney has been retained, a lawsuit filed or a lump sum settlement offer is made, the MCO shall notify Medicaid within five days of identifying such information so that recovery efforts can be coordinated when the Department has a claim for the same accident.

C.    Claims

1.	Processing

a)    MCO MIS edits:

•	Edit and cost avoid Claims when Member has Medicare coverage;

•	Edit and cost avoid Claims when Provider indicates other insurance on claim but does not identify payment or denial from third party;

•	Edit and cost avoid Claims when Provider indicates services provided were work related and does not indicate denial from workers’ compensation carrier;

•
Edit and cost avoid or pay and chase as required by federal regulations when Member has other insurance coverage. When cost avoiding, the MCO’s MIS should supply the Provider with information on the remittance advice that would be needed to bill the other insurance, such as carrier name, address, policy #, etc.;

•
Edit Claims as required by federal regulations for accident/trauma diagnosis codes. Claims with the accident/trauma diagnosis codes should be flagged and accumulated for ninety (90) Days and if the amount accumulated exceeds $250, a questionnaire should be sent to the Member in an effort to identify whether other third party resources may be liable to pay for these medical bills;

•
The MCO is prohibited from cost avoiding Claims when the source of the insurance coverage was due to a court order. All Claims with the exception of hospital Claims must be paid and chased. Hospital claims may be cost avoided; and

•
A questionnaire should be generated and mailed to Members and/or Providers for claims processed with other insurance coverage indicated on the claim and where no insurance coverage is indicated on the MCO’s MIS Third Party Files.

2.	Encounter Record
a)    TPL Indicator
b)    TPL Payment

II.	DMS shall be responsible for the following:

1.	Provide the MCO with an initial third party information tape;

2.	Provide electronic computerized files of third party information transmitted from DCBS;

3.	Provide the MCO with a copy of the information received from the Labor Cabinet on a quarterly basis;

4.	Provide the MCO with a list of the Division of Child Support Contracting Officials.

5.	Refer calls from attorneys to the MCO in order for their Claims to be included in casualty settlements; and

6.	Monitoring Encounter Claims and reports submitted by the MCO to ensure that the MCO performs all required activities.

APPENDIX D. MANAGEMENT INFORMATION SYSTEM REQUIREMENTS

The Contractor’s MIS must enable the Contractor to provide format and file specifications for all data elements as specified below for all of the required seven subsystems.

Member Subsystem
The primary purpose of the member subsystem is to accept and maintain an accurate, current, and historical source of demographic information on Members to be enrolled by the Contractor.
The maintenance of enrollment/member data is required to support Claims and encounter processing, third party liability (TPL) processing and reporting functions. The major source of enrollment/member data will be electronically transmitted by the Department to the Contractor on a daily basis in a HIPAA 834 file format. The daily transaction file will include new, changed and terminated member information. The Contractor shall be required to process and utilize the daily transaction files prior to the start of the next business day. A monthly HIPAA 834 file of members will be electronically transmitted to the Contractor. The Contractor must reconcile Member and Capitation Payment information with the Department for Medicaid Services.
Specific data item requirements for the Contractor’s Member subsystem shall contain such items as maintenance of demographic data, matching Primary Care Providers with Members, maintenance information on Enrollments/Disenrollments, identification of TPL information, tracking EPSDT preventive services and referrals.

A.	Inputs
The Recipient Data Maintenance function will accept input from various sources to add, change, or close records on the file(s). Inputs to the Recipient Data Maintenance function include:

1.	Daily and monthly electronic member eligibility updates (HIPAA ASC X12 834)

2.	Claim/encounter history - sequential file; file description to be determined

3.	Social demographic information

4.	Initial Implementation of the Contract, the following inputs shall be provide to the contractor:

•
Initial Member assignment file (sequential file; format to be supplemented at contract execution); a file will be sent approximately sixty (60) calendar days prior to the Contractor effective date of operations

•	Member claim history file - twelve (12) months of member claim history (sequential file; format to be supplemented at Contract execution)

•	Member Prior Authorizations in force file (medical and pharmacy; sequential file; format will be supplemented at Contract execution)

B.	Processing Requirements
The Recipient Data Maintenance function must include the following capabilities:

1.	Accept a daily/monthly member eligibility file from the Department in a specified format.

2.	Transmit a file of health status information to the Department in a specified format.

3.	Transmit a file of social demographic data to the Department in a specified format.

4.	Transmit a primary care provider (PCP) enrollment file to the Department in a specified format.

5.	Edit data transmitted from the Department for completeness and consistency, editing all data in the transaction.

6.	Identify potential duplicate Member records during update processing.

7.
Maintain on-line access to all current and historical Member information, with inquiry capability by case number, Medicaid Recipient ID number, social security number (SSN), HIC number, full name or partial name, and the ability to use other factors such as date of birth and/or county code to limit the search by name.

8.	Maintain identification of Member eligibility in special eligibility programs, such as hospice, etc., with effective date ranges/spans and other data required by the Department.

9.
Maintain current and historical date-specific managed care eligibility data for basic program eligibility, special program eligibility, and all other Member data required to support Claims processing, Prior Authorization processing, managed care processing, etc.

10.	Maintain and display the same values as the Department for eligibility codes and other related data.

11.	Produce, issue, and mail a managed care ID card pursuant to the Department’s approval within Department determined time requirements.

12.	Identify Member changes in the primary care provider (PCP) and the reason(s) for those changes to include effective dates.

13.	Monitor PCP capacity and limitations prior to Enrollment of a Member to the PCP.

14.	Generate and track PCP referrals if applicable.

15.	Assign applicable Member to PCP if one is not selected within thirty (30) Days, except Members with SSI without Medicare, who are allowed ninety (90) Days.

C.	Reports
Reports for Member function are described in Appendix K.

D.	On-line Inquiry Screens
On-line inquiry screens that meet the user interface requirements of this section and provide access to the following data:

1.	Member basic demographic data

2.	Member liability data

3.	Member characteristics and service utilization data

4.	Member current and historical managed care eligibility data

5.	Member special program data

6.	Member social/demographic data

7.	Health status data

8.	PCP data

E.	Interfaces
The Member Data Maintenance function must accommodate an external electronic interface (HIPAA ASC X12 834, both 4010A1 and 5010 after January 1, 2012) with the Department.

Third Party Liability (TPL) Subsystem
In order to ensure that federal third party liability requirements are met and to maximize savings from available Third Party Resources, identification and recovery of Third Party Resources must be a joint effort between the Department and the Contractor. The Department will provide Contractor with the Medicare effective dates.
The Third Party Liability (TPL) processing function permits the Contractor to utilize the private health, Medicare, and other third-party resources of its Members and ensures that the Contractor is the payer of last resort. This function works through a combination of cost avoidance (non-payment of billed amounts for which a third party may be liable) and post-payment recovery (post-payment collection of Contractor paid amounts for which a third party is liable).

Cost avoidance is the preferred method for processing claims with TPL. This method is implemented automatically by the MIS through application of edits and audits which check claim information against various data fields on recipient, TPL, reference, or other MIS files. Post-payment recovery is primarily a back-up process to cost avoidance, and is also used in certain situations where cost avoidance is impractical or unallowable.

The TPL information maintained by the MIS must include Member TPL resource data, insurance carrier data, health plan coverage data, threshold information, and post payment recovery tracking data. The TPL processing function will assure the presence of this information for use by the Edit/Audit Processing, Financial Processing, and Claim Pricing functions, and will also use it to perform the functions described in this subsection for TPL Processing.

A.	Inputs
The following are required inputs to the TPL function of the MIS:

1.	Member eligibility, Medicare, and TPL, information from the Department via proprietary file formats.

2.	Enrollment and coverage information from private insurers/health plans, state plans, and government plans.

3.	TPL-related data from claims, claim attachments, or claims history files, including but not limited to:

•	diagnosis codes, procedure codes, or other indicators suggesting trauma or accident;

•	indication that a TPL payment has been made for the claim (including Medicare);

•	indication that the Member has reported the existence of TPL to the Provider submitting the claim;

•	indication that TPL is not available for the service claimed.

4.	Correspondence and phone calls from Members, carriers, and Providers and DMS.

B.	Processing Requirements
The TPL processing function must include the following capabilities:

1.	Maintain accurate third-party resource information by Member including but not limited to:

•	Name, ID number, date of birth, SSN of eligible Member;

•	Policy number or Medicare HIC number and group number;

•	Name and address of policyholder, relationship to Member,

•	SSN of policyholder;

•	Court-ordered support indicator;

•	Employer name and tax identification number and address of policyholder;

•	Type of policy, type of coverage, and inclusive dates of coverage;

•	Date and source of TPL resource verification; and

•	Insurance carrier name and tax identification and ID.

1.	Provide for multiple, date-specific TPL resources (including Medicare) for each Member.

2.	Maintain current and historical information on third-party resources for each Member.

3.	Maintain third-party carrier information that includes but is not limited to:

•	Carrier name and ID

•	Corporate correspondence address and phone number

•	Claims submission address(s) and phone number

1.	Identify all payment costs avoided due to established TPL, as defined by the Department.

2.
Maintain a process to identify previously paid claims for recovery when TPL resources are identified or verified retroactively, and to initiate recovery within sixty (60) Days of the date the TPL resource is known to the Contractor.

3.	Maintain an automated tracking and follow-up capability for all TPL questionnaires.

4.
Maintain an automated tracking and follow-up capability for post payment recovery actions which applies to health insurance, casualty insurance, and all other types of recoveries, and which can track individual or group claims from the initiation of recovery efforts to closure.

5.	Provide for the initiation of recovery action at any point in the claim processing cycle.

6.	Maintain a process to adjust paid claims history for a claim when a recovery is received.

7.	Provide for unique identification of recovery records.

8.	Provide for on-line display, inquiry, and updating of recovery case records with access by claim, Member, carrier, Provider or a combination of these data elements.

9.	Accept, edit and update with all TPL and Medicare information received from the Department through the Member eligibility update or other TPL updates specified by the Department.

10.	Implement processing procedures that correctly identify and cost avoid claims having potential TPL, and flag claims for future recovery to the appropriate level of detail.

11.	Provide verified Member TPL resource information generated from data matches and claims, to the Department for Medicaid Services, in an agreed upon format and media, on a monthly basis.

C.	Reports
The following types of reports must be available from the TPL Processing function by the last day of the month for the previous month:

1.	Cost-avoidance summary savings reports, including Medicare but identifying it separately;

2.	Listings and totals of cost-avoided claims;

3.	Listings and totals of third-party resources utilized;

4.	Reports of amounts billed and collected, current and historical, from the TPL recovery tracking system, by carrier and Member;

5.	Detailed aging report for attempted recoveries by carrier and Member;

6.	Report on the number and amount of recoveries by type; for example, fraud collections, private insurance, and the like;

7.	Report on the unrecoverable amounts by type and reason, carrier, and other relevant data, on an aged basis and in potential dollar ranges;

8.	Report on the potential trauma and/or accident claims for claims that meet specified dollar threshold amounts;

9.	Report on services subject to potential recovery when date of death is reported;

10.	Unduplicated cost-avoidance reporting by program category and by type of service, with accurate totals and subtotals;

11.	Listings of TPL carrier coverage data;

12.	Audit trails of changes to TPL data.

D.	On-line Inquiry Screens
On-line inquiry screens that meet the user interface requirements of this section and provide the following data:

1.	Member current and historical TPL data

2.	TPL carrier data

3.	Absent parent data

4.	Recovery cases

Automatically generate letters/questionnaires to carriers, employers, Members, and Providers when recoveries are initiated, when TPL resource data is needed, or when accident information is required and was not supplied with the incoming claim.

Automatically generate claim facsimiles, which can be sent to carriers, attorneys, or other parties.

Provide absent parent canceled court order information generated from data matches with the Division of Child Support Enforcement, to the Department, in an agreed upon format and media, on an annual basis.

Provider Subsystem
The provider subsystem accepts and maintains comprehensive, current and historical information about Providers eligible to participate in the Contractor’s Network. The maintenance of provider data is required to support Claims and encounter processing, utilization/quality processing, financial processing and report functions. The Contractor shall electronically transmit provider enrollment information to the Department on a monthly basis, by the first Friday of the month following the month reported.
The Contractor’s provider subsystem shall contain such items as demographic data, identification of provider type, specialty codes, maintenance of payment information, identification of licensing, credentialing/re-credentialing information, and monitoring of Primary Care Provider capacity for enrollment purposes.
The Contractor shall demonstrate compliance with standards of provider network capacity and member access to services by producing reports illustrating that services, service locations, and service sites are available and accessible in terms of timeliness, amount, duration and personnel sufficient to provide all Covered Services on an emergency or urgent care basis, 24 hours a day, seven days a week.
The Department shall monitor the Contractor’s Network capacity and member access by use of a Decision Support System. The Encounter Record submitted will be used to display Primary Care Provider location, Service Location, Member distribution, patterns of referral, quality measures, and other analytical data.

A.	Inputs

The inputs to the provider Data Maintenance function include:

1.	Provider update transactions

2.	Licensure information, including electronic input from other governmental agencies

3.	Financial payment, adjustment, and accounts receivable data from the Financial Processing function.

B.	Processing Requirements
The Provider Data Maintenance function must have the capabilities to:

1.	Transmit a provider enrollment file to the Department in a specified format;

2.	Maintain current and historical provider enrollment applications from receipt to final disposition (approval only);

3.	Maintain on-line access to all current and historical provider information, including Provider rates and effective dates, Provider program and status codes, and summary payment data;

4.
Maintain on-line access to Provider information with inquiry by Provider name, partial name characters, provider number, NPI, SSN, FEIN, CLIA number, Provider type and specialty, County, Zip Code, and electronic billing status;

5.	Edit all update data for presence, format, and consistency with other data in the update transaction;

6.	Edits to prevent duplicate Provider enrollment during an update transaction;

7.	Accept and maintain the National Provider Identification (NPI);

8.
Provide a Geographic Information System (GIS) to identify Member populations, service utilization, and corresponding Provider coverage to support the Provider recruitment, enrollment, and participation;

9.	Maintain on-line audit trail of Provider names, Provider numbers (including old and new numbers, NPI), locations, and status changes by program;

10.
Identify by Provider any applicable type code, NPI/TAXONOMY code, location code, practice type code, category of service code, and medical specialty and sub-specialty code which is used in the Kentucky Medicaid program, and which affects Provider billing, claim pricing, or other processing activities;

11.
Maintain effective dates for Provider membership, Enrollment status, restriction and on-review data, certification(s), specialty, sub-specialty, claim types, and other user-specified Provider status codes and indicators;

12.
Accept group provider numbers, and relate individual Providers to their groups, as well as a group to its individual member Providers, with effective date ranges/spans. A single group provider record must be able to identify an unlimited number of individuals who are associated with the group;

13.
Maintain multiple, provider-specific reimbursement rates, including, but not necessarily limited to, per diems, case mix, rates based on licensed levels of care, specific provider agreements, volume purchase contracts, and capitation, with beginning and ending effective dates for a minimum of sixty (60) months.

14.
Maintain provider-specific rates by program, type of capitation, Member program category, specific demographic classes, Covered Services, and service area for any prepaid health plan or managed care providers;

15.	Provide the capability to identify a Provider as a PCP and maintain an inventory of available enrollment slots;

16.	Identify multiple practice locations for a single provider and associate all relevant data items with the location, such as address and CLIA certification;

17.	Maintain multiple addresses for a Provider, including but not limited to:

•	Pay to;

•	Mailing, and

•	Service location(s).

18.	Create, maintain and define provider enrollment status codes with associated date spans. For example, the enrollment codes must include but not be limited to:

•	Application pending

•	Limited time-span enrollment

•	Enrollment suspended

•	Terminated-voluntary/involuntary

19.	Maintain a National Provider Identifier (NPI) and taxonomies;

20.	Maintain specific codes for restricting the services for which Providers may bill to those for which they have the proper certifications (for example, CLIA certification codes);

21.	Maintain summary-level accounts receivable and payable data in the provider file that is automatically updated after each payment cycle;

22.	Provide the capability to calculate and maintain separate 1099 and associated payment data by FEIN number for Providers with changes of ownership, based upon effective dates entered by the Contractor;

23.
Generate a file of specified providers, selected based on the Department identified parameters, in an agreed upon Department approved format and media, to be provided to the Department on an agreed upon periodic basis; and

24.	Generate a file of provider 1099 information.

25.	Reports - Reports for Provider functions are as described in Appendix J.

C.	On-line Inquiry Screens
On-line inquiry screens that meet the user interface requirements of this contract and provide access to the following data:

1.	Provider eligibility history

2.	Basic information about a Provider (for example, name, location, number, program, provider type, specialty, sub-specialty, certification dates, effective dates)

3.	Provider group inquiry, by individual provider number displaying groups and by group number displaying individuals in group (with effective and end dates for those individuals within the group)

4.	Provider rate data

5.	Provider accounts receivable and payable data, including claims adjusted but not yet paid

6.	Provider Medicare number(s) by Medicare number, Medicaid number, and SSN/FEIN

7.
Demographic reports and maps from the GIS, for performing, billing, and/or enrolled provider, listing provider name, address, and telephone number to assist in the provider recruitment process and provider relations

D.	Interfaces
The Provider Data Maintenance function must accommodate an external interface with:

1.	The Department; and

2.	Other governmental agencies to receive licensure information.

Reference Subsystem
The reference subsystem maintains pricing files for procedures and drugs, and maintains other general reference information such as diagnoses, edit/audit criteria, edit dispositions and reimbursement parameters/modifiers. The reference subsystem provides a consolidated source of reference information which is accessed by the MIS during the performance of other functions, including Claims and encounter processing, TPL processing and utilization/quality reporting functions.

The Contractor’s reference subsystem shall contain such items as maintenance of procedure codes/NDC codes and diagnosis codes, identification of pricing files, maintenance of edit and audit criteria.

The contractor must maintain sufficient reference data (NDC codes, HCPCS, CPT4, Revenue codes, etc.) to accurately process fee for service claims and develop encounter data for transmission to the Department as well as support Department required reporting.

A.	Inputs
The inputs to the Reference Data Maintenance function are:

1.	NDC codes

2.	CMS - HCPCS updates

3.	ICD-9-CM or 10 and DSM III diagnosis and procedure updates

4.	ADA (dental) codes

B.    Processing Requirements
The Reference Processing function must include the following capabilities:

1.	Maintain current and historical reference data, assuring that updates do not overlay or otherwise make historical information inaccessible.

2.
Maintain a Procedure data set which is keyed to the five-character HCPCS code for medical-surgical and other professional services, ADA dental codes; a two-character field for HCPCS pricing modifiers; and the Department’s specific codes for other medical services; in addition, the procedure data set will contain, at a minimum, the following elements for each procedure:

•	Thirty-six (36) months of date-specific pricing segments, including a pricing action code, effective beginning and end dates, and allowed amounts for each segment.

•	Thirty-six (36) months of status code segments with effective beginning and end dates for each segment.

•	Multiple modifiers and the percentage of the allowed price applicable to each modifier.

•	Indication of TPL actions, such as Cost Avoidance, Benefit Recovery or Pay, by procedure code.

•	Other information such as accident-related indicators for possible TPL, federal cost-sharing indicators, Medicare coverage and allowed amounts.

3.
Maintain a diagnosis data set utilizing the three (3), four (4), and five (5) character for ICD-9-CM and 7 digits for ICD-10 and DSM III coding system, which supports relationship editing between diagnosis code and claim information including but not limited to:

•	Valid age

•	Valid sex

•	Family planning indicator

•	Prior authorization requirements

•	EPSDT indicator

•	Trauma diagnosis and accident cause codes

•	Description of the diagnosis

•	Permitted primary and secondary diagnosis code usage

4.	Maintain descriptions of diagnoses.

5.	Maintain flexibility in the diagnosis file to accommodate expanded diagnosis codes with the implementation of ICD-10 by October 1, 2013.

6.
Maintain a drug data set of the eleven (11) digit National Drug Code (NDC), including package size, which can accommodate updates from a drug pricing service and the CMS Drug Rebate file updates; the Drug data set must contain, at a minimum:

•	Unlimited date-specific pricing segments that include all prices and pricing action codes needed to adjudicate drug claims.

•	Indicator for multiple dispensing fees

•	Indicator for drug rebate including name of manufacturer and labeler codes.

•	Description and purpose of the drug code.

•	Identification of the therapeutic class.

•	Identification of discontinued NDCs and the termination date.

•	Identification of CMS Rebate program status.

•	Identification of strength, units, and quantity on which price is based.

•	Indication of DESI status (designated as less than effective), and IRS status (identical, related or similar to DESI drugs).

7.	Maintain a Revenue Center Code data set for use in processing claims for hospital inpatient/outpatient services, home health, hospice, and such.

8.
Maintain flexibility to accommodate multiple reimbursement methodologies, including but not limited to fee-for-service, capitation and carve-outs from Capitated or other “all inclusive” rate systems, and DRG reimbursement for inpatient hospital care, etc.

9.	Maintain pricing files based on:

•	Fee schedule

•	Per DIEM rates

•	Capitated rates

•	Federal maximum allowable cost (FMAC), estimated acquisition (EAC) for drugs

•	Percentage of charge allowance

•	Contracted amounts for certain services

•	Fee schedule that would pay at variable percentages.

•	(MAC) Maximum allowable cost pricing structure

C.    On-line Inquiry Screens
Maintain on-line access to all Reference files with inquiry by the appropriate service code, depending on the file or table being accessed.

Maintain on-line inquiry to procedure and diagnosis files by name or description including support for phonetic and partial name search.

Provide inquiry screens that display:

•	All relevant pricing data and restrictive limitations for claims processing including historical information, and

•	All pertinent data for claims processing and report generation.

D.    Interfaces
The Reference Data Maintenance function must interface with:

1.	ADA (dental) codes

2.	CMS-HCPCS updates;

3.	ICD-9, ICD-10, DSM, or other diagnosis/surgery code updating service; and

4.	NDC Codes.

Financial Subsystem
The financial function encompasses claim payment processing, adjustment processing, accounts receivable processing, and all other financial transaction processing. This function ensures that all funds are appropriately disbursed for claim payments and all post-payment transactions are applied accurately. The financial processing function is the last step in claims processing and produces remittance advice statements/explanation of benefits and financial reports.
The Contractor’s financial subsystem shall contain such items as: update of provider payment data, tracking of financial transactions, including TPL recoveries and maintenance of adjustment and recoupment processes.

A.	Inputs
The Financial Processing function must accept the following inputs:

1.	On-line entered, non-claim-specific financial transactions, such as recoupments, mass adjustments, cash transactions, etc.;

2.	Retroactive changes to Member financial liability and TPL retroactive changes from the Member data maintenance function;

3.	Provider, Member, and reference data from the MIS.

B.	Processing Requirements
The MIS must perform three types of financial processing: 1) payment processing; 2) adjustment processing; 3) other financial processing. Required system capabilities are classified under one of these headings in this subsection.

C.    Payment Processing
Claims that have passed all edit, audit, and pricing processing, or which have been denied, must be processed for payment by the Contractor if the contractor has fee for service arrangements. Payment processing must include the capability to:

1.	Maintain a consolidated accounts receivable function and deduct/add appropriate amounts and/or percentages from processed payments.

2.	Update individual provider payment data and 1099 data on the Provider database.
D.    Adjustment Processing
The MIS adjustment processing function must have the capabilities to:

1.	Maintain complete audit trails of adjustment processing activities on the claims history files.

2.
Update provider payment history and recipient claims history with all appropriate financial information and reflect adjustments in subsequent reporting, including claim-specific and non-claim-specific recoveries.

3.
Maintain the original claim and the results of all adjustment transactions in claims history; link all claims and subsequent adjustments by control number, providing for identification of previous adjustment and original claim number.

4.	Reverse the amount previously paid/recovered and then processes the adjustment so that the adjustment can be easily identified.

5.	Re-edit, re-price, and re-audit each adjustment including checking for duplication against other regular and adjustment claims, in history and in process.

6.
Maintain adjustment information which indicates who initiated the adjustment, the reason for the adjustment, and the disposition of the claim (additional payment, recovery, history only, etc.) for use in reporting the adjustment.

7.
Maintain an adjustment function to re-price claims, within the same adjudication cycle, for retroactive pricing changes, Member liability changes, Member or provider eligibility changes, and other changes necessitating reprocessing of multiple claims.

8.
Maintain a retroactive rate adjustment capability which will automatically identify all Claims affected by the adjustment, create adjustment records for them, reprocess them, and maintain a link between the original and adjusted Claim.

E.    Other Financial Processing

Financial transactions such as stop payments, voids, reissues, manual checks, cash receipts, repayments, cost settlements, overpayment adjustments, recoupments, and financial transactions processed outside the MIS are to be processed as part of the Financial Processing function. To process these transactions, the MIS must have the capability to:
1.    Maintain the following information:

•	Program identification (for example, TPL recovery, rate adjustment);

•	Transaction source (for example, system generated, refund, Department generated);

•	Provider number/entity name and identification number;

•	Payment/recoupment detail (for example, dates, amounts, cash or recoupment);

•	Account balance;

•	Reason indicator for the transaction (for example, returned dollars from provider for TPL, unidentified returned dollars, patient financial liability adjustment);

•	Comment section;

•	Type of collection (for example, recoupment, cash receipt);

•	Program to be affected;

•	Adjustment indicator; and

•	Internal control number (ICN) (if applicable).

2.
Accept manual or automated updates including payments, changes, deletions, suspensions, and write-offs, of financial transactions and incorporate them as MIS financial transactions for purposes of updating claims history, Provider/Member history, current month financial reporting, accounts receivable, and other appropriate files and reports.

3.
Maintain sufficient controls to track each financial transaction, balance each batch, and maintain appropriate audit trails on the claims history and consolidated accounts receivable system, including a mechanism for adding user narrative.

4.	Maintain on-line inquiry to current and historical financial information with access by Provider ID or entity identification, at a minimum to include:

•	Current amount payable/due

•	Total amount of claims adjudication for the period

•	Aging of receivable information, according to user defined aging parameters

•	Receivable account balance and established date

•	Percentages and/or dollar amounts to be deducted from future payments

•	Type and amounts of collections made and dates

•	Both non-claim-specific, and

•	Data to meet the Department’s reporting.

5.	Maintain a recoupment process that sets up Provider accounts receivable that can be either automatically recouped from claims payments or satisfied by repayments from the provider or both.

6.
Maintain a methodology to apply monies received toward the established recoupment to the accounts receivable file, including the remittance advice date, number, and amount, program, and transfer that data to an on-line provider paid claims summary.

7.	Identify a type, reason, and disposition on recoupments, payouts, and other financial transactions.

8.	Provide a method to link full or partial refunds to the specific Claim affected, according to guidelines established by the Department.

9.	Generate provider 1099 information annually, which indicate the total paid claims plus or minus any appropriate adjustments and financial transactions.

10.	Maintain a process to adjust providers’ 1099 earnings with payout or recoupment or transaction amounts through the accounts receivable transactions.

11.
Maintain a process to accommodate the issuance and tracking of non-provider-related payments through the MIS (for example, a refund or an insurance company overpayment) and adjust expenditure reporting appropriately.

12.	Track all financial transactions, by program and source, to include TPL recoveries, Fraud, Waste and Abuse recoveries, provider payments, drug rebates, and so forth.

13.	Determine the correct federal fiscal year within claim adjustments and other financial transactions are to be reported.

14.	Provide a method to direct payments resulting from an escrow or lien request to facilitate any court order or legal directive received.

C.	Reports
Reports from the financial processing function are described in Appendix J and Contractor Reporting Requirements Section of Contract.

Utilization/Quality Improvement
The Contractor shall capture and maintain a patient-level record of each service provided to Members using CMS 1500, UBO4, NCPDP, HIPAA code sets or other Claim or Claim formats that shall meet the reporting requirements in this Contract. The computerized database must contain and hold a complete and accurate representation of all services covered by the Contractor, and by all providers and Subcontractors rendering services for the contract period. The Contractor shall be responsible for monitoring the integrity of the database and facilitating its appropriate use for such required reports as encounter data, and targeted performance improvement studies.

Contractor shall comply with the requirements of 42 CFR 455.20 (a) by employing a selected sample method approved by CMS and the Department of verifying with Members whether the services billed by provider were received.

The utilization/quality improvement subsystem combines data from other subsystems, and/or external systems, to produce reports for analysis which focus on the review and assessment of access, availability and continuity of services, quality of care given, detection of over and underutilization of services, and the development of user-defined reporting criteria and standards. This system profiles utilization of Providers and Members and compares them against experience and norms for comparable individuals.
The subsystem shall support tracking utilization control function(s) and monitoring activities, including Geo Network for all Encounters in all settings particularly in-patient and outpatient care, emergency room use, outpatient drug therapy, EPSDT and out-of-area services. It shall complete provider profiles; occurrence reporting, including adverse incidents and complications, monitoring and evaluation studies; Members and Providers aggregate Grievances and Appeals; effects of educational programs; and Member/Provider satisfaction survey compilations. The subsystem may integrate the Contractor’s manual and automated processes or incorporate other software reporting and/or analysis programs.
The Contractor’s utilization/quality improvement subsystem shall contain such items as: monitoring of primary care and specialty provider referral patterns processes to monitor and identify deviations in patterns of treatment from established standards or norms, performance and health outcome measures using standardized indicators. The quality improvement subsystem will be based upon nationally recognized standards and guidelines, including but not limited to, a measurement system based upon the most current version of HEDIS published by the national Committee for Quality Assurance.
Surveillance Utilization Review Subsystem (SURS)
In accordance with 42 CFR 455, the Contractor shall establish a SURS function which provides the capability to identify potential fraud and/or abuse of providers or Members. The SURS component supports profiling, random sampling, groupers (for example Episode Treatment Grouper), ad hoc and targeted queries.

The utilization/quality improvement function combines data from other external systems, such as Geo Network to produce reports for analysis which focus on the review and assessment of access and availability of services and quality of care given, detection of over and underutilization, and the development of user-defined reporting criteria and standards. This system profiles utilization of Providers and Members and compares them against experience and norms for comparable individuals.

This system supports tracking utilization control function(s) and monitoring activities for inpatient admissions, emergency room use, and out-of-area services. It completes Provider profiles, occurrence reporting, monitoring and evaluation studies, and Member/Provider satisfaction survey compilations. The subsystem may integrate the Contractor’s manual and automated processes or incorporate other software reporting and/or analysis programs.

This system also supports and maintains information from Member surveys, Provider and Member Grievances, Appeal processes.

A.	Inputs
The Utilization/Quality Improvement system must accept the following inputs:

1.	Adjudicated Claims/encounters from the claims processing subsystem;

2.	Provider data from the provider subsystem;

3.	Member data from the Member subsystem.

B.	Processing Requirements
The Utilization/Quality Improvement function must include the following capabilities:

1.	Maintain Provider credentialing and recredentialing activities.

2.
Maintain Contractor’s processes to monitor and identify deviations in patterns of treatment from established standards or norms. Provide feedback information for monitoring progress toward goals, identifying optimal practices, and promoting continuous improvement.

3.	Maintain development of cost and utilization data by Provider and services.

4.	Provide aggregate performance and outcome measures using standardized quality indicators similar to Medicaid HEDIS as specified by the Department.

5.	Support focused quality of care studies.

6.	Support the management of referral/utilization control processes and procedures.

7.	Monitor PCP referral patterns.

8.
Support functions of reviewing access, use and coordination of services (i.e. actions of peer review and alert/flag for review and/or follow-up; laboratory, x-ray and other ancillary service utilization per visit).

9.	Store and report Member satisfaction data through use of Member surveys, Grievance/Appeals processes, etc.

10.	Provide Fraud, Waste and Abuse detection, monitoring and reporting.

C.	Reports
Utilization/quality improvement reports are listed in Appendices K and L.

Claims Control and Entry
The Claims Control function ensures that all claims are captured at the earliest possible time and in an accurate manner. Claims must be adjudicated within the parameters of Prompt Pay standards set by CMS and the American Recovery and Reinvestment Act (ARRA).

Edit/Audit Processing
The Claims processing subsystem collects, processes, and stores data on all health services delivered. The functions of this subsystem are Claims payment processing and capturing medical service utilization data. Claims are screened against the provider and Member subsystems. The Claims processing subsystem captures all medically related services, including medical supplies, using standard codes (e.g. HCPCS, ICD9-CM/ICD-10 CM/PCS diagnosis and procedure code, Revenue Codes, ADA Dental Codes and NDCs) rendered by medical providers to a Member regardless of remuneration arrangement (e.g. capitation/fee-for-service). The Contractor shall be required to electronically transmit Encounter Record to the Department on a weekly basis, or on a department approved schedule that is determined by the Contractor’s financial schedule.
The Contractor’s Claims processing/encounter subsystem shall contain such items as: apply edit and audit criteria to verify timely, accurate and complete Encounter Record; edit for prior-authorized Claims; identify error codes for Claims.
The Edit/Audit Processing function ensures that Claims are processed in accordance with Department and Contractor policy and the development of accurate encounters to be transmitted to the department. This processing includes application of non-history-related edits and history-related audits to the Claim. Claims are screened against Member and Provider eligibility information; pended and paid/denied claims history; and procedure, drug, diagnosis, and edit/audit information. Those Claims that exceed Program limitations or do not satisfy Program or processing requirements, suspend or deny with system assigned error messages related to the Claim.

Claims also need to be edited utilizing all components of the CMS mandated National Correct Coding Initiative (NCCI)

A.	Inputs
The inputs to the Edit/Audit Processing function are:

1.	The Claims that have been entered into the claims processing system from the claims entry function;

2.	Member, Provider, reference data required to perform the edits and audits.

B.	Processing Requirements
Basic editing necessary to pass the Claims onto subsequent processing requires that the MIS have the capabilities to:

1.	Edit each data element on the Claim record for required presence, format, consistency, reasonableness, and/or allowable values.

2.	Edit to assure that the services for which payment is requested are covered.

3.	Edit to assure that all required attachments are present.

4.
Maintain a function to process all Claims against an edit/audit criteria table and an error disposition file (maintained in the Reference Data Maintenance function) to provide flexibility in edit and audit processing.

5.	Edit for prior authorization requirements and to assure that a prior authorization number is present on the Claim and matches to an active Prior Authorization on the MIS.

6.	Edit Prior-Authorized claims and cut back billed units or dollars, as appropriate, to remaining authorized units or dollars, including Claims and adjustments processed within the same cycle.

7.	Maintain edit disposition to deny Claims for services that require Prior Authorization if no Prior Authorization is identified or active.

8.	Update the Prior Authorization record to reflect the services paid on the Claim and the number of services still remaining to be used.

9.	Perform relationship and consistency edits on data within a single Claim for all Claims.

10.	Perform automated audit processing (e.g., duplicate, conflict, etc.) using history Claims, suspended Claims, and same cycle Claims.

11.	Edit for potential duplicate claims by taking into account group and rendering Provider, multiple Provider locations, and across Provider and Claim types.

12.	Identify exact duplicate claims.

13.	Perform automated audits using duplicate and suspect-duplicate criteria to validate against history and same cycle claims.

14.	Perform all components of National Correct Coding Initiative (NCCI) edits

15.	Maintain audit trail of all error code occurrences linked to a specific Claim line or service, if appropriate.

16.	Edit and suspend each line on a multi-line Claim independently.

17.	Edit each Claim record completely during an edit or audit cycle, when appropriate, rather than ceasing the edit process when an edit failure is encountered.

18.	Identify and track all edits and audits posted to the claim from suspense through adjudication.

19.	Update Claim history files with both paid and denied Claims from the previous audit run.

20.	Maintain a record of services needed for audit processing where the audit criterion covers a period longer than thirty-six (36) months (such as once-in-a-lifetime procedures).

21.	Edit fields in Appendices D and E for validity (numerical field, appropriate dates, values, etc.).

Claims Pricing
The Claims Pricing function calculates the payment amount for each service according to the rules and limitations applicable to each Claim type, category of service, type of provider, and provider reimbursement code. This process takes into consideration the Contractor allowed amount, TPL payments, Medicare payments, Member age, prior authorized amounts, and any co-payment requirements. Prices are maintained on the Reference files (e.g., by service, procedure, supply, drug, etc.) or provider-specific rate files and are date-specific.

The Contractor MIS must process and pay Medicare Crossover Claims and adjustments.

A.	Inputs
The inputs into the Claims Pricing function are the Claims that have been passed from the edit/audit process.

The Reference and Provider files containing pricing information are also inputs to this function.

B.	Processing Requirements
The Claims Pricing function for the Fee for Service contracts the vendor has with providers of the MIS must have the capabilities to:

1.	Calculate payment amounts according to the fee schedules, per diems, rates, formulas, and rules established by the Contractor.

2.	Maintain access to pricing and reimbursement methodologies to appropriately price claims at the Contractor’s allowable amount.

3.	Maintain flexibility to accommodate future changes and expanded implementation of co pays.

4.	Deduct Member liability amounts from payment amounts as defined by the Department.

5.	Deduct TPL amounts from payments amounts.

6.	Provide adjustment processing capabilities.

Claims Operations Management
The Claims Operations Management function provides the overall support and reporting for all of the Claims processing functions.

A.	Inputs

The inputs to the Claims Operations Management function must include all the claim records from each processing cycle and other inputs described for the Claims Control and Entry function.

B.	Processing Requirements
The primary processes of Claims Operations Management are to maintain sufficient on-line claims information, provide on-line access to this information, and produce claims processing reports. The claims operations management function of the MIS must:

1.	Maintain Claim history at the level of service line detail.

2.	Maintain all adjudicated (paid and denied) claims history. Claims history must include at a minimum:

•	All submitted diagnosis codes (including service line detail, if applicable);

•	Line item procedure codes, including modifiers;

•	Member ID and medical coverage group identifier;

•	Billing, performing, referring, and attending provider Ids and corresponding provider types;

•	All error codes associated with service line detail, if applicable;

•	Billed, allowed, and paid amounts;

•	TPL and Member liability amounts, if any;

•	Prior Authorization number;

•	Procedure, drug, or other service codes;

•	Place of service;

•	Date of service, date of entry, date of adjudication, date of payment, date of adjustment, if applicable.

3.	Maintain non-claim-specific financial transactions as a logical component of Claims history.

4.	Provide access to the adjudicated and Claims in process, showing service line detail and the edit/audits applied to the Claim.

5.	Maintain accurate inventory control status on all Claims.

C.	Reports
The following reports must be available from the Claims processing function fifteen days after the end of each month:

1.	Number of Claims received, paid, denied, and suspended for the previous month by provider type with a reason for the denied or suspended claim.

2.	Number and type of services that are prior-authorized (PA) for the previous month (approved and denied).

3.	Amount paid to providers for the previous month by provider type.

4.	Number of Claims by provider type for the previous month, which exceed processing timelines standards defined by the Department.

Claim Prompt Pay reports as defined by ARRA

Analysis and Reporting Function
The analysis capacity function supports reporting requirements for the Contractor and the Department with regard to the QAPI program and managed care operations. The Contractor shall show sufficient capacity to support special requests and studies that may be part of the financial and quality systems. The reporting subsystem allows the Contractor to develop various reports to enable Contractor management and the Department to make informed decisions regarding managed care activity, costs and quality.
The Contractor’s reporting subsystem shall contain such items as: specifications for a decision support system; capacity to collect, analyze and report performance data sets such as may be required under this Contract; HEDIS performance measures; report on Provider rates, federally required services, reports such as family planning services, abortions, sterilizations and EPSDT services.

APPENDIX E. BUSINESS ASSOCIATES AGREEMENT

BUSINESS ASSOCIATE AGREEMENT
This Business Associate Agreement (“Agreement”), effective _______________( “Effective Date”) is entered into by and between__________________ , located at ____________________________________(“Business Associate”) and the Cabinet for Health and Family Services, the Department for Medicaid Services, (“Covered Entity”), individually referred to herein as a “Party” and collectively as “Parties”.
The Business Associate herein is a ________________ and the Covered Entity herein is the designated agency to administer the Kentucky Medicaid Program. The parties have an agreement for the provision of ___________ (“Contract”) under which the Business Associate herein may use or disclose Protected Health Information in the performance of the services described in the contract. The parties herein entered into a Master Contract on the ___ day of ________, _____, under which the Business Associate may use and/or disclose Protected Health Information (PHI) in performance of the services described in the Contract. Both parties are committed to complying with the Standards for Privacy and Security of Individually Health Information (“Privacy and Security Regulations”) promulgated under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). This Agreement sets forth the terms and conditions pursuant to which Protected Health Information that is provided by the Covered Entity to the Business Associate, or created, received, maintained or transmitted by the Business Associate on behalf of the Covered Entity, will be handled between the Business Associate and the Covered Entity and with third parties during the term of the Contract and after termination.

WHEREAS, Sections 261 through 264 of the Federal Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, directs the Secretary of the Department of Health & Human Services to develop standards to protect the security, confidentiality and integrity of health information; and
WHEREAS, the Secretary of HHS has duly promulgated such administrative regulations found at 45 C.F.R. § 160 and § 164, known as the HIPAA Privacy Rule; and
WHEREAS, the Parties are desirous to enter into or have entered into an agreement whereby the Business Associate will provide certain services to the covered entity herein, and pursuant to such agreement, the Business Associate may be considered a “business associate” of the Covered Entity as defined in the HIPAA Privacy Rule; and
WHEREAS, the Business Associate under the contract will have access to Protected Health Information in fulfilling its responsibilities under such agreement; and
WHEREAS, Business Associate agrees to collect and destroy any and all recyclable material produced by the Covered Entity, and is to assume responsibility for these documents upon receipt.

NOW THEREFORE THE PARTIES TO THIS AGREEMENT, for just and valuable consideration which both parties acknowledge herein, the Parties agree to the provisions of this Agreement in order to address the requirements of the HIPAA Privacy and Security Rules and to protect the interest of both parties.

1.	PERMITTED USES AND DISCLOSURES OF PROTECTED HEALTH INFORMATION

1.1
Services. Pursuant to this Contract, Business Associate provides services (“Services”) for the Covered Entity that involve the use and/or disclosure of protected health information (PHI). Except as otherwise specified herein, the business associate may make any and all uses of PHI necessary to perform its obligations under the contract, provided that such use would not violate the Privacy and Security Regulations if done by the Covered Entity or the minimum necessary policies and procedures of the Covered Entity. Moreover, the Business Associate may disclose PHI for the purposes authorized by this Agreement only, (i) to its employees, subcontractors and agents, in accordance with Section 2.1 (e), (ii) as directed by the Covered Entity, or (iii) as otherwise permitted by the terms of this Agreement including, but not limited to, Section 1.2 (b) below, provided that such disclosure would not violate the Privacy and Security Regulations if done by the Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

1.2    Business Activities of the Business Associate. Unless otherwise limited herein the Business Associate may:

a.
Use the Protected Health Information in its possession for its proper management and administration and to fulfill any present or future legal responsibilities of the Business Associate provided that such are permitted under State and Federal laws.

b.
Disclose the Protected Health Information in its possession to third parties for the purpose of its proper management and administration or to fulfill any present or future legal responsibilities of the Business Associate, provided that the Business Associate represents to the Covered Entity, in writing, that (i) the disclosures are required by law, as that phrase is defined in 45 C.F.R. § 164.501 or (ii) the Business Associate has received from the third party written assurances regarding the confidential handling of such Protected Health Information as required by 45 C.F.R. § 164.504 (e) (4), and the third party agrees in writing to notify Business Associate of any instances of which it becomes aware that the confidentiality of the information has been breached.

2.	RESPONSIBILITIES OF THE PARTIES WITH RESPECT TO PROTECTED HEALTH INFORMATION

2.1	Responsibilities of the Business Associate. With respect to its use and/or disclosure of Protected Health Information, the Business Associate hereby agrees to do the following:

a.
Shall use and disclose the Protected Health Information only in the amount minimally necessary to perform the services of the Contract or under this Agreement, provided that such use or disclosure would not violate the Privacy and Security Regulations if done by the Covered Entity or as required by law.

b.
Shall immediately report to the designated privacy officer of the covered entity, in writing, any use and/or disclosure of unsecured Protected Health Information that is not permitted or required by this Agreement or required by law.

c.	Establish procedures for mitigating, to the greatest extent possible, any deleterious effects from any improper use and/or disclosure of PHI that the Business Associate reports to the Covered Entity.

d.
Use appropriate administrative, technical and physical safeguards to maintain the privacy and security of PHI and to prevent uses and/or disclosures of unsecured PHI other than as provided in this Agreement.

e.
Require all of its subcontractors and agents that receive or use, or have access to, PHI provided under this Agreement, to agree in writing to adhere to the same restrictions and conditions on the use and/or disclosures of PHI that apply to the Business Associate pursuant to this Agreement.

f.
Make available all policies, records, books, agreements, records or procedures relating to the use or disclosure of Protected Health Information to the Secretary of Health & Human Services for purposes of determining the Business Associates’ compliance with the Privacy and Security Regulations.

g.
Upon written request, make available during normal working hours at Business Associate’s office all records, books, agreements, policies and procedures relating to the use and disclosure of Protected Health Information to the Covered Entity to determine the Business Associate’s compliance with the terms of this Agreement.

h.
Upon Covered Entity’s request, Business Associate shall provide to the Covered Entity an accounting of each disclosure of PHI made by the Business Associate or its employees, agents, representatives, or subcontractors. Business Associate shall implement a process that allows for an accounting to be collected and maintained for any disclosure of PHI for which Covered Entity is required to maintain. Business Associate shall include in the accounting: (a) date of the disclosure; (b) the name, and address if known, of the entity or person who received the PHI; (c) a brief description of the PHI disclosed; and (d) a brief statement of the purpose of the disclosure. For each disclosure that requires an accounting under this section, Business Associate shall document the information specified in (a) through (d), and shall securely retain the documentation for six (6) years from the date of the disclosure. To the extent that the Business Associate maintains PHI in an electronic format, Business Associate shall maintain an accounting of disclosures for treatment, payment, and other health care operations purposes for three (3) years from the disclosure. Notwithstanding anything to the contrary, this agreement shall become effective upon either of the following: (a) on or after January 1, 2014, if the Business Associate acquired the electronic record before January 1, 2009; or (b) on or after January 1, 2011 if Business Associate acquired an electronic health record after January 1, 2009, or such later date as determined by the Secretary.

i.
Subject to Section 4.5 below, Business Associate shall return to the covered entity or destroy, at the termination of this Agreement, the PHI in its possession and retain no copies which shall include for the purposes of this Agreement without limitations the destruction of all backup tapes.

j.
Disclose to its subcontractors, agents, or other third parties, and request from the covered entity, only the minimum PHI necessary to perform or fulfill a specific function required by this Agreement or the Contract or permitted by law.

k.
Business Associate agrees to immediately report to the covered entity any security incident involving the attempted or successful unauthorized access, use, disclosure, modification, or destruction of covered entity’s electronic PHI or interference with the systems operations in an information system that involves the covered entity’s electronic PHI. An attempt unauthorized access, for purposes of reporting to the covered entity, means any attempted unauthorized access that prompts Business Associate to investigate the attempt, or review or change its current security measures. The parties acknowledge that the foregoing does not require Business Associate to report attempted unauthorized access that results in Business Associate: (i) investigating solely for the purposed of reviewing and or noting the attempt, but rather requires notification only when such attempted unauthorized access results in Business Associate conducting a material and full-scale investigation (“Material Attempt”); and (ii) continuously reviewing, updating and modifying its security measures to guard against unauthorized access to its system, but rather requires notification only when a Material Attempt results in significant modifications to the Business Associate’s security measures in order to prevent such Material Attempt in the future.

l.
Business Associate agrees to use appropriate administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic protected health information (EPHI) that it creates, receives, maintains or submits on behalf of the covered entity as required by 45 C.F.R. §164.308, §164.310, §164.312, and § 164.314.

m.
Business Associate agrees that any EPHI it acquires, maintains, receives or transmits will be maintained or transmitted in a manner that fits the definition of secure PHI as that term is defined by the American Recovery and Reinvestment Act of 2009 (“ARRA”) and any subsequent regulations or guidelines from the Secretary of the Department of Health and Human Services (“DHHS”) promulgated under ARRA.

n.
Business Associate agrees to ensure that any agency, including subcontractor, to whom it provides EPHI agrees to implement reasonable and appropriate safeguards to protect it as required by 45 C.F.R. §164.308, §164.310, §164.312 and §164.414.

o.
The Business Associate agrees to immediately notify the covered entity of any breach of unsecured PHI . Notice of such breach shall include the identification of each individual whose unsecured PHI has been, or reasonably believed by the business associate to have been, accessed, acquired or disclosed during the breach. Notice shall also include the description of the PHI involved in the breach, description of the factual grounds leading to the breach, and any remedial action taken to address the breach. Business Associate further agrees to make available in a reasonable time and manner any other information needed by covered entity to respond to the individual’s inquiries regarding said breach and to report the breach to the Secretary of the Department of Health and Human Services. Business Associate shall be responsible to notify in writing the individuals affected by the breach as required under HIPAA regulations, but shall have the notice approved before mailing by the covered entity.

p.
Business Associate agrees to indemnify the covered entity for the reasonable costs to notify the individuals affected by the breach if the covered entity provides that notice, and for any costs, damages, fines, penalties, including attorney fees, incurred by covered entity as a result of the breach by the Business Associate or its employees, agents or subcontractors, including but not limited to any identity theft related prevention or monitoring costs.

q.
Business Associate shall make available PHI in a designated record set to the covered entity or to the individual requesting access to PHI as necessary to satisfy covered entity’s obligations under 45 C.F.R. §164.524. If the information is maintained in an electronic format, the access shall be provided to the individual in the electronic format.

r.
Business Associate shall make any amendments to protected health information in a designated record set as directed or agreed to by the covered entity pursuant to 45 C.F.R. §164.526 or take other measures as necessary to satisfy covered entity’s obligations under 45 C.F.R. §164.526.

s.
Business Associate, to the extent the business associate is to carry out one or more of the covered entity’s obligations under Subpart E of 45 C.F.R. part 164 shall comply with the requirements found therein which apply to the covered entity’s performance of such obligations.

t.	Business Associate agrees to comply with any and all privacy and security provisions not otherwise specified herein made applicable to the Business Associate under the provisions of HIPAA or ARRA.

2.2	Responsibilities of the Covered Entity. With regard to the use and/or disclosure of Protected Health Information by the Business Associate, the covered entity hereby agrees:

a.
Covered entity shall inform the Business Associate of any changes in the form of notice of privacy practices (“Notice”) that the covered entity provides to individuals pursuant to 45 C.F.R. § 164.520, and provide, upon request, the Business Associate a copy of the Notice currently in use.

b.
Covered entity shall inform the Business Associate of any changes in, or revocation of, the permission by an individual to use or disclose his or her protected health information, to the extent that such changes may affect business associate’s use and disclosure of protected health information pursuant to 45 C.F.R. § 164.508.

c.
Covered entity shall notify business associate of any limitations or restrictions placed upon PHI to the extent such restrictions or limitations affect the business associate’s use or disclosure of protected health information.

d.	Covered entity shall notify business associate of any amendments made to PHI at the request of any individual for the Business Associate to correct the PHI in accordance with the amendment.

e.	Covered entity shall notify the Business Associate of any opt-outs exercised by any individual from fundraising activities of the covered entity pursuant to 45 C.F.R. § 164.514(f).

f.
Covered entity shall notify Business Associate, in writing and in a timely manner, of any arrangements permitted or required of the covered entity under 45 C.F.R. Part 160 or 164 that may impact in any manner the use and/or disclosure, including but not limited to, restrictions on use and/or disclosure of PHI as provided for in 45 C.F.R. § 164.522 agreed to by the covered entity.

APPENDIX F. ENCOUNTER DATA SUBMISSION REQUIREMENTS AND QUALITY STANDARDS

I.	Contractor’s Encounter Data

A.	Submissions
The Contractor is required to electronically submit Encounter data to the Department on a weekly scheduled basis. The submission is to include all adjudicated (paid and denied) Claims, corrected claims and adjusted claims processed by the Contractor. Contractor shall submit all claims within thirty days of adjudication. Encounter File transmissions that exceed a 5% threshold error rate (total claims/documents in error equal to or exceed 5% of claims/documents records submitted) will be subject to penalties as provided in the Contract. Encounter File transmissions with a threshold error rate not exceeding 5% will be accepted and processed by the Department. Only those Erred Encounters will be returned to the contractor for correction and resubmission. Denied claims submitted for encounter processing will not be held to normal edit requirements and rejections of denied claims will not count towards the minimum 5% rejection.

Encounter data must be submitted in the format defined by the Department as follows:

1.
Health Insurance Portability and Accountability Act (HIPAA) Accredited Standards Committee (ASC) X12 version 4010A1 to ASC X12 version 5010 transaction 837 and National Council for Prescription Drug Programs (NCPDP) version 5.1 to NCPDP version 2.2. Example transactions include the following:

•	837I - Instructional Transactions

•	837P - Professional Transactions

•	837D - Dental Transactions

•	278 - Prior Authorization Transactions

•	835 - Remittance Advice

•	834 - Enrollment/Disenrollment

•	820 - Capitation

•	276/277 Claims Status Transactions

•	270/271 Eligibility Transactions

•	999 - Functional Acknowledgement

•	NCPDP 2.2

2.	Conversion from ICD-9 to ICD-10 for medical diagnosis and inpatient procedure coding by October 1, 2015.

The Contractor is required to use procedure codes, diagnosis codes and other codes used for reporting Encounter data in accordance with guidelines defined by the Department. The Contractor must also use appropriate provider numbers as directed by the Department for Encounter data. The Encounters will be received and processed by Fiscal Agent and will be stored in the existing MIS.

B.	Encounter Corrections
Encounter corrections (encounter returned to the Contractor for correction, i.e., incorrect procedure code, blank value for diagnosis codes) will be transmitted to the Contractor electronically for correction and resubmission. Penalties will be assessed against the Contractor for each Encounter record, which is not resubmitted within thirty (30) days of the date the record is returned.

C.	Annual Validity Study
The Department will conduct an annual validity study to determine the completeness, accuracy and timeliness of the Encounter data provided by the Contractor.

Completeness will be determined by assessing whether the Encounter data transmitted includes each service that was provided. Accuracy will be determined by evaluating whether or not the values in each field of the Encounter accurately represent the service that was provided. Timeliness will be determined by assuring that the Encounter was transmitted to the Department the month after adjudication. The Department will randomly select an adequate sample which will include hospital claims, provider claims, drug claims and other claims (any claims except in-patient hospital, provider and drug), to be designated as the Encounter Processing Assessment Sample (EPAS). The Contractor will be responsible to provide to the Department the following information as it relates to each Claim in order to substantiate that the Contractor and the Department processed the claim correctly:

•	A copy of the claim, either paper or a generated hard copy for electronic claims;

•	Data from the paid claim’s file;

•	Member eligibility/enrollment data;

•	Provider eligibility data;

•	Reference data (i.e., diagnosis code, procedure rates, etc.) pertaining to the Claim;

•	Edit and audit procedures for the Claim;

•	A copy of the remittance advice statement/explanation of benefits;

•	A copy of the Encounter Record transmitted to the Department; and

•	A listing of Covered Services.

The Department will review each Claim from the EPAS to determine if complete, accurate and timely Encounter data was provided to the Department. Results of the review will be provided to the Contractor. The Contractor will be required to provide a corrective action plan to the Department within sixty (60) Days if deficiencies are found.

APPENDIX G. HEDIS MEASURES INCENTIVE PROGRAM

1.	Overview

Incentive and payout information for the HEDIS Measure Incentive Program (HMIP) is outlined in Table 1: Incentive and Payout Details.

Table 1: Incentive and Payout Details

		Incentive Period			Percent of	Incentive as % of Premium
	Period	Start	End	Payout	Premium	Performance	Improvement

	1	7/1/2015	12/31/2015	Oct-2016	1.00%	50%	50%
	2	1/1/2016	12/31/2016	Oct-2017	1.25%	50%	50%
	3	1/1/2017	12/31/2017	Oct-2018	1.50%	50%	50%
	4	1/1/2018	12/31/2018	Oct-2019	1.75%	50%	50%
	5	1/1/2019	12/31/2019	Oct-2020	2.00%	50%	50%

*	Period 1 spans the last six (6) months of CY 2015.

HEDIS Measurement Periods used to determine incentive payouts are shown in Table 2: HEDIS Measurement Periods. The Performance Incentive uses the MCO’s HEDIS Measurement measured against the National Medicaid Benchmark Percentiles. The Improvement Incentive uses the MCO’s HEDIS Measurements measured between the current and previous year.

Table 2: HEDIS Measurement Periods

	HEDIS
Period	Performance	Improvement

1	2015	2014 & 2015
2	2016	2015 & 2016
3	2017	2016 & 2017
4	2018	2017 & 2018
5	2019	2018 & 2019

2.	Example Walkthrough

The example spans the first three (3) Incentive Periods. The example parameters are for demonstration purposes only and include:

a.	Six (6) MCOs (A, B, C, D, E and F) are contracted effective 7/1/2015.

b.	All six (6) MCOs remain contracted in future years.

c.	Four (4) MCOs (A, B, C, and D) were contracted during the period 7/1/2013 through 6/30/2015. HEDIS measurements for these MCOs are available for CY 2014 through CY 2017.

d.	One (1) MCO (E) was contracted during the period 7/1/2014 through 6/30/2015. HEDIS measurements for this MCO are available for CY 2015 through CY 2017.

e.	One (1) MCO (F) is newly contracted. HEDIS measurements for this MCO are available for CY 2016 and CY 2017.

Step 1:
Identify the HEDIS Periods available for contracted MCOs. Example MCO HEDIS Periods are shown in Table 3: HEDIS Measurement Availability

Table 3: HEDIS Measurement Availability

MCOs
		A	B	C	D	E	F

	2014	Y	Y	Y	Y	N	N
	2015	Y	Y	Y	Y	Y	N
	2016	Y	Y	Y	Y	Y	Y
	2017	Y	Y	Y	Y	Y	Y

*	MCO E values based on parameter 2.d.
**	MCO F values based on parameter 2.e.

Step 2:
Identify MCO participation in the incentives based on HEDIS Measurement availability. Example MCO participation in an incentive is shown in Table 4: Incentive Participation.

Table 4: Incentive Participation

			Performance Eligible						Improvement Eligible
	Period	HEDIS	A	B	C	D	E	F	A	B	C	D	E	F

		2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	1	2015	Y	Y	Y	Y	Y	N	Y	Y	Y	Y	N	N
	2	2016	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N
	3	2017	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y

*	The Performance Incentive requires HEDIS Measurements in the Incentive Period.
**	The Improvement Incentive requires HEDIS Measurements in the Incentive Period and prior CY.

Step 3:
Identify MCO enrollments. Example average monthly enrollments are shown in Table 5: MCO Enrollments.

Table 5: MCO Enrollments

			Average Monthly Enrollment by MCO
		Period	A	B	C	D	E	F	Total

	Enrolled	1	200,000	275,000	225,000	60,000	140,000	40,000	940,000
		2	195,000	278,000	220,000	61,000	143,000	43,000	940,000
		3	190,000	280,000	217,000	59,000	152,000	42,000	940,000

*	Example average monthly enrollment is held constant. Shifts occur across MCOs.

Step 4:
Identify premiums paid to the MCOs for capitated months in the Incentive Period. Example premium payments are shown in Table 6: MCO Premium Payments.

Table 6: MCO Premium Payments

		MCO Premium Payments (millions)
	Period	A	B	C	D	E	F	Total

	1	$612	$842	$689	$184	$428	$122	$2,876
	2	$1,193	$1,701	$1,346	$373	$875	$263	$5,753
	3	$1,163	$1,714	$1,328	$361	$930	$257	$5,753

*	Example uses PMPM of $510 for all MCOs and Incentive Periods.
**	Uses Member Months from Table 5.

Step 5:
Identify by MCO the Percent of Premium to be included in the Incentive. The ‘Percent of Premium’ and ‘Incentive as % of Premium’ from Table 1 and ‘Incentive Participation’ from Table 4 are used to create Table 7: MCO Premium Percentages by Incentive.

Table 7: MCO Premium Percentages by Incentive

		Period	A	B	C	D	E	F

	Performance
		1	0.500%	0.500%	0.500%	0.500%	0.500%	—
		2	0.625%	0.625%	0.625%	0.625%	0.625%	0.625%
		3	0.750%	0.750%	0.750%	0.750%	0.750%	0.750%

	Improvement
		1	0.500%	0.500%	0.500%	0.500%	—	—
		2	0.625%	0.625%	0.625%	0.625%	0.625%	—
		3	0.750%	0.750%	0.750%	0.750%	0.750%	0.750%

	Total	1	1.000%	1.000%	1.000%	1.000%	0.500%	—
		2	1.250%	1.250%	1.250%	1.250%	1.250%	0.625%
		3	1.500%	1.500%	1.500%	1.500%	1.500%	1.500%

*	MCO E not eligible for the Improvement Incentive in Incentive Period 1 because MCO E did not have HEDIS Measurements for CY 2014.
**	MCO F not eligible for Incentive Period 1 (Performance or Improvement) because MCO F did not have HEDIS Measurements for CY 2014 and 2015
***	MCO F not eligible for the Improvement Incentive in Incentive Period 2 because MCO F did not have HEDIS Measures in CY 2015.

Step 6:
Identify the amount of the Incentives available in the Incentive Period. The ‘MCO Premium Payments’ from Table 6 and the ‘MCO Premium Percentage by Incentive’ from Table 7 are used to create Table 8: Incentive Amounts.

Table 8: Incentive Amounts

			Incentive Amounts based on MCO Premiums (millions)
		Period	A	B	C	D	E	F	Total

	Performance
		1	$3.06	$4.21	$3.44	$0.92	$2.14	—	$13.77
		2	$7.46	$10.63	$8.42	$2.33	$5.47	$1.64	$35.96
		3	$8.72	$12.85	$9.96	$2.71	$6.98	$1.93	$43.15

	Improvement
		1	$3.06	$4.21	$3.44	$0.92	—	—	$11.63
		2	$7.46	$10.63	$8.42	$2.33	$5.47	—	$34.31
		3	$8.72	$12.85	$9.96	$2.71	$6.98	$1.93	$43.15

	Total	1	$6.12	$8.42	$6.89	$1.84	$2.14	—	$25.40
		2	$14.92	$21.27	$16.83	$4.67	$10.94	$1.64	$70.27
		3	$17.44	$25.70	$19.92	$5.42	$13.95	$3.86	$86.29

*	Total for Incentive Period 1 represents a half a year at 1%.
**	Total for Incentive Period 2 represents a full year at 1.25%.
***	Total for Incentive Period 3 represents a full year at 1.5%.

Step 7:
Identify the shares that the MCOs earn based on HEDIS Measurements. Shares are calculated differently for each incentive. The Performance Incentive Shares are calculated using National Medicaid Benchmarks Percentiles. Shares are calculated for each HEDIS Measurement provided all MCOs participating in the Performance Incentive have a measurement (Common Measure). The share values are shown in Table 9: Performance Incentive Shares:

Table 9: Performance Incentive Shares

	National Medicaid Benchmarks
	Percentiles
	90th	75th	50th	25th

Shares	1.00	0.50	0.25	0.00

The following mockup demonstrates the Performance Incentive Share calculation.
National Medicaid Benchmarks are shown in Table 10a: HEDIS National Medicaid Benchmarks Percentiles (mockup):

Table 10a: HEDIS National Medicaid Benchmarks Percentiles (mockup)

	Example: HEDIS 2016 for Measurement Year 2015 MCO AUDIT SUMMARY COMPARED TO NATIONAL MID YEAR BENCHMARKS/THRESHOLDS
		National Medicaid Benchmarks
		Percentiles
		90th	75th	50th	25th
	Effectiveness of Care: Prevention and Screening
	Breast Cancer Screening (bcs)	67%	61%	56%	49%
	Cervical Cancer Screening (ccs)	81%	76%	67%	61%
	Chlamydia Screening in Women (Total)	71%	65%	59%	54%

	Effectiveness of Care: Respiratory Conditions
	Appropriate Testing for Children with Pharyngitis (cwp)	85%	78%	70%	57%
	Appropriate Treatment for Children with URI (uri)	97%	94%	90%	85%
	Use of Appropriate Medications for People with Asthma (Total)	95%	93%	91%	89%

*	Sample only.

MCO HEDIS Measurements for Incentive Period 1are shown in Table 10b: MCO HEDIS Measurements (mockup):

Table 10b: MCO HEDIS Measurements (mockup)

	Example: HEDIS 2016 for Measurement Year 2015 MCO AUDIT SUMMARY COMPARED TO NATIONAL MID YEAR BENCHMARKS/THRESHOLDS

		MCOs
		A	B	C	D	E	F
	Effectiveness of Care: Prevention and Screening
	Breast Cancer Screening (bcs)	52%	74%	63%	68%	71%	—
	Cervical Cancer Screening (ccs)	74%	—	69%	70%	73%	—
	Chlamydia Screening in Women (Total)	78%	66%	69%	57%	60%	—

	Effectiveness of Care: Respiratory Conditions
	Appropriate Testing for Children with Pharyngitis (cwp)	88%	72%	76%	—	58%	—
	Appropriate Treatment for Children with URI (uri)	91%	92%	97%	94%	93%	—
	Use of Appropriate Medications for People with Asthma (Total)	94%	98%	95%	93%	89%	—

*	Sample Only
**	MCO F, being new, does not have any HEDIS Measurements in Incentive Period 1.
***	For demonstration of common measure, MCO B and MCO D each have one (1) Measure/Data Element
	for which a HEDIS Measurement was not calculated.

The resulting Performance Incentive Shares are provided in Table 10c: MCO Performance Shares (mockup):

Table 10c: MCO Performance Shares (mockup)

	Example: HEDIS 2016 for Measurement Year 2015 MCO AUDIT SUMMARY COMPARED TO NATIONAL MID YEAR BENCHMARKS/THRESHOLDS

		A	B	C	D	E	F
	Effectiveness of Care: Prevention and Screening
	Breast Cancer Screening (bcs)	0.00	1.00	0.50	1.00	1.00	—
	Cervical Cancer Screening (ccs)	—	—	—	—	—	—
	Chlamydia Screening in Women (Total)	1.00	0.50	0.50	0.00	0.25	—

	Effectiveness of Care: Respiratory Conditions
	Appropriate Testing for Children with Pharyngitis (cwp)	—	—	—	—	—	—
	Appropriate Treatment for Children with URI (uri)	0.25	0.25	1.00	0.50	0.25	—
	Use of Appropriate Medications for People with Asthma (Total)	0.50	1.00	1.00	0.50	0.00	—

*	Sample Only
**	MCO F does not have HEDIS Measurements and does not participate in the Incentive Period.
***	Shares not calculated for 'Cervical Cancer Screening' since MCO B did not have a HEDIS Measurement for the Measure/Data element.
****	Shares not calculated for 'Appropriate Testing for Children with Pharyngitis' since MCO D did not have a HEDIS Measurement for the Measure/Data Element.

The Improvement Incentive Shares are calculated using the MCOs HEDIS Measurements from the Incentive Period and the previous CY HEDIS Measurement. Shares are calculated for each HEDIS Measurement provided all MCOs participating in the Improvement Incentive have a measurement (Common Measure). The MCO will receive one (1.0) share for each two percentage (2%) increase in a HEDIS Measurement between the Incentive Period and previous CY.

The following mockup demonstrates the Improvement Incentive Share calculation.
MCO HEDIS Measurements in Incentive Period 2 and the previous CY are shown in Table 11a: MCO HEDIS Measurements (mockup):

Table 11a: MCO HEDIS Measurements (mockup)

		KY Medicaid HEDIS 2015
		A	B	C	D	E	F
	Prevention and Screening
	Childhood Immunization Status (CIS): DtaP/DT	48%	74%	91%	65%	58%	—
	Breast Cancer Screening (BCS): Rate	53%	—	58%	49%	50%	—
	Annual Dental Visits (ADV): Ages 4 - 6 years	64%	72%	50%	58%	53%	—

	Health Plan Descriptive Information
	BCR: % of Internal Medicine Board Certified	76%	74%	78%	82%	74%	—
	Follow-Up after Hospitalization (FUH): Follow-up Hosp Men Illness-7 Day	43%	44%	42%	51%	49%	—
	Mental Health Utilization (MPT): MH Svs Any Tot F Pct	51%	53%	50%	49%	48%	—

		KY Medicaid HEDIS 2016
		A	B	C	D	E	F
	Prevention and Screening
	Childhood Immunization Status (CIS): DtaP/DT	53%	80%	90%	70%	63%	64%
	Breast Cancer Screening (BCS): Rate	50%	61%	58%	55%	62%	79%
	Annual Dental Visits (ADV): Ages 4 - 6 years	67%	79%	62%	61%	58%	45%

	Health Plan Descriptive Information
	BCR: % of Internal Medicine Board Certified	74%	77%	78%	82%	83%	72%
	Follow-Up after Hospitalization (FUH): Follow-up Hosp Men Illness-7 Day	51%	62%	54%	55%	—	36%
	Mental Health Utilization (MPT): MH Svs Any Tot F Pct	54%	59%	49%	56%	59%	—

*	Sample Only
**	MCO F, being new, does not have any HEDIS Measurements in the CY prior to Incentive Period 2.
***	For demonstration of common measure, MCO B in the CY prior to Incentive Period 2 and MCOs E and F in
	Incentive Period 2 each have one (1) Measure/Data Element for which a HEDIS Measurement was not
	calculated.

The Improvement Shares are shown in Table 11b: Incentive Period 2 Improvement Shares (mockup):

Table 11b: Incentive Period 2 Improvement Shares (mockup)

		A	B	C	D	E	F
	Prevention and Screening
	Childhood Immunization Status (CIS): DtaP/DT	2	3	0	2	2	—
	Breast Cancer Screening (BCS): Rate	—	—	—	—	—	—
	Annual Dental Visits (ADV): Ages 4 - 6 years	1	3	6	1	2	—

	Health Plan Descriptive Information
	BCR: % of Internal Medicine Board Certified	0	1	0	0	4	—
	Follow-Up after Hospitalization (FUH): Follow-up Hosp Men Illness-7 Day	—	—	—	—	—	—
	Mental Health Utilization (MPT): MH Svs Any Tot F Pct	1	3	0	3	5	—

*	MCO F does not have HEDIS Measurements and does not participate in the Improvement Incentive.
**	Shares not calculated for 'Breast Cancer Screening' since MCO B did not have a HEDIS Measurement for the Measure/Data element in the CY prior to Incentive Period 2.
***	Shares not calculated for 'Follow-Up after Hospitalization (FUH): Follow-up Hosp Men Illness-7 Day' since MCO E did not have a HEDIS Measurement for the Measure/Data Element in incentive Period 2.

For the Example purposes a summary of Performance and Improvement Shares is provided in Table 12: MCO Total Shares (mockup).

Table 12: MCO Total Shares (mockup)

		Period	A	B	C	D	E	F	Total

	Performance
		1	34	37	42	40	35	—	188
		2	38	39	41	42	42	42	244
		3	40	38	44	41	46	39	248

	Improvement
		1	72	85	93	87	—	—	337
		2	88	90	85	91	98	—	452
		3	96	90	92	89	94	87	548

*	In Period 1 MCO F did not have HEDIS Measurements and does not
	participate in either the Performance or Improvement Incentive.
**	In Period 1 MCO E did not have HEDIS Measurements and does not
	participate in the Improvement Incentive.
***	In Incentive Period 2, MCO F has HEDIS Measurements
	and participates in the Performance Incentive.
****	In Incentive Period 3, MCO F has HEDIS Measurements and
	participates in both Performance and Improvement Incentives.

Step 8:
Identify the payouts by MCO.
The MCO incentive amounts are shown in Table 13a:

Table 13a: Incentive Base Contribution

		Incentive Amounts based on MCO Premiums (millions)
	Period	A	B	C	D	E	F	Total

Performance
	1	$3.06	$4.21	$3.44	$0.92	$2.14	—	$13.77
	2	$7.46	$10.63	$8.42	$2.33	$5.47	$1.64	$35.96
	3	$8.72	$12.85	$9.96	$2.71	$6.98	$1.93	$43.15

Improvement
	1	$3.06	$4.21	$3.44	$0.92	—	—	$11.63
	2	$7.46	$10.63	$8.42	$2.33	$5.47	—	$34.31
	3	$8.72	$12.85	$9.96	$2.71	$6.98	$1.93	$43.15

‘Incentive Base Contribution’ amounts from Table 13a are multiplied by the MCO shares from Table 12. The results are shown in Table 13b:

Table 13b: Incentive Rebased Contribution

		(Incentive Amounts by MCO) x (MCO Shares) in millions
	Period	A	B	C	D	E	F	Total

Performance
	1	$104	$156	$145	$37	$75	—	$516
	2	$283	$415	$345	$98	$230	$69	$1,440
	3	$349	$488	$438	$111	$321	$75	$1,783

Improvement
	1	$220	$358	$320	$80	—	—	$978
	2	$656	$957	$715	$212	$536	—	$3,077
	3	$837	$1,157	$916	$241	$656	$168	$3,975

The ‘Incentive Rebased Contribution’ from Table 13b is divided by the ‘Total’ from Table 13b. Results are shown in Table 13c: Percent of Rebased Incentive Contribution.

Table 13c: Percent of Rebased Incentive Contribution

		((Incentive Amounts by MCO) x (MCO Shares)) / (Total)
	Period	A	B	C	D	E	F	Check Total

Performance
	1	20.16%	30.17%	28.02%	7.12%	14.53%	—	100.00%
	2	19.68%	28.80%	23.96%	6.81%	15.95%	4.80%	100.00%
	3	19.57%	27.40%	24.58%	6.23%	18.00%	4.22%	100.00%

Improvement
	1	22.53%	36.57%	32.74%	8.17%	—	—	100.00%
	2	21.33%	31.10%	23.25%	6.90%	17.42%	—	100.00%
	3	21.06%	29.10%	23.05%	6.06%	16.50%	4.22%	100.00%

The MCO payouts are then calculated as the ‘Percent of Rebased Incentive Contribution’ from Table 13c multiplied by the ‘Total’ Incentive Based Contribution from Table 13a. For the Example, the MCO payouts are shown in Table 14: MCO Payouts.

Table 14a: MCO Payouts

		MCO Payouts (millions)
	Period	A	B	C	D	E	F	Total

Performance
	1	$2.78	$4.15	$3.86	$0.98	$2.00	—	$13.77
	2	$7.08	$10.35	$8.61	$2.45	$5.74	$1.72	$35.96
	3	$8.44	$11.82	$10.61	$2.69	$7.77	$1.82	$43.15

Improvement
	1	$2.62	$4.25	$3.81	$0.95	—	—	$11.63
	2	$7.32	$10.67	$7.98	$2.37	$5.98	—	$34.31
	3	$9.09	$12.56	$9.95	$2.62	$7.12	$1.82	$43.15

Step 9:
Validate that the ‘Total’ Incentive from Table 8 are paid out in entirety using the ‘MCO Payouts’ from Table 14. The validation check is demonstrated in Table 15: Incentive Payout Validation.

Table 15: Incentive Payout Validation

		Period	Incentive	Payout	Diff

	Performance
		1	$13.77	$13.77	$0
		2	$35.96	$35.96	$0
		3	$43.15	$43.15	$0

	Improvement
		1	$11.63	$11.63	$0
		2	$34.31	$34.31	$0
		3	$43.15	$43.15	$0

*	Values in Millions

Step 10:
Compare the MCOs Payout from Table 14 versus the Incentive amount based on MCO Premiums from Table 8. The results of the comparison for the Example are provided in Table 16: Incentive Payout versus Premium Contribution Amount.

Table 16a: Incentive Payout versus Premium Contribution Amount

									Check
		Period	A	B	C	D	E	F	Total

	Performance
		1	($283,543)	($53,023)	$415,958	$61,926	($141,318)	—	$0
		2	($381,596)	($278,506)	$199,836	$113,669	$266,470	$80,127	$0
		3	($277,773)	($1,031,482)	$647,059	($20,710)	$790,969	($108,062)	$0

	Improvement
		1	($440,426)	$44,761	$364,069	$31,596	—	—	$0
		2	($139,912)	$37,672	($439,344)	$34,283	$507,301	—	$0
		3	$366,879	($296,378)	($13,457)	($91,847)	$142,038	($107,235)	$0

	Total	1	($723,969)	($8,262)	$780,027	$93,522	($141,318)	$0	($0)
		2	($521,508)	($240,834)	($239,508)	$147,952	$773,770	$80,127	$0
		3	$89,106	($1,327,860)	$633,602	($112,557)	$933,007	($215,297)	($0)

*	Positive value means the MCO received more in Payout than the Incentive Amount based on MCO Premium

APPENDIX H. COVERED SERVICES

I.	Contractor Covered Services

A.	Alternative Birthing Center Services

B.	Ambulatory Surgical Center Services

C.	Behavioral Health Services - Mental Health and Substance Abuse Disorders

D.	Chiropractic Services

E.	Community Mental Health Center Services

F.	Dental Services, including Oral Surgery, Orthodontics and Prosthodontics

G.	Durable Medical Equipment, including Prosthetic and Orthotic Devices, and Disposable Medical Supplies

H.	Early and Periodic Screening, Diagnosis & Treatment (EPSDT) screening and special services

I.	End Stage Renal Dialysis Services

J.	Family Planning Services in accordance with federal and state law and judicial opinion

K.	Hearing Services, including Hearing Aids for Members Under age 21

L.	Home Health Services

M.	Hospice Services (non-institutional only)

N.	Independent Laboratory Services

O.	Inpatient Hospital Services

P.	Inpatient Mental Health Services

Q.	Meals and Lodging for Appropriate Escort of Members

R.	Medical Detoxification, meaning management of symptoms during the acute withdrawal phrase from a substance to which the individual has been addicted.

S.	Medical Services, including but not limited to, those provided by Physicians, Advanced Practice Registered Nurses, Physicians Assistants and FQHCs, Primary Care Centers and Rural Health Clinics

T.	Organ Transplant Services not Considered Investigational by FDA

U.	Other Laboratory and X-ray Services

V.	Outpatient Hospital Services

W.	Outpatient Mental Health Services

X.	Pharmacy and Limited Over-the-Counter Drugs including Mental/Behavioral Health Drugs

Y.	Podiatry Services

Z.	Preventive Health Services, including those currently provided in Public Health Departments, FQHCs/Primary Care Centers, and Rural Health Clinics

AA.	Psychiatric Residential Treatment Facilities (Level I and Level II)

BB.	Specialized Case Management Services for Members with Complex Chronic Illnesses (Includes adult and child targeted case management)

CC.	Specialized Children’s Services Clinics

DD.	Targeted Case Management

EE.	Therapeutic Evaluation and Treatment, including Physical Therapy, Speech Therapy, Occupational Therapy

FF.	Transportation to Covered Services, including Emergency and Ambulance Stretcher Services

GG.	Urgent and Emergency Care Services

HH.	Vision Care, including Vision Examinations, Services of Opticians, Optometrists and Ophthalmologists, including eyeglasses for Members Under age 21

II.	Member Covered Services and Summary of Benefits Plan

A.	General Requirements and Limitations

The Contractor shall provide, or arrange for the provision of, health services, including Emergency Medical Services, to the extent services are covered for Members under the then current Kentucky State Medicaid Plan, as designated by the department in administrative regulations adopted in accordance with KRS Chapter 13A and as required by federal and state regulations, guidelines, transmittals, and procedures.

This Appendix was developed to provide, for illustration purposes only, the Contractor with a summary of currently covered Kentucky Medicaid services and to communicate guidelines for the submission of specified Medicaid reports. The summary is not meant to act, nor serve as a substitute for the then current administrative regulations and the more detailed information relating to services which is contained in administrative regulations governing provision of Medicaid services (907 KAR Chapters 1, 3 4, 8, 9, 10, 11, 13, 15 and 17) and in individual Medicaid program services benefits summaries incorporated by reference in the administrative regulations. If the Contractor questions whether a service is a Covered Service or Non-Covered Service, the Department reserves the right to make the final determination, based on the then current administrative regulations in effect at the time of the contract.

Administrative regulations and incorporated by reference Medicaid program services benefits summaries may be accessed by contacting:

Kentucky Cabinet for Health and Family Services
Department for Medicaid Services
275 East Main Street, 6th Floor
Frankfort, Kentucky 40621

Kentucky’s Medicaid State Plan, administrative regulations, and incorporated by reference materials are also accessible via the Internet at http://www.chfs.ky.gov/dms/Regs.htm.

Kentucky Medicaid covers only Medically Necessary services. These services are considered by the department to be those which are reasonable and necessary to establish a diagnosis and provide preventive, palliative, curative or restorative treatment for physical or mental conditions in accordance with the standards of health care generally accepted at the time services are provided, including but not limited to services for children in accordance with 42 USC 1396d(r). Each service must be sufficient in amount, duration, and scope to reasonably achieve its purpose. The amount, duration, or scope of coverage must not be arbitrarily denied or reduced solely because of the diagnosis, scope of illness, or condition.

The Contractor shall provide any Covered Services ordered to be provided to a Member by a Court, to the extent not in conflict with federal laws. The Department shall provide written notification to the Contractor of any court-ordered service. The Contractor shall additionally cover forensic pediatric and adult sexual abuse examinations performed by health care professional(s) credentialed to perform such examinations and any physical and sexual abuse examination(s) for any Member when the Department for Community Based Services is conducting an investigation and determines that the examination(s) is necessary.

III.	Emergency Care Services (42 CFR 431.52)

The Contractor must provide, or arrange for the provision of, all covered emergency care immediately using health care providers most suitable for the type of injury or illness in accordance with Medicaid policies and procedures, even when services are provided outside the Contractor’s region or are not available using Contractor enrolled providers. Conditions related to provision of emergency care are shown in 42 CFR 438.144.

IV.	Medicaid Services Covered and Not Covered by the Contractor

The Contractor must provide Covered Services under current administrative regulations. The scope of services may be expanded with approval of the Department and as necessary to comply with federal mandates and state laws. Certain Medicaid services are currently excluded from the Contractor benefits package, but continue to be covered through the traditional fee-for-service Medicaid Program. The Contractor will be expected to be familiar with these Contractor excluded services, designated Medicaid “wrap-around” services and to coordinate with the Department’s providers in the delivery of these services to Members.

Information relating to these excluded services’ programs may be accessed by the Contractor from the Department to aid in the coordination of the services.

A.	Health Services Not Covered Under Kentucky Medicaid
Under federal law, Medicaid does not receive federal matching funds for certain services. Some of these excluded services are optional services that the Department may or may not elect to cover. The Contractor is not required to cover services that Kentucky Medicaid has elected not to cover for Members.

Following are services currently not covered by the Kentucky Medicaid Program:

•	Any laboratory service performed by a provider without current certification in accordance with the Clinical Laboratory Improvement Amendment (CLIA). This requirement applies to all facilities and individual providers of any laboratory service;

•	Cosmetic procedures or services performed solely to improve appearance;

•	Hysterectomy procedures, if performed for hygienic reasons or for sterilization only;

•	Medical or surgical treatment of infertility (e.g., the reversal of sterilization, invitro fertilization, etc.);

•	Induced abortion and miscarriage performed out-of-compliance with federal and Kentucky laws and judicial opinions;

•	Paternity testing;

•	Personal service or comfort items;

•	Post mortem services;

•	Services, including but not limited to drugs, that are investigational, mainly for research purposes or experimental in nature;

•	Sex transformation services;

•	Sterilization of a mentally incompetent or institutionalized member;

•	Services provided in countries other than the United States, unless approved by the Secretary of the Kentucky Cabinet for Health and Family Services;

•	Services or supplies in excess of limitations or maximums set forth in federal or state laws, judicial opinions and Kentucky Medicaid program regulations referenced herein;

•	Services for which the Member has no obligation to pay and for which no other person has a legal obligation to pay are excluded from coverage; and

V.	Health Services Limited by Prior Authorization

The following services are currently limited by Prior Authorization of the department for Members. Other than the Prior Authorization of organ transplants, the Contractor may establish its own policies and procedures relating to Prior Authorization.

•	Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Special Services

The Contractor is responsible for providing and coordinating Early and Periodic Screening, Diagnosis and Treatment Services (EPSDT), and EPSDT special services, through the primary care provider (PCP), for any Member under the age of twenty-one (21) years.

EPSDT Special Services must be covered by the Contractor and include any Medically Necessary health care, diagnostic, preventive, rehabilitative or therapeutic service that is Medically Necessary for a Member under the age of twenty-one (21) years to correct or ameliorate defects, physical and mental illness, or other conditions whether the needed service is covered by the Kentucky Medicaid State Plan in accordance with Section 1905 (a) of the Social Security Act.

•Transplantation of Organs and Tissue (Must be in compliance with State Plan and 907 KAR 1:350.)

•Other Prior Authorized Medicaid Services

Other Medicaid services limited by Prior Authorization are identified in the individual program coverage areas in Section VI.

VI.	Current Medicaid Programs’ Services and Extent of Coverage

The Contractor shall cover all services for its members at the appropriate level, in the appropriate setting and as necessary to meet members’ needs to the extent services are currently covered. The Contractor may expand coverage to include other services not routinely covered by Kentucky Medicaid, if the expansion is approved by the Department, if the services are deemed cost effective and Medically Necessary, and as long as the costs of the additional services do not affect the Capitation Rate.

The Contractor shall provide covered services as required by statutes or administrative regulations. The current location of Covered Services can be found in the following regulations:

•	Alternative Birthing Center Services (907 KAR 1:180)

•	Ambulatory Surgical Center and Anesthesia Services (907 KAR 1:008)

•	Behavioral Health Service Organization Services (907 KAR 15:020)

•	Behavioral Health Services Provided by Independent Providers (907 KAR 15:010)

•	Chemical Dependency Treatment Center Services (907 KAR 15:080)

•	Chiropractic Services (907 KAR 3:125)

•	Commission for Children with Special Health Care Needs (911 KAR Chapter 1)
coverage includes physician, EPSDT, dental, occupational therapy, physical therapy, speech therapy, durable medical equipment, genetic screening and counseling, audiological, vision, case management, laboratory and x-ray, psychological and hemophilia treatment and related services.

•	Community Mental Health Center Primary Care Services (907 KAR 1:046)

•	Community Mental Health Center Behavioral Health Services (907 KAR 1:044)

•	Dental Health Services (907 KAR 1:026)

•	Dialysis Center Services (907 KAR 1:400)

•	Durable Medical Equipment, Medical Supplies, Orthotic and Prosthetic Devices (907 KAR 1:479)

•	Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Services (907 KAR 11:034)

•	Family Planning Clinic Services (907 KAR 1:048 & 1:434)

•	Federally Qualified Health Clinics, Primary Care Clinics and Rural Health Center Services (907 KAR 1:054, 1:082, )

•	Hearing Program Services (907 KAR 1:038)

•	Home Health Services (907 KAR 1:030)

•	Hospice Services - non-institutional (907 KAR 1:330 & 1: 436)

•	Hospital Inpatient Services (907 KAR 10:012)

•	Hospital Outpatient Services (907 KAR 10:014)

•	Independent Occupational Therapy Services (907 KAR 8:005 and 907 KAR 8:101)

•	Independent Physical Therapy Services (907 KAR 8:005 and 907 KAR 8:020)

•	Independent Speech Language Pathology Services (907 KAR 8:005 and 907 KAR 8:030)

•	Inpatient Psychiatric Hospital Services (907 KAR 10:016)

•	Laboratory Services (907 KAR 1:028)

•	Medical Necessity and Clinical Appropriate Determination Basis (907 KAR 3:130)

•	Medicare Non-Covered Services (907 KAR 1:006)

•	Psychiatric Hospital Inpatient Services (907 KAR 10:016)

•	Psychiatric Hospital Outpatient Services ( 907 KAR 10:020)

•	Nursing Facility Services (907 KAR 1:022 & 1:374)

•	Organ Transplants (907 KAR 1:350)

•	Other Laboratory and X-ray Provider Services (907 KAR 1:028)

•	Outpatient Pharmacy Prescriptions and Over-the-Counter Drugs including Behavioral Health Drugs (907 KAR 1:019, KRS 205.5631, 205,5632, 205.560)

•	Outpatient Psychiatric Hospital Behavioral Health Services (907 KAR 10:020)

•	Physicians and Nurses in Advanced Practice Medical Services (907 KAR 3:005 and 907 KAR 1:102)

•	Podiatry Services (907 KAR 1:270)

•	Preventive and Remedial Public Health Services (907 KAR 1:360)

•	Private Duty Nursing (907 KAR Chapter13)

•	Psychiatric Residential Treatment Facility Services - (907 KAR 9:005)

•	Residential Crisis Stabilization Unit Services (907 KAR 15:075)

•	Specialized Children’s Services Clinics (907 KAR 3:160)

•
Sterilization, Hysterectomy and Induced Termination of Pregnancy Procedures (Sterilizations of both male and female Members are covered only when performed in compliance with 42 CFR 441.250, KRS 205.560 and Glenda Hope, et al. v. Masten Childers, et al.

•	Substance Use Disorder Services (907 KAR 15:005, 907 KAR 15:010 - 15:025
• Targeted Case Management Services (907 KAR15:005, 907 KAR 15:040 - 15:065)

•	Tobacco Cessation Services (907 KAR 3:215)

•	Transportation, including Emergency and Non-emergency Ambulance (907 KAR 1:060)

•	Vaccines for Children (VFC) Program (907 KAR 1:680)

•	Vision Services (907 KAR 1:632)

APPENDIX I. TRANSITION/COORDINATION OF CARE PLANS

Upon receipt of a HIPAA 834 indicating that a Member is transferring from one Medicaid Managed Care Organization (Former MCO) to another MCO (New MCO), the Former MCO shall be responsible to contact the New MCO, the recipient and the recipient’s providers in order to transition existing care. A Prior Authorization (PA) shall be honored by the New MCO for 90 days or until the recipient or provider is contacted by the New MCO regarding the PA. If the recipient and provider are not contacted by the New MCO, the existing Medicaid PA shall be honored until expired.

Hospital Admission Prior to the Member’s Transition.
If the Member is an in-patient in any facility at the time of transition, the entity responsible for the Member’s care at the time of admission shall continue to provide coverage for the Member at that facility, including all Professional Services, until the recipient is discharged from the facility for the current admission. An inpatient admission within fourteen (14) calendar days of discharge for the same diagnosis shall be considered a “current admission.” The “same diagnosis” is defined as the first five digits of a diagnosis code.

Outpatient Facility Services and Non-Facility Services
Effective on the Member’s Transition date, the New MCO will be responsible for outpatient services both facility and non-facility. Outpatient reimbursement includes outpatient hospital, ambulatory surgery centers, and renal dialysis centers.

Nursing Homes
Eligibility for Long Term Care in a Nursing Facility (NF) includes some financial requirements not needed for basic Medicaid eligibility.  When an eligible member enters an NF the facility must receive a Level of Care (LOC) determination to ensure the member meets medical criteria for Nursing Facility.  That LOC is passed electronically to the DCBS eligibility worker, triggering the eligibility determination for this additional benefit.  That determination can generally be completed within thirty days.  Once LTC eligible, worker entries exempt the member from managed care effective with the next feasible month.  If the worker action is completed prior to cut off (eight business days before the end of the month), managed care ends at the last day of current month.  If the action is after cut off, managed care ends the last day of the following month.  During this transition, the MCO will be responsible for ancillary, physician and pharmaceuticals charges and the Department will reimburse for those services billed by Nursing Facility.  Once exempt from Managed Care, the Department will be responsible for all eligible services associated with this recipient.

Waiver Participation
1915(c) Home and Community Based Services Wavier programs are simply added benefits for eligible members; however, the action that exempts those members from being subject to Managed Care resides with the DCBS eligibility worker.  These services require a Level of Care (LOC).  The LOC is passed electronically to the DCBS eligibility worker; receipt of the LCO triggers the eligibility worker to complete entries within the eligibility system.   Those entries exempt the member from managed care effective the next feasible month.  If the worker action is completed prior to cut off (eight business days before the end of the month), managed care ends at the last day of current month.  If the action is after cut off, managed care ends the last day of the following month.  During this transition, the MCO will be responsible for all services except the additional Waiver benefits.  The Waiver Services will be paid by the Department as fee for service.  Coding in our billing system allows the Wavier Service to be processed during the transition period, once the eligibility worker has completed the necessary entries.   Once exempt from Managed Care the Department will be responsible for all services associated with this recipient.

Transplants
Follow up care provided on or after the Member’s Transition that is billed outside the Global Charges, will be the responsibility of the New MCO.

Eligibility Issues
For a Member who loses eligibility during an inpatient stay, an MCO is responsible for the care through discharge if the hospital is compensated under a DRG methodology or through the day of ineligibility if the hospital is compensated under a per diem methodology.

APPENDIX J. CREDENTIALING PROCESS
Provider Enrollment Coversheet

1.	Provider Name

2.	Address-Physical & telephone number

3.	Address-Pay-to-address

4.	Address-Correspondence

5.	E-mail address

6.	Address-1099 & telephone number

7.	Fax Number

8.	Electronic Billing

9.	Specialty

10.	SSN/FEIN#

11.	License#/Certificate

12.	Begin and End date of Eligibility

13.	CLIA

14.	NPI

15.	Taxonomy

16.	Ownership (5%or more)

17.	Previous Provider Number (if applicable) this also includes Change in Ownership

18.	Existing provider number if EPSDT

19.	Tax Structure

20.	Provider Type

21.	DOB

22.	Supervising Physician (for Physician Assist)

23.	Map 347 (need group# and effective date)

24.	EFT (Account # and ABA #)

25.	Bed Data

26.	DEA (Effective and Expiration dates)

27.	Fiscal Year End Date

28.	Document Control Number

29.	Contractor Credentialing Date

30.	Credentialing Required

Credentialing and Recredentialing Requirements

This documentation shall include, but not be limited to, defining the scope of providers covered, the criteria and the primary source verification of information used to meet the criteria, the process used to make decisions and the extent of delegated credentialing and recredentialing arrangements. The Contractor shall have a process for receiving input from participating providers regarding credentialing and recredentialing of providers. Those providers accountable to a formal governing body for review of credentials shall include physicians, dentists, advanced registered nurse practitioners, audiologist, CRNA, optometrist, podiatrist, chiropractor, physician assistant and other licensed or certified practitioners. Providers required to be recredentialed by the Contractor per Department policy are physicians, audiologists, certified registered nurse anesthetists, advanced registered nurse practitioners, podiatrists, chiropractors and physician assistants. However, if any of these providers are hospital-based, credentialing will be performed by the Department. The Contractor shall be responsible for the ongoing review of provider performance and credentialing as specified below:

A.
The Contractor shall verify that its enrolled network Providers to whom Members may be referred are properly licensed in accordance with all applicable Commonwealth law and regulations and have in effect such current policies of malpractice insurance as may be required by the Contractor.

B.
The process for verification of Provider credentials and insurance, and any additional facts for further verification and periodic review of Provider performance, shall be embodied in written policies and procedures, approved in writing by the Department.

C.
The Contractor shall maintain a file for each Provider containing a copy of the Provider’s current license issued by the Commonwealth and such additional information as may be specified by the Department.

D.	The process for verification of Provider credentials and insurance shall be in conformance with the Department’s policies and procedures. The Contractor shall meet requirements under KRS 205.560

(12) related to credentialing. The Contractor’s enrolled providers shall complete a credentialing application in accordance with the Department’s policies and procedures.

The process for verification of Provider credentials and insurance shall include the following:

A.	Written policies and procedures that include the Contractor’s initial process for credentialing as well as its re-credentialing process that must occur, at a minimum, every three (3) years;

B.	A governing body, or the groups or individuals to whom the governing body has formally delegated the credentialing function;

C.	A review of the credentialing policies and procedures by the formal body;

D.	A credentialing committee which makes recommendations regarding credentialing;

E.	Written procedures, if the Contractor delegates the credentialing function, as well as evidence that the effectiveness is monitored;

F.	Written procedures for the termination or suspension of Providers; and

G.	Written procedures for, and implementation of, reporting to the appropriate authorities serious quality deficiencies resulting in suspension or termination of a provider.

The contractor shall meet requirements under KRS 205.560(12) related to credentialing. Verification of Provider’s credentials shall include the following:

A.	A current valid license or certificate to practice in the Commonwealth of Kentucky;

B.	A Drug Enforcement Administration (DEA) certificate and number, if applicable;

C.
Primary source of graduation from medical school and completion of an appropriate residency, or accredited nursing, dental, physician assistant or vision program as applicable; if provider is not board certified.

D.	Board certification if the practitioner states on the application that the practitioner is board certified in a specialty;

E.	Professional board certification, eligibility for certification, or graduation from a training program to serve children with special health care needs under twenty-one (21) years of age;

F.	Previous five (5) years’ work history;

G.	Professional liability claims history;

H.
Clinical privileges and performance in good standing at the hospital designated by the Provider as the primary admitting facility, for all providers whose practice requires access to a hospital, as verified through attestation;

I.	Current, adequate malpractice insurance, as verified through attestation;

J.	Documentation of revocation, suspension or probation of a state license or DEA/BNDD number;

K.	Documentation of curtailment or suspension of medical staff privileges;

L.	Documentation of sanctions or penalties imposed by Medicare or Medicaid;

M.	Documentation of censure by the State or County professional association; and

N.	Most recent information available from the National Practitioner Data Bank.

O.	Health and Human Services Office of Inspector General (HHS OIG)

P.	System for Award Management (SAM)
The provider shall complete a credentialing application that includes a statement by the applicant regarding:

A.	The ability to perform the essential functions of the positions, with or without accommodation;

B.	Lack of present illegal drug use;

C.	History of loss of license and felony convictions;

D.	History of loss or limitation of privileges or disciplinary activity;

E.	Sanctions, suspensions or terminations imposed by Medicare or Medicaid; and

F.	Applicants attest to the correctness and completeness of the application.
Before a practitioner is credentialed, the Contractor shall verify information from the following organizations and shall include the information in the credentialing files:

A.	National practitioner data bank, if applicable;

B.	Information about sanctions or limitations on licensure from the appropriate state boards applicable to the practitioner type; and

C.	Other recognized monitoring organizations appropriate to the practitioner’s discipline.
At the time of credentialing, the Contractor shall perform an initial visit to providers as it deems necessary and as required by law. (See 42 CFR Part 455 Subpart E.). The Contractor shall document a structured review to evaluate the site against the Contractors organizational standards and those specified by this contract. The Contractor shall document an evaluation of the medical record documentation and keeping practices at each site for conformity with the Contractors organizational standards and this contract.
The Contractor shall have formalized recredentialing procedures. The Contractor shall formally recredential its providers at least every three (3) years. The Contractor shall comply with the Department’s recredentialing policies and procedures. There shall be evidence that before making a recredentialing decision, the Contractor has verified information about sanctions or limitations on practitioner from:

A.	A current license to practice;

B.	The status of clinical privileges at the hospital designated by the practitioner as the primary admitting facility;

C.	A valid DEA number, if applicable;

D.	Board certification, if the practitioner was due to be recertified or become board certified since last credentialed or recredentialed;

E.	Five (5) year history of professional liability claims that resulted in settlement or judgment paid by or on behalf of the practitioner; and

F.	A current signed attestation statement by the applicant regarding:

(1)	The ability to perform the essential functions of the position, with or without accommodation;

(2)	The lack of current illegal drug use;

(3)	A history of loss, limitation of privileges or any disciplinary action; and

(4)	Current malpractice insurance.

(5)	Health and Human Services Office of Inspector General (HHS OIG)

(6)	System for Award Management (SAM)
There shall be evidence that before making a recredentialing decision, the Contractor has verified information about sanctions or limitations on practitioner from:

A.	The national practitioner data bank;

B.	Medicare and Medicaid;

C.	State boards of practice, as applicable; and

D.	Other recognized monitoring organizations appropriate to the practitioner’s specialty.
The Contractor shall have written policies and procedures for the initial and on-going assessment of organizational providers with whom it intends to contract or which it is contracted. Providers include, but are not limited to, hospitals, home health agencies, free-standing surgical centers, residential treatment centers, and clinics. At least every three (3) years, the Contractor shall confirm that the provider is in good standing with state and federal regulatory bodies, including the Department, and, has been accredited or certified by the appropriate accrediting body and state certification agency or has met standards of participation required by the Contractor.
The Contractor shall have policies and procedures for altering conditions of the practitioners participation with the Contractor based on issues of quality of care and services. The Contractor shall have procedures for reporting to the appropriate authorities, including the Department, serious quality deficiencies that could result in a practitioner’s suspension or termination.
If a provider requires review by the Contractor’s credentialing Committee, based on the Contractor’s quality criteria, the Contractor will notify the Department regarding the facts and outcomes of the review in support of the State Medicaid credentialing process.

The contractor shall use the provider type summaries listed at
http://chfs.ky.gov/dms/provEnr/Provider+Type+Summaries.htm

APPENDIX K. REPORTING REQUIREMENTS AND REPORTING DELIVERABLES

Document Name	MCO Reports Description
Date Created	September 4, 2011
Last Revised	March 1, 2015
Owner	Medicaid Managed Care Oversight Contract Management

Report #	Report Name	Status
1	NAIC Annual Financial Statement	Active
2	Audit/Internal Control	Active
3	NAIC Quarterly Financial Statement	Active
4	Executive Summary	Active
5	Enrollment Changes by Quarter	Inactive
6	Member Requested Change in PCP Assignment	Inactive
6	Member Requested Change in PCP Assignment (Annual)	Inactive
7	PCP Requested Change in Member Assignment	Inactive
7	PCP Requested Change in Member Assignment (Annual)	Inactive
8	MCO Initiated Change in PCP Assignment	Inactive
8	MCO Initiated Change in PCP Assignment (Annual)	Inactive
9	PCPs with Panel Changes Greater than 50 or 10%	Inactive
9	PCPs with Panel Changes Greater than 50 or 10% (Annual)	Inactive
10	Narrative for MCO Report #s 6-8	Inactive
11	Call Center	Active
12	Provider Network File Layout	Active
12A	Geo Access Network Reports and Maps	Active
13	Access and Delivery Network Narrative	Active
14	Denial of MCO Participation (Quarterly)	Inactive
15	Subcontractor Monitoring	Active
16	Summary of Quality Improvement Actives	Active
17	Quality Assessment and Performance Improvement Work Plan	Active
18	Monitoring Indicators, Benchmarks and Outcomes	Active
19	Performance Improvement Projects	Active
20	Utilization of Subpopulations and Individuals with Special Healthcare Needs	Inactive
21	MCO Committee Activity	Active
22	Satisfaction Survey(s)	Active
23	Evidence Based Guidelines for Practitioners	Inactive
24	Overview of Activities Related to EPSDT, Pregnant Women, Maternal and Infant Death	Active
25	Overview of Activities	Inactive
26	Credentialing and Re-credentialing Activities During the Quarter	Inactive
27	Grievance Activity	Active
28	Appeal Activity	Active
29	Grievances and Appeals Narrative	Active
30	Quarterly Budget Issues	Active
31	Potential or Anticipated Fiscal Problems	Active
32	Enrollment Summary	Inactive
33	Utilization of Ambulatory Care by Age Breakdown	Inactive

34	Utilization of Emergency and Ambulatory Care Resulting in Hospital Admission	Inactive
35	Emergency Care by ICD-9 Diagnosis	Inactive
36	Home Health Utilization	Inactive
37	Utilization of Ambulatory Care by Provider Type and Category of Aid	Inactive
38	Behavioral Health Services In/Out State Facility Utilization	Active
39	Monthly Formulary Management	Active
40A	Top 50 Psych Drugs by Quantity Reimbursed	Inactive
40B	Top 50 Psych Drugs by Reimbursement	Inactive
41	Top 50 OTC Drugs by Reimbursement	Inactive
42A	Top 50 Prescribers by Reimbursement	Inactive
42B	Top 50 Prescribers of Controlled Drugs by Reimbursement	Inactive
42C	Top 50 BH Prescribers by Reimbursement	Inactive
43	Top 50 Controlled Drugs by Quantity Reimbursed	Inactive
44	Top 50 Drugs by MCO Reimbursement	Inactive
45a	Top 50 Drugs by Quantity	Inactive
45B	Top 50 Non PDL Drugs by Reimbursement	Inactive
46	Systems Development and Encounter Data	Inactive
47	Claims Processing Timeliness/Encounter Data Processing	Inactive
48	Organizational Changes	Active
49	Administrative Changes	Active
50	Innovations and Solutions	Inactive
51	Operational Changes	Active
52	Expenditures Related to MCO’s Operations	Active
53	Prompt Payment	Active
54	COB Savings	Active
55	Medicare Cost Avoidance	Active
56	non-Medicare Cost Avoidance	Active
57	Potential Subrogation	Active
58	Original Claims Processed	Active
59	Prior Authorizations	Active
60	Original Claims Inventory	Active
61	Denied Claims Activity	Inactive
62	Suspended Claims Activity	Inactive
63	Claims Inventory	Inactive
64	Encounter Data Summary	Inactive
65	Foster Care	Active
66	Guardianship	Active
67	Provider Credentialing Activity	Active
68	Provider Enrollment	Active
69	Termination from MCO Participation	Active
70	Denial of MCO Participation	Active
71	Provider Outstanding Accounts Receivables	Active
72	Medicaid Program Violation Letters and Collections	Active
73	Explanation of Member Benefits (EOMB)	Active
74A	Medicaid Program Lock-In Reports/Admits Savings Summary Table	Active
74B	Medicaid Program Lock-In Reports/Rolling Annual Calendar Comparison	Active
74C	Medicaid Program Lock-In Reports/Member Initial Lock-In Effective Dates	Active

75	SUR Algorithms	Active
76	Provider Fraud Waste and Abuse	Active
77	Member Fraud Waste and Abuse	Active
78	Quarterly Benefits Payment	Active
79	Health Risk Assessments	Active
80	Provider Changes in Network	Active
81	Par and Non-Par Provider Participation	Active
82	Status of all Subcontractors	Inactive
83	Disease and Case Management Activity	Active
84	Quality Assessment and Performance Improvement Project Description	Active
85	Quality Improvement Plan and Evaluation	Active
86	Annual Outreach Plan	Active
87	DMS Copied on Report to Management of any Changes in Member Services Function to Improve the Quality of Care Provided or Method of Delivery	Inactive
88	Absent Parent Canceled Court Order Information	Inactive
89	List of Members Participating with the Quality Member Access Advisory Committee	Inactive
90	Performance Improvement Projects Proposal	Active
91	Abortion Procedures	Active
92	Performance Improvement Projects Measurement	Active
93	EPSDT CMS - 416	Active
94	Member Surveys	Active
95	Provider Surveys	Active
96	Audited HEDIS Reports	Active
97	Behavioral Health Adults and Children Population	Active
98	Behavioral Health Pregnant and Postpartum	Inactive
99	Behavioral Health Intravenous Drug Users	Inactive
100	EPSDT for Behavioral Health Populations	Inactive
101	Access to Behavioral Healthcare Providers	Active
101A	Behavioral Health and Wellness	Inactive
102	Behavioral Health and Chronic Physical Health	Inactive
103	Behavioral Health Facilities Report	Active
104	Behavioral Health Expenses PMPQ	Active
105A	Behavioral Health Service Utilization - BH	Inactive
105B	Behavioral Health Service Utilization - SUD
106	Behavioral Health Pharmacy for all MCO Members - Adults and Children	Active
107A	Behavioral Health Service Prior Authorization - BH	Inactive
107B	Behavioral Health Service Prior Authorization - SUD
108	Unduplicated Number of Adults and Children/Youth Received PRTF - Level I and Level II	Inactive
109	Unduplicated Number and Percentage of Adults and Children/Youth Readmitted to PRTF	Inactive
110	Original Behavioral Health Claims Processed (BH)	Active
111	Unduplicated Number and Percentage of Adults with SMI	Inactive
112	Unduplicated Number and Percentage of Adults with SMI and Children/Youth with SED Received with Co-occurring Mental Health Abuse Disorders	Inactive
113	Unduplicated Number and Percentage of Children/Youth with SED Therapy or Family Functional Therapy	Inactive

114	Unduplicated Number and Percentage of Children/Youth with SED who were assessed for Trauma History	Inactive
115	Unduplicated Number of Adults and Children/Youth of their Caregivers Received Peer Support Service	Inactive
116	Unduplicated Number and Percentage of Pregnant and Post-partum women with Substance use Disorders Received First Treatment within 48 hours	Inactive
117	Unduplicated Number and Percentage of Children/Youth Discharged from PRTF	Inactive
118	Behavioral Health Outcomes	Inactive
119	Mental Health Statistics Improvement Project Adult Survey	Active
120	Youth Services Satisfaction Caregiver Survey	Active
121	Unduplicated Number of Adults and Children/Youth with Behavioral Health Diagnosis’ with PCP	Inactive
122	Unduplicated Number of Children/Youth with Behavioral Health Diagnoses Received Annual Wellness Check/Health Exam	Inactive
123	Unduplicated Number of Adults and Children/Youth General Behavioral Health Diagnosis and Chronic Physical Health Diagnosis	Inactive
124	Unduplicated Number of Adults and Children/Youth with Regular use of Tobacco Products	Inactive
125	Unduplicated Number of Adults and Children/Youth Screened for Substance Use Disorder in Physical Care Setting	Inactive
126	Federally Qualified Health Centers	Active
127	Statement on Standards for Attestation Engagements (SSAE) No. 16	Active
200	Ineligible Assignment	Active
205	Assignment Inquiry	Inactive
210	Duplicate Member	Inactive
220	Newborn	Active
230	Capitation Payment Request	Inactive
240	Capitation Duplicate Payment	Inactive
250	Capitation Adjustment Requests	Inactive
260	MCO Claims Paid for Voided Members	Inactive

Exhibit #	Exhibit Name
Exhibit A	Billing Provider Type and Specialty Crosswalk
Exhibit B	Billing Provider Type Category Crosswalk
Exhibit C	Provider Enrollment Activity Reasons
Exhibit D	Category of Service Crosswalk
Exhibit E	EPSDT Category of Service Crosswalk
Exhibit F	Medicaid Eligibility Group Crosswalk
Exhibit G	Behavioral Health Population Definitions	Revised	07/29/13
Exhibit H	MH/SA Procedure Codes	Inactive	07/29/13
Exhibit I	Mental Health Evidence Based Practices Definitions	Revised	07/29/13
Exhibit J	BHDID Psychotropic Medication Class Codes	Revised	07/29/13
Exhibit K	Behavioral Health and Chronic Physical Health	Revised	07/29/13

Note: A report will not be required to be submitted to the Department during the period the report has a status of ‘Inactive’.

Report #:	1	Created:	09/10/2011
Name:	NAIC Annual Financial Statement	Last Revised:	09/24/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	January 1 through December 31
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

NAIC Financial Statement and Supplements are required by the Kentucky Department of Insurance (DOI). MCOs are required to comply with the DOI filing requirements. A copy of the NAIC Financial Statement and Supplements are required to be submitted to the Department for Medicaid Services (DMS) at the same time the reports are submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time. Due date for the Annual Financial Statement and Supplements is March 1 as stated in the DOI NAIC Checklist for Health.

Report #:	2	Created:	09/10/2011
Name:	Audit/Internal Control	Last Revised:	09/24/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Annual or as Appropriate	Exhibits:	NA
Period:	As Required by DOI
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

MCOs are required to comply with the Kentucky Department of Insurance (DOI) requirements for Audit/Internal Control reporting as referenced in the DOI NAIC Checklist for Health. A copy of the Audit/Internal Control reports are required to be submitted to the Department for Medicaid Services (DMS) at the same time the reports are submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time.

Report #:	3	Created:	09/10/2011
Name:	NAIC Quarterly Financial Statement	Last Revised:	09/24/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of the quarter through the last day of the quarter.
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

NAIC Quarterly Financial Statement and Supplements are required by the Kentucky Department of Insurance (DOI). MCOs are required to comply with the DOI filing requirements. A copy of the NAIC Quarterly Financial Statement and Supplements are required to be submitted to the Department for Medicaid Services (DMS) at the same time the reports are submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time. Due dates for the Quarterly Financial Statement and Supplements are May 15, August 15 and November 15 as stated in the DOI NAIC Checklist for Health.

Report #:	4	Created:	12/12/2011
Name:	Executive Summary	Last Revised:
Group:	Executive Summary	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide a narrative overview summarizing significant activities during the reporting period, problems or issues during the reporting period, and any program modifications that occurred during the reporting period. The overview should also contain success stories or positive results that were achieved during the reporting period, any specific problem area that the MCO plans to address in the future, and a summary of all press releases and issues covered by the press.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 4: Executive Summary

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Significant Operational Activities
A.Overview of Success Stories and Positive Results
B.Problems or Issues Identified
C.Other Plan Activities

II.	Summary of Reports
A.Eligibility and Enrollment;
B.Access/Delivery Network
C.Quality Assurance/Performance Improvement (QAPI)
D.Grievance/Appeals
E.Budget Neutrality
F.Utilization
G.Systems
H.Other Plan Activities

III.	Summary of Media/Press Releases

Media Source	Name	Date	Title-Subject	Highlight-Overview

Report #:	11	Created:	08/27/2011
Name:	Call Center	Last Revised:	09/01/2011
Group:	Member Services and Quality	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
First day of month through the last day of the month.
Due Date:	By the 15[h] of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provides MCO reporting of call center performance in the areas of abandonment, blockage rate and average speed of answer. A total for all Splits/VDN and each individual Split/VDN is to be reported.

Sample Layout:

Member (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Behavioral Health (Main/Trunk)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Provider (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Medical Advice (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

<List Other by Name> (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
<List Other by Name>	The report is to include all Main/Trunk lines that the MCO or the MCO subcontractors maintain. Additional sections of the report are to be added as needed.

Row Label	Description
Number of Calls	Number of calls received including answered, abandoned and blocked.
Number of Calls Abandoned
Calls into the call centers that are terminated by the persons originating the call before answer by a staff person. (URAC standards measure this as the calls that disconnect after 30 seconds when a live individual would have answered the call. If there is a pre-recorded message or greeting for the caller, the 30-second measurement begins after the message/greeting has ended).

% Abandoned Calls
The percentage of calls into the call center that are terminated by the persons originating the call before answer by a staff person. (URAC standards measure this as the percentage of calls that disconnect after 30 seconds when a live individual would have answered the call. If there is a pre-recorded message or greeting for the caller, the 30-second measurement begins after the message/greeting has ended)

Average Speed to Answer (seconds)
The average delay in seconds that inbound telephone calls encounter waiting in the telephone queue of a call center before answer by a staff person (URAC measures the speed of answer starting at the point when a live individual would have answered the call. If there is a pre-recorded message or greeting for the caller, the time it takes to respond to the call - average speed of answer - begins after the message/greeting has ended).

Highest Maximum Delay (minutes)	The one call during the reporting period that had the greatest delay in speed to answer measured in minutes.

% Calls Answered on or before 4th Ring	The percentage of calls answered on or before the fourth ring.
% Calls Receiving Busy Signal
The percentage of incoming telephone calls ‘blocked’ or not completed because switching or transmission capacity is unavailable, as compared to the total number of calls encountered. Blocked calls usually occur during peak call volume periods and result in callers receiving a busy signal.

% Calls Answered within 30 Seconds	The percentage of calls answered within thirty seconds.
Average Length of Call (minutes)	The average length of all calls answered measured in minutes.

Column Label	Description
Total All Incoming Calls/VDN	Report a total for all incoming calls to the Main/Trunk line.
<name of split>	A separate column needs to be added to the report for each individual Split/VDN maintained for the Main/Trunk line.
mm/yyyy	The reporting period represented by a two character number for the month (mm) and a four character number for the year (yyyy). Example: January 2012 would be represented as 01/2012.

Report #:	12	Created:	02/06/2012
Name:	Provider Network File Layout	Last Revised:
Group:	Access/Delivery Network	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCOs should provide MCO Provider Network File layouts as provided in Appendix K of the MCO Contract Appendices.

Sample Layout:

MCO’s should produce monthly Network Provider files based on the layout requirements in Appendix K of the MCO Contract Appendices.

Report #:	12A	Created:	02/06/2012
Name:	Geo Access Network Reports and Maps	Last Revised:
Group:	Access/Delivery Network	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO’s should provide the GEO Access Network Reports and Maps on an annual basis or upon request by the Department.

Sample Layout:

Title page, table of contents, accessibility standard comparison, accessibility standard detail, accessibility detail, accessibility summary, member map, provider listing, provider map, service area detail.

Maps shall include geographic detail including highways, major streets and the boundaries of the MCO’s network. In addition to the maps and charts, the MCO shall provide an analysis of the capacity to serve all categories of Members. The analysis shall address the standards for access to care.

Maps shall include the location of all categories of Providers or provider sites as follows:

A.	Primary Care Providers (designated by a “P”);

B.	Primary Care Centers, non FQHC and RHC (designated by a “C”);

C.	Dentists (designated by a “D”);

D.	Other Specialty Providers (designated by a “S”);

E.	Non-Physician Providers - including nurse practitioners, (designated by a “N”) nurse mid-wives (designated by a “M”) and physician assistants (designated by a “A”);

F.	Hospitals (designated by a “H”);

G.	After hours Urgent Care Centers (designated by a “U”);

H.	Local health departments (designated by a “L”);

I.	Federally Qualified Health Centers/Rural Health Clinics (designated by a “F” or “R” respectively);

J.	Pharmacies (designated by a “X”);

K.	Family Planning Clinics (designated by an “Z”);

L.	Significant traditional Providers (designated by an “*”);

M.	Maternity Care Physicians (designated by a “[o]”);

N.	Vision Providers (designated by a “V”); and

O.	Community Mental Health Centers (designated by an “M”).

Report #:	13	Created:	02/06/2012
Name:	Access and Delivery Network Narrative	Last Revised:
Group:	Access/Delivery Network	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCOs should provide specific information on Access Issues/Problems Identified on the nature of any access problems identified and any plans or remedial action taken.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 13: Access and Delivery Network Narrative

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

IV.	Summary of Complaints - Access Issues

D.	Provider

E.	Member

V.	Network Access Problems

I.	Issue
J.    Remedial Action Taken

Report #:	15	Created:	12/12/2011
Name:	Subcontractor Monitoring	Last Revised:
Group:	Access Delivery Network	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide an overview of all monitoring efforts of all subcontractors and vendors, including those responsible for the delivery of ancillary services, i.e., pharmacy, dental, vision, and transportation (if applicable), as well as information systems, utilization review, and credentialing vendors. Provide sample layout for each subcontractor/vendor.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 15: Subcontractor Monitoring

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Subcontractor Name

A.	Topic

B.	Discussion

C.	Action

D.	Follow up from Previous Quarters Action

II.	Subcontractor Name

A.	Topic

B.	Discussion

C.	Action

D.	Follow up from Previous Quarters Action

III.	Subcontractor Name

A.	Topic

B.	Discussion

C.	Action

D.	Follow up from Previous Quarters Action

Report #:	16	Created:	12/12/2011
Name:	Summary of Quality Improvement Activities	Last Revised:

Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Describe the quality assurance activities during the report period directed at improving the availability, continuity, and quality of services. Examples include problems identified from utilization review to be investigated, medical management committee recommendations based on findings, special research into suspected problems and research into practice guidelines or disease management.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 16: Summary of Quality Improvement Activities

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	MCO completed the following activities during the quarter:

A.	Improving Availability

B.	Continuity

C.	Quality of Services

Report #:	17	Created:	01/09/2012
Name:	Quality Assessment and Performance Improvement Work Plan	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall have a written Quality Assessment and Performance Improvement Work Plan (QAPI) Work Plan that outlines the scope of activities and the goals, objectives and timelines for the QAPI program. New goals and objectives must be set at least annually based on findings from quality improvement activities and studies, survey results, Grievances and Appeals, performance measures and EQRO findings. The MCO is accountable to the Department for the quality of care provided to Members. The Contractor’s responsibilities of this include, at a minimum: approval of the overall QAPI program and annual QAPI work plan; designation of an accountable entity within the organization to provide direct oversight of QAPI; review of written reports from the designated entity on a periodic basis, which shall include a description of QAPI activities, progress on objectives, and improvements made; review on an annual basis of the QAPI program; and modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the organization.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 17: Quality Assessment and Performance Improvement Work Plan

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

II.	Quality Improvement
D.    Improving Availability
E.    Continuity
F.    Quality of Services

Report #:	18	Created:	12/12/2011
Name:	Monitoring Indicators, Benchmarks and Outcomes	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Include a narrative on the MCO’s progress in developing or obtaining baseline data and the required health outcomes, including proposed sampling methods and methods to validate data, to be used as a progress comparison for the Contractor’s quality improvement plan. The report should include how the baseline data for comparison will be obtained or developed and what indicators of quality will be used to determine if the desired outcomes are achieved.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 18: Monitoring Indicators, Benchmarks and Outcomes

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	MCO completed the following activities during the quarter:
A.Monitoring
B.Benchmarks
C.Outcomes

Report #:	19	Created:	12/12/2011
Name:	Performance Improvement Projects	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.

Submit To:	Kentucky Department for Medicaid Services

Description:

Report on the progress and status of performance improvement projects.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 19: Performance Improvement Projects

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Following Activities/Initiatives occurred during the quarter:

A.	Access to and Availability of Services

B.	Depression

C.	Emergency Department Use Management

D.	Screenings for Breast Cancer, Cervical Cancer and Chlamydia

Report #:	21	Created:	01/13/2012
Name:	MCO Committee Activities	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide a summary of the any MCO committee activities that met during the reporting period, including changes to the committee structure, if any, and any decisions regarding quality and appropriateness of care. Provide copies of meeting minutes and reports of any special focus groups.

Kentucky Department for Medicaid Services
MCO Report # 21: MCO Committee Activities

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Quality and Member Access Committee

A.	Committee Structure

B.	Committee Decisions (quality and appropriateness of care)

C.	Provide list of members on committee

II.	Committee Name

A.	Committee Structure

B.	Committee Decisions (quality and appropriateness of care)

C.	Provide list of members on committee

I.	Committee Name

A.	Committee Structure

B.	Committee Decisions (quality and appropriateness of care)

C.	Provide list of members on committee

Report #:	22	Created:	01/09/2012
Name:	Satisfaction Survey(s)	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Describe results of any satisfaction survey that was conducted by the MCO during the report period, if applicable. (Note: surveys CAHPS are conducted each year, so this section will be completed one quarter for the providers and one for the members) at a minimum.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 22: Satisfaction Survey(s)

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Satisfaction Survey

A.	Population Surveyed

B.	Results

Report #:	24	Created:	01/13/2012
Name:	Overview of Activities Related to EPSDT, Pregnant Women, Maternal and Infant Death	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	State Fiscal Year July 1 - June 30.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide an overview of activities related to EPSDT, Pregnant Women, Maternal and Infant Death programs and trends noted in prenatal visit appropriateness, birth outcomes, including death, and program interventions. Describe activities of the EPSDT staff, including outreach, education, and case management. Provide data on levels of compliance during the report period (including screening rates) with EPSDT regulations.

Sample Layout:
Kentucky Department for Medicaid Services
MCO Report # 24: Overview of Activities Related to EPSDT, Pregnant Women, Maternal and Infant Death

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Pregnant Women

A.	Prenatal Visit

B.	Results

C.	Program Interventions

II.	Maternal and Infant Death Programs

A.	Birth Outcomes

B.	Death Outcomes

C.	Program Interventions

III.	EPSDT

A.	Activities of EPSDT staff

B.	Outreach

C.	Education

D.	Case Management

E.	Screening Rates (data/graph)

F.	Participation Rates (data/graph)

Report #:	27	Created:	08/27/2011
Name:	Grievance Activity	Last Revised:	03/01/2015
Group:	Grievance and Appeals	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report provides summarized activity for both Member Grievances and Provider Grievances voiced to the MCO during the reporting period. Grievance means the definition established in 42 CFR 438.400. MCOs are to report:
All Grievances received during the reporting period;
All Grievances received in prior periods that are resolved in the reporting period;
All Grievances received in prior periods that have not been resolved.

Sample Layout:

Medicaid ID	Date Grievance Received	Date Acknowledgement Letter Sent	Reason for Grievance	Pending	14 Day Extension Granted	Date Extension Letter Sent	Date Completed	Number of Days Open	Grievance Resolved	Date Resolution Letter Sent	Timely Resolution	Reason Late/ Comments

Provider NPI Provider ID	Date Grievance Received	Date Acknowledgement Letter Sent	Reason for Grievance	Pending	14 Day Extension Granted	Date Extension Letter Sent	Date Completed	Number of Days Open	Grievance Resolved	Date Resolution Letter Sent	Timely Resolution	Reason Late/ Comments

Reporting Criteria:

Terminology	Definition
Date Format	All report dates not otherwise specified are to be in the following format: yyyy/mm/dd.

Row Label	Description
NA	NA

Column Label	Description
Member	Member initiated grievances are to be reported under the Member Tab
Provider	Provider initiated grievances are to be reported under the Provider Tab.
Medicaid ID	Member’s Medicaid Identification Number
NPI	National Provider’s Identification Number. Atypical Providers use their Kentucky Provider’s Medicaid Identification Number.
Date Grievance Received	Date grievance received by MCO
Date Acknowledgement Letter Sent	Date MCO mailed grievant written acknowledgment letter.
Reason for Grievance	List the specific issue of dissatisfaction the grievant voiced. If a grievance includes more than one issue then report each issue separately as an individual grievance.
Pending	Grievances that are not resolved within the reporting period are carried over to the next reporting period as “pending”. Valid values are “yes” or “no.”
14 Day Extension Granted	Indicate if the MCO granted a 14 calendar day extension, at the request of the grievant or at the decision of the MCO. Valid values are “yes,” “no” or “N/A.”
Date Extension Letter Sent	Date MCO mailed grievant written extension letter.
Date Grievance Resolved	Date grievance is resolved by the MCO. Valid values are “date” or “N/A.”
Number of Days Open
Total number of calendar days the grievance is opened. For a grievance that is pending, it is measured as date grievance received to the end of the reporting period. For a resolved grievance, it is measured as date grievance received through date grievance is resolved.

Grievance Resolved	Grievance status on the last day of the reporting period.
Date Resolution Letter Sent	Date MCO mailed grievant written resolution letter.
Timely Resolution	Grievances resolved over 30 calendar days or in 44 days if an extension has been granted. Valid values are “yes,” “no” or “N/A.”
Reason Late/ Comments	MCO explanation for delayed resolution. MCO Comments.

Report #:	28	Created:	08/27/2011
Name:	Appeal Activity	Last Revised:	10/12/2011
Group:	Member and Financial	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B, D
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report provides a summarized activity for both Member and Provider Appeals during the reporting period. Member appeals are based on Category of Service (COS) while Provider Appeals are based on Billing Provider Type/Category.

Two (2) Billing Provider Types are further broken down as follows:

1.	Billing Provider Type 01 General Hospital

a.	Inpatient;

b.	Outpatient;

c.	Emergency Room; and

d.	Inpatient/Outpatient Other

2.	Billing Provider Type 54 Pharmacy

a.	Pharmacy non-Behavioral Health Brand;

b.	Pharmacy non-Behavioral Health Generic;

c.	Pharmacy Behavioral Health Brand; and

d.	Pharmacy Behavioral Health Generic

An appeal submitted by a Provider on the Member’s behalf is to be reported under Member Appeal Activity.

Sample Layout:

Member Appeal Activity
COS	Category of Service (COS) Description	Beginning Balance	Ending Balance	Received						Resolved													Appeals Extended by 14 Calendar Days
				Total	Expedited		Non Expedited			Total	Expedited Resolved in 3 Working Days	Non Expedited % Resolved in 30 Calendar Days	Non Expedited Average Days for Resolution	Written Notice of Resolution within 30 Calendar Days	Expedited				Non Expedited
					Oral	Written	Oral	Written	5 Working Days Written Notice Provided						Final Disposition			Moved to Non Expedited	Oral Abandoned	Final Disposition
															Upheld	Overturned	Partially Overturned			Upheld	Overturned	Partially Overturned

Medicaid Mandatory Services

02	Inpatient Hospital
12	Outpatient Hospital
32	EPSDT Related
	Subtotal: Mandatory Services	0	0	0	0	0	0	0	0	0			0	0	0	0	0	0	0	0	0	0	0

Medicaid Optional Services

03	Mental Hospital
04	Renal Dialysis Clinic
	Subtotal: Optional Services	0	0	0	0	0	0	0	0	0			0	0	0	0	0	0	0	0	0	0	0

	Total: Mandatory and Optional	0	0	0	0	0	0	0	0	0			0	0	0	0	0	0	0	0	0	0	0

Provider Appeal Activity
Provider Type/Category	Beginning Balance	Ending Balance	Received				Resolved								Appeals Extended by 14 Calendar Days
			Total	Oral	Written	5 Working Days Written Notice Provided	Total	Resolved in 30 Calendar Days	Average Days for Resolution	Written Notice of Resolution within 30 Calendar Days	Oral Abandoned	Upheld	Overturned	Partially Overturned

Inpatient
Outpatient
Unknown Type

Total	0	0	0	0	0	0	0		0	0	0	0	0	0	0

Reporting Criteria:

Terminology	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
COS	Two character designation for a state specific category of service. Crosswalk may be found in Exhibit D.
Medicaid Optional Services	State covered Medicaid services in addition to the mandatory covered services the state has chosen to cover.
Subtotal: Optional Services	Calculated field. Sum total of all services listed as optional services For columns with Average Days it is the average days of resolution for all optional services.
Total: Mandatory and Optional	Calculated field. Total of all mandatory and optional services. For columns with Average Days it is the average days of resolution for all mandatory and optional services.
Provider Type/Category
Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk. Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk

Total	Calculated field. Total of all Provider Type/Category listed in the report. For columns with Average Days it is the average days of resolution for all Provider Type/Category listed in the report.

Column Label	Description
Member: Beginning Balance	Total number of outstanding appeals at the beginning of the first day of the reporting period.
Member: Ending Balance	Total number of outstanding appeals at the end of the last day of the reporting period.
Member: Received: Total	Total number of appeals received during the reporting period.
Member: Received: Expedited	Total number of expedited appeals received within the reporting period broken down by Oral and Written.
Member: Received: Expedited: Oral	Total number of expedited oral appeals received within the reporting period.
Member: Received: Expedited: Written	Total number of expedited written appeals received within the reporting period.
Member: Received: Non Expedited	Total number of non-expedited appeals received within the reporting period broken down by Oral and Written.
Member: Received: Non Expedited: Oral	Total number of non-expedited oral appeals received within the reporting period.
Member: Received: Non Expedited: Written	Total number of non-expedited written appeals received within the reporting period.
Member: Received: Non Expedited: 5 Working Days Written Notice Provided	Total number of written notices provided within five (5) working days for non-expedited appeals.
Member: Resolved: Total	Total number of appeals resolved during the reporting period.
Member: Resolved: Expedited Resolved in 3 Working Days	Total of expedited appeals resolved in three (3) or fewer working days.
Member: Resolved: Non Expedited Resolved in 30 Calendar Days	Total of non-expedited appeals resolved in thirty (30) or fewer calendar days.
Member: Resolved: Non Expedited Average Days for Resolution	Average number of days to resolve all non-expedited appeals excluding non-expedited appeals extended by fourteen (14) calendar days.
Member: Resolved: Written Notice of Resolution within 30 Calendar Days	Total number of written notice of resolution that were provided within thirty (30) calendar days of receipt of a non-expedited appeal.
Member: Resolved: Expedited	An appeal that is required to be resolved within three (3) calendar days).
Member: Resolved: Final Disposition	Result of the expedited or non-expedited appeal process broken down by upheld, overturned and partially overturned.
Member: Resolved: Expedited: Final Disposition: Upheld	Total number of expedited appeals that were resolved during the reporting period and were upheld. Upheld means that the prior decision was confirmed and remains as is.
Member: Resolved: Expedited: Final disposition: Overturned	Total number of expedited appeals that were resolved during the reporting period and were overturned. Overturned means that the prior decision was not confirmed and was reversed.
Member: resolved: Expedited: Final disposition: Partially Overturned
Total number of expedited appeals that were resolved during the reporting period and were partially overturned. Partially overturned means that part of the prior decision was not confirmed and was reversed.

Member: Resolved: Expedited: Moved to Non Expedited	Number of expedited appeals that moved to a non-expedited appeal process.
Member: Resolved: Non Expedited: Oral Abandoned	A non-expedited appeal that was not followed up by a written appeal and no additional action was taken.
Member: Resolved: Non Expedited: Final Disposition: Upheld	Total number of non-expedited appeals that were resolved during the reporting period and were upheld. Upheld means that the prior decision was confirmed and remains as is.
Member: Resolved: Non Expedited: Final Disposition: Overturned	Total number of non-expedited appeals that were resolved during the reporting period and were overturned. Overturned means that the prior decision was not confirmed and was reversed.
Member: Resolved: Non Expedited: Final Disposition: Partially Overturned
Total number of non-expedited appeals that were resolved during the reporting period and were partially overturned. Partially overturned means that part of the prior decision was not confirmed and was reversed.

Member: Appeals Extended by 14 Calendar Days	The total number of non-expedited appeals that were extended by fourteen (14) calendar days beyond the initial thirty (30) calendars day period.
Provider: Beginning Balance	Total number of outstanding appeals at the beginning of the first day of the reporting period.
Provider: Ending Balance	Total number of outstanding appeals at the end of the last day of the reporting period.
Provider: Received: Total	Total number of appeals received during the reporting period.
Provider: Received: Oral	Total number of oral appeals received within the reporting period.
Provider: Received: Written	Total number of written appeals received within the reporting period.
Provider: Received: 5 Working Days Written Notice Provided	Total number of written notices provided within five (5) working days.
Provider: Resolved: Total	Total number of appeals resolved during the reporting period.

Provider: Resolved: Resolved in 30 Calendar Days	Total number of appeals resolved in thirty (30) or fewer calendar days.
Provider: Resolved: Average Days for Resolution	Average number of days to resolve all appeals excluding appeals extended by fourteen (14) calendar days.
Provider: Resolved: Written Notice of Resolution within 30 Calendar Days	Total number of written notice of resolution that were provided within thirty (30) calendar days of receipt of a non-expedited appeal.
Provider: Resolved: Oral Abandoned	An oral appeal that was not followed up by a written appeal and no additional action was taken.
Provider: Resolved: Upheld	Total number of appeals that were resolved during the reporting period and were upheld. Upheld means that the prior decision was confirmed and remains as is.
Provider: Resolved: Overturned	Total number of appeals that were resolved during the reporting period and were overturned. Overturned means that the prior decision was not confirmed and was reversed.
Provider: Resolved: Partially Overturned	Total number of appeals that were resolved during the reporting period and were partially overturned. Partially overturned means that part of the prior decision was not confirmed and was reversed.
Provider: Appeals Extended by 14 Calendar Days	The total number of appeals that were extended by fourteen (14) calendar days beyond the initial thirty (30) calendar day period.

Report #:	29	Created:	02/06/2012
Name:	Grievances and Appeals Narrative	Last Revised:
Group:	Grievances and Appeals	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Discuss any trends or problem areas identified in the appeals and grievance and address opportunity for improvement.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report #29: Grievances and Appeals Narrative

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

VI.	Member Grievances

F.	Trends

G.	Problems or Issues Identified

H.	Opportunity for Improvement

VII.	Provider Grievances

A.	Trends

B.	Problems or Issues Identified

C.	Opportunity for Improvement

VIII.    Member Appeals

A.	Trends

B.	Problems or Issues Identified

C.	Opportunity for Improvement

IX.    Provider Appeals

A.	Trends

B.	Problems or Issues Identified

C.	Opportunity for Improvement

Report #:	30	Created:	10/08/2011
Name:	Quarterly Budget Issues	Last Revised:	10/09/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of quarter.
Due Date:	Thirty (30) calendar days after quarter end.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Quarterly Budget Issues report provides an executive level summary of budgetary issues including trends and impacts to operations. The information is to be provided as outlined in the layout below. The following is to be reported in the event a particular section does not apply during the reporting period: NO INFORMATION TO REPORT FOR THE PERIOD FROM <first day of reporting period formatted as mm/dd/yyyy> TO <last day of reporting period formatted as mm/dd/yyyy>.

Layout:

Kentucky Department for Medicaid Services
MCO Report # 30: Quarterly Budget Issues

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

A.
Revenue (For each item briefly discuss revenues received during the quarter versus budget, changes in revenue from previous quarter, reason(s) for changes from previous quarter and projected impact to operations.)

1.	Premiums

i.	Received

ii.	Changes

iii.	Reasons

iv.	Impacts

2.	Investment

i.	Received

ii.	Changes

iii.	Reasons

iv.	Impacts

3.	Pharmacy Rebate

i.	Received

ii.	Changes

iii.	Reasons

iv.	Impacts

4.	Other

i.	Received

ii.	Changes

iii.	Reasons

iv.	Impacts

B.
Expenses (For each item briefly discuss expenses during the quarter versus budget, changes in expenses from previous quarter, reason(s) for changes from previous quarter and projected impact to operations.)

1.	Medical (non-subcontracted)

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

2.	Medical (subcontracted)

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

3.	Administrative (non-subcontracted)

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

4.	Administrative (sub-contracted)

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

5.	Other

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

C.
Per Member Per Month (PMPM) (Briefly discuss on an aggregate PMPM basis the revenue and expenses recognized during the reporting period, changes from previous reporting period and changes from and impacts to budget.)

1.	Premiums

2.	Medical Costs (include medical loss ratio)

3.	Changes (previous quarter)

4.	Changes (budget)

5.	Impacts (budget)

Report #:	31	Created:	10/08/2011
Name:	Potential or Anticipated Fiscal Problems	Last Revised:	10/09/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of quarter.
Due Date:	Thirty (30) calendar days after quarter end.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Potential or Anticipated Fiscal Problems report provides an executive level summary of fiscal issues impacting operations and includes corrective actions taken during the quarter or planned for future dates. The information is to be provided as outlined in the layout below. The following is to be reported in the event a particular section does not apply during the reporting period: NO INFORMATION TO REPORT FOR THE PERIOD FROM <first day of reporting period formatted as mm/dd/yyyy> TO <last day of reporting period formatted as mm/dd/yyyy>.

Layout:

Kentucky Department for Medicaid Services
MCO Report # 31: Potential or Anticipated Fiscal Problems

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

(For each item briefly identify any existing, anticipated or potential fiscal problems or issues and the corrective actions taken or to be taken)

A.	Claims Payment

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

B.	Subcontractor Payments

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

C.	Department of Insurance Risk Based Capital Requirements

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

D.	Financial Solvency

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

E.	Other

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

Report #:	38	Created:	08/28/2012
Name:	Behavioral Health Services In/Out State Facility Utilization	Last Revised:	2/27/2015
Group:	Utilization	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First Day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
MCO should provide Special Services. Report will contain Behavioral Health services placement information for members. This report should identify in and out of state BH facility utilization for all members under age 21.  The report should include ALL members under age 21 that are in a facility in and out of the state of KY for a BH service no matter what service they are receiving.  If the member is in a facility and receiving an EPSDT Special Service, it should be reported.

Reporting Criteria:

General Specifications	Definition
Sort Order	The report is to be sorted in order: Facility Name (A to Z); Member last name (A to Z).

Column Label	Description
Member Last Name	The Member’s last name
Member First Name	The Member’s first name
Member Medicaid ID	The Member’s Medicaid ID number
Facility NPI Number	The Facility’s NPI number
Facility Name	The complete name of the facility
Facility State	The 2 digit postal abbreviation of the state where the facility is located
Level of Care	The amount of assistance a member requires to meet their needs. Examples: Inpatient, PRTF, ECU, Substance Abuse
Date of Admission	The date the member was admitted. Use mm/dd/yyyy
Foster Care Indicator	The member’s foster care status. Acceptable entries are Y and N

Date of Last Review	The date of the last review to determine continuation of current services. Use mm/dd/yyyy
Discharge Plan
Include member’s current discharge plan, including states services anticipated for current report month, anticipated review dates, anticipated placement and/or level of care changes, anticipated denial dates, and anticipated barriers to continuity of care.

Sample Layout:

Member Name	Member Medicaid #	Facility NPI #	Facility Name	Facility State	Level of Care	Date of Admission	Foster Care Status	Date of Last Review	Discharge Plan

Report #:	39	Created:	01/04/2012
Name:	Monthly Formulary Management Report	Last Revised:	02/07/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Monthly summary of pharmacy related utilization and costs by Medicaid members assigned to Managed Care Organizations broken down by region.

Sample Layout:

		NOV-11	DEC-11	JAN-12	% CHANGE PER MONTH	% CHANGE PER YEAR	AVERAGE PER MONTH	Y-T-D
STATISTICS	NEW RXS
REFILL RXS
TOTAL NON PDL RXS
% NON PDL RXS
PSYCH RXS
% PSYCH RXS
NON PDL PSYCH RXS
% NON PDL PSYCH RXS
# PSYCH UTILIZERS
% PSYCH UTILIZERS
% PSYCH UTILIZERS/RX UTILIZERS
# PSYCH RXS/MEMBER
# PSYCH RXS/PSYCH UTILIZER
# RXS/MEMBER LESS PSYCHS
% MEMBERS ON MEDS LESS PSYCHS
PSYCH COST/PSYCH UTILIZER

STATISTICS	# PROVIDER PRESCRIBED OTCS
# CONTROLLED RXS
% BRAND
% GENERIC
BEHAVIORAL HEALTH	% ATYP ANTIPSYCH UTILIZERS
% MEMBERS ON ATYP ANTIPSYCHS/RX UTILIZERS
# TYPICAL ANTIPSYCH UTILIZERS
% TYPICAL ANTIPSYCH UTILIZERS
# MEMBERS ON ATYP TO TYP
BH % BRAND
BH % GENERIC
PERCENTAGES	% PDL COST/TOTAL COST
% NON PDL COST/TOTAL COST
% PSYCH COST/TOTAL COST
% PDL PSYCH COST/TOTAL COST
% NON PDL PSYCH COST/TOTAL COST
% ATYP ANTIPSYCH COST/TOTAL COST
% HIV COST/TOTAL COST

PERCENTAGES	% HEP B COST/TOTAL COST
% HEP C COST/TOTAL COST
SPECIALTY	HEP C RXS
# HEP C UTILIZERS
HEP C RX COST
HEP C COST/HEP C UTILIZER
HEP B RXS
# HEP B UTILIZERS
HEP B RX COST
HEP B COST/HEP B UTILIZER
HEP B COST/MEMBER
HIV RXS
# HIV UTILIZER
HIV RX COST
HIV COST/HIV UTILIZER
COST	TOTAL COST
DRUG REIMBURSEMENT
DISPENSING FEES
TOTAL COST/MEMBER
COST/RX UTILIZER
PDL TOTAL COST
PDL COST/MEMBER
NON PDL TOTAL COST
NON PDL COST/MEMBER
PSYCH COST
PSYCH COST/MEMBER
PDL PSYCH COST

COST	PDL PSYCH COST/MEMBER
NON PDL PSYCH COST
NON PDL PSYCH COST/MEMBER
ATYP ANTIPSY COST
ATYP ANTIPSY COST/MEMBER
ATYP ANTIPSYCH COST/ATYP ANTIPSY UTILIZER
PROVIDER PRESCRIBED OTC TOTAL COST
PROVIDER PRESCRIBED OTC COST/MEMBER
TOTAL INSULIN COST
PROVID3ER PRESCRIBED OTC COST LESS INSULIN
H2 BLOCKERS TOTAL COST
NSAIDS TOTAL COST
PPI TOTAL COST
VACCINE TOTAL COST
TOTAL REGIONS	# MEMBERS
% UTILIZERS
# RXS
AVG # RXS/MEMBER
AVG # RXS/UTILIZER
# PAs
% PAs DENIED
# CLAIMS
% CLAIMS DENIED
# PRESCRIBERS

TOTAL REGIONS	# RXS/PRESCRIBER
# CONTROLS/ PRESCRIBER
# PHARMACIES
AVG COST/RX
SUBOXONE RXS
ADHD RXS
LOCK INS
REGION 1	# MEMBERS
% UTILIZERS
# RXS
AVG # RXS/MEMBER
AVG # RXS/UTILIZER
# PAs
% PAs DENIED
# CLAIMS
% CLAIMS DENIED
# PRESCRIBERS
# RXS/PRESCRIBER
# CONTROLS/ PRESCRIBER
# PHARMACIES
AVG COST/RX
SUBOXONE RXS
ADHD RXS
LOCK INS

Reporting Criteria:

Terminology	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Definition
NEW RXS	Number of new prescriptions
REFILL RXS	Number of refill prescriptions
TOTAL NON PDL RXS	Total number of prescriptions written for a drug not listed on the preferred drug list
% NON PDL RXS	Percentage of prescriptions written for a drug not listed on the preferred drug list
PSYCH RXS	Number of prescriptions written for a psychotropic drug
% PSYCH RXS	Percentage of prescriptions written for a drug not listed on the preferred drug list
NON PDL PSYCH RXS	Number of prescriptions written for a psychotropic drug not listed on the preferred drug list
% NON PDL PSYCH RXS	Percentage of prescriptions written for a psychotropic drug not listed on the preferred drug list
# PSYCH UTILIZERS	Number of Medicaid /MCO members for whom psychotropic drug prescriptions were filled
% PSYCH UTILIZERS	Percentage of Medicaid /MCO members for whom psychotropic drug prescriptions were filled
% PSYCH UTILIZERS/RX UTILIZERS	Percentage of Medicaid/MCO members for whom psychotropic drug prescriptions were filled as compared to total Medicaid/MCO members for whom any drug prescriptions were filled
# PSYCH RXS/MEMBER	Number of psychotropic prescriptions per Medicaid/MCO member
# PSYCH RXS/PSYCH UTILIZER	Number of psychotropic prescriptions per Medicaid/MCO member who fills prescriptions written for psychotropic medications
# RXS/MEMBER LESS PSYCHS	Number of prescriptions per Medicaid/MCO member not counting prescriptions for psychotropic medications
% MEMBERS ON MEDS LESS PSYCHS	Percentage of Medicaid/MCO members for whom drug prescriptions were filled not counting prescriptions for psychotropic medications
PSYCH COST/PSYCH UTILIZER	Psychotropic drug cost/Medicaid/MCO member for whom psychotropic medication were filled
# OTC RXS	Number of prescriptions filled for over the counter items
# CONTROLLED RXS	Number of prescriptions filled for controlled (scheduled) narcotics
% BRAND	Percentage of prescriptions filled with brand name drugs
% GENERIC	Percentage of prescriptions filled with a generic drug
ATYP ANTIPSYCH RXS	Number of prescriptions filled for an atypical anti-psychotropic drug
NON PDL ATYP ANTI PSYCH RXS	Number of prescriptions filled for an atypical anti-psychotropic drug not listed on the preferred drug list
# ATYP ANTIPSYCH UTILIZERS	Number of Medicaid/MCO members for whom drug prescriptions for atypical antipsychotics were filled
% ATYP ANTIPSYCH UTILIZERS	Percentage of Medicaid/MCO members for whom drug prescriptions were filled for atypical antipsychotics
% MEMBERS ON ATYP ANTIPSYCHS/RX UTILIZERS	Percentage of Medicaid/MCO members for whom drug prescriptions were filled for atypical antipsychotics as compared to total Medicaid/MCO members for whom any drug prescriptions were filled

# TYPICAL ANTIPSYCH UTILIZERS	Number of Medicaid/MCO members for whom drug prescriptions for typical antipsychotics were filled
% TYPICAL ANTIPSYCH UTILIZERS	Percentage of Medicaid/MCO members for whom drug prescriptions for typical antipsychotics were filled
BH % BRAND	Percentage of behavioral health prescriptions filled with a brand name drug
BH % GENERIC	Percentage of behavioral health prescriptions filled with a generic drug
% PDL COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs on the preferred drug list as compared with total drug cost
% NON PDL COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs on the non-preferred drug list as compared with total drug cost
% PSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with psychotropic drugs as compared with total drug cost
% PDL PSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs on the preferred drug list as compared with total drug cost
% NON PDL PSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs not on the preferred drug list as compared with total drug cost
% ATYP ANTIPSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with atypical antipsychotic drugs as compared with total drug cost
% HIV COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs used to treat HIV as compared with total drug cost
% HEP B COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs used to treat Hep B as compared with total drug cost
% HEP C COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs used to treat Hep C as compared with total drug cost
HEP C RXS	Number of prescriptions filled with drugs used to treat Hep C
# HEP C UTILIZERS	Number of Medicaid/MCO members for whom prescriptions for drugs used to treat Hep C are filled
HEP C RX COST	Total cost for prescriptions filled with drugs used to treat Hep C
HEP C COST/HEP C UTILIZER	Cost for prescriptions filled with drugs used to treat Hep C per Medicaid/MCO member for whom prescriptions for drugs used to treat Hep C are filled
HEP B RXS	Number of prescriptions filled with drugs used to treat Hep B
# HEP B UTILIZERS	Number of Medicaid/MCO members for whom prescriptions for drugs used to treat Hep B are filled
HEP B RX COST	Total cost for prescriptions filled with drugs used to treat Hep B
HEP B COST/HEP B UTILIZER	Cost for prescriptions filled with drugs used to treat Hep B per Medicaid/MCO member for whom prescriptions for drugs used to treat Hep B are filled
HIV RXS	Number of prescriptions filled with drugs used to treat HIV
# HIV UTILIZER	Number of Medicaid/MCO members for whom prescriptions for drugs used to treat HIV are filled
HIV RX COST	Total cost for prescriptions filled with drugs with HIV indication
HIV COST/HIV UTILIZER	Cost for prescriptions filled with drugs with HIV indication per Medicaid/MCO member for whom prescriptions for drugs with HIV indication are filled
TOTAL COST	Total drug cost = Total Drug Reimbursement + Dispensing Fees
TOTAL DRUG REIMBURSEMENT	Total reimbursed for drugs dispensed to Medicaid members
DISPENSING FEES	Total dispensing fees to pharmacies
TOTAL COST/MEMBER	Total drug cost per Medicaid/MCO member

COST/RX UTILIZER	Total drug cost per Medicaid/MCO member for whom prescriptions for any drug are filled
PDL TOTAL COST	Total drug cost for prescriptions filled for drugs listed on the preferred drug list
PDL COST/MEMBER	Total drug cost for prescriptions filled for drugs listed on the preferred drug list per Medicaid/MCO member
NON PDL TOTAL COST	Total drug cost for prescriptions filled for drugs not listed on the preferred drug list
NON PDL COST/MEMBER	Total drug cost for prescriptions filled for drugs not listed on the preferred drug list per Medicaid/MCO member
PSYCH COST	Total drug cost for prescriptions filled with psychotropic drugs
PSYCH COST/MEMBER	Total drug cost for prescriptions filled with psychotropic drugs per Medicaid/MCO member
PDL PSYCH COST	Total drug cost for prescriptions filled with psychotropic drugs listed on the preferred drug list
PDL PSYCH COST/MEMBER	Total drug cost for prescriptions filled with psychotropic drugs listed on the preferred drug list per Medicaid/MCO member
NON PDL PSYCH COST	Total drug cost for prescriptions filled with psychotropic drugs not listed on the preferred drug list
NON PDL PSYCH COST/MEMBER	Total drug cost for prescriptions filled with psychotropic drugs not listed on the preferred drug list per Medicaid/MCO member
ATYP ANTIPSY COST	Total drug cost for prescriptions filled with atypical antipsychotic drugs
ATYP ANTIPSY COST/MEMBER	Total drug cost for prescriptions filled with atypical antipsychotic drugs per Medicaid/MCO member
ATYP ANTIPSYCH COST/ATYP ANTIPSY UTILIZER	Total drug cost for prescriptions filled with atypical antipsychotic drugs per Medicaid/MCO member for whom prescriptions for atypical antipsychotic drugs are filled
OTC TOTAL COST	Total cost for prescriptions filled for over the counter items
OTC COST/MEMBER	Total cost for prescriptions filled for over the counter items per Medicaid MCO member
TOTAL INSULIN COST	Total cost for prescriptions filled with insulin
OTC COST LESS INSULIN	Total cost for prescriptions filled for over the counter items minus total cost for prescriptions filled with insulin
H2 BLOCKERS TOTAL COST	Total cost for prescriptions filled with any drug listed in the histamine H2 acid reducers drug category
NSAIDS TOTAL COST	Total cost for prescriptions filled with any drug listed in the non-steroidal anti-inflammatory drug category
PPI TOTAL COST	Total cost for prescriptions filled with any drug listed in the proton pump inhibitor drug category
# MEMBERS	Number of Medicaid/MCO members
% UTILIZERS	Percentage of Medicaid/MCO members for whom prescriptions are filled
# RXS	Number of prescriptions filled for Medicaid/MCO members
AVG # RXS/MEMBER	Average number of prescriptions filled for each Medicaid/MCO member
AVG # RXS/UTILIZER	Average number of prescriptions filled for each Medicaid/MCO member for whom prescriptions are filled
# PAs	Number of prior authorizations for drug items requested
% PAs DENIED	Percentage of prior authorization requests denied as compared to total number of prior authorizations requested
# CLAIMS	Number of prescriptions claims
% CLAIMS DENIED	Percentage of prescription claims denied as compared to total number of paid claims

# PRESCRIBERS	Number of Medicaid/MCO providers who prescribed medications for Medicaid/MCO members for whom prescriptions were filled
# RXS/PRESCRIBER	Number of prescriptions filled for Medicaid/MCO members filled for any drug per provider who prescribed medications for Medicaid/MCO members for whom prescriptions were filled
# CONTROLS/ PRESCRIBER	Number of prescriptions filled for controlled (scheduled) narcotics per provider who prescribed medications for Medicaid/MCO members for whom prescriptions were filled
# PHARMACIES	Number of pharmacies where prescriptions were filled for Medicaid/MCO members
AVG COST/RX	Average cost of prescriptions filled for Medicaid/MCO members per prescription filled for Medicaid/MCO members
SUBOXONE RXS	Number of Suboxone prescriptions filled for Medicaid/MCO members
ADHD RXS	Number of prescriptions filled with any drug listed in the attention deficit hyperactivity disorder drug category
# LOCK IN MEMBERS	Number of Medicaid/MCO members placed in a Lock In program

Column Label	Description
Nov 11	Information for the entire month
Dec 11	Information for the entire month
Jan 12	Information for the entire month
% Change per Month	The percentage change realized from one rolling month to the next
% Change per Year	The percentage change realized from one rolling year to the next
Average per Month	The average of the requested information per month
Y-T-D	Total of requested information through the last reporting period

Report #:	48	Created:	01/09/2012
Name:	Organizational Changes	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Identify any organization changes relating to the MCO during the report period.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 48: Organizational Changes

MCO Name:                            DMS Use Only
Report Date:                            Received Date:
Report Period From:                        Reviewed Date:
Report Period To:                        Reviewer:

I.	Organizational Change

II.	Organizational Change

III.	Organizational Change

Report #:	49	Created:	01/09/2012
Name:	Administrative Changes	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Identify any administrative changes relating to the MCO during the report period.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 49: Administrative Changes

MCO Name:                            DMS Use Only
Report Date:                            Received Date:
Report Period From:                        Reviewed Date:
Report Period To:                        Reviewer:

II.    Administrative Change

III.    Administrative Change

IV.    Administrative Change

Report #:	51	Created:	01/09/2012
Name:	Operational Changes	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Identify any operational changes or relevant to the operations of the MCO not otherwise covered during the report period.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 51: Operational Changes

MCO Name:                            DMS Use Only
Report Date:                            Received Date:
Report Period From:                        Reviewed Date:
Report Period To:                        Reviewer:

I.	Operational Change

II.	Operational Change

III.	Operational Change

Report #:	52	Created:	02/14/2012
Name:	Expenditures Related to MCO’s Operations	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should provide the Executive Management’s salary, bonus, other compensation, travel and other expenses based upon the reporting period.

Sample Layout:

Reporting Period
Category	Positions	Salary	Bonus	Other Compensation	Travel	Other Expenses	Begin Date	End Date
Executive Management	Executive Officer/CEO
Executive Management	Medical Director
Executive Management	Pharmacy Director
Executive Management	Dental Director
Executive Management	CFO
Executive Management	Compliance Director
Executive Management	Quality Improvement Director
Executive Management	Sub-Total
Executive	All other Executives

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Executive Management	Capable and responsible for the oversight of the entire operation.
Executive Director/CEO
Primary contact and will be authorized to represent the Contractor regarding inquiries pertaining to the contract, will be available during normal business hours, and will have decision-making authority in regard to urgent situations that arise.

Medical Director	Actively involved in all major clinical programs and Quality Improvement components.
Pharmacy Director	Coordinate, manage and oversee the provision of pharmacy services to Members.
Dental Director	Actively involved in all major dental programs.
CFO	Ensure compliance with adopted standards and review expenditures for reasonableness and necessity.
Compliance Director
Maintain current knowledge of Federal and State legislation, legislative initiatives, and regulations relating to Contractor and oversee the Contractor’s compliance with the laws and Contract requirements of the Department. Serve as the primary contact for and facilitate communications between Contractor leadership and the Department relating to Contract compliance issues.

Quality Improvement Director	Responsible for the operation of the Contractor’s QAPI Program and any QAPI Program of its subcontractors.
Sub-Total	Provide the subtotal of each of the Executive Management team above
All Other Executives	Provide a total of all other Executive Management as defined in the MCO contract.

Column Label	Description
Salary
Provide the salary of only the Kentucky’s line of business. MCO may disclose an estimated allocation based on the time allocated to Kentucky. Information related to the Contractor’s ultimate parent company’s Executive Management need not be disclosed.

Bonus	Unless guaranteed, or actually paid during the report period, bonuses disclosed may be target amounts for the period disclosed expressed as a percentage of base salary.
Other Compensation
Is limited to other cash compensation actually paid during the reporting period, and may exclude amounts realized or realizable during the period through grant, vesting or exercise of stock options, restricted stock, stock appreciation rights, phantom stock plans, or other long term non-cash incentives.

Travel
Provide the travel of only the Kentucky’s line of business. MCO may disclose an estimated allocation based on the time allocated to Kentucky. Information related to the Contractor’s ultimate parent company’s Executive Management need not be disclosed.

Other Expenses
Provide the other expenses of only the Kentucky’s line of business. MCO may disclose an estimated allocation based on the time allocated to Kentucky. Information related to the Contractor’s ultimate parent company’s Executive Management need not be disclosed.

Begin Date	Provide the begin date of the report period.
End Date	Provide the end date of the report period.

Report #:	53	Created:	09/12/2011
Name:	Prompt Payment	Last Revised:	09/24/2011
Group:	Financial and Information Systems	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	In accordance with DOI requirements.
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

MCOs are required to comply with the Kentucky Department of Insurance (DOI) requirements for prompt payment reporting as referenced in the DOI HIPMC-CP-3 Prompt Payment Reporting Manual. The DOI requires a quarterly submission of the prompt payment report. A copy of the quarterly prompt payment report is required to be submitted to the Department for Medicaid Services (DMS) at the same time the report is submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time.

Report #:	54	Created:	08/28/2011
Name:	COB Savings	Last Revised:	02/27/2015
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Reports all Coordination of Benefit (COB) savings due to other insurance payment, including Medicare, for which the claim submission includes and the MCO processed/paid the claim accordingly. The report is to include claims when the other insurance paid zero dollars because the service was not covered by the other insurance.

Sample Layout:

COB/TPL Savings
Member Medicaid ID	Member Name	Claim ICN	MCO Paid Amount	COB Amount

Total

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Total	Provide a total of all reported activity for MCO Paid Amount, COB Amount, Other Insurance Deductible Amount and Other Insurance Co-Pay Amount.

Column Label	Description
Member Medicaid ID	The Member’s Medicaid ID
Member Name	Concatenate the Member’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Claim ICN	The MCO claim internal control number for the claim being reported.
MCO Paid Amount
The net amount the claim adjudicated to a paid status. Note: When there is a Provider outstanding balance due and the claim payment was reduced by the outstanding balance do not report the payment Financial paid out.

COB Amount	The amount the other insurance paid on the claim.

Report #:	55	Created:	08/28/2011
Name:	Medicare Cost Avoidance	Last Revised:	02/27/2015
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Reports the Medicare crossover claims that were denied during the reporting period because the claim was submitted without first having been submitted to Medicare for payment.

Sample Layout:

Medicare Cost Avoidance
Medicaid Member ID	Member Name	Claim ICN	Amount Denied Due To Medicare
Monthly Total

Reporting Criteria:
Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Total	Provide a total of all reported activity for Denied Amount, Medicare Payment, Medicare Deductible and Medicare Coinsurance.

Column Label	Description
Member Medicaid ID	The Member’s Medicaid ID
Member Name	Concatenate the Member’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Claim ICN	The MCO claim internal control number for the claim being reported.
Denied Amount Due to Medicare	The billed amount the MCO denied due to Medicare coverage.

Report #	56	Created:	8/28/2011
Name:	non-Medicare Cost Avoidance	Last Revised:	2/27/2015
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The report lists the claims that were denied during the reporting period because the claim was submitted without first having been submitted to another Insurer for payment. The report is not to include Medicare crossover claims.

Sample Layout:

Non-Medicare TPL Cost Avoidance
Medicaid Member ID	Member Name	Claim ICN	Amount Denied Due To Non-Medicare TPL

Monthly Total

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Total	Provide a total of all reported activity for Denied Amount, Other Insurance non-Medicare Payment, Other Insurance non-Medicare Deductible and Other Insurance non-Medicare Coinsurance.

Column Label	Description
Member Medicaid ID	The Member’s Medicaid ID
Member Name	Concatenate the Member’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Claim ICN	The MCO claim internal control number for the claim being reported.
Denied Amount	The billed amount the MCO denied due to non-Medicare TPL.

Report #:	57	Created:	08/27/2011
Name:	Potential Subrogation	Last Revised:	02/27/2015
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:

Provides report for cases where the MCO’s Member has had an accident and there is potential for a liable third party or subrogation claim.

Sample Layout:

Active/Potential Subrogation/Liable Party
Member Medicaid ID	Member Name	Date of Injury	Attorney/Liable Party Information	Lien/Claim Amount	Recovered Amount	Status/Closed Date	Comments

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Member Name’.

Row Label	Description
NA	NA

Column Label	Description
Member Medicaid ID	The Member’s Medicaid ID reported as a text string.
Member Name	Concatenate the Medicaid Member’s ‘Last Name’, ‘First Name’, ‘Middle Initial’
Date of Injury	The date of the actual injury/accident.
Attorney/Liable Party Information	The attorney/liable party name, address and contact information.
Lien Claim Amount	The MCO lien or claim amount.
Recovered Amount	The MCO recovered amount from the attorney/liable party.
Status/Closed Date	Awaiting additional funds or Date case closed if applicable
Comments	Regarding pending payment or any special circumstance

Report #:	58	Created:	08/20/2011
Name:	Original Claims Processed	Last Revised:	08/29/2011
Group:	Claims Processing	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provides the number of original clean claims processed during a reporting period reported by Billing Provider Type and claim status. There are four claim statuses to be included in the report:

1.	Received;

2.	Pay;

3.	Deny; and

4.	Suspended

Two (2) Billing Provider Types are further broken down as follows:

3.	Billing Provider Type 01 General Hospital

a.	Inpatient;

b.	Outpatient;

c.	Emergency Room; and

d.	Inpatient/Outpatient Other

4.	Billing Provider Type 54 Pharmacy

a.	Pharmacy non-Behavioral Health Brand;

b.	Pharmacy non-Behavioral Health Generic;

c.	Pharmacy Behavioral Health Brand; and

d.	Pharmacy Behavioral Health Generic

Sample Layout:

Claims Received
	Total Count	Total Processed	Total Charges	Avg. Charges
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Adjudicated to Pay Status
	Total Count	Percent	Total Charges	Avg. Charges	Total Paid	Avg. Paid
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Adjudicated to Deny Status
	Total Count	Percent	Total Charges	Avg. Charges
Total All Claims

Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Placed in Suspended Status
	Total Count	Percent	Total Charges	Avg. Charges
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Reporting Criteria:

General Specifications	Definition
Claim	Claim is defined as an original clean claim.
Claim Count	A claim count of one is applied to each claim. Therefore a claim that pays on the header and a claim that pays on the detail will both have a count of one.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character field. Example: Billing Provider Type 01 = General Hospital
Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report claims processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.

Claim Status	Column Label	Description
Received	Total Count	Total Count of all Original Claims received during the reporting period.
Received	Total Processed	Total Count of all Original Claims processed during the reporting period to a status of Pay, Deny or Suspended.

Received	Total Charges	Total charges for all received original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Received	Avg. Charges	Calculated Field: ‘Total Charges’ from received status divided ‘Total Count’ from received status.
Pay	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Pay status.
Pay	Percent	Calculated Field: ‘Total Count’ from pay status divided by ‘Total Count’ from received status.
Pay	Total Charges
Total charges from original claims adjudicated to a pay status. Header paid claims will use the charges from the Header. Detail paid claims will use charge from the line items that have a pay status. Denied line item charges are not to be included in Total Charges.

Pay	Avg. Charges	Calculated Field: ‘Total Charges’ from pay status divided by ‘Total Count’ from pay status.
Pay	Total Paid
The total adjudicated claim paid amount by the MCO. Example: A claim adjudicated to pay $100. There is an outstanding A/R in financial for $200. The MCO should report the $100 adjudicated paid amount and not the $0 financial payment.

Pay	Avg. Paid	Calculated Field: ‘Total Paid’ from pay status divided by ‘Total Count’ from pay status.
Deny	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Deny status.
Deny	Percent	Calculated Field: ‘Total Count’ from deny status divided by ‘Total Count’ from received status.
Deny	Total Charges	Total charges for all denied original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Deny	Avg. Charges	Calculated Field: ‘Total Charges’ from deny status divided by ‘Total Count’ from deny status.
Suspended	Total Count
Total Count of all Original Claims received during the reporting period that moved to a suspended status. The claim shall be counted even if the claim later was changed to a Pay or Deny status during the reporting period.

Suspended	Percent	Calculated Field: ‘Total Count’ from suspended status divided by ‘Total Count’ from received status.
Suspended	Total Charges
Total charges for all suspended original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.

Suspended	Avg. Charges	Calculated Field: ‘Total Charges’ from suspended status divided by ‘Total Count’ from suspended status.

Report #:	59	Created:	09/10/2011
Name:	Prior Authorizations	Last Revised:	10/06/2011
Group:	Medical Management	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The report list the Prior Authorization (PA) activity during the reporting period. All PAs required by the MCO are to be listed regardless of the level of activity during the reporting period. If an MCO adds or deletes a PA from their program requirements then the MCO is to report that information when submitting the report.

Sample Layout:

Prior Authorization (PA)
Provider Type/Category	Prior Authorizations Requested	Prior Authorizations Approved			Prior Authorizations Partial Approved			Prior Authorizations Denied
		Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits	Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits

Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
Other non-Medicaid Provider Type

Total	0	0	0	0	0	0	0	0

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report prior authorizations processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.
Total	Report the total of all PA activity listed in the report.

Column Label	Description

Prior Authorizations Requested	The total number of prior authorizations that were requested for each specific ‘Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
Prior Authorizations Approved	The total number of prior authorizations that were approved for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
PAs Approved: Medical Necessity (no MCO service Limits)	Prior authorizations required for medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO approved all of the units requested.
PAs Approved: Medical Necessity and within MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved all of the units requested and the units approved did not exceed MCO service limits.

PAs Approved: Medical Necessity and Exceeded MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved all of the units requested and the total units approved exceeded the MCO service limits.

Prior Authorizations Partially Approved	The total number of prior authorizations that were partially approved for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
PAs Partially Approved: Medical Necessity (no MCO service Limits)
Prior authorizations required for medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO approved some but not all of the units requested.

PAs Partially Approved: Medical Necessity and within MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved some but not all of the units requested and the units approved did not exceed MCO service limits.

PAs Partially Approved: Medical Necessity and Exceeded MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved some but not all of the units requested and the total units approved exceeded the MCO service limits.

Prior Authorizations Denied	The total number of prior authorizations that were denied for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.

Report #:	60	Created:	08/20/2011
Name:	Original Claims Payment Activity	Last Revised:	02/27/2015
Group:	Claims Processing	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provides the number of original clean claims paid during a reporting period and length of time from receipt of a clean original claim to claim payment; the number of original clean claims denied during a reporting period and length of time from receipt of a clean original claim to claim denial; the number of original clean claims in a suspended status during a reporting period and length of time from receipt of an original claim.

Sample Layout:

Claim Activity
	1-30 Days	31-60 Days	61-90 Days	91+ Days	Total Claims
Total All Claims Paid
Total All Claims Denied
Total All Claims Suspended

Reporting Criteria:

General Specifications	Definition
Claim	Claim is defined as an original clean claim that has been paid/denied/suspended.
Claim Count
A claim count of one is applied to each paid/denied/suspended claim. Therefore a header paid claim that is paid/denied/suspended and a detailed paid claim that is paid/denied/suspended on all details will both have a count of one.

Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims Paid	Includes all clean claims that have been paid in the reporting period
Total All Claims Denied	Includes all clean claims that have been denied in the reporting period
Total All Claims Suspended	Includes all clean claims that have been suspended in the reporting period

Column Label	Description
1-30 Days	Total count of all claims paid/denied/suspended during the reporting period for which the claim was in process for 1 to 30 calendar days from receipt of a clean claim.
31-60 Days	Total count of all claims paid/denied/suspended during the reporting period for which the claim was in process for 31 to 60 calendar days from receipt of a clean claim.
61-90 Days	Total count of all claims paid/denied/suspended during the reporting period for which the claim was in process for 61 to 90 calendar days from receipt of a clean claim.
91+ Days	Total count of all claims paid/denied/suspended during the reporting period for which the claim was in process for 91 or more calendar days from receipt of a clean claim.
Total Claims	Total count of all claims paid/denied/suspended during the reporting period.

Report #:	65	Created:	02/13/2012
Name:	Foster Care	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services Kentucky Department for Community Based Services

Description:

Monthly report provides information on the Foster Care population for each MCO and broken down by Region.

Sample Layout:

MCO Region	Foster Care Region	Number of New Foster Care Members	Number of Existing Foster Care Members	Number of New Foster Care Members Enrolled into CM	Number of Existing Foster Care Members Enrolled into CM	Number of New Foster Care Members Enrolled into DM	Number of Existing Foster Care Members Enrolled into DM	Number of New Foster Care Members with Completed HRAs	Number of Existing Foster Care Members with Completed HRAs

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order: MCO Region

Row Label	Description
NA	NA

Column Label	Description
MCO Region	Provide the member’s MCO region.
Foster Care Region	Provide the member’s Foster Care region.
Number of New Foster Care Members	Provide the total number of new Foster Care Members during the month.
Number of Existing Foster Care Members	Provide the total number of existing Foster Care Members during the month.
Number of New Foster Care Members Enrolled into Case Management	Provide the total number of new Foster Care Members enrolled into Case Management during the month.
Number of Existing Foster Care Members Enrolled into Case Management	Provide the total number of existing Foster Care Members enrolled into Case Management during the month.
Number of New Foster Care Member Enrolled into Disease Management	Provide the total number of new Foster Care Members enrolled into Disease Management during the month.
Provide the total number of Existing Foster Care Members enrolled into Disease Management	Provide the total number of existing Foster Care Members enrolled into Disease Management during the month.
Number of New Foster Care Members with Completed HRAs	Provide the total number of new Foster Care Members with completed HRAs during the month.
Number of Existing Foster Care Members with Completed HRAs	Provide the total number of existing Foster Care Members enrolled into HRAs during the month.

Report #:	66	Created:	02/10/2012
Name:	Guardianship	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services Kentucky Department for Aging and Independent Living

Description:

Monthly report provides information on the Guardianship population for each MCO and broken down by Region.

Sample Layout:

MCO Region	Guardianship Region	Number of New Guardianship Members	Number of Existing Guardianship Members	Number of New Guardianship Members Enrolled into CM	Number of Existing Guardianship Members Enrolled into CM	Number of New Guardianship Members Enrolled into DM	Number of Existing Guardianship Members Enrolled into DM	Number of New Guardianship Members with Completed HRAs	Number of Existing Guardianship Members with Completed HRAs

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order: MCO Region

Row Label	Description
NA	NA

Column Label	Description
MCO Region	Provide the member’s MCO region.
Guardianship Region	Provide the member’s Guardianship region.
Number of Guardianship Members	Provide the total number of new Guardianship Members during the month.
Number of Existing Guardianship Members	Provide the total number of existing Guardianship Members during the month.
Number of New Guardianship Members Enrolled into Case Management	Provide the total number of new Guardianship Members enrolled into Case Management during the month.
Number of Existing Guardianship Members Enrolled into Case Management	Provide the total number of existing Guardianship Members enrolled into Case Management during the month.
Number of New Guardianship Member Enrolled into Disease Management	Provide the total number of new Guardianship Members enrolled into Disease Management during the month.
Provide the total number of Existing Guardianship Members enrolled into Disease Management	Provide the total number of existing Guardianship Members enrolled into Disease Management during the month.
Number of New Guardianship Members with Completed HRAs	Provide the total number of new Guardianship Members with completed HRAs during the month.
Number of Existing Guardianship Members with Completed HRAs	Provide the total number of existing Guardianship Members enrolled into HRAs during the month.

Report #:	67	Created:	08/21/2011
Name:	Provider Credentialing Activity	Last Revised:	09/01/2011
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report documents by Medicaid Provider Type the activity related to Provider Enrollments, Credentialing and Termination of Providers by the MCO.

Sample Layout:

Provider Enrollment, Credentialing, Termination Summary
Provider Type	Provider Type Description	Applications in Process 1-30 days	Applications in Process 31-60 days	Applications in Process 61-90 days	Applications in Process 90+ days	Applications Received	Applications Credentialed	Applications Processed	Enrolled	Denied
01	General Hospital
02	Mental Hospital
04	PRTF
	Total	0	0	0	0	0	0	0	0	0

Reporting Criteria:

Terminology	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
‘Provider Type’	Medicaid defined Provider Type. A Provider may be enrolled under multiple Provider Types.
Total	Calculated Field: Total of activity for all Provider Types listed in the report.

Column Label	Description
Provider Type	Provider Type Code of two characters and is based on Kentucky’s recognized Provider Types.
Provider Type Description	Description for Provider Type.
Applications in Process 1-30 days	Total number of applications on hand at the MCO that have not completed the entire MCO enrollment process that are 1-30 days old.
Applications in Process 31-60 days	Total number of applications on hand at the MCO that have not completed the entire MCO enrollment process that are 31-60 days old.
Applications in Process 61-90 days	Total number of applications on hand at the MCO that have not completed the entire MCO enrollment process that are 61-90 days old.
Applications in Process 91+ days	Total number of applications on hand at the MCO that have not completed the entire MCO enrollment process that are over 90 days old.
Applications Received
Total number of Provider Applications received by the MCO during the reporting period. If a single Provider is requesting to be credentialed under multiple Provider Types the Application Received is to be reported under each Provider Type.

Applications Credentialed
Total number of Provider Applications credentialed during the reporting period. If a single Provider is credentialed under more than one Provider Type the Application Credentialed is to be reported under each Provider Type.

Applications Processed
Total number of Provider Applications Processed to an enrollment or deny status by the MCO during the reporting period. If a single Provider is requesting to be credentialed under multiple Provider Types the Application Processed is to be reported under each Provider Type.

Enrolled
Total number of Providers enrolled by the MCO during the reporting period. Only providers issued a Medicaid Provider ID are to be included in the count for Enrolled. If a single Provider is enrolled under multiple Provider Types the enrollment is to be reported under each Provider Type.

Denied	Total number of Providers denied by the MCO during the reporting period. If a single Provider is denied under multiple Provider Types the denial is to be reported under each Provider Type.

Report #:	68	Created:	08/21/2011
Name:	Additions to Provider Network	Last Revised:	10/01/2011
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:	C
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report documents additions to the MCO Provider Network

Sample Layout:

NPI	Medicaid ID	Last/Entity Name	First Name	Phone	Address 1	Address 2	City	State	Zip	County Name	Specialty

Reporting Criteria:

Terminology	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Column Label	Description
NPI	The Provider’s NPI
Medicaid ID	The Provider’s Medicaid Identification Number
Last/Entity Name
For an individual Medical Provider report the last name of the Provider;
When the denial applies to a Provider group report the group name;
When the denial applies to a subcontractor report the last name of the company contact.

First Name	The Provider’s first name
Phone	Provide the contact number for the ‘Last/Entity Name’ listed.
Address 1	First line of the mailing address for the ‘Last/Entity Name’ listed.
Address 2	Second line of the mailing address for the ‘Last/Entity Name’ listed.
City	City of the mailing address for the ‘Last/Entity Name’ listed.
State	A two character designation for the state of the mailing address for the ‘Last/Entity Name’ listed.
Zip	Five character zip code of the mailing address for the ‘Last/Entity Name’ listed.
County Name	The complete name of the county where the provider is located. (County name is not necessary if the provider is located out of Kentucky)
Specialty	The medical specialty of the ‘Last/Entity Name’ listed. (Do not use abbreviations)

Report #:	69	Created:	08/21/2011
Name:	Termination from MCO Activity	Last Revised:	02/16/2015
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report documents terminations to the MCO Provider Network

Sample Layout:

NPI	Medicaid ID	Last/Entity Name	First Name	Phone	Address 1	Address 2	City	State	Zip	County Name	Specialty	Reason

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
NA	NA

Column Label	Description
NPI	The Provider’s NPI
Medicaid ID	The Provider’s Medicaid Identification Number
Last/Entity Name
For an individual Medical Provider report the last name of the Provider;
When the denial applies to a Provider group report the group name;
When the denial applies to a subcontractor report the last name of the company contact.

First Name	The Provider’s first name
Phone	Provide the contact number for the ‘Last/Entity Name’ listed.
Address 1	First line of the mailing address for the ‘Last/Entity Name’ listed.
Address 2	Second line of the mailing address for the ‘Last/Entity Name’ listed.
City	City of the mailing address for the ‘Last/Entity Name’ listed.
State	A two character designation for the state of the mailing address for the ‘Last/Entity Name’ listed.
Zip	Five character zip code of the mailing address for the ‘Last/Entity Name’ listed.
County Name	The complete name of the county where the provider is located. (County name is not necessary if the provider is located out of Kentucky)
Specialty	The medical specialty of the ‘Last/Entity Name’ listed. (Do not use abbreviations)
Reason
The reason for suspension or termination given by the MCO. Combines the Reason Code and Reason Code Description. Format:

‘Reason Code’<space>’-‘<space>’Reason Code Description’

List of values for suspension or termination are provided in Exhibit C: Provider Enrollment Activity Reasons.

Report #:	70	Created:	08/21/2011
Name:	Denial of MCO Participation	Last Revised:	09/24/2011
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:	C
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report documents any Provider of Subcontractor who is denied participation with the MCO. Only those Providers or Subcontractors who are not currently participating with the MCO are to be reported.

Sample Layout:

Providers or Subcontractors Denied Participation with the MCO
NPI	Last/Entity Name	First Name	Title	Phone	Addr. 1	Addr. 2	City	State	Zip	County	Co. Name	Reason

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
NA	NA

Column Label	Description
NPI	NPI should be reported as a text string. When the denial applies to a Medical Provider report the Provider’s NPI. When the denial is for a subcontractor report ‘Subcon’.
Last/Entity Name
1) When the denial applies to an individual Medical Provider report the last name of the Provider.
2) When the denial applies to a Provider group report the group name.
3) When the denial applies to a subcontractor report the last name of the company contact.

First Name
1) When the denial applies to an individual Medical Provider report the first name of the Provider.
4) When the denial applies to a Provider group report the group name.
5) When the denial applies to a subcontractor report the first name of the company contact.

Title
1) When the denial applies to an individual Medical Provider report the title of the Provider.
2) When the denial applies to a Provider Group report ‘NA’.
3) When the denial applies to a subcontractor report the title of the company contact.

Phone	Provide the contact number for the ‘Last/Entity Name’ listed.
Addr. 1	First line of the mailing address for the ‘Last/Entity Name’ listed.
Addr. 2	Second line of the mailing address for the ‘Last/Entity Name’ listed.
City	City of the mailing address for the ‘Last/Entity Name’ listed.
State	A two character designation for the state of the mailing address for the ‘Last/Entity Name’ listed.
Zip	Five character zip code of the mailing address for the ‘Last/Entity Name’ listed.
County	A three character code for the county of the mailing address for the ‘Last/Entity Name’ listed.
Co. Name	The name of the county of the mailing address for the ‘Last/Entity Name’ listed.
Reason
The reason for denial given by the MCO. Combines the Reason Code and Reason Code Description. Format:

‘Reason Code’<space>’-‘<space>’Reason Code Description’

List of values for denial are provided in Exhibit C: Provider Enrollment Activity Reasons.

Report #:	71	Created:	09/01/2011
Name:	Provider Outstanding Account Receivables	Last Revised:	09/26/2011
Group:	Finance and Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Provider Outstanding Account Receivables report contains all accounts receivable that have reached 180 days or older in age. If there are no accounts receivable 180 days or older as of the last day of the reporting period then the report is to be submitted with the ‘Total’ values set to $0.00 and the following comment located at the bottom of the report:

‘NO ACCOUNTS RECEIVABLE 180 DAYS OR OLDER TO REPORT AS OF THE END OF THE REPORTING PERIOD’

Sample Layout:

Outstanding Account Receivables 180 Days or Older
AR ID	Provider Tax ID/SSN	Medicaid Provider ID	Provider NPI	Provider Name	AR Setup Date	AR Age	AR Setup Reason	AR Setup Amount	Revised AR Setup Amount	Disposition	AR Balance	Write Off Indicator	TPL Indicator

Total								$0.00	$0.00	$0.00	$0.00

NO ACCOUNTS RECEIVABLE 180 DAYS OR OLDER TO REPORT AS OF THE END OF THE REPORTING PERIOD

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by provider name.

Row Label	Description
Total	Calculated Field: Total of all reported in each column for ‘AR Setup Amount’, ‘Revised AR Setup Amount’, ‘Disposition’ and ‘AR Balance’.

Column Label	Description
AR ID	The MCO identifier for the account receivable.
Provider Tax ID/SSN	Billing Provider Federal Tax ID (FEIN) or SSN of the Billing Provider.
Medicaid Provider ID	The Provider’s Medicaid ID
Provider NPI	The Provider’s NPI number as reported on the claim.
Provider Name	Concatenate the Provider’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
AR Setup Date	The date the account receivable was established.
AR Age	The age measured in days of the account receivable as of the last day of the reporting period. The setup date for the account receivable is to be counted.
AR Setup Reason	The reason behind the creation of the account receivable.
AR Setup Amount	The amount originally requested from the provider.
Revised AR Setup Amount
When MCO procedures allow modification of the original account receivable setup amount due to a dispute resolution or write off report the new account receivable setup amount. If the account receivable balance is adjusted rather than the setup amount report the original account receivable setup amount.

Disposition	The total amount applied to the account receivable during the reporting period. Dispositions may include payments received, recoupment or adjustments (dispute resolution or write offs).
AR Balance	The balance of the account receivable as of the last day of the reporting period.
Write Off Indicator
Indicates if the account receivable was partially or completely written off. Valid values are:

N = Account receivable not written off.
C = Account receivable completely written off.
P = Account receivable partially written off.

TPL Indicator	Indicates if the account receivable resulted from identification of TPL. Valid values are ‘Y’ or ‘N’.

Report #:	72	Created:	09/07/2011
Name:	Member Violation Letters and Collections	Last Revised:	09/25/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The report lists the complaints received and actions taken regarding potential Medicaid program violations by a Member. The MCO is to open a case for each complaint received and document the related activity for all active/open cases during the reporting period.

A copy of each Medicaid Program Violation (MPV) letter with signature that is mailed during the reporting period is to be provided as an attachment when the Member Violation Letters and Collections report is submitted.

Sample Layout:

Medicaid Program Violation Letters and Collections
Case Status	Case ID	Member Name	Member Medicaid ID	Member MCO ID	Date Complaint Received	Source of Complaint	Summary of Complaint	Date Case Opened	Actions Taken	Overpayment Amount	Overpayment Collected	Total Overpayment Collected

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted as follows: First sort order by ‘Case Status’ (N, A, C, I). Second sort order by ascending ‘Date Case Opened’.

Row Label	Description
NA	NA

Column Label	Description
Case Status
Identifies if the case is New, Existing or Closed. Valid values are:

1. N = New Case opened during reporting period.
2. A = Active Case and status update
3. C = Closed case with disposition
4. I = Inactive case and status description

Only one Case Status is to be reported per line. If a Case is Opened and Closed during the same reporting period then one record with Case Status = N and one record with a Case Status = C will be reported for the case.

Case ID	The Case unique identifier assigned by the MCO.
Member Name	The name of the member the complaint is against. Concatenate the Member’s <Last Name>, <First Name> <Middle Initial>.
Member Medicaid ID	The Member’s Medicaid ID.
Member MCO ID	The Member’s MCO ID.
Date Complaint Received	The date the complaint was received by the MCO.
Source of Complaint	Where the complaint was received from (e.g. hotline).
Summary of Complaint	Short description of the complaint.
Date Case Opened	Date case was opened for review by the MCO. A case shall be opened for all complaints received.
Actions Taken
Activity that occurred after case opened. Valid values are:

1. IO = Investigation Opened
2. ICNA = Investigation closed with no further action with disposition description
3. MPV = Medicaid Program Violation Letter Sent
4. MPV-NR = Member has not responded to MPV Letter
5. MPV-PS = Member has responded and set up payment schedule/plan
6. MPV-F = Member has paid in full

More than one value may be reported per record.

Overpayment Amount	Amount of overpayment identified during the investigation.
Overpayment Collected	Amount of overpayment collected during the reporting period.
Total Overpayment Collected	The total amount of the overpayment collected through the end of the reporting period. Includes previous reporting period collections.

Report #:	73	Created:	09/07/2011
Name:	Explanation of Member Benefits, (EOMB)	Last Revised:	10/17/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The report identifies the MCO activity in verifying Member benefits for which the MCO received, processed and paid a claim in accordance with 42 CFR 455.20. A minimum of 500 claims is to be sampled for purpose of complying with 42 CFR 455.20. An EOMB is to be mailed within 45 days of payment of claims.

Sample Layout:

Meets 42 CFR 455.20	Member Region	Billing Provider Type	MCO ICN	Date of Contact	Member Name	Member Medicaid ID	Date of Service	Service Code	Service Code Description

Total (Y)
Total (N)

Meets 42 CFR 455.20	Member Region	Billing Provider Type	MCO ICN	Payer	Billing Provider Name	Billing Provider Medicaid Number	Rendering Provider Name	Rendering Provider Medicaid Number	Billed Amount	Paid Amount	Response	Action

Total (Y)
Total (N)

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by number in column A.

Row Label	Description
Total (Y)
Total (Y) for MCO ICN: Report the unduplicated count of ‘MCO ICN’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (Y) for Billed Amount: Report the sum of all ‘Billed Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (Y) for Paid Amount: Report the sum of all ‘Paid Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (Y) for Collections: Report the sum of all ‘Collections’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (N)
Total (N) for MCO ICN: Report the unduplicated count of ‘MCO ICN’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Total (N) for Billed Amount: Report the sum of all ‘Billed Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Total (N) for Paid Amount: Report the sum of all ‘Paid Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Total (N) for Collections: Report the sum of all ‘Collections’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Column Label	Description
Meets 42 CFR 455.20
Yes or No indicator to be set as follows: ‘Y’ is to be used for all letters that were sent in order to meet the federal requirements of 42 CFR 455.20. ‘N’ is to be used for all letters that were sent for purposes other than compliance with 42 CFR 455.20.

Member Region	The MCO Region where the Member resides. Reported as a two (2) character text string. Valid values are 01, 02, 03, 04, 05, 06, 07 and 08.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character field. Example: Billing Provider Type 01 = General Hospital
MCO ICN	The MCO Internal Control Number used to identify the claim. To be reported as a text string.
Date of Contact	The date the MCO imitated the action. Letter = Date of the Letter
Contact Type	The type of communication the MCO used to contact the Member. Valid Codes are: L = Letter
Member Name	The name of the member that received the EOB letter.
Member Medicaid ID	The Medicaid ID of the Member contacted. To be reported as a text string.
Date of Service	Date of Service of claim
Service Code	The code (e.g. procedure code, revenue code) for the service that was rendered to the member.
Service Code Description	The description of the ‘Service Code’ for the service that was rendered to the member.
Payer
The name of the payer source. If the MCO paid the claim report MCO. If an MCO subcontractor paid the claim then list the service description of the Subcontractor (i.e. Pharmacy, Dental, Vision, PCP Cap)

Billing Provider Name	The name of the provider who has billed for service rendered.
Billing Provider Medicaid Number	The Medicaid ID number for the provider who has billed for service rendered.
Rendering Provider Name	The name of the provider who rendered the service to the member for that specific date of service.
Rendering Provider Medicaid Number	The Medicaid ID number for the provider who has rendered the service to the member.
Billed Amount	Total billed amount for the ‘Service Code’.
Paid Amount	Total paid amount by the MCO or the MCO subcontractor for the ‘Service code’.
Response
If the Member has not responded then report ‘No Member Response’. If the Member responded then concatenate the following: <date of response>,<->,<validation code>. Validation codes are:
RB = Received Benefit
NB = No Benefit Received
PB = Partial Benefit Received

Action
The Action the MCO took based on the Member’s response. Multiple actions may be reported. Valid Actions are:

NAT: No Action Taken
IPI: Initiated Provider Investigation
RPA: Requested Provider Billing Adjustment
ARS: Accounts Receivable Setup to Recoup Payment

Report #:	74(A)	Created:	10/19/2011
Name:	Medicaid Program Lock-In Reports/Admits Savings Summary Table	Last Revised:	10/19/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.

Billing Provider Type Codes	Paid Amount		Savings YTD	Monthly Admits	Average Savings YTD

	1 Year Pre Lock-In	1 Month Post Lock-in

owing format:
Totals

Row Label			Description
Provider Type Codes			Provider type codes
Totals			The total sum of combined provider type codes in dollar amount

Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the monthly savings for the total number of members admitted during the month and sub-categorized by the billing provider type codes.

Sample Layout:

Reporting Criteria:

Column Label	Description
Billing Provider Type Codes	Listed are the different provider type codes to be utilized for this report.
Paid Amount
The paid amount is divided into two categories; (1) 1 Year Pre-LIP is the total paid amount for each provider type listed in the first column (Billing provider type codes) for the total number of members admitted one year prior to being assigned to the Lock-In Program ; (2) Is the monthly running YTD (year to date)of paid amounts for each provider type listed in the first column for the member after being assigned into the Lock-In Program for the first year from the MCO taking over the LIP. After the first 12 months, the second category will report the 1st year post - LIP for each report month and yearly thereafter.(Example: column (2) will initially read 1 month post LI, then the next month it will read 2 month post …through the first 12 months. After the first year, the second category will always list 1 year Post-LIP for the month the report is generated.

Savings YTD	The total savings YTD for each provider type for the reporting period.
Monthly Admits	The total number of members that were placed into the Lock-In Program for the monthly reporting period.
Average Saving YTD	The average saving YTD (year to date) per member per month per provider type.(Savings YTD : Monthly admits = average savings YTD)

Report #:	74(B)	Created:	10/19/2011
Name:	Medicaid Program Lock-In Reports/Rolling Annual Calendar Comparison	Last Revised:	10/19/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the total savings created by the Lock-In Program reported on a quarterly basis.

Sample Layout:

Billing Provider Type Codes	Savings for 2011 YTD				Total savings 2011 YTD	Savings for 2012 YTD				Total Savings 2011 and 2012 YTD	Notes/ Comments
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

TOTALS:

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Billing Provider Type Codes	Billing Provider type codes
Totals	The total sum of combined billing provider type codes in dollar amount

Column Label	Description
Billing Provider Type Codes	Billing Provider type codes
Savings for YTD (2011)	Savings for year to date totals
1st, 2nd, 3rd, and 4th quarters for year reported (2011)	The total savings for each provider type listed per calendar quarter of year reported.
Total Savings 2011 YTD	The sum of the total savings for each provider type listed of year reported
Savings for YTD (2012)	Savings for year to date totals per quarter
1st, 2nd, 3rd, and 4th quarters for year reported (2012)	The total savings for each provider type listed per calendar quarter of year reported.
Total Savings 2012 YTD	The sum of the total savings for each provider type listed of year reported
Notes/Comments	Additional Notes/Comments

Report #:	74(C)	Created:	10/19/2011
Name:	Medicaid Program Lock-In Reports/Member Initial Lock-In Effective Dates	Last Revised:	10/19/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the total number of members that have been admitted and discharged into the Lock-In Program for the month reported. The report also lists the total number of currently active member assigned to the Lock-In Program.

Sample Layout:

Monthly	Number of Members Admitted per Month	Number of Members Discharged per Month	Total Number of Members Active in LIP per Month	Notes/Comments

TOTAL YTD

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Year	The year listed for the reporting period.
Month	The individual month listed for the year for the reporting period.

Column Label	Description
Monthly Data	List the individual month for each reporting year.
Member	Member count of admitted/discharged/active members.
Number of Members Admitted per Month	The total number of members that have been admitted into the Lock-In Program during the monthly reporting period.
Number of Members Discharged per Month	The total number of members that have been discharged from the Lock-In Program during the monthly reporting period.
Total Number of Members Active in LIP per Month	The total number of members that are active or currently assigned to the Lock-In Program during the monthly reporting period.
Notes/Comments	Additional notes/comments

Report #:	75	Created:	09/01/2011
Name:	SUR Algorithms	Last Revised:	09/22/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The SUR Algorithm report identifies potential overpayments to providers determined to be erroneous, abusive or otherwise inconsistent with DMS and/or MCO policy. The report is to include only those providers for which a demand letter was sent.

MCO algorithms that are routinely run are to be identified, documented and provided to DMS prior to the first submission of the SUR Algorithms Report. If the MCO modifies and/or creates specially designed algorithms that are used in reporting any subsequent SUR Algorithm report, the MCO is to provide DMS at the time of report submission documentation related to the algorithm including the algorithm name, algorithm description and algorithm logic.

Sample Layout:

Program Integrity - SUR - Algorithms
Medicaid Provider ID	Provider Name	Tax ID/SSN	Provider Type	Algorithm Name	Demand LTR Date	Review Period	Identified Overpayment	Disputed	Revised Overpayment	Collected Overpayment	Total Overpayment Collected

				sub-total for <Algorithm Name>:			$0.00	0	$0.00	$0.00	$0.00

				sub-total for <Algorithm Name>:			$0.00	0	$0.00	$0.00	$0.00

				sub-total for <Algorithm Name>:			$0.00	0	$0.00	$0.00	$0.00
				Total for all Algorithms:			$0.00	0	$0.00	$0.00	$0.00

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Algorithm Name’ by ’Demand LTR Date’ by ‘Medicaid Provider ID’.

Row Label	Description
Sub-total for <Algorithm Name>:
A sub-total for the ‘Identified Overpayment’, ‘Revised Overpayment’, ‘Collected Overpayment’ and ‘Total Overpayment Collected’ columns for each ‘Algorithm Name’ is to be calculated for all reported activity.

A sub-total of all <Y> listed in the ‘Disputed’ column is to be calculated for all reported activity.

Total for all Algorithms:
 A total of all algorithm sub-totals is to be calculated for the ‘Identified Overpayment’, ‘Revised Overpayment’, ‘Collected Overpayment’ and ‘Total Overpayment Collected’ columns for all reported activity.

A total of all algorithm sub-totals is to be calculated for the ‘Disputed’ column for all reported activity.

Column Label	Description
Medicaid Provider ID	The Provider’s Medicaid ID
Provider Name	Concatenate the Providers <Last Name>, <First Name> ,Middle Initial>
Tax ID/SSN	The Provider’s FEIN number or SSN
Provider Type	Concatenate <Billing Provider Type> - <Billing Provider Type Description>. Values for Provider Type are provided in Exhibit A: Billing Provider Type and Specialty Crosswalk.
Algorithm Name	The name and/or title designated to a specific algorithm.
Demand LTR Date	The letter and mailing date of the demand letter pertaining to a specific algorithm and Provider.
Review Period	The time span (dates-of-service) of claims reviewed for a specific algorithm.
Identified Overpayment	A potential overpayment amount identified through an algorithm as reported on the demand letter.
Disputed	Valid codes are: Y = Demand Letter was Disputed N= Demand Letter was not Disputed
Revised Overpayment	If the Demand Letter was disputed and the overpayment amount was changed then report the new overpayment amount. Otherwise report the overpayment amount as identified in the Demand Letter.
Collected Overpayment	The amount collected during the reporting period based on a specific algorithm demand letter.
Total Overpayment Collected	The total amount collected since the demand letter was sent through the end of the reporting period.

Report #:	76	Created:	09/01/2011
Name:	Provider Fraud Waste and Abuse Report	Last Revised:	10/12/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Provider Fraud Waste and Abuse report should contain all cases acted upon during the reporting period. New cases, action taken on existing cases, and closed cases are to be identified and the outcome of the investigation documented.

Sample Layout:

Provider Fraud Waste and Abuse
Case Number	Provider Name	Medicaid Provider ID	Provider NPI	Date Complaint Received	Source of Complaint	Date Case Opened	Summary of Complaint	Actions Taken	Overpayment Identified	Date Case Closed

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Medicaid Provider ID’

Row Label	Description
NA	NA

Column Label	Description
Case Number	The unique number assigned by the MCO to identify the case.
Provider Name	The specific name of the provider (individual, group or clinic) that the complaint was filed against.
Medicaid Provider ID	Report the Medicaid Provider ID if an individual provider. Report the Medicaid Billing Provider ID if a Facility or group practice. ID is to be reported as a text string.
Provider NPI	The Provider’s NPI number reported as a text string.
Date Complaint Received	The date the complaint was received by the MCO.
Source of Complaint	Where the complaint was received from (e.g. hotline).
Date Case Opened	Date the case was opened for review by the MCO.
Summary of Complaint	Short description of the complaint.
Actions Taken
Valid codes to be reported are listed below. All codes related to the case are to be reported regardless if the action was taken during the reporting period. Multiple codes are to be reported in the ascending date/time order the action was taken and separated by a comma.

	Code	Code Description
	IO	Investigation Opened
	ICNA	Investigation Closed (no Action)
	AC	Administrative Action Taken by MCO (no Fraud)
	OIG	Referral to OIG for Preliminary Investigation
	OLE	Referral to Other Law Enforcement Agencies (e.g. Local Law Enforcement, US Atty., DEA etc.)
	KASP	KASPER Report Requested for Review
	MFCU	Referral to OAG/MFCU for Full Investigation
	CI	Collection Initiated

Overpayment Identified	Amount identified during the investigation that may have resulted from fraud, waste and/or abuse.
Date Case Closed	The date the case was closed.

Report #:	77	Created:	10/02/2011
Name:	Member Fraud Waste and Abuse	Last Revised:	10/12/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Member Fraud Waste and Abuse report should contain all cases acted upon during the reporting period. New cases, action taken on existing cases, and closed cases are to be identified and the outcome of the investigation documented.

Sample Layout:

Member Fraud Waste and Abuse
Case Number	Medicaid Member ID	Member Name	Date Complaint Received	Source of Complaint	Date Case Opened	Summary of Complaint	Actions Taken	Overpayment Identified	Date Case Closed

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Medicaid Member ID’

Row Label	Description
NA	NA

Column Label	Description
Case Number	The unique number assigned by the MCO to identify the case.
Medicaid Member ID	Member’s Medicaid ID reported as a text string.
Member Name	The name of the Medicaid member. Concatenate the Member’s <Last Name>, <First Name> <Middle Initial>
Date Complaint Received	The date the complaint was received by the MCO.
Source of Complaint	Where the complaint was received from (e.g. hotline).
Date Case Opened	Date the case was opened for review by the MCO.
Summary of Complaint	Short description of the complaint.
Actions Taken
Valid codes to be reported are listed below. All codes related to the case are to be reported regardless if the action was taken during the reporting period. Multiple codes are to be reported in the ascending date/time order the action was taken and separated by a comma.

	Code	Code Description
	IO	Investigation Opened
	ICNA	Investigation Closed (no Action)
	AC	Administrative Action Taken by MCO (no Fraud)
	OIG	Referral to OIG for Preliminary Investigation
	OLE	Referral to Other Law Enforcement Agencies (e.g. Local Law Enforcement, US Atty., DEA etc.)
	KASP	KASPER Report Requested for Review
	CI	Collection Initiated
	LI	Member Placed in Lock-in Program

Overpayment Identified	Amount identified during the investigation that may have resulted from fraud, waste and/or abuse.
Date Case Closed	The date the case was closed.

Report #:	78	Created:	08/23/2011
Name:	Quarterly Benefit Payments	Last Revised:	08/28/2012
Group:	Financial	Report Status:	Active
Frequency:	Quarterly	Exhibits:	D, E, F
Period:	First day of quarter through the last day of quarter.
Due Date:	20 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Quarterly Benefit Payments report provides MCO financial activity for the Medicaid and Kentucky Children’s Health Insurance Program (KCHIP) by MCO Region, Month and State Category of Service. Report only includes financial activity related to Benefits including claims, claim adjustments, mass adjustments, sub-capitation, and other financial payments/recoupment activity not processed as part of claims activity. Categories of Service are grouped by Medicaid Mandatory and Medicaid Optional Services. Criteria to properly identify and report EPSDT services and KCHIP services are to be applied as outlined below.

Sample Layout:

		MCO Data for LRC Quarterly Report
		Medicaid (non KCHIP) - Region 01
COS	COS Description	mm/yyyy	mm/yyyy	mm/yyyy	Qtr. Total

Medicaid Mandatory Services

02	Inpatient Hospital				$0.00
12	Outpatient Hospital				$0.00
	Subtotal: Mandatory Services	$0.00	$0.00	$0.00	$0.00

Medicaid Optional Services

03	Mental Hospital				$0.00
04	Renal Dialysis Clinic				$0.00
	Subtotal: Optional Services	$0.00	$0.00	$0.00	$0.00

	Total: Mandatory and Optional Services	$0.00	$0.00	$0.00	$0.00

	Reinsurance				$0.00
	Pharmacy Rebates				$0.00

	Grand Total	$0.00	$0.00	$0.00	$0.00

		MCO Data for LRC Quarterly Report
		KCHIP - Region 01
COS	COS Description	mm/yyyy	mm/yyyy	mm/yyyy	Qtr. Total

Medicaid Mandatory Services

02	Inpatient Hospital				$0.00
12	Outpatient Hospital				$0.00
	Subtotal: Mandatory Services	$0.00	$0.00	$0.00	$0.00

Medicaid Optional Services

03	Mental Hospital				$0.00
04	Renal Dialysis Clinic				$0.00
	Subtotal: Optional Services	$0.00	$0.00	$0.00	$0.00

	Total: Mandatory and Optional Services	$0.00	$0.00	$0.00	$0.00

	Reinsurance				$0.00
	Pharmacy Rebates				$0.00

	Grand Total	$0.00	$0.00	$0.00	$0.00

Reporting Criteria:

General Specifications	Definition
Financial Activity	Payments reported are to be based on date of payment.
EPSDT Services	Multiple Provider Types may provide EPSDT services. Reference Exhibit E for EPSDT Category of Service crosswalk for additional information regarding the identification of EPSDT services.
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Subtotal: Mandatory Services	Calculated Field: Total for all mandatory category of services listed in the report.
Subtotal: Optional Services	Calculated Field: Total for all optional category of services listed in the report.
Total: Mandatory and Optional Services	Calculated Field: Total of ‘Subtotal: Mandatory Services’ and ‘Subtotal: Optional Services’.
Reinsurance	MCO premium payments for stop-loss insurance coverage.
Pharmacy Rebates	Drug Rebates collected by the MCO. ‘Pharmacy Rebates’ is to be reported as a negative value. Note: The state is responsible for collecting federal drug rebates.
Grand Total	Calculated Field: Total of ‘Total: Mandatory and Optional Services’, ‘Reinsurance’ and ‘Pharmacy Rebates’.

Column Label	Description
COS	Category of Service: State specific identification of services primarily identified by use of Provider Type. Reference Exhibit D for Category of Service crosswalk.
COS Description	Description for ‘COS’
Medicaid (non-KCHIP)
The Medicaid population services are to be reported separately from the KCHIP population services. Populations to be included are based on the Medicaid Eligibility Groups (MEGs):

Dual Medicare and Medicaid
SSI Adults, SSI Children and Foster Care
Children 18 and Under
Adults Over 18

Reference Exhibit F for the Medicaid Eligibility Group crosswalk.

KCHIP
The Kentucky Children’s Health Insurance Program (KCHIP) population services are to be reported separately from the Medicaid population services. Populations to be included are based on the Medicaid Eligibility Groups (MEGs):

MCHIP
SCHIP

Reference Exhibit F for the Medicaid Eligibility Group crosswalk.

Region	Reporting of MCO Enrollee benefit payments is to be based on the Enrollee’s region.

Report #:	79	Created:	01/09/2012
Name:	Health Risk Assessments	Last Revised:	02/16/2015
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall conduct initial Health Risk Assessments (HRAs) of new Members who have not been enrolled in the prior twelve (12) month period for the purpose, of accessing the Members need for any special health care needs within ninety (90) days of Enrollment. Enrollment period for new members begins when the MCO receives the member on an HIPAA 834 (MCO receives an HIPAA 834 on January 15, 2012 with retro eligibility December 01, 2011. The 30 or 90 day clock would start on January 15th versus the retro eligibility date. HRAs should be reported and broken out by Region.

Sample Layout:

Region	New HRAs Initiated (Total)	New HRAs Initiated (Pregnant)	non Pregnant Completed within 90 Days of Enrollment	Pregnant Completed within 30 Days of Enrollment	Method of Completion	HRAs in Process	HRAs not Completed after Reasonable Effort	Members Refusing to Participate
1
2
3
4
5
6
7
8
Total	0	0	0	0	0	0	0	0

Reporting Criteria:

Row Label	Definition
Region	Provide HRA data by each region.

Column Label	Description
Number of HRAs Initiated (Total)	Provide the total number of HRAs initiated during the period.
Number of HRAs Initiated Pregnant (Total)	Provide the total number of HRAs initiated for pregnant women during the month.
# non Pregnant Completed within 90 Days of Enrollment	Provide the total number of the non-pregnant completed within 90 days of Enrollment.
# Pregnant Completed within 30 days of Enrollment.	Provide the total number of pregnant completed within 30 days of Enrollment.
Method of completion	Provide the method by which the member completed the HRA. Acceptable entries are: Mail, Telephone, Internet, In-Person
HRAs in Process	Provide the number HRAs in process during the period.
HRAs not Completed after Reasonable Effort	Provide the number of HRAs not completed after reasonable effort.
Members Refusing to Participate	Provide the number of members refusing to participate.

Report #:	80	Created:	01/23/2012
Name:	Provider Changes in Network	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should report the number of Primary Care Providers (PCP) in network accepting new members, not accepting new members and panel size.

Sample Layout:

PCP Physician or Office Name	Accepting New Members (Y/N)	Not Accepting New Members (Y/N)	Beginning Panel Size	Ending Panel Size	Percentage of Change During Quarter

Total	0	0	0	0	0.0%

Reporting Criteria:

Row Label	Description
NA	NA

Column Label	Description
PCP Physician or Office Name	Provide the PCP Physician or Office Name.
Accepting New Members (Y/N)	Provide a Yes or No if the Provider is accepting new members.
Not Accepting New Members (Y/N)	Provide a Yes or No if the provider is not accepting new members.
Beginning Panel Size	Provide the beginning number of members assigned to the PCP during the report period.
Ending Panel Size	Provider the ending number of member assigned to the PCP during the report period.
% of Change During the Quarter	Provide the percentage of change of the beginning versus the ending panel sizes during the report period.

Report #:	81	Created:	01/23/2012
Name:	Par and Non-Par Provider Participation	Last Revised:	02/02/2012
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should provide the number of claims, billed and paid amounts for participating providers versus the number of claims, billed and paid amounts for non-participating providers.

Sample Layout:

Participating Providers Number of Claims	Participating Providers Billed Amount	Participating Providers Paid Amount	Non-Participating Providers Number of Claims	Non-Participating Providers Billed Amount	Non-Participating Providers Paid Amount

0	0	0	0	0	0

Reporting Criteria:

Row Label	Description
NA	NA

Column Label	Description
Participating Providers Number of Claims	Provide the number of participating provider claims.
Participating Providers Billed Amount	Provide the billed dollar amount of participating claims.
Participating Providers Paid Amount	Provide the paid dollar amount of participating claims.
Non-Participating Providers Number of Claims	Provide the number of non-participating provider claims.
Non-Participating Providers Billed Amount	Provide the billed dollar amount of non-participating claims.
Non-Participating Providers Paid Amount	Provide the paid dollar amount of non-participating claims.

Report #:	83	Created:	10/19/2011
Name:	Disease and Case Management Activity	Last Revised:	10/19/2011
Group:	Disease and Case Management	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the total number of members that have been admitted and discharged into a Disease or Case Management Program for the period reported. The report also lists the total number of currently active member assigned to the Program

Sample Layout:

CASE MANAGEMENT
Members enrolled at start of period	Members admitted during period	Members discharged during period	Members enrolled at end of period

DISEASE MANAGEMENT
Number of Members enrolled at start of period	Number of Members admitted during period	Number of Members discharged during period	Number of Members enrolled at end of period

Reporting Criteria:

The report has two sections: Case Management and Disease Management. Each section will use the same Column Heading Descriptions.

Column Label	Description
Number of members enrolled at start of Period	The total number of member that were enrolled in case/disease management on the first day of the period
Number of Members Admitted during Period	The total number of members that were admitted into case/disease management during the monthly reporting period.
Number of Members Discharged during Period	The total number of members that were discharged from case/disease management during the monthly reporting period.
Total Number of Members enrolled at end of period	The total number of members enrolled in case/disease management on the last day of the period.

Report #:	84	Created:	12/12/2011
Name:	Quality Assessment and Performance Improvement Project	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO’s Quality Assessment and Performance Improvement (QAPI) Program shall conform to requirements of 42 CFR 438, Subpart D at a minimum. The MCO shall implement and operate a comprehensive QAPI program that assesses monitors, evaluates and improves the quality of care provided to Members. Behavioral Health services, the Contractor shall integrate Behavioral Health indicators into its QAPI program and include a systematic, on-going process for monitoring, evaluating, and improving the quality and appropriateness of Behavioral Health Services provided to Members. The program shall also have processes that provide for the evaluation of access to care, continuity of care, health care outcomes, and services provided or arranged for by the MCO. The Contractor’s QI structures and processes shall be planned, systematic and clearly defined. Annually, the MCO shall submit the QAPI program description document to the Department for review by July 31 of each contract year.

Report #:	85	Created:	12/12/2011
Name:	Quality Improvement Plan and Evaluation	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO’s Quality Assessment and Performance Improvement (QAPI) Program shall monitor and evaluate the quality of health care on an ongoing basis and conform to requirements of 42 CFR 438, Subpart D at a minimum. Health care needs such as acute or chronic physical or behavioral conditions, high volume, and high risk, special needs populations, preventive care, and behavioral health shall be studied and prioritized for performance measurement, performance improvement and/or development of practice guidelines. Standardized quality indicators shall be used to assess improvement, assure achievement of at least minimum performance levels, monitor adherence to guidelines and identify patterns of over- and under-utilization. The measurement of quality indicators selected by the Contractor must be supported by valid data collection and analysis methods and shall be used to improve clinical care and services.

Annually, the MCO shall submit the Quality Improvement Plan and Evaluation document to the Department for review by July 31 of each contract year.

Report #:	86	Created:	01/09/2012
Name:	Annual Outreach Plan	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall develop, administer, implement, monitor and evaluate a Member and community education and outreach program that incorporates information on the benefits and services of the Contractor’s Program to all Members. The Outreach Program shall encourage Members and community partners to use the information provided to best utilize services and benefits.

Educational and outreach efforts shall be carried on throughout the Contractor’s Region. Creative methods will be used to reach Members and community partners. These will include but not be limited to collaborations with schools, homeless centers, youth service centers, family resource centers, public health departments, school-based health clinics, chamber of commerce, faith-based organizations, and other appropriate sites.

The plan shall include the frequency of activities, the staff person responsible for the activities and how the activities will be documented and evaluated for effectiveness and need for change.

Annually, the MCO shall submit the Annual Outreach Plan document to the Department for review by July 31 of each contract year.

Sample Layout:

Quality Improvement Activity	MCO Responsible Staff Person/People	Monitoring Frequency	Quarterly Activity Summary
Activity Name: Objective: Goal: Monitoring:			1st Quarter 20XX: 2nd Quarter 20XX: 3rd Quarter 20XX: 4th Quarter 20XX:
Activity Name: Objective: Goal: Monitoring:			1st Quarter 20XX: 2nd Quarter 20XX: 3rd Quarter 20XX: 4th Quarter 20XX:
Activity Name: Objective: Goal: Monitoring:			1st Quarter 20XX: 2nd Quarter 20XX: 3rd Quarter 20XX: 4th Quarter 20XX:

Reporting Criteria:

Row Label	Description
Activity Name Objective Goal Monitoring
Provide the name of the QAPI Activity.
Provide the objective of the QAPI Activity.
Provide evaluation and track events and quality of care concerns.
Provide MCO staff person or committee responsible for monitoring.

Column Label	Description
Quality Improvement Activity	Provide the QAPI Activity along with objective, goal and monitoring for each activity.
MCO Staff Responsible Person or People	Provide the MCO staff person/people responsible for the QAPI activity.
Monitoring Frequency	Provide the monitoring frequency of each QAPI activity.
Quarterly Activity Summary	Provide the quarterly summaries of each QAPI activity.

Report #:	90	Created:	10/29/2011
Name:	Performance Improvement Projects Proposal	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	N/A
Period:
Due Date:	01-SEP
Submit To:	Kentucky Department for Medicaid Services

Description:

The Performance Improvement Projects Proposal report provides the clinical or non-clinical focus areas for the annual performance improvement projects. The report is to be submitted based on the layout provided in the Health Plan Performance Improvement Project (PIP) document. The sections from the Health Plan Performance Improvement Project (PIP) document that are to be completed for submission of the Performance Improvement Projects Proposal report are:

•	Cover Page;

•	MCO and Project Identifiers;

•	MCO Attestation;

•	Project Topic;

•	Methodology; and

•	Interventions.

Report #:	91	Created:	08/20/2011
Name:	Abortion Procedures	Last Revised:	08/29/2011
Group:	Financial	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of quarter.
Due Date:	15 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Claim listing of abortion procedures paid by the MCO within a quarter. In the event that no procedures were paid for during the reporting period, the report is still required to be provided. Attachments to be provided with the report include:

1.	Claim Form

2.	Pre-op and/or Post-op Notes

3.	Physician Certificate

4.	Remittance Advice

The Department for Medicaid Services keeps all originals and provides CMS a copy of the Abortion Procedures Report, along with copies of all attachments stamped CONFIDENTIAL with confidential information redacted (except the last four numbers of the SS# as required by CMS).

Sample Layout:

Abortion Procedures
MCO Region	Member ID	Member DOB	Provider NPI	Claim ICN	First DOS	Last DOS	Paid Amount

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘MCO Region’ by ‘Member ID’ by ‘First DOS’.

Row Label	Description
Sub-total
Although not shown on the report template, a subtotal line is to be added after each Region. Sub-total figures are to be reported for Medicaid ID, Claim ICN and Paid Amount columns. Definition for each calculation is the same as listed for the ‘Total’ but limited to the Region.

Total
1. Medicaid ID: Total unduplicated Member IDs for the reporting period.
2. Claim ICN: Total count of all claim ICNs for the reporting period.
3. Paid Amount: Total payments for all procedures for the reporting period

Column Label	Description
MCO Region
The MCO Region is determined by the Member’s county at the time the service was provided. The MCO shall be under contract to provide Medicaid services in the Region reported. Valid region codes are 01, 02, 03, 04, 05, 06, 07, and 08.

Member ID	The Member’s Medicaid ID.
Member DOB	The Member’s date of birth.
Provider NPI	The Provider’s NPI number as reported on the claim.
Claim ICN	The MCO claim internal control number for the claim being reported.
First DOS	First date of service as reported on the claim.
Last DOS	Last date of service as reported on the claim.
Paid Amount
The total adjudicated claim paid amount by the MCO. Example: A claim adjudicated to pay $100. There is an outstanding A/R in financial for $200. The MCO should report the $100 adjudicated paid amount and not the $0 financial payment.

Report #:	92	Created:	10/29/2011
Name:	Performance Improvement Projects Measurement	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	N/A
Period:
Due Date:	01-SEP
Submit To:	Kentucky Department for Medicaid Services

Description:

The Performance Improvement Projects Measurement report provides the baseline, interim, and final results of the Performance Improvement Projects.

The baseline report is to be submitted in the format as outlined in the Health Plan Performance Improvement Project (PIP) document.

The interim report is to be submitted in the format as outlined in the Health Plan Performance Improvement Project (PIP) document.

The final report is to be submitted in the format as outlined in the Health Plan Performance Improvement Project (PIP) document.

A Project Review Guidelines is provided as a separate document which outlines how the PIPs will be evaluated and also provides guidance to the plans on what is expected through the PIP lifetime. The actual scoring of a PIP may differ based on the EQRO contracted with the Department.

Report #:	93	Created:	11/08/2011
Name:	EPSDT CMS-416	Last Revised:
Group:		Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Federal Fiscal Year: 01-OCT through 30-SEP
Due Date:	15-MAR
Submit To:	Kentucky Department for Medicaid Services

Description:

The EPSDT CMS-416 report is required annually. The specifications for the EPSDT CMS-416 report shall be in compliance with the most current CMS-416: Annual EPSDT Participation Report and shall be based on Federal Fiscal Year (FFY).

Report #:	94	Created:	11/08/2011
Name:	Member Surveys	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Calendar Year: 01-JAN through 31-DEC
Due Date:	31-AUG
Submit To:	Kentucky Department for Medicaid Services

Description:

The Contractor shall conduct an annual survey of Members’ satisfaction with the quality of services provided and their degree of access to services. The member satisfaction survey requirement shall be satisfied by the Contractor participating in the Agency for Health Research and Quality’s (AHRQ) current Consumer Assessment of Healthcare Providers and Systems survey (“CAHPS”) for Medicaid Adults and Children, administered by an NCQA certified survey vendor. The Contractor shall provide a copy of the current CAHPS survey tool to the Department. Annually, the Contractor shall assess the need for conducting special surveys to support quality/performance improvement initiatives that target subpopulations perspective and experience with access, treatment and services. The Department shall review and approve any Member survey instruments and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results. A description of the methodology to be used conducting the Member or other special surveys, the number and percentage of the Members to be surveyed, response rates, and a sample survey instrument, shall be submitted to the Department along with the findings and interventions conducted or planned.

Report #:	95	Created:	11/08/2011
Name:	Provider Surveys	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Calendar Year: 01-JAN through 31-DEC
Due Date:	31-AUG
Submit To:	Kentucky Department for Medicaid Services

Description:

The Contractor shall conduct an annual survey of Providers’ satisfaction. To meet the provider satisfaction survey requirement the Contractor shall submit to the Department for review and approval the Contractor’s provider satisfaction survey tool. The Department shall review and approve any Provider survey instruments and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results. A description of the methodology to be used conducting the Provider or other special surveys, the number and percentage of the Providers to be surveyed, response rates, and a sample survey instrument, shall be submitted to the Department along with the findings and interventions conducted or planned.

Report #:	96	Created:	11/08/2011
Name:	Audited HEDIS Reports	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Calendar Year: 01-JAN through 31-DEC
Due Date:	31-AUG
Submit To:	National Committee for Quality Assurance (NCQA) Kentucky Department for Medicaid Services

Description:

The Contractor shall be required to collect and report HEDIS data annually. After completion of the Contractor’s annual HEDIS data collection, reporting and performance measure audit, the Contractor shall submit to the Department the Final Auditor’s Report issued by the NCQA certified audit organization and an electronic (preferred) or printed copy of the interactive data submission system tool (formerly the Data Submission tool) by no later than August 31st.
In addition, for each measure being reported, the Contractor shall provide trending of the results from all previous years in chart and table format. Where applicable, benchmark data and performance goals established for the reporting year shall be indicated. The Contractor shall include the values for the denominator and numerator used to calculate the measures.
For all reportable Effectiveness of Care and Access/Availability of Care measures, the Contractor shall stratify each measure by Medicaid eligibility category, race, ethnicity, gender and age.

Report #:	97	Created:	10/08/11
Name:	Behavioral Health Adult and Children Populations	Last Revised:	02/12/15
Group:	Behavioral Health	Report Status:	Active
Frequency:	Quarterly, SFY to date	Exhibits:	G
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies the behavioral health populations to whom services have been provided during the reporting period. Reference exhibit G for definitions of behavioral health populations. The populations in this report should be consistent with the populations across all reports.

Sample Layout:

Kentucky Department for Medicaid Services			Report Revised	3/19/2015
MCO Report # 97: Behavioral Health Adult and Children Populations

MCO Name:	DMS/DBHDID Use Only
Report Run Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

	QE mm/dd/yyyy		State Fiscal Year to date
	Unduplicated Client Count	Percent of MCO Enrolled	Unduplicated Client Count	Percent of MCO Enrolled
MCO Enrolled		1.00		1.00
BH Adults & Children Enrolled
ADULTS
All MCO Adults Enrolled
Adults with BH Diagnosis in 24 months before Qtr End but no BH Services during Reporting Period (1)
Adults with BH Diagnosis and BH Services during Reporting Period (2)
BH Adults General Population [Sum of (1) and (2) above]
Adults with No BH Diagnosis during 24 months prior to Qtr End who did receive BH Services during Reporting Period
SMI Enrolled
CHILDREN/YOUTH
All MCO Children/Youth Enrolled
Children with BH Diagnosis in 24 months before Qtr End but no BH Services during Reporting Period (1)
Children with BH Diagnosis and BH Services during Reporting Period (2)
BH Children General Population [Sum of (1) and (2) above]
Children with No BH Diagnosis who received BH Services during reporting period
SED Enrolled

SPECIAL POPULATIONS - Subset of Above
All Pregnant and Post-Partum Women
Adults (18+) - Pregnant and Post-Partum Women
Children/Youth (<18) - Pregnant and Post-Partum Women

All BH Clients Receiving EPSDT Services
Adults (18+) - BH Clients Receiving EPSDT Services
Children/Youth (<18) - BH Clients Receiving EPSDT Services

All PRTF I Clients
Adults (18+) - PRTF 1 Clients - in state

Adults (18+) - PRTF 1 Clients - out of state
Children/Youth (<18) - PRTF I Clients - in state
Children/Youth (<18) - PRTF I Clients - out of state

NOTES:

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy

	Quarter	Unduplicated count of all Members from the first day of the quarter to the last day of the quarter.

	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).
Percent	Report percentages as decimal percentage. e.g. 5.25% should be reported as .0525
Sort Order	The report is to be sorted in order as shown above in sample layout.

Row Label	Description
MCO Enrolled	Include all persons who were members during the reporting period.
BH Adults and Children/Youth Enrolled	An unduplicated count of MCO enrolled members who meet the criteria for any of the four Behavioral Health populations according to Exhibit G.
Adults	This is a header row
All MCO Adults Enrolled	An unduplicated count of all MCO enrolled Members that are age 18 or older.
Adults with BH Diagnosis not receiving BH services	An unduplicated count of all MCO enrolled Members that meet the criteria outlined in Measure 1 in Exhibit G. This is a subset of the row “All MCO Adults Enrolled”.
Adults with BH Diagnosis receiving BH Services	An unduplicated count of all MCO enrolled Members that meet the criteria outlined in Measure 2 in Exhibit G. This is a subset of the row “All MCO Adults Enrolled”.
TOTAL BH ADULTS	The sum of the previous two rows
Adults without BH Diagnosis receiving BH Services	An unduplicated count of all MCO enrolled Members that meet the criteria outlined in Exhibit G.
SMI Enrolled	An unduplicated count of all MCO users that are SMI. The SMI Behavioral Health Population is defined in Exhibit G: Behavioral Health Populations. This is a subset of row “BH Adults Enrolled”.
Children/Youth	This is a header row
All MCO Children/Youth Enrolled	An unduplicated count of all MCO enrolled Members that are under age 18.
Children/Youth with BH Diagnosis not receiving BH Services	An unduplicated count of all MCO enrolled Members that meet the criteria outlined in Measure 1 in Exhibit G. This is a subset of the row “All MCO Children/Youth Enrolled”.
Children/Youth with BH Diagnosis receiving BH Services	An unduplicated count of all MCO enrolled Children/Youth that meet the criteria outlined in Measure 2 in Exhibit G. This is a subset of the row “All MCO Children/Youth Enrolled”.
TOTAL BH Children/Youth	The sum of the previous two rows
Children/Youth without BH Diagnosis receiving BH Services	An unduplicated count of all MCO enrolled Children/Youth that meet the criteria outlined in Exhibit G.

SED Enrolled	An unduplicated count of all MCO users that are SED. The SED Behavioral Health Population is defined in Exhibit G: Behavioral Health Populations. “This is a subset of “BH Children/Youth Enrolled”.
SPECIAL POPULATIONS	This is a header row
Pregnant and Postpartum Women	This is a header row
All Pregnant and Postpartum Women
The unduplicated count of pregnant or postpartum members for which a behavioral health service was provided by the MCO or the MCO subcontractor during the reporting period. Refer to the Fee for Service Schedules to identify behavioral health services. This row is the sum of the following two rows which distinguish between adults and children/youth.

Adults (18+) - Pregnant and Postpartum Women
The unduplicated count of pregnant or postpartum members that are age 18 or older for which a behavioral health service was provided by the MCO or the MCO subcontractor during the reporting period. Refer to the Fee for Service Schedules to identify behavioral health services. This row is a subset of the row “All Pregnant and Postpartum Women”.

Children/Youth (<18) - Pregnant and Postpartum Women
The unduplicated count of pregnant or postpartum members that are age less than 18 for which a behavioral health service was provided by the MCO or the MCO subcontractor during the reporting period. Refer to the Fee for Service Schedules to identify behavioral health services. Refer to industry standards for a list of behavioral health services. This row is a subset of the row “All Pregnant and Postpartum Women”.

EPSDT Service Recipients (BH)	This is a header row
All BH Clients Receiving EPSDT Services
The unduplicated count of behavioral health members for which an EPSDT service was provided by the MCO or the MCO subcontractor during the reporting period. Refer to the Fee for Service Schedules to identify EPSDT services. This row is the sum of the following two rows which distinguish between adults and children/youth.

Adults (18+) - BH Clients Receiving EPSDT Services
The unduplicated count of behavioral health members that are age 18 or older for which an EPSDT service was provided by the MCO or the MCO subcontractor during the reporting period. Refer to the Fee for Service Schedules to identify EPSDT services. This row is a subset of the row “All BH Clients Receiving EPSDT Services”.

Children/Youth (<18) - BH Clients Receiving EPSDT Services
The unduplicated count of behavioral health members that are age less than 18 for which an EPSDT service was provided by the MCO or the MCO subcontractor during the reporting period. Refer to the Fee for Service Schedules to identify EPSDT services. This row is a subset of the row “All BH Clients Receiving EPSDT Services”.

PRTF I Clients	This is a header row
All BH Clients Receiving Services at a PRTF I Facility
The unduplicated count of members served at any PRTF I facility by the MCO or the MCO subcontractor during the reporting period. This row is the sum of the following four rows which distinguish between adults and children/youth and between in state and out of state facilities.

Adults (18+) - BH Clients Receiving Services at a PRTF I Facility in State
The unduplicated count of members that are age 18 and older served at any PRTF I facility by the MCO or the MCO subcontractor during the reporting period. This row is a subset of the row “All BH Clients Receiving Services at a PRTF I Facility”.

Adults (18+) - BH Clients Receiving Services at a PRTF I Facility Out of State
The unduplicated count of members that are age 18 and older served at any PRTF I facility by the MCO or the MCO subcontractor during the reporting period. This row is a subset of the row “All BH Clients Receiving Services at a PRTF I Facility”.

Children/Youth (<18) - BH Clients Receiving Services at a PRTF I Facility In State
The unduplicated count of members that are less than age 18 served at any Kentucky PRTF I facility served at any PRTF I facility by the MCO or the MCO subcontractor during the reporting period. This row is a subset of the row “All BH Clients Receiving Services at a PRTF I Facility”.

Children/Youth (<18) - BH Clients Receiving Services at a PRTF I Facility Out of State
The unduplicated count of members that are less than age 18 served at any PRTF I facility outside of Kentucky served at any PRTF I facility by the MCO or the MCO subcontractor during the reporting period. This row is a subset of the row “All BH Clients Receiving Services at a PRTF I Facility”.

Column Label	Description
QE mm/dd/yyyy
Quarter Ending (QE) is the last day of the quarter displayed in the format mm/dd/yyyy. This column is to be populated in all reports in space provided; contents should apply to the last quarter ending and the quarter ending date should be correctly displayed in the space provided.

	Quarter	Unduplicated count of all users from the first day of the quarter to the last day of the quarter.

	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).
State Fiscal Year-to-date	The State Fiscal Year (SFY) is defined as the period July 01 through June 30. Example: SFY 2014 is defined as the period 01-Jul-2013 through 30-Jun-2014.
Unduplicated Count	An unduplicated count of only MCO enrolled members who meet the criteria as a one of the four Behavioral Health populations according to Exhibit G.

Report #:	101	Created:	6/10/2014
Name:	Access to Behavioral Health Providers	Last Revised:	2/12/2015
Group:	Mental Health and Substance Use Disorder	Report Status:	Active
Frequency:	Quarterly, SFY to date	Exhibits:
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities

Description:
The report identifies proximity standards for behavioral health provider types. Out of state providers are not to be included in the counts. The sample layout below describes the specific report expected each quarter. The provided excel spreadsheet is the template to use for quarterly reporting.

Sample Layout:

Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities
MCO Report # 101: Access to Behavioral Health - to be replaced by Medicaid's Network Adequacy Report	Report Revised:	3/19/2015

MCO Name:	DMS/BHDID Use Only
Report Run Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

Provider Proximity	% of Members who live within 60 miles	% of Members who live within 30 miles
Behavioral Health Provider Types (see footnotes below)
General Hospital
Mental Hospital
PRTF
Adult Targeted Case Management
Child Targeted Case Management
Community Mental Health
EPSDT Special Services - BH only
EPSDT Screenings Program - BH only
Psychiatric Distinct Part Unit
Rehabilitation Distinct Part Unit
Rural Health Clinic
Primary Care
Licensed Professional Clinical Counselor
Licensed Professional Clinical Counselor Group
Licensed Marriage and Family Therapist
Licensed Marriage and Family Therapist Group
Licensed Clinical Social Worker
Licensed Clinical Social Worker Group
Licensed Psychological Practitioner
Licensed Psychological Practitioner Group
Licensed Psychologist
Licensed Psychologist Group
Peer Support Specialist
Certified Drug and Alcohol Counselor
Community Support Associate
Residential Crisis Stabilization
Behavioral Health Services Organization (BHSO)
Behavioral Health Multi-Specialty Group
Licensed Behavioral Analyst
Licensed Art Therapist
Residential Crisis Stabilization Unit

* Out of state providers are not included in the counts
^ Urban members reside in a Metropolitan Statistical Area county

Reporting Criteria:

General Specifications	Definition
Percent	Report percentages as decimal percentage. e.g. 5.25% should be reported as .0525
Sort Order	The report is to be sorted in order as presented in the template (spreadsheet).

Row Label	Description
Provider Proximity	Header row
Behavioral Health Provider Types	Header row
Billing Provider Type	Billing Provider Type - Use current approved Billing Provider Types for each row specified as accepted by Kentucky Department for Medicaid Services.

Column Label	Description
% of members who live within 60 miles
Report percentages as decimal percentage. For example 5.25% should be reported as .0525. Do not use the format “5.25%”.

To calculate the percentage:
Numerator: the number of all members enrolled during the reporting period whose primary address is within sixty (60) miles of the address of the nearest provider type.
Denominator: the number of all members enrolled during the reporting period.

% of members who live within 30 miles
Report percentages as decimal percentage. For example 5.25% should be reported as .0525. Do not use the format “5.25%”.

To calculate the percentage:
Numerator: the number of all members enrolled during the reporting period whose primary address is within thirty (30) miles of the address of the nearest provider type.
Denominator: the number of all members enrolled during the reporting period.

Report #:	103	Created:	10/27/11
Name:	Facilities Report	Last Revised:	02/12/2015
Group:	Behavioral Health	Report Status:	Active
Frequency:	Quarterly	Exhibits:	G
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies the percentage of readmissions among PRTFs and inpatient facilities for Behavioral Health clients as defined in Exhibit G. Readmissions are defined as a discharge from the facility type in the row and readmitted to the same facility type. The following are to be excluded from the contents of this report: 1) transfers or same day readmissions, 2) deaths, 3) discharges to acute medical care facilities. This report is to accurately reflect the quarterly census of clients in PRTFs and inpatient facilities. It may use, but shall not depend on, claims data in determining that census.

Sample Layout:

QE mm/dd/yyyy
	Behavioral Health Popluation	Unduplicated Client Count in-state	Unduplicated Client Count out-of-state	Number of Admissions	Average Length of Stay	Readmissions								Outpatient Follow-up
						7 days		30 days		60 days		90 days		7 days		14 days
Discharged from:						Number	Percent	Number	Percent	Number	Percent	Number	Percent	Number	Percent	Number	Percent
1. Acute Psychiatric	Adults (18+)
Children/Youth (<18)
2. PRTF - Level 1	Adults (18+)
Children/Youth (<18)
3. State Psychiatric Hospital	Adults (18+)
Children/Youth (<18)
4. SA Residential	Adults (18+)
Children/Youth (<18)
5. Residential Crisis Stabilization	Adults (18+)
Children/Youth (<18)

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: QE: mm/dd/yyyy Quarter Unduplicated count of all Members from the first day of the quarter to the last day of the quarter.
Sort Order	The report is to be sorted by Provider Type as shown above.

Row Label	Description
1. Acute Psychiatric 2. PTRF I 3. State Psychiatric Hospitals 4. SA Residential in state 5. Residential Crisis Stabilization
Equivalent Provider Types are:
01 General Hospital (psychiatric unit/bed)
02 Mental Hospital

03 PRTF I
Definition for PRTF I and II facility types can be found at:
http://162.114.4.35/statutes/statute.aspx?id=9255
(please cut and paste this into a browser if it does not auto-open)

02 Mental Hospital (ARH (Appalachian Regional Healthcare -
       psychiatric unit), CSH (CENTRAL STATE HOSPITAL), ESH
      (EASTERN STATE HOSPITAL), WSH (WESTERN STATE HOSPITAL))

Column Label	Description
Unduplicated Client Count in state	The count of unique in-state members enrolled for the reporting period.
Unduplicated Client Count out -of-state	The count of unique out-of-state members enrolled for the reporting period.
Number of Admissions
Count of admissions during the reporting period to any of the following facility/provider types :
   1. Acute Psychiatric
   2. PTRF I
   3. State Psychiatric Hospitals (ARH (Appalachian Regional Healthcare - psychiatric unit), CSH, ESH (EASTERN STATE HOSPITAL), WSH (WESTERN STATE HOSPITAL))
   4. SA Residential
   5. Residential Crisis Stabilization

Average Length of Stay (LOS)
The average number of days that the facility stay lasted; the number of days beginning with the day of admission and ending with the day of discharge. The admission day and discharge day are each counted as a day.

Behavioral Health Population
The rows “Adults (18+)” and “Children/Youth (<18)” are defined in Exhibit G:

Adults (18+): include clients who meet the definition of “AGEN - Adult General Behavioral Health Population” as found in Exhibit G.

Children/Youth (<18): include clients who meet the definition of “CGEN - Child/Youth General Behavioral Health Population” as found in Exhibit G.

Readmissions Number
Count the unduplicated number of readmissions. A readmission is defined as a discharge from the facility type in the row and readmitted to the same facility type.
   1. Acute Psychiatric (Private Psychiatric Units)
   2. PTRF I
   3. State Psychiatric Hospitals (ARH (Appalachian Regional Healthcare - psychiatric unit), CSH (CENTRAL STATE HOSPITAL), ESH (EASTERN STATE HOSPITAL), WSH (WESTERN STATE HOSPITAL))
   4. SA Residential
   5. Residential Crisis Stabilization

The following are to be excluded from the contents of this report: 1) transfers or same day readmissions, 2) deaths, 3) discharges to acute medical care facilities.

Each report will include the admissions for that reporting period. The admission is counted as a readmission when a previous admission date occurred 7, 30, 60, or 90 days prior given historical data. Historical data will be needed for calculating readmissions.

Readmissions Percent

To calculate the percentage:
Numerator: the number of readmissions for the row (facility type) per time category (7, 30. 60. or 90 days after discharge).
Denominator: the number of discharges for the respective row (facility type).

Outpatient Follow-up Number
Count the unduplicated number of clients who received an outpatient follow-up service after being discharged from the facility type in the respective row during the reporting period. Outpatient follow-up is defined as the occurrence of an outpatient service within 7 or 14 days of a discharge event from the facility type in the respective row. Refer to Fee for Service for a list of behavioral health services.

The following are to be excluded from the contents of this report: 1) transfers or same day readmissions, 2) deaths, 3) discharges to acute medical care facilities.

Data up to fourteen (14) days after the end of the quarter will be needed for calculating outpatient follow-up for all discharges that occurred during the quarterly reporting period.

Outpatient Follow-up Percent

To calculate the percentage:
Numerator: the number of discharges for the respective row (facility type) that occurred during the reporting period which had the occurrence of an outpatient services within 7 or within 14 days of the discharge date.
Denominator: the number of discharges for the respective row (facility type) that occurred during the reporting period.

Data up to fourteen (14) days after the end of the quarter will be needed for calculating outpatient follow-up for all discharges that occurred during the quarterly reporting period.

Report #:	104	Created:	10/31/11
Name:	Behavioral Health Expenses (PMPQ)	Last Revised:	02/12/15
Group:	Behavioral Health	Report Status:	Active
Frequency:	Quarterly, State Fiscal Year to date	Exhibits:	G
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies the average per member per quarter expenses for Behavioral Health populations during the reporting period (quarter and state fiscal year to date).

Sample Layout:

Kentucky Department for Medicaid Services				Report Revised:	3/19/2015
MCO Report # 104: Behavioral Health Expenses PMPQ

MCO Name:		DMS/DBHDID Use Only
Report Run Date:		Received Date:
Report Period From:		Reviewed Date:
Report Period To:		Reviewer:

	All MCO Enrollees	All BH Adults	SMI	All BH Children/Youth	SED

QE mm/dd/yyyy
Total Cost Per Member Per Quarter (PMPQ) (sum of next four rows)
Medical Costs Per Member Per Quarter (PMPQ)
All Non-Behavioral Health Drug Costs Per Member Per Quarter (PMPQ)
Behavioral Health Cost (PMPQ)
Behavioral Health Drug Costs Per Member Per Quarter (PMPQ)

State Fiscal Year to date
Total Cost Per Member Per State Fiscal Year (sum of next four rows)
Medical Costs Per Member Per State Fiscal Year
All Non-Behavioral Health Drug Costs Per Member Per State Fiscal Year
Behavioral Health Cost per Fiscal State Fiscal Year
Behavioral Health Drug Costs Per Member Per State Fiscal Year

Instead of requiring the MCOs to submit these ratios, we can calculate them ourselves.

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy The following describes each reported period:
	Quarter	From the first day of the quarter to the last day of the quarter.

Quarter Ending (QE) is the last day of the quarter displayed in the format mm/dd/yyyy. Contents should apply to the last quarter ending and the quarter ending date should be correctly displayed in the space provided.

	State Fiscal Year to date	Unduplicated count of Members from the first day of the state fiscal year through the last day of the reporting period.

Sort Order	The report is to be sorted as shown in the template.

Row Label	Description
Total Cost Per Member per quarter
The Average Total Cost per member per quarter and state fiscal year to date.
 “Total Cost” = “Medical Cost” + “All Non-Behavioral Health Drug Cost” + “Behavioral Health Costs” + “Behavioral Health Drug Cost”

Medical Costs Per Member per quarter	Average the per member per quarter costs for: All medical costs excluding medical pharmacy costs.
All Non-Behavioral Health Drug Costs Per Member per quarter	Average per member per quarter for: All non-behavioral health drug costs.
Behavioral Health Costs per quarter	Average per member per quarter for: All behavioral health costs excluding behavioral health drug costs.
Behavioral Health Drug Costs Per Member per quarter	Average per member per quarter for: All behavioral health drug costs.

Column Label	Description
All MCO Enrollees	Include only Members for which the MCO has received a capitation payment.
All BH Adults	All MCO enrolled members that are BH population clients age 18 or older. Populations are defined in Exhibit G: Behavioral Health Populations.
SMI	All MCO enrolled members that are SMI. Populations are defined in Exhibit G: Behavioral Health Populations.
All BH Children / Youth	All MCO enrolled members that are BH population clients age under 18. Populations are defined in Exhibit G: Behavioral Health Populations.
SED	All MCO enrolled members that are SED. Populations are defined in Exhibit G: Behavioral Health Populations.

Report #:	105A&B	Created:	10/15/11
Name:	Behavioral Health Service Utilization	Last Revised:	2/12/2015
Group:	Behavioral Health	Report Status:	Active
Frequency:	Quarterly	Exhibits:	A, B
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:
The report list the Service Utilization activity during the reporting period for the services listed.
The sample layout below describes the specific report expected each quarter. Two reports (105A & 105B) are required for reporting service utilization each quarter; they look similar. Both reports collect service utilization for outpatient and inpatient services yet they differ by population included. Report 105A includes information about services provided to clients with behavioral health diagnosis(es) which includes mental health, substance use disorders or both. Report 105B includes information about services provided to clients with a substance use disorder diagnosis(es). Both are required quarterly to present the most complete trend of service utilization per managed care agency.

Sample Layout:

105A - Behavioral Health Service Utilization for clients having behavioral health diagnosis(es)

Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities
MCO Report # XX Service Utilization									Report Revised:	2/12/2015

MCO Name:										DMS/DBHDID Use Only
Report Run Date:											Received Date:
Report Period From:											Reviewed Date:
Report Period To:											Reviewer:

Clients with a behavioral health diagnosis(es)	# of BH Visits Authorized			# of BH Visits Provided			# of unique members served			Average Length of Treatment
Services	children / youth <18	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18	children / youth <21	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18
Screening
Assessment
Psychological Testing
Crisis Intervention
Mobile Crisis
Day Treatment
Peer Support

Intensive Outpatient Program (IOP) Mental Health
Intensive Outpatient Program (IOP) Substance Use Disorder
Individual Therapy
Group Therapy
Family Therapy
Collateral Therapy
Partial Hospitalization
Service Planning
Screening, Brief Intervention, and Referral to Treatment (SBIRT)
Medication Assisted Treatment (MAT)
Assertive Community Treatment
Comprehensive Community Support Services
Therapeutic Rehabilitation Program
Targeted Case Management for Individuals with Substance Use Disorders
Targeted Case Management for Individuals with Co-occurring MH/SU or Chronic Physical Health Issue
Targeted Case Management for Individuals with Serious Mental Illness
Targeted Case Management for Individuals with Severe Emotional Disturbance
Case Management for Pregnant Women
EPSDT Special Services
EPSDT Screening Programs

Clients having a behavioral health diagnosis(es)	Admissions			Admissions			Average Length of Stay
Inpatient Services	children / youth <18	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18
Residential Crisis Stabilization (Crisis Stabilization Unit)
Residential Services for Substance Use Disorders - Short-Term
Residential Services for Substance Use Disorders - Long-Term
PRTF I

105B - Substance Use Diagnosis for clients having substance use disorder

Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities
MCO Report # XX Service Utilization									Report Revised:	3/19/2015

MCO Name:										DMS/DBHDID Use Only
Report Run Date:											Received Date:
Report Period From:											Reviewed Date:
Report Period To:											Reviewer:

Clients having a diagnosis of substance use disorder diagnosis(es)	# of BH Visits Authorized / 1000 Members			# of BH Visits Provided/ 1000 Members			# of unique members served			Average Length of Treatment
Services	children / youth <18	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18	children / youth <21	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18
Screening
Assessment
Psychological Testing
Crisis Intervention
Mobile Crisis

Day Treatment
Peer Support
Intensive Outpatient Program (IOP) Mental Health
Intensive Outpatient Program (IOP) Substance Use Disorder
Individual Therapy
Group Therapy
Family Therapy
Collateral Therapy
Partial Hospitalization
Service Planning
Screening, Brief Intervention, and Referral to Treatment (SBIRT)
Medication Assisted Treatment (MAT)
Assertive Community Treatment
Comprehensive Community Support Services
Therapeutic Rehabilitation Program
Targeted Case Management for Individuals with Substance Use Disorders
Targeted Case Management for Individuals with Co-occurring MH/SU or Chronic Physical Health Issue
Targeted Case Management for Individuals with Serious Mental Illness
Targeted Case Management for Individuals with Severe Emotional Disturbance
Case Management for Pregnant Women
EPSDT

Clients having a diagnosis of substance use disorder diagnosis(es)	Admissions / 1000 members			Admissions / 1000 members			Average Length of Stay
Inpatient Services	children / youth <18	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18	children / youth <18	youth 18-21	adults 18
Residential Crisis Stabilization (Crisis Stabilization Unit)
Residential Services for Substance Use Disorders - Short-Term
Residential Services for Substance Use Disorders - Long-Term
PRTF I

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order as presented in the template (spreadsheet).

Row Label	Description
‘Outpatient Services’ and ‘Inpatient Services’	105A - relates to clients with behavioral health diagnosis(es) which includes mental health, substance use disorders or both. 105B - relates to clients with substance use disorder diagnosis(es).
Total	Report the total of all PA activity listed in the report for the respective column.

Column Label	Description
Outpatient Services
Number of Outpatient Visits	Number of OP Visits Identify the number of visits
# of Unique Members	The unduplicated number of members who have received at least one visit of the service defined in the row.
Average Length of Treatment
The average length of time from first service date to last service date for individuals receiving services defined in the row.

Calculation Instructions:
Identify the members who have received at least one service defined in the row.
For each member identified in #1 above, count the number of number of days between the first and last service date
Average the number of days found in # 2 above.

Definition of a Treatment Episode
For purposes of identifying the circumstances under which data should be submitted, a treatment episode is defined as the period of service between the beginning of a treatment service for a drug or alcohol problem and the termination of services for the prescribed treatment plan. The first event in this episode is an admission and the last event is a discharge. For reporting purposes, "completion of treatment" is defined as completion of all planned treatment for the current treatment episode. Completion of treatment at one level of care or with one provider is not "completion of treatment" if there is additional treatment planned or expected as part of the current treatment episode.

Inpatient Services
Inpatient Admissions	Calculation Instructions: 1. Find the number of people admitted.
1.
Average Length of Treatment (Outpatient)
- ALOT is the average length of treatment measured in days. The average length of treatment is calculated by dividing the number of days for which a client receives the service by the number of discharges, including deaths.
Calculation Instructions:
1. Tabulate the date of admission and date of discharge for all patients in the facility over the reporting period.
2. Compute the length of treatment for each patient by subtracting the date of admission from the date of discharge or death. For example, if a patient is admitted on the 10th and is discharged on the 12th, the length of treatment for that patient is two days (12 minus 10). If a patient is admitted and discharged on the same day, the length of treatment for that patient is one day.
3. Find the total length of treatment by adding the length of stay for each patient. For example, if a facility admitted and discharged four patients who stayed for 10, 12, five and 11 days during the quarter, then the total length of stay is 38 days (10 plus 12 plus five plus 11).
4. Calculate the average length of treatment for the reporting period. Divide the total length of treatment by the number of discharges during the period. To conclude the example, the average length of treatment is 9.5 days (38 divided by four).

Average Length of Stay (Inpatient)
- ALOS is the average length of stay measured in days. The average length of stay is calculated by dividing the number of days a patient spends at a hospital by the number of discharges, including deaths.
Calculation Instructions:
1. Tabulate the date of admission and date of discharge for all patients in the facility over the reporting period.
2. Compute the length of stay for each patient by subtracting the date of admission from the date of discharge or death. For example, if a patient is admitted on the 10th and is discharged on the 12th, the length of stay for that patient is two days (12 minus 10). If a patient is admitted and discharged on the same day, the length of stay for that patient is one day.
3. Find the total length of stay by adding the length of stay for each patient. For example, if a facility admitted and discharged four patients who stayed for 10, 12, five and 11 days during the quarter, then the total length of stay is 38 days (10 plus 12 plus five plus 11).
4. Calculate the average length of stay for the reporting period. Divide the total length of stay by the number of discharges during the period. To conclude the example, the average length of stay is 9.5 days (38 divided by four).

Report #:	106	Created:	12/05/11
Name:	Behavioral Health Pharmacy for MCO Members - Adults and Children	Last Revised:	02/12/15
Group:	Behavioral Health	Report Status:	Active
Frequency:	Quarterly	Exhibits:	G, Ky Medicaid -Behavioral Health Pharmacy Master List
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies behavioral health pharmacy prescribed for all members - adults and children. All prescribers are to be reported. All medications prescribed and classifications within industry standards are to be reported. Dosage changes are excluded.

Sample Layout:

Number of members in age class:				Number of members in age class and on 1 or more psychiatric medications.
0-5				0-5
6-12				6-12
13-17				13-17
18-64				18-64
65+				65+

Percent of all MCO children on 1 or more psychiatric medications of the same class for more than 30 days. (Report as decimal percentage. e.g. 5.25% should be reported as .0525)

	Medication Class	Number of Members	Percent of Members
Antianxiety
Antidepressants
Antipsychotics
CNS Stimulants
Mood Stabilizers
Other Psychotropics
Substance Abuse meds

Polypharmacy Adults (Report as decimal percentage. e.g. 5.25% should be reported as .0525)				Number of Members	Percent of Members
Percent of all adult members on 2 or more psychiatric medications
Percent of all adult members on 3 or more psychiatric medications
Percent of all adult members on 4 or more psychiatric medications
Percent of all adult members on 5 or more psychiatric medications

Polypharmacy Children (Report as decimal percentage. e.g. 5.25% should be reported as .0525)				Number of Members	Percent of Members
Percent of all child members on 2 or more psychiatric medications
Percent of all child members on 3 or more psychiatric medications
Percent of all child members on 4 or more psychiatric medications
Percent of all child members on 5 or more psychiatric medications

Intra-class Polypharmacy Adults
Percent of all MCO adult members on 2 or more psychiatric medications of the same class for more than 30 days. (Report as decimal percentage. e.g. 5.25% should be reported as .0525)
Med Class	Number of Members	Percent of Members
Antianxiety
Antidepressants
Antipsychotics
CNS Stimulants
Mood Stabilizers
Other Psychotropics
Substance Abuse meds

Intra-class Polypharmacy Children
Percent of all MCO children members on 2 or more psychiatric medications of the same class for more than 30 days. (Report as decimal percentage. e.g. 5.25% should be reported as .0525)
Med Class	Number of Members	Percent of Members
Antianxiety
Antidepressants
Antipsychotics
CNS Stimulants
Mood Stabilizers
Other Psychotropics
Substance Abuse meds

Reporting Criteria:

General Specifications	Definition
Percent	Report percentages as decimal percentage. e.g. 5.25% should be reported as .0525
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted as shown above.
Medication Class
The Behavioral Health Med Class code. A listing of Medication Class Codes is provided in the Master Drug List. Managed care organizations are expected to adhere to current industry standard codes for medications especially should industry standards become updated or change over the lifespan of this report and duration of the contract period.

Row Label	Description
Polypharmacy Adults	This is a header row
Percent of all adult members on 2 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 2 or more psychiatric medications during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Percent of all adult members on 3 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 3 or more psychiatric medications during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Percent of all adult members on 4 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 4 or more psychiatric medications during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Percent of all adult members on 5 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 5 or more psychiatric medications during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Polypharmacy Child	This is a header row
Percent of all child members on 2 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 2 or more psychiatric medications) during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Percent of all child members on 3 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 3 or more psychiatric medications during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Percent of all child members on 4 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 4 or more psychiatric medications during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Percent of all child members on 5 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 5 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Intra-class Polypharmacy	This is a header row
ADULTS: Percent of all MCO adult members on 2 or more psychiatric medications of the same class for more than 30 days.
For each class of BH Psychotropic Medication Codes listed in the Master Drug List:

Enter the percentage of all MCO adult members who are on more than 2 psychiatric medications for more than 30 days. This may require rolling back into the previous quarter.
Numerator: number of all MCO adult members (>18 years age) on 2or more psychiatric medications for more than 30 days during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

CHILDREN: Percent of all MCO child members on 2 or more psychiatric medications of the same class for more than 30 days.
For each class of BH Psychotropic Medication Codes listed in the Master Drug List:

Enter the percentage of all MCO child members who are on more than 2 psychiatric medications for more than 30 days. This may require looking back into the previous quarter.
Numerator: number of all MCO child members (<18 years age) on 2or more psychiatric medications for more than 30 days during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Column Label	Description
Number of Members	The total number of unduplicated Members for which a service was paid for by the MCO or the MCO subcontractor during the reporting quarter.
Percentage of Members.	This indicates per row that the unduplicated count of All MCO enrollees is to be the denominator and the numerator per row is the unduplicated count of those meeting the criteria for the section.

Report #:	107A&B	Created:	06/10/2014
Name:	Prior Authorizations provided to clients with A. behavioral health primary diagnosis(es) B. substance use disorder diagnosis(es)	Last Revised:	2/12/2015
Group:	Behavioral Health & Substance Use Disorder	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities

Description:
The report list the prior authorization (PA) activity during the reporting period for the services listed. The sample layout below describes the specific report expected each quarter. Two reports (107A & 107B) are required each quarter; they look similar. Both reports collect prior authorization information yet they differ by population included. Report 107A includes information about PAs for clients with behavioral health diagnosis(es) which includes mental health, substance use disorders or both. Report 107B includes information about PAs for clients with a substance use disorder diagnosis(es). Both are required quarterly to present the most complete trend per managed care agency.

Sample Layout:

107 A - Pre-Authorizations provided to clients with behavioral health diagnosis(es)

Services provided to
clients with behavioral
health diagnosis(es)

Inpatient Services provided to
clients with behavioral
health diagnosis(es)

Sample Layout:
107 B - Pre-Authorizations provided to clients with substance use disorder diagnosis(es)
Services provided to clients
with substance use disorder
diagnosis(es)

Inpatient Services provided to clients
with substance use disorder
diagnosis(es)

Reporting Criteria:

General Specifications	Definition
Sort Order	The report is to be sorted in order as presented in the template (spreadsheet).

Row Label	Description
‘Services’ and ‘Inpatient Services’ provided to clients with A. behavioral health diagnosis(es) B. substance use disorder diagnosis(es)
Use Services listed according to the Fee Schedules posted by the Kentucky Department for Medicaid Services.
107A - relates to clients with behavioral health diagnosis(es) which includes mental health, substance use disorders or both.
107B - relates to clients with substance use disorder diagnosis(es).

Total	The sum of the counts reported in the previous rows.

Column Label	Description
Mark “X” if prior authorization is not required for the service in the row.
Enter an “X” where no prior authorization is required during the reporting period for providers to bill for the service in the row. Enter a checkmark “” if prior authorization is required during the reporting period for providers to bill for the service in the row.

Prior Authorizations Requested	The total number of prior authorizations that were requested for each specific ‘Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.
Prior Authorizations Approved	Header row.
PAs Approved: Medical Necessity (no MCO service Limits)
The total number of the requested prior authorizations that were approved during the reporting period for each specific “Provider Type/Category’. PAs are counted in this column when the PAs are required for medical necessity determination only. For these PAs, there are no MCO service limits for the service being prior authorized and the MCO approved all of the units requested. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.

PAs Approved: Medical Necessity and within MCO Service Limits
The total number of the requested prior authorizations that were approved during the reporting period for each specific “Provider Type/Category’. PAs are counted in this column when the MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved all of the units requested and the units approved did not exceed MCO service limits. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.

PAs Approved: Medical Necessity and Exceeded MCO Service Limits
The total number of the requested prior authorizations that were approved during the reporting period for each specific “Provider Type/Category’. PAs are counted in this column when the MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved all of the units requested and the total units approved exceeded the MCO service limits. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.

Prior Authorizations Partially Approved	Header row
PAs Partially Approved: Medical Necessity (no MCO service Limits)
The total number of the requested prior authorizations that were partially approved during the reporting period for each specific “Provider Type/Category’. PAs are counted in this column when the PAs are required for medical necessity determination only. For these PAs, there are no MCO service limits for the service being prior authorized and the MCO approved some but not all of the units requested. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.

PAs Partially Approved: Medical Necessity and within MCO Service Limits
The total number of the requested prior authorizations that were approved during the reporting period for each specific “Provider Type/Category’. PAs are counted in this column when the MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved some but not all of the units requested and the units approved did not exceed MCO service limits. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.

PAs Partially Approved: Medical Necessity and Exceeded MCO Service Limits
The total number of the requested prior authorizations that were approved during the reporting period for each specific “Provider Type/Category’. PAs are counted in this column when the MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved some but not all of the units requested and the total units approved exceeded the MCO service limits. If no PA activity was requested for a specific ‘Provider Type/Category’ report zero “0”.

Prior Authorizations Denied	The total number of requested prior authorizations that were denied for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.

Report #:	110	Created:	10/15/11
Name:	Original Behavioral Health Claims Processed (BH)	Last Revised:	2/12/2015
Group:	Behavioral Health	Report Status:	Active
Frequency:	Quarterly	Exhibits:	A, B
Period:	First day of the state fiscal year quarter through the last day of the state fiscal year quarter.
Due Date:	By 30 calendar days following the last day of the reporting period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services
Description:

This report provides the number of original clean claims processed during a reporting period reported by Billing Provider Type and claim status. All Billing Provider Types listed on the report are to be reported; blanks will cause report to be rejected by automated processes so use zeros where applicable. There are four claim statuses to be included in the report:

1.	Received;

2.	Pay;

3.	Deny; and

4.	Suspended

Sample Layout:

[redacted]	Claims Received			
[redacted]	Total Count	Total Processed	Total Charges	Avg. Charges
Total All Claims	[redacted]	[redacted]	[redacted]	#DIV/0!
General Hospital	[redacted]	[redacted]	[redacted]	#VALUE!
Mental Hospital	[redacted]	[redacted]	[redacted]	#VALUE!
PRTF	[redacted]	[redacted]	[redacted]	#VALUE!
Community Mental Health Center	[redacted]	[redacted]	[redacted]	#VALUE!
Community Mental Health Center -BHDID Region 1	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 2	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 3	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 4	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 5	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 6	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 7	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Heatlh Center -BHDID Region 8	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 10	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 11	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 12	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 13	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 14	[redacted]	[redacted]	[redacted]	#DIV/0!
Community Mental Health Center -BHDID Region 15	[redacted]	[redacted]	[redacted]	#DIV/0!
Psychiatric Distinct Part Unit	[redacted]	[redacted]	[redacted]	#DIV/0!
Rehabilitation Distinct Part Unit	[redacted]	[redacted]	[redacted]	#DIV/0!
Rural Health Clinic	[redacted]	[redacted]	[redacted]	#DIV/0!
Primary Care	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Professional Clinical Counselor	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Professional Clinical Counselor Group	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Marriage and Family Therapist	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Marriage and Family Therapist Group	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Psychological Practioner	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Psychological Practioner Group	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Psychologist	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Psychologist Group	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Clinical Social Worker	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Clinical Social Worker Group	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Alcohol and Other Drug Expert	[redacted]	[redacted]	[redacted]	#DIV/0!
Federally Qualified Health Center	[redacted]	[redacted]	[redacted]	#DIV/0!
Peer Suppor Specialist	[redacted]	[redacted]	[redacted]	#DIV/0!
Certified Drug and Alcohol Counselor	[redacted]	[redacted]	[redacted]	#DIV/0!
Residential Crisis Stabilization	[redacted]	[redacted]	[redacted]	#DIV/0!
Behavioral Health Services Organization (BHSO)	[redacted]	[redacted]	[redacted]	#DIV/0!
Behavioral Health Multi-Specialty Group	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Behavioral Analyst	[redacted]	[redacted]	[redacted]	#DIV/0!
Licensed Art Therapist	[redacted]	[redacted]	[redacted]	#DIV/0!
Residential Crisis Stabilization	[redacted]	[redacted]	[redacted]	#DIV/0!

Reporting Criteria:

General Specifications	Definition
Claim	Claim is defined as an original clean claim.
Claim Count	A claim count of one is applied to each claim. Therefore a claim that pays on the header and a claim that pays on the detail will both have a count of one.
Percent	Report percentages as decimal percentage. e.g. 5.25% should be reported as .0525
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted by Provider Type order as shown above.
Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Billing Provider Type
Billing Provider Type - Use current approved Billing Provider Types for each row specified as accepted by Kentucky Department for Medicaid Services.
Use the following table to define the Community Mental Health Center BHDID Regions.

Kentucky County Name	Community Mental Health Center - BHDID Region Number	Community Mental Health Center - BHDID Region Name
Adair	14	Adanta
Allen	04	Lifeskills, Inc.
Anderson	15	Bluegrass
Ballard	01	Four Rivers Behavioral Health
Barren	04	Lifeskills, Inc.
Bath	10	Pathways, Inc.
Bell	13	Cumberland River
Boone	07	NorthKey
Bourbon	15	Bluegrass
Boyd	10	Pathways, Inc.
Boyle	15	Bluegrass
Bracken	08	Comprehend, Inc.
Breathitt	12	Kentucky River Community Care, Inc.
Breckinridge	05	Communicare, Inc.
Bullitt	06	Seven Counties Services, Inc.
Butler	04	Lifeskills, Inc.
Caldwell	02	Pennyroyal Regional Center
Calloway	01	Four Rivers Behavioral Health
Campbell	07	NorthKey
Carlisle	01	Four Rivers Behavioral Health
Carroll	07	NorthKey
Carter	10	Pathways, Inc.
Casey	14	Adanta
Christian	02	Pennyroyal Regional Center
Clark	15	Bluegrass
Clay	13	Cumberland River
Clinton	14	Adanta
Crittenden	02	Pennyroyal Regional Center
Cumberland	14	Adanta
Daviess	03	River Valley Behavioral Health
Edmonson	04	Lifeskills, Inc.

Elliott	10	Pathways, Inc.
Estill	15	Bluegrass
Fayette	15	Bluegrass
Fleming	08	Comprehend, Inc.
Floyd	11	Mountain Comprehensive Care Center
Franklin	15	Bluegrass
Fulton	01	Four Rivers Behavioral Health
Gallatin	07	NorthKey
Garrard	15	Bluegrass
Grant	07	NorthKey
Graves	01	Four Rivers Behavioral Health
Grayson	05	Communicare, Inc.
Green	14	Adanta
Greenup	10	Pathways, Inc.
Hancock	03	River Valley Behavioral Health
Hardin	05	Communicare, Inc.
Harlan	13	Cumberland River
Harrison	15	Bluegrass
Hart	04	Lifeskills, Inc.
Henderson	03	River Valley Behavioral Health
Henry	06	Seven Counties Services, Inc.
Hickman	01	Four Rivers Behavioral Health
Hopkins	02	Pennyroyal Regional Center
Jackson	13	Cumberland River
Jefferson	06	Seven Counties Services, Inc.
Jessamine	15	Bluegrass
Johnson	11	Mountain Comprehensive Care Center
Kenton	07	NorthKey
Knott	12	Kentucky River Community Care, Inc.
Knox	13	Cumberland River
Larue	05	Communicare, Inc.
Laurel	13	Cumberland River
Lawrence	10	Pathways, Inc.
Lee	12	Kentucky River Community Care, Inc.
Leslie	12	Kentucky River Community Care, Inc.
Letcher	12	Kentucky River Community Care, Inc.
Lewis	08	Comprehend, Inc.
Lincoln	15	Bluegrass
Livingston	01	Four Rivers Behavioral Health
Logan	04	Lifeskills, Inc.
Lyon	02	Pennyroyal Regional Center
McCracken	01	Four Rivers Behavioral Health
McCreary	14	Adanta
McLean	03	River Valley Behavioral Health
Madison	15	Bluegrass
Magoffin	11	Mountain Comprehensive Care Center
Marion	05	Communicare, Inc.
Marshall	01	Four Rivers Behavioral Health
Martin	11	Mountain Comprehensive Care Center
Mason	08	Comprehend, Inc.
Meade	05	Communicare, Inc.

Menifee	10	Pathways, Inc.
Mercer	15	Bluegrass
Metcalfe	04	Lifeskills, Inc.
Monroe	04	Lifeskills, Inc.
Montgomery	10	Pathways, Inc.
Morgan	10	Pathways, Inc.
Muhlenberg	02	Pennyroyal Regional Center
Nelson	05	Communicare, Inc.
Nicholas	15	Bluegrass
Ohio	03	River Valley Behavioral Health
Oldham	06	Seven Counties Services, Inc.
Owen	07	NorthKey
Owsley	12	Kentucky River Community Care, Inc.
Pendleton	07	NorthKey
Perry	12	Kentucky River Community Care, Inc.
Pike	11	Mountain Comprehensive Care Center
Powell	15	Bluegrass
Pulaski	14	Adanta
Robertson	08	Comprehend, Inc.
Rockcastle	13	Cumberland River
Rowan	10	Pathways, Inc.
Russell	14	Adanta
Scott	15	Bluegrass
Shelby	06	Seven Counties Services, Inc.
Simpson	04	Lifeskills, Inc.
Spencer	06	Seven Counties Services, Inc.
Taylor	14	Adanta
Todd	02	Pennyroyal Regional Center
Trigg	02	Pennyroyal Regional Center
Trimble	06	Seven Counties Services, Inc.
Union	03	River Valley Behavioral Health
Warren	04	Lifeskills, Inc.
Washington	05	Communicare, Inc.
Wayne	14	Adanta
Webster	03	River Valley Behavioral Health
Whitley	13	Cumberland River
Wolfe	12	Kentucky River Community Care, Inc.
Woodford	15	Bluegrass

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk

Claim Status	Column Label	Description
Received	Total Count	Total Count of all Original Claims received during the reporting period.
Received	Total Processed	Total Count of all Original Claims processed during the reporting period to a status of Pay, Deny or Suspended.
Received	Total Charges	Total charges for all received original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Received	Avg. Charges	Calculated Field: ‘Total Charges’ from received status divided ‘Total Count’ from received status.
Pay	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Pay status.
Pay	Percent	Calculated Field: ‘Total Count’ from pay status divided by ‘Total Count’ from received status.
Pay	Total Charges
Total charges from original claims adjudicated to a pay status. Header paid claims will use the charges from the Header. Detail paid claims will use charge from the line items that have a pay status. Denied line item charges are not to be included in Total Charges.

Pay	Avg. Charges	Calculated Field: ‘Total Charges’ from pay status divided by ‘Total Count’ from pay status.
Pay	Total Paid
The total adjudicated claim paid amount by the MCO. Example: A claim adjudicated to pay $100. There is an outstanding A/R in financial for $200. The MCO should report the $100 adjudicated paid amount and not the $0 financial payment.

Pay	Avg. Paid	Calculated Field: ‘Total Paid’ from pay status divided by ‘Total Count’ from pay status.
Deny	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Deny status.
Deny	Percent	Calculated Field: ‘Total Count’ from deny status divided by ‘Total Count’ from received status.
Deny	Total Charges	Total charges for all denied original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Deny	Avg. Charges	Calculated Field: ‘Total Charges’ from deny status divided by ‘Total Count’ from deny status.
Suspended	Total Count
Total Count of all Original Claims received during the reporting period that moved to a suspended status. The claim shall be counted even if the claim later was changed to a Pay or Deny status during the reporting period.

Suspended	Percent	Calculated Field: ‘Total Count’ from suspended status divided by ‘Total Count’ from received status.
Suspended	Total Charges
Total charges for all suspended original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.

Suspended	Avg. Charges	Calculated Field: ‘Total Charges’ from suspended status divided by ‘Total Count’ from suspended status.

Report #:	119	Created:	01/19/12
Name:	Mental Health Statistics Improvement Project Adult Survey Report	Last Revised:	2/12/2015
Group:	Behavioral Health	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	State Fiscal Year: 01-JULY through 30-JUNE
Due Date:	1-AUG
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:
The MCO shall annually implement the Mental Health Statistics Improvement Program (MHSIP) Adult Survey. The behavioral health member satisfaction survey requirement shall be satisfied by the Contractor by administering the 28-Item Mental Health Statistics Improvement Program (MHSIP) Adult Survey plus additional 8 items for the Social Connectedness and Functioning National Outcome Measures (for adult behavioral health members). The MCO may contact the Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) to obtain a current version of the survey tools. The contractor shall submit a plan for administration (sampling strategy, survey methodology, etc.) to DBHDID prior to survey administration . DBHDID shall review and approve any Behavioral Health member survey instruments and plan for administration and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results in the format prescribed. Survey results shall include counts of Members surveyed by MCO Region and report percentages of Members who report positively about the following domains:
Adult Behavioral Health Members:

•	Access

•	Quality and Appropriateness

•	Outcomes

•	Treatment Planning

•	General Satisfaction with Services
Sample Layout:

Provider Type	SFY Survey Completed	General Satisfaction	Access	Quality	Participation	Outcomes	Social Connectedness	Functioning

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Provider Type
All Billing Provider Types are to be considered. Billing Provider Type is designated with a state specific two (2) character field. Crosswalk of Provider type and Provider Specialty to each Provider Description if provided in Exhibit A: Provider Type and Specialty Crosswalk.

SFY Survey Completed	The State Fiscal Year within which the survey was completed. Use format YYYY.
General Satisfaction	The Mean Score of the domain.
Access	The Mean Score of the domain.
Quality	The Mean Score of the domain.
Participation	The Mean Score of the domain.
Outcomes	The Mean Score of the domain.
Social Connectedness	The Mean Score of the domain.
Functioning	The Mean Score of the domain.

Report #:	120	Created:	01/19/12
Name:	Youth Services Satisfaction Caregiver Survey Report	Last Revised:	2/12/2015
Group:	Behavioral Health	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	State Fiscal Year: 01-JULY through 30-JUNE
Due Date:	1-AUG
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:
The MCO shall annually implement the Youth Services Satisfaction Caregiver Survey (YSSF) . The YSSF requirement shall be satisfied by the Contractor by administering the 21-item Youth Services Survey Family Version (YSS-F) plus additional 4 items for the Social Connectedness National Outcome Measure (for parents /caregiver of child members). The Contractor may contact the Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) to obtain a current version of the survey tools. The MCO shall submit a plan for administration (sampling strategy, survey methodology, etc.) to DBHDID prior to survey administration. DBHDID shall review and approve any Behavioral Health member survey instruments and plan for administration and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results in the format prescribed. Survey results shall include counts of Members surveyed by MCO Region and report percentages of Members who report positively about the following domains:
Child Behavioral Health Members:

•	Access

•	Outcomes

•	Treatment Planning

•	Family Members Reporting high Cultural Sensitivity of Staff

•	General Satisfaction with Services
Sample Layout:

Provider Type	SFY Survey Completed	General Satisfaction	Access	Cultural Sensitivity	Participation	Outcomes	Social Connectedness	Functioning

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Provider Type
All Billing Provider Types are to be considered. Billing Provider Type is designated with a state specific two (2) character field. Crosswalk of Provider type and Provider Specialty to each Provider Description if provided in Exhibit A: Provider Type and Specialty Crosswalk.

SFY Survey Completed	The State Fiscal Year within which the survey was completed. Use format YYYY.
General Satisfaction	The Mean Score of the domain.
Access	The Mean Score of the domain.
Cultural Sensitivity	The Mean Score of the domain.
Participation	The Mean Score of the domain.
Outcomes	The Mean Score of the domain.
Social Connectedness	The Mean Score of the domain.
Functioning	The Mean Score of the domain.

Report #:	126	Created:	08/28/2012
Name:	FQHC and RHC	Last Revised:	02/27/2013
Group:	Utilization	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of the quarter through the last day of the quarter.
Due Date:	45 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The FQHC and RHC report provides the total amount paid to each Federally Qualified Health Center (FQHC) and Rural Health Center (RHC) per month. All Providers with a specialty of FQHC or RHC are to be reported.

Sample Layout:

Federally Qualified Health Center (FQHC) and Rural Health Center (RHC) Utilization
Specialty	Provider Medicaid ID	Provider Name	Month	# Unduplicated Claims Excluding Crossovers	Total Amt Paid- Claims Excluding Crossovers	TPL Amount Listed	# Unduplicated Crossover Claims	Total Amt Paid - Crossover Claims

Reporting Criteria:

General Specifications	Definition
Sort Order	The report is to be sorted in ascending order: <Specialty> by <Provider Medicaid ID> by <Month>

Row Label	Description
NA

Column Label	Description
Specialty	The Provider specialty. Valid values are FQHC and RHC
Provider Medicaid ID	Medicaid ID assigned by the Department
Provider Name	Provider name associated with the Provider Medicaid ID as listed in MMIS
Month	The month that the payments were made to the Provider. Format to be reported is <YYYY/MM>.
# Unduplicated Claims Excluding Crossovers	Total number by Medicaid ID of unduplicated claims for the quarter. Do not include Crossover Claims
Total Amt Paid- Claims Excluding Crossovers	Total dollars paid for the total number of unduplicated claims excluding crossovers listed in the previous column.
TPL Amount Listed	Total amount of any Third Party payment listed for the number of unduplicated claims excluding crossovers listed in column three.
# Unduplicated Crossover Claims	Total number by Medicaid ID of unduplicated crossover claims for the quarter.
Total Amt Paid - Crossover Claims	Total dollars paid for the total number of unduplicated crossover claims listed in the previous column.

Report #:	127	Created:	08/28/2012
Name:	Statement on Standards for Attestation Engagements (SSAE) No. 16	Last Revised:	NA
Group:	Audit/Internal Control	Report Status:	Active
Frequency:	Annual or as Appropriate	Exhibits:	NA
Period:	As required by APA
Due Date:	30 days following the first calendar quarter
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should provide the Statement on Standards for Attestation Engagements (SSAE) No. 16 Type II audit that addresses the engagements conducted by services providers on service organization for reporting design control and operational effectiveness.

Report #:	200	Created:	03/31/2012
Name:	834 Reconciliation Reports	Last Revised:	02/18/2015
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Daily (as needed)	Exhibits:
Period:
Due Date:	Daily based on processing of HIPAA 834 transactions.
Submit To:	Kentucky Department for Medicaid Services

Description:
When the MCO identifies:

•	a Member that the MCO believes is not eligible for MCO enrollment;

•	conflicting Member data elements;

•	a potential duplicate Member assignment;
the MCO shall identify the Member on the ‘Ineligible Assignment’ report.

When the potential ineligible member is identified through receipt of a HIPAA 834 transaction (daily or monthly) the MCO shall use the data received on the HIPAA 834 to complete the report. The MCO Comments field shall start with the date of the HIPAA 834 transaction.

When the potential ineligible member, conflicting data elements, or potential duplicate Members assignments are identified through other means than the HIPAA 834 transaction, the MCO shall complete the report using the active data from the MCO Eligibility system.

The MCO may include in the MCO Comment field details as to why the MCO believes the Member is a duplicate if the MCO deems the information critical for DMS review.

Sample Layout:

THIS SECTION TO BE COMPLETED BY THE MCO																TO BE COMPLETED BY DMS
#	Last Name	First Name	SSN	Medicaid ID	Secondary ID	MCO Effective Date	MCO End Date	County Code	Program Code	Status Code	Data Element #1	Data Element #2	Data Element #3	Data Element #4	MCO Comments	Action	Action Date	DMS Comments
1
2
3
4
5

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA
Column Label	Description
#	Counter to easily identify record.
SSN	Social Security Number of the Medicaid Member. To be reported as a 9 character text string without any dashes.
Member Last Name	The Member’s last name.
Member First Name	The Member’s first name.
SSN	Social Security Number of the Medicaid Member. To be reported as a 9 character text string without any dashes.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
Secondary ID	The Members MCO assigned ID number (Optional)
MCO Effective Date	The Effective Date of the MCO assignment that the MCO believes to be invalid.
MCO End Date	The End Date of the MCO assignment that the MCO believes to be invalid.
County	The three digit county code of the Member to be reported as a 3 character text string.
Program Code	The Member’s one or two character Program Code that corresponds to the assignment that the MCO believes to be invalid. To be reported as a text string.
Status Code	The Member’s two character Status Code that corresponds to the assignment that the MCO believes to be invalid. To be reported as a text string.
Data Element #1	Member information that may conflict with other reported Member information. For example: If a Program Code does not match a Foster Care indicator then the Program Code value should be populated.
Data Element #2
Member information that may conflict with other reported Member information. To follow the example from Data Element #1: If a Program Code does not match a Foster Care indicator then the Foster Care Indicator should be populated.

Data Element #3	Member information that may conflict with other reported Member information.
Data Element #4	Member information that may conflict with other reported Member information.
MCO Comments
When the activity was identified through a HIPAA 834 transaction the HIPAA 834 transaction date is to be included as the first comment. Other comments may be included when the MCO believes it will assist the DMS in review of the report.

Action	The research results reported by DMS.
Action Date	The date the DMS reviewer reviewed and, if necessary, modified the Member’s information.
DMS Comments	Description of the reason why the ‘Action’ was taken.

Report #:	220	Created:	03/31/2012
Name:	Newborn	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:
Due Date:	15th of the Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Newborn’ report (MCO Report # 220) monthly for all newborns that are thirty (30) days or older for which the MCO has not received a HIPAA 834 enrollment transaction.

Sample Layout:

	THIS SECTION TO BE COMPLETED BY THE MCO									TO BE COMPLETED BY DMS
#	Newborn Last Name	Newborn First Name	Date of Birth	Gender	Newborn County	Mother's Member Number or SSN	Mother's Last Name	Mother's First Name	Days Old	Action	Action Date	30 Day Action	30 Day Action Date	Comments
1
2
3
4
Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Column Label	Description
#	Counter to easily identify record.
Newborn Last Name	The Newborn’s last name.
Newborn First Name	The Newborn’s first name.
Date of Birth	The Newborn’s date of birth.
Gender	The Newborn’s gender.
Newborn County	The three digit county code of the Newborn to be reported as a 3 character text string.
Mother’s Member Number or SSN
Provide Newborn Mother’s Medicaid ID or Social Security Number associated with the mother’s enrollment information from the state system.

Medicaid ID to be reported as a text string.
SSN to be reported as a 9 character text string without any dashes.

Mother’s Last Name	Provide Newborn’s Mother last name if available at time of the report associated with the mother’s enrollment information from the state system.
Mother’s First Name	Provide Newborn’s Mother first name if available at time of the report associated with the mother’s enrollment information from the state system.
Days Old	Provide Newborn’s age as number of days old. The Newborn on their date of birth is to be counted as one (1) day old.
Action	The research results reported by DMS. Valid values and their description are:
	NNE:	The Newborn is not enrolled in Medicaid. Enrollment process has been initiated.
	NE not MCO:	The Newborn is enrolled in Medicaid but is not eligible for enrollment in the MCO.
	NE MCO:	The Newborn is enrolled in Medicaid and is enrolled with the MCO.
	NE add MCO	The Newborn is enrolled in Medicaid and has now been assigned to the MCO.
Action Date
The date the DMS reviewer initially reviewed the Newborns Medicaid eligibility and, if necessary, assigned the Newborn to the MCO. It is not the date of enrollment. Rather it is the date that MCAPS and/or MMIS were updated with the assignment.

30 Day Action	For ‘Action’ values of NNE, DMS will update the status of the Newborn Medicaid enrollment. Valid values and their description of that action are:
	NE and MCO:	The Newborn was enrolled in Medicaid and assigned to the MCO.
	NE not MCO:	The Newborn was enrolled in Medicaid but was not assigned to the MCO.
	NNE:	The Newborn was not enrolled in Medicaid.
30 Day Action Date
The date the DMS reviewer updated the Newborn Medicaid Enrollment and, if necessary, assigned the Newborn to the MCO. It is not the date of enrollment. Rather it is the date that MCAPS and/or MMIS were updated with the assignment.

Comments
Description of the reason why the ‘Action’ and/or ’30 Day Action’ was taken. The Newborn Medicaid Id will be provided For Newborns enrolled in Medicaid that are assigned to the MCO (’30 Day Action’ value of NE and MCO).

Report #:	230	Created:	03/31/2012
Name:	Capitation Payment Request	Last Revised:
Group:	HIPAA 820 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	Months prior to or equal to the MMIS Reconciliation Month
Due Date:	45 Days after receipt of the HIPAA 820 containing the MMIS Reconciliation Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Capitation Payment Request’ report of all members that the MCO identifies for which payment has not been received. Only those months equal to or prior to the MMIS Managed Care Reconciliation Month (MMIS Recon Month) are to be reported.

Sample Layout:

THIS SECTION TO BE COMPLETED BY THE MCO
#	Capitation Month	Medicaid ID	Effective Date	End Date	Region	County	Program Code	Status Code	Age	MCO Comments	DMS Comments
1
2
3

#	TO BE COMPLETED BY DMS
1	Member MCO Eligible	Date Eligibility Reviewed	Cap Created	Cap Created Date
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Column Label	Description
#	Counter to easily identify record.
Capitation Month	The Month that the MCO did not receive a payment for the Member. To be formatted as <yyyy/mm>.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
Effective Date	The Effective Date of the MCO assignment.
End Date	The End Date of the MCO assignment.
Region	The Member two (2) digit Region based on the Member’s County. To be reported as a text string.
County	The three digit county code to be reported as a 3 character text string.
Program Code	The Member’s one or two character Program Code that corresponds to the MCO assignment for the ‘Capitation Month’. To be reported as a text string.
Status Code	The Member’s two character Status Code that corresponds to the MCO assignment for the ‘Capitation Month’. To be reported as a text string.
Age	The age that the Member would have attained as of the end of the ‘Capitation Month’.
MCO Comments	Comments may be included when the MCO believes it will assist the DMS in review of the report.
Member MCO Eligible
Based on review of the Member’s Medicaid and MCO eligibility, the DMS reviewer will indicate if the Member was eligible to receive a capitation payment for the ‘Capitation Month’. Valid values are Y and N.

Date Eligibility Reviewed	The date the ‘Member MCO Eligible’ determination was made.
Cap Created	An indicator (Y or N) identifying if a capitation payment record was created in the MMIS.
Cap Created Date	The date the capitation payment record was created in the MMIS.
DMS Comments	Description of the reason why the ‘Member MCO Eligible’ and/or ’Cap Created’ indicators were set.

Report #:	240	Created:	03/31/2012
Name:	Capitation Duplicate Payment	Last Revised:
Group:	HIPAA 820 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	Months prior to or equal to the MMIS Reconciliation Month
Due Date:	45 Days after receipt of the HIPAA 820 containing the MMIS Reconciliation Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Capitation Duplicate Payment’ report for Members that the MCO identifies as having received duplicate payments. Only those months equal to or prior to the MMIS Recon Month are to be reported.

Sample Layout:

		Capitation Payment # 1			Capitation Payment # 2			Capitation Payment # 3				TO BE COMPLETED BY DMS
#	Capitation Month	Medicaid ID	Payment Amount	Payment Date	Medicaid ID	Payment Amount	Payment Date	Medicaid ID	Payment Amount	Payment Date	MCO Comments	Member MCO Eligible	Date Eligibility Reviewed	Cap Recoup Created	Cap Created Date	DMS Comments
1
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Column Label	Description
#	Counter to easily identify record.
Capitation Month	The Month that the MCO received a duplicate payment for the Member. To be formatted as <yyyy/mm>.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
Payment Amount	The amount of the capitation payment that the MCO received.
Payment Date	The date that the capitation payment was paid.
MCO Comments	Comments may be included when the MCO believes it will assist the DMS in review of the report.
Member MCO Eligible
Based on review of the Member’s Medicaid and MCO eligibility, the DMS reviewer will indicate if the Member was eligible to receive a capitation payment for the ‘Capitation Month’. Valid values are Y and N.

Date Eligibility Reviewed	The date the ‘Member Eligible’ determination was made.
Cap Recoup Created	An indicator (Y or N) identifying if a capitation recoupment record was created in the MMIS.
Cap Created Date	The date the capitation recoupment record was created in the MMIS.
DMS Comments	Description of the reason why the ‘Member MCO Eligible’ and/or ’Cap Recoup Created’ indicators were set.

Report #:	250	Created:	03/31/2012
Name:	Capitation Adjustments Request	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	Months prior to or equal to the MMIS Reconciliation Month
Due Date:	45 Days after receipt of the HIPAA 820 containing the MMIS Reconciliation Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Capitation Adjustment Requests’ report for Members that the MCO believes an inaccurate capitation payment was made. The capitation adjustment requests are limited to the capitation payments made for the MMIS Recon Month or capitation payments that were made as retroactive payments that will not be adjusted though the MMIS Recon processes because the capitation month is prior to the MMIS Recon Month.

Sample Layout:

		Capitation Payment Received							Capitation Payment Expected
#	Type of Adjustment	Capitation Month	Medicaid ID	Program Code	Status Code	County	Payment Amount	Payment Date	Program Code	Status Code	County	Payment Amount
1
2
3
4

TO BE COMPLETED BY DMS
Member MCO Eligible	Date Eligibility Reviewed	Cap Adjust Created	Cap Adjust Date	Comments

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Column Label	Description
#	Counter to easily identify record.
Type of Adjustment
The description of the type of payment that the MCO believes is not correct. Valid values are:

1. Overpayment: MCO believes the capitation payment received was too high because the Member qualifies under a different Category of Aid and/or resides in a different Region.

2. Underpayment: MCO believes the capitation payment received was too low because the member qualifies under a different Category of Aid and/or resides in a different Region.

3. Prorate: MCO believes the capitation payment received was incorrectly prorated based on the Member’s Effective date and/or Category of Aid.

Capitation Month	The Month that the MCO received a payment for the Member. To be formatted as <yyyy/mm>.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
<Capitation Payment Received> Program Code	The Member’s one or two character Program Code that corresponds to the Member’s capitation payment received. To be reported as a text string.
<Capitation Payment Received> Status Code	The Member’s two character Status Code that corresponds to the Member’s capitation payment received. To be reported as a text string.
<Capitation Payment Received> County	The three digit county code of the Member that corresponds to the Member’s capitation payment received. To be reported as a 3 character text string.
<Capitation Payment Received> Payment Amount	The capitation payment amount received.
Payment Date	The date of payment for the capitation payment amount received.
<Capitation Payment Expected> Program Code	The Member’s one or two character Program Code that corresponds to the Member’s eligibility that the MCO believes should have been paid. To be reported as a text string.
<Capitation Payment Expected> Status Code	The Member’s two character Status Code that corresponds to the Member’s eligibility that the MCO believes should have been paid. To be reported as a text string.
<Capitation Payment Expected> County	The three digit county code of the Member that corresponds to the Member’s eligibility that the MCO believes should have been paid. To be reported as a 3 character text string.
<Capitation Payment Expected> Payment Amount	The capitation payment amount expected by the MCO.
Member MCO Eligible
Based on review of the Member’s Medicaid and MCO eligibility, the DMS reviewer will indicate if the Member was eligible to receive a capitation adjustment payment for the ‘Capitation Month’. Valid values are:

1. Y: Capitation payment should have been made as the MCO expected.
2. N: Capitation payment received by the MCO was correct and no adjustment is to be made.
3. O: Capitation payment received by the MCO and the capitation payment expected by the MCO are not correct. Other capitation adjustment is warranted.

Date Eligibility Reviewed	The date the ‘Member MCO Eligible’ determination was made.
Cap Adjust Created
When the ‘Member MCO Eligible’ is Y or O then a capitation adjustment will be created. A recoupment of the existing payment record will be created and a new record for the correct capitation payment will be created. Valid values and their description are:

1. Y: Recoupment and payout adjustments were created in the MMIS.
2. R: Recoupment adjustment created only. Will occur if the Member was determined not to be MCO eligible for the capitation month.
3. N: Capitation adjustments records were not created. Will occur if the adjustment request does not qualify based on the capitation month and/or capitation adjustment not eligible for reconciliation.

Cap Adjust Date	The date the ‘Cap Adjust Created’ review/action was taken.
Comments	Description of the reason why actions were taken as they relate to either Member eligibility/enrollment with MCO and capitation adjustments.

EXHIBITS

Exhibit:	A	Created:	08/19/2011
Name:	Billing Provider Type and Specialty Crosswalk	Last Revised:	10/12/2011
Reports:	28, 58, 59, 60, 61, 62, 63

The following crosswalk is based on Kentucky’s department for Medicaid Services Fee for Service and Capitation programs. Not all of the listed Billing Provider Types will be reported by the MCOs since the MCOs are not responsible for all Medicaid services.

Billing Provider Type	Billing Provider Specialty	Billing Provider Description/Category

01	010	General Hospital - Inpatient Hospital
01	012	General Hospital - Inpatient Hospital
01	014	General Hospital - Inpatient Hospital
01	015	General Hospital - Inpatient Hospital
01	016	General Hospital - Inpatient Hospital
01	017	General Hospital - Inpatient Hospital
02	011	Mental Hospital
39	300	Renal Dialysis
41	411	Model Waiver 1
41	412	Model Waiver 2
04	013	Psychiatric Residential Treatment Facilities (PRTF)
01	010	General Hospital - Outpatient Hospital
01	012	General Hospital - Outpatient Hospital
01	014	General Hospital - Outpatient Hospital
01	015	General Hospital - Outpatient Hospital
01	016	General Hospital - Outpatient Hospital
01	017	General Hospital - Outpatient Hospital
36	020	Ambulatory Surgical
15	151	HANDS
29	291	Impact Plus
29	292	Impact Plus
29	299	Impact Plus
13	131	Specialized Children's Services Clinics
13	088	Specialized Children's Services Clinics
27	222	Targeted Case Mgmt. - Mentally Ill Adults
27	223	Targeted Case Mgmt. - Mentally Ill Adults
27	224	Targeted Case Mgmt. - Mentally Ill Adults

28	225	Targeted Case Mgmt. - Emotionally Disturbed Child
28	226	Targeted Case Mgmt. - Emotionally Disturbed Child
28	227	Targeted Case Mgmt. - Emotionally Disturbed Child
23	239	Title V/DSS
21	120	School-Based Services
22	229	Children with Special Health Care Needs
11	030	ICF - General
11	031	ICF-MR
11	032	ICF-MR
11	033	ICF-MR
11	034	ICF-MR
11	036	ICF-MR
11	037	ICF-MR
12	017	Nursing Facilities
12	031	Nursing Facilities
12	032	Nursing Facilities
12	179	Nursing Facilities
12	030	Nursing Facilities
25	221	Targeted Case Management
25	211	Targeted Case Management
25	214	Targeted Case Management
25	215	Targeted Case Management
25	216	Targeted Case Management
25	222	Targeted Case Management
25	223	Targeted Case Management
25	224	Targeted Case Management
25	226	Targeted Case Management
25	227	Targeted Case Management
20	201	Preventive
24	249	Early Intervention - First Steps
45	455	EPSDT - Related
45	558	EPSDT - Related
45	039	EPSDT - Related
45	412	EPSDT - Related
45	550	EPSDT - Related
45	551	EPSDT - Related
45	552	EPSDT - Related
45	553	EPSDT - Related
45	554	EPSDT - Related
45	555	EPSDT - Related
45	556	EPSDT - Related
45	557	EPSDT - Related
45	559	EPSDT - Related
45	560	EPSDT - Related
45	563	EPSDT - Related
45	564	EPSDT - Related
45	565	EPSDT - Related
45	567	EPSDT - Related
45	568	EPSDT - Related
45	569	EPSDT - Related
45	570	EPSDT - Related

45	571	EPSDT - Related
45	573	EPSDT - Related
45	574	EPSDT - Related
45	575	EPSDT - Related
45	576	EPSDT - Related
45	577	EPSDT - Related
45	578	EPSDT - Related
45	579	EPSDT - Related
45	580	EPSDT - Related
45	150	EPSDT - Related
45	999	EPSDT - Related
11	035	Skilled Nursing Home - General
82	116	Clinical Social Worker
82	115	Clinical Social Worker
82	829	Clinical Social Worker
85	150	Chiropractor
85	859	Chiropractor
86	861	Other Lab/X-Ray
38	861	Other Lab/X-Ray
86	251	Other Lab/X-Ray
86	542	Other Lab/X-Ray
87	170	Physical Therapist
87	879	Physical Therapist
88	171	Occupational Therapist
88	889	Occupational Therapist
89	112	Psychologist
89	899	Psychologist
90	250	Durable Medical Equipment (DME)
90	277	Durable Medical Equipment (DME)
31	080	Primary Care (FQHC)
31	082	Primary Care (FQHC)
31	000	Primary Care (FQHC)
30	111	Community Mental Health Centers
30	110	Community Mental Health Centers
30	114	Community Mental Health Centers
30	118	Community Mental Health Centers
35	081	Rural Health
35	000	Rural Health
72	729	Nurse Midwife
72	095	Nurse Midwife
32	083	Family Planning - Clinic
34	050	Home Health
34	051	Home Health
34	210	Home Health
34	211	Home Health
37	280	Laboratories
37	281	Laboratories
40	183	EPSDT - Screens
71	000	Birthing Centers
33	039	Supports for Community Living (SCL)(Formerly AIS/MR)
42	561	Home & Community Based Services

43	410	Adult Day Care
74	094	Nurse Anesthetist
74	749	Nurse Anesthetist
44	060	Hospice
46	080	Home Care Waiver
46	461	Home Care Waiver
46	462	Home Care Waiver
46	463	Home Care Waiver
46	464	Home Care Waiver
46	466	Home Care Waiver
46	465	Home Care Waiver
47	080	Personal Care Waiver
47	461	Personal Care Waiver
47	470	Personal Care Waiver
47	473	Personal Care Waiver
47	471	Personal Care Waiver
47	472	Personal Care Waiver
17	179	Brain Injury
55	261	Ambulance
55	260	Ambulance
57	671	Non-Emergency Transportation
56	261	Non-Emergency Transportation
56	262	Non-Emergency Transportation
56	263	Non-Emergency Transportation
56	264	Non-Emergency Transportation
56	265	Non-Emergency Transportation
56	266	Non-Emergency Transportation
56	267	Non-Emergency Transportation
56	661	Non-Emergency Transportation
54	240	Pharmacy
54	000	Pharmacy
14	000	MFP Transition
17	000	MFP Post-Transition
33	000	MFP Post-Transition
41	000	MFP Post-Transition
42	000	MFP Post-Transition
43	000	MFP Post-Transition
52	000	Optometry
77	000	Optometry
52	180	Optometry
52	190	Optometry
52	528	Optometry
77	180	Optometry
77	779	Optometry
60	271	Dental
60	272	Dental
60	273	Dental
60	274	Dental
60	277	Dental
61	271	Dental
61	272	Dental

61	273	Dental
61	274	Dental
61	277	Dental
61	610	Dental
60	270	Dental
60	275	Dental
60	276	Dental
61	270	Dental
61	275	Dental
61	276	Dental
65	313	Physicians
65	315	Physicians
65	316	Physicians
65	317	Physicians
65	319	Physicians
65	320	Physicians
65	323	Physicians
65	327	Physicians
65	334	Physicians
65	335	Physicians
65	338	Physicians
65	340	Physicians
65	344	Physicians
65	346	Physicians
65	347	Physicians
65	348	Physicians
64	112	Physicians
64	272	Physicians
64	310	Physicians
64	311	Physicians
64	312	Physicians
64	314	Physicians
64	318	Physicians
64	321	Physicians
64	322	Physicians
64	324	Physicians
64	325	Physicians
64	326	Physicians
64	327	Physicians
64	328	Physicians
64	330	Physicians
64	331	Physicians
64	332	Physicians
64	333	Physicians
64	336	Physicians
64	337	Physicians
64	338	Physicians
64	339	Physicians
64	341	Physicians
64	342	Physicians
64	343	Physicians

64	345	Physicians
65	272	Physicians
65	293	Physicians
65	310	Physicians
65	311	Physicians
65	312	Physicians
65	314	Physicians
65	318	Physicians
65	321	Physicians
65	322	Physicians
65	324	Physicians
65	325	Physicians
65	326	Physicians
65	328	Physicians
65	330	Physicians
65	331	Physicians
65	332	Physicians
65	333	Physicians
65	336	Physicians
65	337	Physicians
65	339	Physicians
65	341	Physicians
65	342	Physicians
65	343	Physicians
65	345	Physicians
65	650	Physicians
64	000	Physicians
65	000	Physicians
64	313	Physicians
64	315	Physicians
64	316	Physicians
64	317	Physicians
64	319	Physicians
64	320	Physicians
64	323	Physicians
64	334	Physicians
64	335	Physicians
64	340	Physicians
64	344	Physicians
64	346	Physicians
64	347	Physicians
64	348	Physicians
64	329	Physicians
65	329	Physicians
64	543	Physicians
78	090	Nurse Practitioner/Midwife
78	091	Nurse Practitioner/Midwife
78	092	Nurse Practitioner/Midwife
78	093	Nurse Practitioner/Midwife
78	095	Nurse Practitioner/Midwife
78	789	Nurse Practitioner/Midwife

78	000	Nurse Practitioner/Midwife
50	220	Hearing
70	200	Hearing
50	509	Hearing
70	709	Hearing
80	140	Podiatry
80	809	Podiatry
91	911	Comp. Outpatient Rehab. Facility
91	912	Comp. Outpatient Rehab. Facility
92	011	Psych Distinct Part Unit
93	040	Rehab Distinct Part Unit
93	012	Rehab Distinct Part Unit
95	100	Physician Assistant
95	959	Physician Assistant
95	101	Physician Assistant
96	071	Managed Care - Physical Health
96	072	Managed Care - Physical Health
97	000	Managed Care - Behavioral Health

Exhibit:	B	Created:	08/19/2011
Name:	Billing Provider Type Category Crosswalk	Last Revised:	10/12/2011
Reports:	28, 58, 59, 60, 61, 62, 63

Terminology	Definition
Rx	Rx is an abbreviation for Pharmacy
BH	BH is an abbreviation for Behavioral Health

Billing Provider Type	Description	Category	Criteria to Determine Category
01	General Hospital	Inpatient	Bill Type = 11x, 12x, 21x or 22x
01	General Hospital	Outpatient	Bill Type = 13x
01	General Hospital	Emergency Room	Revenue Code = 450, 451, 452 or 459
01	General Hospital	Inpatient/Outpatient Other	All other Inpatient/Outpatient Hospital Claims
54	Pharmacy	Rx non-BH Brand	Brand National Drug Code from 2009 Red Book
54	Pharmacy	Rx non-BH Generic	Generic NDC from 2009 Red Book
54	Pharmacy	Rx BH Brand	Therapeutic class description for behavioral health 61and brand NDC from 2009 Red Book
54	Pharmacy	Rx BH Generic	Therapeutic class description for behavioral health and generic NDC from 2009 Red Book

Exhibit:	C	Created:	08/21/2011
Name:	Provider Enrollment Activity Reasons	Last Revised:	10/01/2011
Reports:	69, 70

General Specifications	Definition
Denial	Applies when an MCO non-participating Provider or Subcontractor is denied participation with an MCO.
Termination	Applies when an MCO’s current participating Provider or Subcontractor is suspended or terminated from participation with an MCO.

Type of Reason	Reason Code	Reason Code Description
Denial or Termination	B	Medicare Action
Denial or Termination	C	License Revoked
Denial or Termination	D	License Expired
Termination	E	Voluntary Termination
Termination	F	Retired
Termination	G	Deceased
Termination	I	Inactive for Two or more Years
Denial or Termination	K	Awaiting Re-credentialing
Denial or Termination	L	License Suspended
Denial or Termination	M	License Surrender
Denial or Termination	O	No ADO
Denial or Termination	T	Medicaid Action
Termination	X	MCO Rebid (subcontractor only)
Termination	Y	MCO Action (subcontractor only)

Exhibit:	D	Created:	09/07/2011
Name:	Category of Service Crosswalk	Last Revised:	09/07/2011
Reports:	28, 78

Category of Service is primarily based on the Billing Provider Type and Billing Provider Specialty with the following additional criteria:

1.	Provider Type 01 (General Hospital) is applicable to Category of Services 02-Inpatient and 12-Outpatient. Type of Bill should be used to identify Inpatient versus Outpatient.

2.	EPSDT services are defined below and in Exhibit E.

For Claims that pay at the Line item, Category of Service is defined at the Line Item level.

EPSDT services are to be determined as follows:

1.	Verify Member Age <= 20 prior to any other checks for EPSDT.

2.	Claims submitted by Billing Provider Type 45 are to be assigned Category of Service 32 as defined on the crosswalk.

3.	Exhibit E identifies how to handle other Billing Provider Types based on diagnosis and HCPC procedure codes.

The Category of Service listing provided is based on Medicaid's FFS and Capitation program. Since MCOs are not responsible for all Medicaid services, not all of the Category of Services will be reported by the MCOs.

Billing Provider Type	Billing Provider Specialty	Category of Service	Category of Service Description	EPSDT Comment

01	010	02	Inpatient Hospital	#N/A
01	012	02	Inpatient Hospital	#N/A
01	014	02	Inpatient Hospital	#N/A
01	015	02	Inpatient Hospital	#N/A
01	016	02	Inpatient Hospital	#N/A
01	017	02	Inpatient Hospital	#N/A
02	011	03	Mental Hospital	#N/A
39	300	04	Renal Dialysis	#N/A
41	411	05	Model Waiver 1	#N/A
41	412	07	Model Waiver 2	#N/A
04	013	08	Psychiatric Residential Treatment Facilities (PRTF)	#N/A
01	010	12	Outpatient Hospital	#N/A
01	012	12	Outpatient Hospital	#N/A
01	014	12	Outpatient Hospital	#N/A
01	015	12	Outpatient Hospital	#N/A
01	016	12	Outpatient Hospital	#N/A
01	017	12	Outpatient Hospital	#N/A
36	020	13	Ambulatory Surgical	#N/A
15	151	15	HANDS	#N/A
29	291	16	Impact Plus	#N/A
29	292	16	Impact Plus	#N/A
29	299	16	Impact Plus	#N/A
13	131	17	Specialized Children's Services Clinics	#N/A
13	088	17	Specialized Children's Services Clinics	#N/A
27	222	20	Targeted Case Mgmt. - Mentally Ill Adults	#N/A
27	223	20	Targeted Case Mgmt. - Mentally Ill Adults	#N/A
27	224	20	Targeted Case Mgmt. - Mentally Ill Adults	#N/A
28	225	21	Targeted Case Mgmt. - Emotionally Disturbed Child	#N/A
28	226	21	Targeted Case Mgmt. - Emotionally Disturbed Child	#N/A
28	227	21	Targeted Case Mgmt. - Emotionally Disturbed Child	#N/A
23	239	22	Title V/DSS	#N/A
21	120	23	School-Based Services	#N/A
22	229	24	Children with Special Health Care Needs	#N/A
11	030	25	ICF - General	#N/A
11	031	26	ICF-MR	#N/A
11	032	26	ICF-MR	#N/A
11	033	26	ICF-MR	#N/A
11	034	26	ICF-MR	#N/A
11	036	26	ICF-MR	#N/A
11	037	26	ICF-MR	#N/A
12	017	27	Nursing Facilities	#N/A

12	031	27	Nursing Facilities	#N/A
12	032	27	Nursing Facilities	#N/A
12	179	27	Nursing Facilities	#N/A
12	030	27	Nursing Facilities	#N/A
25	221	28	Targeted Case Management	#N/A
25	211	28	Targeted Case Management	#N/A
25	214	28	Targeted Case Management	#N/A
25	215	28	Targeted Case Management	#N/A
25	216	28	Targeted Case Management	#N/A
25	222	28	Targeted Case Management	#N/A
25	223	28	Targeted Case Management	#N/A
25	224	28	Targeted Case Management	#N/A
25	226	28	Targeted Case Management	#N/A
25	227	28	Targeted Case Management	#N/A
20	201	29	Preventive	Check for EPSDT Service
24	249	30	Early Intervention - First Steps	#N/A
45	455	32	EPSDT - Related	#N/A
45	558	32	EPSDT - Related	#N/A
45	039	32	EPSDT - Related	#N/A
45	412	32	EPSDT - Related	#N/A
45	550	32	EPSDT - Related	#N/A
45	551	32	EPSDT - Related	#N/A
45	552	32	EPSDT - Related	#N/A
45	553	32	EPSDT - Related	#N/A
45	554	32	EPSDT - Related	#N/A
45	555	32	EPSDT - Related	#N/A
45	556	32	EPSDT - Related	#N/A
45	557	32	EPSDT - Related	#N/A
45	559	32	EPSDT - Related	#N/A
45	560	32	EPSDT - Related	#N/A
45	563	32	EPSDT - Related	#N/A
45	564	32	EPSDT - Related	#N/A
45	565	32	EPSDT - Related	#N/A
45	567	32	EPSDT - Related	#N/A
45	568	32	EPSDT - Related	#N/A
45	569	32	EPSDT - Related	#N/A
45	570	32	EPSDT - Related	#N/A
45	571	32	EPSDT - Related	#N/A
45	573	32	EPSDT - Related	#N/A
45	574	32	EPSDT - Related	#N/A
45	575	32	EPSDT - Related	#N/A
45	576	32	EPSDT - Related	#N/A
45	577	32	EPSDT - Related	#N/A
45	578	32	EPSDT - Related	#N/A
45	579	32	EPSDT - Related	#N/A
45	580	32	EPSDT - Related	#N/A
45	150	32	EPSDT - Related	#N/A
45	999	32	EPSDT - Related	#N/A
11	035	33	Skilled Nursing Home - General	#N/A
82	116	34	Clinical Social Worker	#N/A

82	115	34	Clinical Social Worker	#N/A
82	829	34	Clinical Social Worker	#N/A
85	150	35	Chiropractor	#N/A
85	859	35	Chiropractor	#N/A
86	861	36	Other Lab/X-Ray	#N/A
38	861	36	Other Lab/X-Ray	#N/A
86	251	36	Other Lab/X-Ray	#N/A
86	542	36	Other Lab/X-Ray	#N/A
87	170	37	Physical Therapist	#N/A
87	879	37	Physical Therapist	#N/A
88	171	38	Occupational Therapist	#N/A
88	889	38	Occupational Therapist	#N/A
89	112	39	Psychologist	#N/A
89	899	39	Psychologist	#N/A
90	250	40	Durable Medical Equipment (DME)	#N/A
90	277	40	Durable Medical Equipment (DME)	#N/A
31	080	41	Primary Care (FQHC)	Check for EPSDT Service
31	082	41	Primary Care (FQHC)	Check for EPSDT Service
31	000	41	Primary Care (FQHC)	Check for EPSDT Service
30	111	42	Community Mental Health Centers	#N/A
30	110	42	Community Mental Health Centers	#N/A
30	114	42	Community Mental Health Centers	#N/A
30	118	42	Community Mental Health Centers	#N/A
35	081	43	Rural Health	Check for EPSDT Service
35	000	43	Rural Health	Check for EPSDT Service
72	729	44	Nurse Midwife	#N/A
72	095	44	Nurse Midwife	#N/A
32	083	45	Family Planning - Clinic	#N/A
34	050	46	Home Health	#N/A
34	051	46	Home Health	#N/A
34	210	46	Home Health	#N/A
34	211	46	Home Health	#N/A
37	280	47	Laboratories	#N/A
37	281	47	Laboratories	#N/A
40	183	48	EPSDT - Screens	Check for EPSDT Service
71	000	49	Birthing Centers	#N/A
33	039	50	Supports for Community Living (SCL)(Formerly AIS/MR)	#N/A
42	561	52	Home & Community Based Services	#N/A
43	410	53	Adult Day Care	#N/A
74	094	54	Nurse Anesthetist	#N/A
74	749	54	Nurse Anesthetist	#N/A
44	060	55	Hospice	#N/A
46	080	57	Home Care Waiver	#N/A
46	461	57	Home Care Waiver	#N/A
46	462	57	Home Care Waiver	#N/A

46	463	57	Home Care Waiver	#N/A
46	464	57	Home Care Waiver	#N/A
46	466	57	Home Care Waiver	#N/A
46	465	57	Home Care Waiver	#N/A
47	080	59	Personal Care Waiver	#N/A
47	461	59	Personal Care Waiver	#N/A
47	470	59	Personal Care Waiver	#N/A
47	473	59	Personal Care Waiver	#N/A
47	471	59	Personal Care Waiver	#N/A
47	472	59	Personal Care Waiver	#N/A
17	179	60	Brain Injury	#N/A
55	261	62	Ambulance	#N/A
55	260	62	Ambulance	#N/A
57	671	63	Non-Emergency Transportation	#N/A
56	261	63	Non-Emergency Transportation	#N/A
56	262	63	Non-Emergency Transportation	#N/A
56	263	63	Non-Emergency Transportation	#N/A
56	264	63	Non-Emergency Transportation	#N/A
56	265	63	Non-Emergency Transportation	#N/A
56	266	63	Non-Emergency Transportation	#N/A
56	267	63	Non-Emergency Transportation	#N/A
56	661	63	Non-Emergency Transportation	#N/A
54	240	64	Pharmacy	#N/A
54	000	64	Pharmacy	#N/A
14	000	65	MFP Transition	#N/A
17	000	66	MFP Post-Transition	#N/A
33	000	66	MFP Post-Transition	#N/A
41	000	66	MFP Post-Transition	#N/A
42	000	66	MFP Post-Transition	#N/A
43	000	66	MFP Post-Transition	#N/A
52	000	67	Optometry	#N/A
77	000	67	Optometry	#N/A
52	180	67	Optometry	#N/A
52	190	67	Optometry	#N/A
52	528	67	Optometry	#N/A
77	180	67	Optometry	#N/A
77	779	67	Optometry	#N/A
60	271	72	Dental	#N/A
60	272	72	Dental	#N/A
60	273	72	Dental	#N/A
60	274	72	Dental	#N/A
60	277	72	Dental	#N/A
61	271	72	Dental	#N/A
61	272	72	Dental	#N/A
61	273	72	Dental	#N/A
61	274	72	Dental	#N/A
61	277	72	Dental	#N/A
61	610	72	Dental	#N/A
60	270	72	Dental	#N/A
60	275	72	Dental	#N/A
60	276	72	Dental	#N/A

61	270	72	Dental	#N/A
61	275	72	Dental	#N/A
61	276	72	Dental	#N/A
65	313	74	Physicians	Check for EPSDT Service
65	315	74	Physicians	Check for EPSDT Service
65	316	74	Physicians	Check for EPSDT Service
65	317	74	Physicians	Check for EPSDT Service
65	319	74	Physicians	Check for EPSDT Service
65	320	74	Physicians	Check for EPSDT Service
65	323	74	Physicians	Check for EPSDT Service
65	327	74	Physicians	Check for EPSDT Service
65	334	74	Physicians	Check for EPSDT Service
65	335	74	Physicians	Check for EPSDT Service
65	338	74	Physicians	Check for EPSDT Service
65	340	74	Physicians	Check for EPSDT Service
65	344	74	Physicians	Check for EPSDT Service
65	346	74	Physicians	Check for EPSDT Service
65	347	74	Physicians	Check for EPSDT Service
65	348	74	Physicians	Check for EPSDT Service
64	112	74	Physicians	Check for EPSDT Service
64	272	74	Physicians	Check for EPSDT Service
64	310	74	Physicians	Check for EPSDT Service
64	311	74	Physicians	Check for EPSDT Service
64	312	74	Physicians	Check for EPSDT Service
64	314	74	Physicians	Check for EPSDT Service
64	318	74	Physicians	Check for EPSDT Service
64	321	74	Physicians	Check for EPSDT Service
64	322	74	Physicians	Check for EPSDT Service
64	324	74	Physicians	Check for EPSDT Service
64	325	74	Physicians	Check for EPSDT Service
64	326	74	Physicians	Check for EPSDT Service

64	327	74	Physicians	Check for EPSDT Service
64	328	74	Physicians	Check for EPSDT Service
64	330	74	Physicians	Check for EPSDT Service
64	331	74	Physicians	Check for EPSDT Service
64	332	74	Physicians	Check for EPSDT Service
64	333	74	Physicians	Check for EPSDT Service
64	336	74	Physicians	Check for EPSDT Service
64	337	74	Physicians	Check for EPSDT Service
64	338	74	Physicians	Check for EPSDT Service
64	339	74	Physicians	Check for EPSDT Service
64	341	74	Physicians	Check for EPSDT Service
64	342	74	Physicians	Check for EPSDT Service
64	343	74	Physicians	Check for EPSDT Service
64	345	74	Physicians	Check for EPSDT Service
65	272	74	Physicians	Check for EPSDT Service
65	293	74	Physicians	Check for EPSDT Service
65	310	74	Physicians	Check for EPSDT Service
65	311	74	Physicians	Check for EPSDT Service
65	312	74	Physicians	Check for EPSDT Service
65	314	74	Physicians	Check for EPSDT Service
65	318	74	Physicians	Check for EPSDT Service
65	321	74	Physicians	Check for EPSDT Service
65	322	74	Physicians	Check for EPSDT Service
65	324	74	Physicians	Check for EPSDT Service
65	325	74	Physicians	Check for EPSDT Service
65	326	74	Physicians	Check for EPSDT Service
65	328	74	Physicians	Check for EPSDT Service
65	330	74	Physicians	Check for EPSDT Service
65	331	74	Physicians	Check for EPSDT Service
65	332	74	Physicians	Check for EPSDT Service

65	333	74	Physicians	Check for EPSDT Service
65	336	74	Physicians	Check for EPSDT Service
65	337	74	Physicians	Check for EPSDT Service
65	339	74	Physicians	Check for EPSDT Service
65	341	74	Physicians	Check for EPSDT Service
65	342	74	Physicians	Check for EPSDT Service
65	343	74	Physicians	Check for EPSDT Service
65	345	74	Physicians	Check for EPSDT Service
65	650	74	Physicians	Check for EPSDT Service
64	000	74	Physicians	Check for EPSDT Service
65	000	74	Physicians	Check for EPSDT Service
64	313	74	Physicians	Check for EPSDT Service
64	315	74	Physicians	Check for EPSDT Service
64	316	74	Physicians	Check for EPSDT Service
64	317	74	Physicians	Check for EPSDT Service
64	319	74	Physicians	Check for EPSDT Service
64	320	74	Physicians	Check for EPSDT Service
64	323	74	Physicians	Check for EPSDT Service
64	334	74	Physicians	Check for EPSDT Service
64	335	74	Physicians	Check for EPSDT Service
64	340	74	Physicians	Check for EPSDT Service
64	344	74	Physicians	Check for EPSDT Service
64	346	74	Physicians	Check for EPSDT Service
64	347	74	Physicians	Check for EPSDT Service
64	348	74	Physicians	Check for EPSDT Service
64	329	74	Physicians	Check for EPSDT Service
65	329	74	Physicians	Check for EPSDT Service
64	543	74	Physicians	Check for EPSDT Service
78	090	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	091	75	Nurse Practitioner/Midwife	Check for EPSDT Service

78	092	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	093	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	095	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	789	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	000	75	Nurse Practitioner/Midwife	Check for EPSDT Service
50	220	81	Hearing	#N/A
70	200	81	Hearing	#N/A
50	509	81	Hearing	#N/A
70	709	81	Hearing	#N/A
80	140	88	Podiatry	#N/A
80	809	88	Podiatry	#N/A
91	911	90	Comp. Outpatient Rehab. Facility	#N/A
91	912	90	Comp. Outpatient Rehab. Facility	#N/A
92	011	92	Psych Distinct Part Unit	#N/A
93	040	93	Rehab Distinct Part Unit	#N/A
93	012	93	Rehab Distinct Part Unit	#N/A
95	100	94	Physician Assistant	#N/A
95	959	94	Physician Assistant	#N/A
95	101	94	Physician Assistant	#N/A
96	071	96	Managed Care - Physical Health	#N/A
96	072	96	Managed Care - Physical Health	#N/A
97	000	97	Managed Care - Behavioral Health	#N/A

Exhibit:	E	Created:	09/07/2011
Name:	EPSDT Category of Service Crosswalk	Last Revised:	09/07/2011
Reports:	78

EPSDT Services may be provided by the following Provider Types.

Billing Provider Type	Billing Provider Type Description	Note

20	Preventive & Remedial Public Health	Check for EPSDT Service
31	Primary Care	Check for EPSDT Service
35	Rural Health Clinic	Check for EPSDT Service
40	EPSDT Preventive Services	Check for EPSDT Service
64	Physician Individual	Check for EPSDT Service
65	Physician - Group	Check for EPSDT Service
78	Certified Nurse practitioner	Check for EPSDT Service

The following procedures outline how EPSDT Services are to be allocated to Category of Service:

1.	Verify Member Age <= 20

2.	Claims submitted by one of the billing provider types, with a procedure code in HCPC procedure code group 1124 will be flagged as having EPSDT services, and the category of service set to 48 - EPSDT

HCPC procedure code group 1124
99381	99385	99394	WP101	WP113
99382	99391	99395	WP102	WP114
99383	99392	99431	WP111	WP115
99384	99393	99432	WP112

3.
Claims submitted by one of the billing provider types, with a procedure code in HCPC procedure code group 44, also require a well-child diagnosis code. These codes are in, diagnosis code group 20. Claims with a procedure code in group 44 and a diagnosis code in group 20 will be flagged as having EPSDT services, and the category of service set to 48 - EPSDT

Diagnosis code group 20
V20	V202	V704	V707
V200	V700	V705	V708
V201	V703	V706	V709

HCPC procedure code group 44
99201	99202	99203	99204	99205
99211	99212	99213	99214	99215

Exhibit:	F	Created:	09/07/2011
Name:	Medicaid Eligibility Group Crosswalk	Last Revised:	09/07/2011
Reports:	78

Medicaid Eligibility Groups (MEGs) are defined below. The order of priority provided below must be followed when MCO Enrollees are classified in a MEG.

1.	MEG 1: Dual Medicare and Medicaid:
Rate Cell definitions identify the Members to be grouped into this MEG.

2.	MEG 2: SSI Adults, SSI Children and Foster Care:
Rate Cell definitions identify the Members to be grouped into this MEG.

3.	MEG 3: MCHIP:
MCHIP is a Medicaid expansion population defined as Program Code = I and Status Code = P5 or P6

4.	MEG 4: SCHIP:
SCHIP is a standalone population defined as Program Code = I and Status Code = P7.

5.	MEG 5: Children 18 and Under.
MCO enrollee where age is determined based on the Enrollee’s age on last day of the month.

6.	MEG 6: Adults over 18
MCO Enrollees where age is determined based on the Enrollee’s age on last day of the month.

Exhibit:	G	Created:	10/19/11
Name:	Behavioral Health Population Definitions	Last Revised:	02/12/15
Reports:	97-125

Adults with Behavioral Health (General Adult BH Population - two different numbers measuring two different types of adults)

1.
Measure 1: Adults (age 18 and over) (age calculated by service date) who have a behavioral health (mental health or substance use disorder) diagnosis during the 24 months preceding the end of the quarterly reporting period but have not received a behavioral health service during the reporting period.

2.
Measure 2: Adults (age 18 and over) (age calculated by service date) who have a behavioral health (mental health or substance use disorder) diagnosis during the 24 months preceding the end of the quarterly reporting period and who have received a behavioral health service during the reporting period.

Additional measure to be captured (not included General Adult BH population)
Measure: Adults (age 18 and over) (age calculated by service date) who do not have a behavioral health (mental health or substance use disorder) diagnosis during the 24 months preceding the end of the quarterly reporting period but did receive a behavioral health service during the reporting period.

Adults with Serious Mental Illness (SMI Population)

From the General Adult BH Population, calculate the subset of that population who meet the following criteria for serious mental illness (SMI).

The following table illustrates the criteria that shall be met for an individual to be designated as seriously mentally ill (SMI). In order to designate an individual as SMI, all of the criteria in Sections 1, 2, 3 and 4 below shall be met.

CRITERIA
1. Age: Is a person aged 18 years or over (calculated at the time of service)
AND
2. Diagnosis (please circle applicable diagnosis)

Has one or more of the following mental health diagnoses as designated in the latest edition of the Diagnostic and Statistical Manual of Mental Disorders:

Schizophrenia Spectrum and Other Psychotic Disorders

Delusional Disorder	297.1
Schizophreniform Disorder	295.40
Schizophrenia	295.90
SchizoAffective Disorder	295.70
Other Specified Schizophrenia Spectrum and Other Psychotic Disorder	298.8
Unspecified Schizophrenia Spectrum and Other Psychotic Disorder	298.9
Bipolar and Related Disorders

Bipolar I Disorder	296.41, 296.42, 296.43, 296.51, 296.52, 296.53, 296.44, 296.45, 296.46, 296.40, 296.54, 296.55, 296.50
Bipolar II Disorder	296.89
Cyclothymic Disorder	301.13
Other Specified Bipolar and Related Disorder	296.89
Unspecified Bipolar and Related Disorder	296.80
Depressive Disorders
Major Depressive Disorder	296.21, 296.31, 296.22, 296.32, 296.23, 296.33, 296.24, 296.34, 296.25, 296.35, 296.20, 296.30
Persistent Depressive Disorder (Dysthymia)	300.4
Other Specified Depressive Disorder	311
Unspecified Depressive Disorder	311
Trauma and Stressor Related Disorders
Posttraumatic Stress Disorder	309.81
AND

3. Disability (Please circle domains with impairments)
               Clear evidence of functional impairment in two or more of the following domains:
•Societal/Role Functioning: Functioning in the role most relevant to his/her contribution to society and, in making that contribution, how well the person maintains conduct within societal limits prescribed by laws, rules and strong social mores.
•Interpersonal Functioning: How well the person establishes and maintains personal relationships. Relationships include those made at work and in the family settings as well as those that exist in other settings.
•Daily Living/Personal Care Functioning: How well the person is able to care for him/herself and provide for his/her own needs such as personal hygiene, food, clothing, shelter and transportation. The capabilities covered are mostly those of making reliable arrangements appropriate to the person’s age, gender and culture.
•Physical Functioning: Person’s general physical health, nutrition, strength, abilities/disabilities and illnesses/injuries.
•Cognitive/Intellectual Functioning:  Person’s overall thought processes, capacity, style and memory in relation to what is common for the person’s age, gender, and culture. Person’s response to emotional and interpersonal pressures on judgments, beliefs and logical thinking should all be considered in making this rating.

AND

4. Duration (Please circle at least one duration condition)
               One or more of these conditions of duration:
•Clinically significant symptoms of mental illness have persisted in the individual for a continuous period of at least 2 (two) years.
•The individual has been hospitalized for mental illness more than once in the past 2 (two) years.
•There is a history of one or more episodes with marked disability and the illness is expected to continue for a two-year period of time.

This individual meets the criteria for the designation of Serious Mental Illness (SMI). Documentation of the existence of these criteria of Age, Diagnosis, Disability and Duration is present in the individual’s medical record and assessment has been conducted by a qualified, licensed behavioral health professional.

Children/Youth with Behavioral Health (General Child/Youth BH Population two different numbers measuring two different types of children)

•	child/youth (age <18) (age calculated by service date)

1.
Measure 1: Children (age <18) (age calculated by service date) who have a behavioral health (mental health or substance use disorder) diagnosis during the 24 months preceding the end of the quarterly reporting period but have not received a behavioral health service during the reporting period.

2.
Measure 2: Children (age <18) (age calculated by service date) who have a behavioral health (mental health or substance use disorder) diagnosis during the 24 months preceding the end of the quarterly reporting period and who have received a behavioral health service during the reporting period.

Additional measure to be captured (not included General Child BH population)
Measure: Children (age <18) (age calculated by service date) who do not have a behavioral health (mental health or substance use disorder) diagnosis during the 24 months preceding the end of the quarterly reporting period but did receive a behavioral health service during the reporting period.

•

Children/Youth with Serious Mental Illness (SED Population)
The following table illustrates the criteria that shall be met for an individual to be designated as SED. In order to make an SED designation, Sections 1, 2 and 4 are required and at least two of five in Section 3.

Criteria
Section 1: Age Is a person under age 18 or under age 21 who was receiving services prior to eighteenth birthday and that must be continued for therapeutic benefit.
Section 2: Diagnosis
Individual with a clinically significant disorder of thought, mood, perception, orientation, memory or behavior that is listed in the current edition of the APA’s Diagnostic and Statistical Manual of Mental Disorders.
Excludes those children who are singularly diagnosed an intellectual disability.

AND
Section 3: Limitations
Presents substantial limitations in at least 2 of the following 5 areas that have persisted for at least 1 year or are judged by a behavioral health professional to be at high risk of continuing for 1 year without professional intervention:
a)Functioning in Self-Care: Impairment in self-care is manifested by a person’s consistent inability to provide, sustain and protect his or herself at a level appropriate to his or her age. (e.g., significant basic hygiene or self-care needs, pattern of self-injurious behavior, pattern of physically reckless decision-making, eating disorders, failure to address serious health, nutrition, safety, or medical needs, threatens or attempts suicide)

b) Functioning in Interpersonal Relationships: Impairment of interpersonal relationships (including community relationships) is manifested by the consistent inability to develop and maintain satisfactory relationships with peers and adults. Children and adolescents exhibit constrictions in their capacities for shared attention, engagement, initiation of two-way effective communication, and shared social problem solving. Inability to maintain safety without assistance; a consistent lack of age-appropriate behavioral controls, decision-making, judgment and value systems which result in potential out-of-home placement. (e.g., repeated or serious aggressive interactions with peers or adults in the community, isolated or withdrawn much of the time, behavior which consistently alienates peers.)

c) Functioning in Family Life: Impairment in family function is manifested by the inability to live in a family or family type environment. This can include a pattern of emotional or disruptive behavior exemplified by repeated and/or unprovoked aggravating or violent behaviors aimed at others in the home (siblings and/or parents and/or other caretakers such as relative caregivers, foster parents) and seriously disrupts the home; disregard for safety and welfare of self or others in the home (e.g., fire setting, serious and chronic destructiveness, self-injurious behavior, inability to conform to reasonable expectations that may result in removal from the family or its equivalent). Child-caregiver and family characteristics do not include developmentally based adaptive patterns that support social-emotional well-being.

d) Functioning at School/Work: Impairment in school/work function is manifested by an inability to pursue educational goals in a normal time frame (e.g., consistently failing grades, repeated truancy, expulsion, property damage, or violence toward others); the ability to learn social and intellectual skills from teachers in available educational settings (e.g., failing most courses--or some courses, if performance is significantly below ability, dropped out of school without alternative academic or vocational involvement or has serious attendance problems, behavior problems result in frequent intervention or suspensions, special class placement or expulsion); or inability to be consistently employed at a self-sustaining level (e.g., inability to conform to work schedule, poor relationships with supervisor and other workers, hostile behavior on the job).

e) Functioning in Self-Direction: Impairment in self-direction is manifested by an inability to control behavior and make decisions in a manner appropriate to his or her age. (e.g., repeated or serious violations of the law or community norms; lacks confidence or competence to perform routine age-appropriate functions in the community such as running an errand; behavior is repeatedly disruptive or inappropriate in community settings; requires adult supervision in community well after age when should have more autonomy.)
NOTE: For early childhood functioning, major impairments undermine the fundamental foundation of healthy functioning exhibited by:
•Rarely or minimally seeking comfort in distress
•Limited positive affect and excessive levels of irritability, sadness or fear
•Disruptions in feeding and sleeping patterns
•Failure, even in unfamiliar settings, to check back with adult caregivers after venturing away
•Willingness to go off with an unfamiliar adult with minimal or no hesitation
•Regression of previously learned skills
•Inability to make and keep friends
•Inability to share

AND
Section 4: Duration
Presents substantial limitations or symptomology in the areas above that have persisted for at least one (1) year or are judged by a mental health professional to be at high risk of continuing for one (1) year without professional intervention;

OR
Interstate Compact (per KRS Chapter 615): Is a Kentucky resident and is receiving residential treatment for emotional disability through the interstate compact;
OR
DCBS Out of Home Placement:
The Department for Community Based Services has removed the child from the child’s home and has been unable to maintain the child in a stable setting due to emotional disturbance.

This individual meets the criteria for the designation of Severe Emotional Disability (SED). Documentation of the existence of these criteria of Age, Diagnosis, Disability and Duration is present in the individual’s medical record and assessment has been conducted by a qualified, licensed behavioral health professional.

Individuals with Substance Use Disorder
The following table illustrates the criteria that shall be met for an individual to receive targeted case management for Substance Use Disorder (Moderate, Severe).

CRITERIA
1. Diagnosis (please circle diagnoses)
Individual meets criteria for one or more of the specific Substance Use Disorder diagnoses listed below, as designated in the Diagnostic and Statistical Manual of Mental Disorders, Fifth Edition:
 Alcohol-Related Disorders

Alcohol Use Disorder-Moderate	303.90
Alcohol Use Disorder-Severe	303.90
Cannabis-Related Disorders
Cannabis Use Disorder-Moderate	304.30
Cannabis Use Disorder-Severe	304.30
Hallucinogen-Related Disorders
Phencyclidine Use Disorder-Moderate	304.60
Phencyclidine Use Disorder-Severe	304.60
Other Phencyclidine Use Disorder-Moderate	304.50
Other Phencyclidine Use Disorder-Severe	304.50
Inhalant-Related Disorders
Inhalant Use Disorder-Moderate	304.60
Inhalant Use Disorder-Severe	304.60
Opioid-Related Disorders
Opioid Use Disorder-Moderate	304.00
Opioid Use Disorder-Severe	304.00
Sedative-,Hypnotic-,or Anxiolytic-Related Disorders
Sedative, Hypnotic, or Anxiolytic Use Disorder-Moderate	304.10
Sedative, Hypnotic, or Anxiolytic Use Disorder-Severe	304.10
Stimulant-Related Disorders
Amphetamine-type substance-Moderate	304.40
Cocaine-Moderate	304.20
Other or unspecified stimulant-Moderate	304.40
Amphetamine-type substance-Severe	304.40
Cocaine-Severe	304.20
Other or unspecified stimulant-Severe	304.40
Other (or Unknown) Substance-Related Disorders
Other (or Unknown) Substance-Related Use Disorder-Moderate	304.90
Other (or Unknown) Substance-Related Use Disorder-Severe	304.90

This individual meets the criteria for the status of Substance Use Disorder (Moderate, Severe). Documentation of the existence of these criteria is present in the individual’s medical record and assessment has been conducted by a qualified, licensed behavioral health professional.

Exhibit:	I	Created:	11/29/11
Name:	Mental Health Evidence Based Practices Definitions	Last Revised:	07/29/13
Reports:	101

BEHAVIORAL HEALTH EVIDENCE BASED PRACTICE DEFINITIONS

Supported Housing
Procedure Codes: H0043, H0044
"Services to assist individuals in finding and maintaining appropriate housing arrangements. This activity is premised upon the idea that certain clients are able to live independently in the community only if they have support staff for monitoring and/or assisting with residential responsibilities. These staff assist clients to select, obtain, and maintain safe, decent, affordable housing and maintain a link to other essential services provided within the community. The objective of supported housing is to help obtain and maintain an independent living situation.

Supported Housing is a specific program model in which a consumer lives in a house, apartment or similar setting, alone or with others, and has considerable responsibility for residential maintenance but receives periodic visits from mental health staff or family for the purpose of monitoring and/or assisting with residential responsibilities, criteria identified for supported housing programs include: housing choice, functional separation of housing from service provision, affordability, integration (with persons who do not have mental illness), right to tenure, service choice, service individualization and service availability.

Supported Employment
Procedure Codes: H2023, H2025
Mental Health Supported Employment (SE) is an evidence-based service to promote rehabilitation and return to productive employment for persons with serious mental illness’ rehabilitation and their return to productive employment. SE programs use a team approach for treatment, with employment specialists responsible for carrying out all vocational services from intake through follow-along. Job placements are: community-based (i.e., not sheltered workshops, not onsite at SE or other treatment agency offices), competitive (i.e., jobs are not exclusively reserved for SE clients, but open to public), in normalized settings, and utilize multiple employers. The SE team has a small client: staff ratio. SE contacts occur in the home, at the job site, or in the community. The SE team is assertive in engaging and retaining clients in treatment, especially utilizing face-to-face community visits, rather than phone or mail contacts. The SE team consults/works with family and significant others when appropriate. SE services are frequently coordinated with Vocational Rehabilitation benefits.

Assertive Community Treatment
Procedure Codes: H0040
A team based approach to the provision of treatment, rehabilitation and support services. ACT/PACT models of treatment are built around a self-contained multi-disciplinary team that serves as the fixed point of responsibility for all patient care for a fixed group of clients. In this approach, normally used with clients with severe and persistent mental illness, the treatment team typically provides all client services using a highly integrated approach to care. A key aspect are low caseloads and the availability of the services in a range of settings. The service is a recommended practice in the PORT study (Translating Research Into Practice: The Schizophrenia Patient Outcomes Research Team (PORT) Treatment Recommendations, Lehman, Steinwachs and Co-Investigators of Patient Outcomes Research Team, Schizophrenia Bulletin, 24(1):1-10, 1998) and is cited as a practice with strong evidence based on controlled, randomized effectiveness studies in the Surgeon General's report on mental health (Mental Health: A Report of the Surgeon General, December, 1999, Chapter 4, ""Adults and Mental Health, Service Delivery, Assertive Community Treatment""). Additionally, HCFA recommended that state Medicaid agencies consider adding the service to their State Plans in HCFA Letter to State Medicaid Directors, Center for Medicaid and State Operations , June 07, 1999.

Peer Support - Adult Mental Health
Procedure Codes: H0038
Services provided by a Kentucky Peer Specialist (KPS) (as defined in 908 KAR 2:220) to assist adults with serious mental illness

(SMI) in achieving specific recovery goals.

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

Wraparound- Children/Youth Mental Health
Procedure Codes: H2021
Wraparound is a promising practice designed to provide a set of individually tailored services to the child and family through a sound planning process that is community based and focused on strengths. The wraparound approach is team driven (family, child, natural supports, agencies, and community services) where families must be active partners and the supports put in place provide a balance between formal services and informal community and family supports and is provided with the assistance of Wraparound Facilitators or Service Coordinators. For more information: http://nwi.pdx.edu/wraparoundbasics.shtml

Peer Support - Children/Youth Mental Health
Procedure Codes: H0038
Services provided by a Kentucky Family Peer Support Specialist (KFPSS) (as defined in 908 KAR 2:230) to assist parents/caregivers of children with emotional disabilities. For more information: http://dbhdid.ky.gov/CMHC/documents/guides/current/AppendixE.pdf pages AE-17&AE-18)

Multi-Systemic Therapy - Children/Youth Mental Health
Procedure Codes: H2033
Multisystemic Therapy (MST) addresses the multidimensional nature of behavior problems in troubled youth. Treatment focuses on those factors in each youth's social network that are contributing to his or her antisocial behavior. The primary goals of MST programs are to decrease rates of antisocial behavior and other clinical problems, improve functioning (e.g., family relations, school performance), and achieve these outcomes at a cost savings by reducing the use of out-of-home placements such as incarceration, residential treatment, and hospitalization. For more information: http://www.nrepp.samhsa.gov/ViewIntervention.aspx?id=254

Multidimentional Treatment Foster Care (per diem) - Children/Youth Mental Health
Procedure Codes: S5145
Multidimensional Treatment Foster Care (MTFC) is a community-based intervention for adolescents (12-17 years of age) with severe and chronic delinquency and their families. It was developed as an alternative to group home treatment or State training facilities for youths who have been removed from their home due to conduct and delinquency problems, substance use, and/or involvement with the juvenile justice system. Youths are typically referred to MTFC after previous family preservation efforts or other out-of-home placements have failed. For more information: http://www.nrepp.samhsa.gov/ViewIntervention.aspx?id=48

Exhibit:	J	Created:	12/06/11
Name:	BHDID Psychotropic Medication Class Codes	Last Revised:	07/29/13
Reports:	106

Psychotropic Medication Class	BHDID Med class code
Antianxiety
Antianxiety Benzodiazepines	021
Antianxiety Non-Benzodiazepines	029

Antidepressants
Antidepressants MAOs	031
Antidepressants SNRIs	032
Antidepressants SSRIs	033
Antidepressants Tricyclics	034
Antidepressants Other (e.g. Tetracyclics)	039

Antipsychotics
Antipsychotic Atypicals	041
Antipsychotic Typicals	042

CNS Stimulants	050

Mood Stabilizers	060

Substance Abuse Med	070

Other Psychotropic (e.g., Clonidine)	090

230

Exhibit:	K	Created:	12/12/11
Name:	Behavioral Health and Chronic Physical Health	Last Revised:	07/29/13
Reports:	BH4
Exhibit K is the list of ICD-9 codes that are of concern for this report; managed care organizations are expected to adhere to current industry standard codes for diagnoses (e.g., ICD-10) especially should industry standards become updated or change over the lifespan of this report and duration of the contract period.

ICD-9-CM CODE'	Dx CATEGORY DESCRIPTION'	'ICD-9-CM CODE DESCRIPTION'
CENTRAL NERVOUS SYSTEM
Dementia
'2900 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE DEMENTIA UNCOMP
'29010'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DEMENTIA
'29011'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DELIRIUM
'29012'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DELUSION
'29013'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DEPRESSION
'29020'	'Delirium/dementia/amnestic/other cognitiv'	SENILE DELUSION
'29021'	'Delirium/dementia/amnestic/other cognitiv'	SENILE DEPRESSIVE
'2903 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE DELIRIUM
'29040'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DEMENT NOS
'29041'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DELIRIUM

'29042'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DELUSION
'29043'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DEPRESSIVE
'2908 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE PSYCHOSIS NEC
'2909 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE PSYCHOT COND NOS
'2930 '	'Delirium/dementia/amnestic/other cognitiv'	ACUTE DELIRIUM
'2931 '	'Delirium/dementia/amnestic/other cognitiv'	SUBACUTE DELIRIUM
'2940 '	'Delirium/dementia/amnestic/other cognitiv'	AMNESTIC SYNDROME
'2941 '	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA IN OTH DISEASES
'29410'	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA IN OTH DISEASES W0 BEHAVRAL OCT00-
'29411'	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA IN OTH DISEASES WBEHAVIORAL OCT00-
'29420'	'Delirium/dementia/amnestic/other cognitiv'	Demen NOS w/o behv dstrb (Begin 2011)
'29421'	'Delirium/dementia/amnestic/other cognitiv'	Demen NOS w behav distrb (Begin 2011)
'2948 '	'Delirium/dementia/amnestic/other cognitiv'	ORGANIC BRAIN SYND NEC
'2949 '	'Delirium/dementia/amnestic/other cognitiv'	ORGANIC BRAIN SYND NOS
'3100 '	'Delirium/dementia/amnestic/other cognitiv'	FRONTAL LOBE SYNDROME
'3102 '	'Delirium/dementia/amnestic/other cognitiv'	POSTCONCUSSION SYNDROME
'3108 '	'Delirium/dementia/amnestic/other cognitiv'	NONPSYCHOT BRAIN SYN NEC (end 2011)
'31081'	'Delirium/dementia/amnestic/other cognitiv'	Pseudobulbar affect (Begin 2011)
'31089'	'Delirium/dementia/amnestic/other cognitiv'	Nonpsych mntl disord NEC (Begin 2011)
'3109 '	'Delirium/dementia/amnestic/other cognitiv'	NONPSYCHOT BRAIN SYN NOS
'3310 '	'Delirium/dementia/amnestic/other cognitiv'	ALZHEIMERS DISEASE
'3311 '	'Delirium/dementia/amnestic/other cognitiv'	FRONTOTEMPORAL DEMENTIA
'33111'	'Delirium/dementia/amnestic/other cognitiv'	PICKS DISEASE
'33119'	'Delirium/dementia/amnestic/other cognitiv'	OTHER FRONTOTEMPORAL DEMENTIA
'3312 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE DEGENERAT BRAIN
'33182'	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA WITH LEWY BODIES
'797 '	'Delirium/dementia/amnestic/other cognitiv'	SENILITY WITHOUT MENTION OF PSYCHOSIS
Parkinson's
'3320 '	'Parkinson-s'	PARALYSIS AGITANS
'3321 '	'Oth nerv dx'	SECONDARY PARKINSONISM
Seizure Disorders
'34500'	'Epilepsy/cnv'	GEN NONCV EP W/O INTR EP (Begin 1989)
'34501'	'Epilepsy/cnv'	GEN NONCONV EP W INTR EP (Begin 1989)
'34510'	'Epilepsy/cnv'	GEN CNV EPIL W/O INTR EP (Begin 1989)
'34511'	'Epilepsy/cnv'	GEN CNV EPIL W INTR EPIL (Begin 1989)
'3452 '	'Epilepsy/cnv'	PETIT MAL STATUS
'3453 '	'Epilepsy/cnv'	GRAND MAL STATUS
'34570'	'Epilepsy/cnv'	EPIL PAR CONT W/O INT EP (Begin 1989)
'34571'	'Epilepsy/cnv'	EPIL PAR CONT W INTR EPI (Begin 1989)
'34580'	'Epilepsy/cnv'	EPILEP NEC W/O INTR EPIL (Begin 1989)
'34581'	'Epilepsy/cnv'	EPILEPSY NEC W INTR EPIL (Begin 1989)
'34590'	'Epilepsy/cnv'	EPILEP NOS W/O INTR EPIL (Begin 1989)
'34591'	'Epilepsy/cnv'	EPILEPSY NOS W INTR EPIL (Begin 1989)
'78033'	'Epilepsy/cnv'	Post traumatic seizures (Begin 2010)
'78039'	'Epilepsy/cnv'	OT CONVULSIONS (Begin 1997)

CARDIOVASCULAR DISEASE
Myocardial Infarction
'41000'	'Acute MI'	AMI ANTEROLATERAL;UNSPEC (Begin 1989)
'41001'	'Acute MI'	AMI ANTEROLATERAL- INIT (Begin 1989)

'41002'	'Acute MI'	AMI ANTEROLATERAL;SUBSEQ (Begin 1989)
'41010'	'Acute MI'	AMI ANTERIOR WALL;UNSPEC (Begin 1989)
'41011'	'Acute MI'	AMI ANTERIOR WALL- INIT (Begin 1989)
'41012'	'Acute MI'	AMI ANTERIOR WALL;SUBSEQ (Begin 1989)
'41020'	'Acute MI'	AMI INFEROLATERAL;UNSPEC (Begin 1989)
'41021'	'Acute MI'	AMI INFEROLATERAL- INIT (Begin 1989)
'41022'	'Acute MI'	AMI INFEROLATERAL;SUBSEQ (Begin 1989)
'41030'	'Acute MI'	AMI INFEROPOST- UNSPEC (Begin 1989)
'41031'	'Acute MI'	AMI INFEROPOST- INITIAL (Begin 1989)
'41032'	'Acute MI'	AMI INFEROPOST- SUBSEQ (Begin 1989)
'41040'	'Acute MI'	AMI INFERIOR WALL;UNSPEC (Begin 1989)
'41041'	'Acute MI'	AMI INFERIOR WALL- INIT (Begin 1989)
'41042'	'Acute MI'	AMI INFERIOR WALL;SUBSEQ (Begin 1989)
'41050'	'Acute MI'	AMI LATERAL NEC- UNSPEC (Begin 1989)
'41051'	'Acute MI'	AMI LATERAL NEC- INITIAL (Begin 1989)
'41052'	'Acute MI'	AMI LATERAL NEC- SUBSEQ (Begin 1989)
'41060'	'Acute MI'	TRUE POST INFARCT;UNSPEC (Begin 1989)
'41061'	'Acute MI'	TRUE POST INFARCT- INIT (Begin 1989)
'41062'	'Acute MI'	TRUE POST INFARCT;SUBSEQ (Begin 1989)
'41070'	'Acute MI'	SUBENDO INFARCT- UNSPEC (Begin 1989)
'41071'	'Acute MI'	SUBENDO INFARCT- INITIAL (Begin 1989)
'41072'	'Acute MI'	SUBENDO INFARCT- SUBSEQ (Begin 1989)
'41080'	'Acute MI'	AMI NEC- UNSPECIFIED (Begin 1989)
'41081'	'Acute MI'	AMI NEC- INITIAL (Begin 1989)
'41082'	'Acute MI'	AMI NEC- SUBSEQUENT (Begin 1989)
'41090'	'Acute MI'	AMI NOS- UNSPECIFIED (Begin 1989)
'41091'	'Acute MI'	AMI NOS- INITIAL (Begin 1989)
'41092'	'Acute MI'	AMI NOS- SUBSEQUENT (Begin 1989)
Hypertension
'4011 '	'HTN'	BENIGN HYPERTENSION
'4019 '	'HTN'	HYPERTENSION NOS
'4010 '	'Htn complicn'	MALIGNANT HYPERTENSION
'40200'	'Htn complicn'	MAL HYPERTEN HRT DIS NOS
'40201'	'Htn complicn'	MAL HYPERT HRT DIS W CHF
'40210'	'Htn complicn'	BEN HYPERTEN HRT DIS NOS
'40211'	'Htn complicn'	BENIGN HYP HRT DIS W CHF
'40290'	'Htn complicn'	HYPERTENSIVE HRT DIS NOS
'40291'	'Htn complicn'	HYPERTEN HEART DIS W CHF
'40300'	'Htn complicn'	MAL HYP REN W/O REN FAIL (Begin 1989)
'40301'	'Htn complicn'	MAL HYP REN W RENAL FAIL (Begin 1989)
'40310'	'Htn complicn'	BEN HYP REN W/O REN FAIL (Begin 1989)
'40311'	'Htn complicn'	BEN HYP RENAL W REN FAIL (Begin 1989)
'40390'	'Htn complicn'	HYP REN NOS W/O REN FAIL (Begin 1989)
'40391'	'Htn complicn'	HYP RENAL NOS W REN FAIL (Begin 1989)
'40400'	'Htn complicn'	MAL HY HT/REN W/O CHF/RF (Begin 1989)
'40401'	'Htn complicn'	MAL HYPER HRT/REN W CHF (Begin 1989)
'40402'	'Htn complicn'	MAL HY HT/REN W REN FAIL (Begin 1989)
'40403'	'Htn complicn'	MAL HYP HRT/REN W CHF & RF (Begin 1989)
'40410'	'Htn complicn'	BEN HY HT/REN W/O CHF/RF (Begin 1989)
'40411'	'Htn complicn'	BEN HYPER HRT/REN W CHF (Begin 1989)
'40412'	'Htn complicn'	BEN HY HT/REN W REN FAIL (Begin 1989)

'40413'	'Htn complicn'	BEN HYP HRT/REN W CHF & RF (Begin 1989)
'40490'	'Htn complicn'	HY HT/REN NOS W/O CHF/RF (Begin 1989)
'40491'	'Htn complicn'	HYPER HRT/REN NOS W CHF (Begin 1989)
'40492'	'Htn complicn'	HY HT/REN NOS W REN FAIL (Begin 1989)
'40493'	'Htn complicn'	HYP HT/REN NOS W CHF & RF (Begin 1989)
'40501'	'Htn complicn'	MAL RENOVASC HYPERTENS
'40509'	'Htn complicn'	MAL SECOND HYPERTEN NEC
'40511'	'Htn complicn'	BENIGN RENOVASC HYPERTEN
'40519'	'Htn complicn'	BENIGN SECOND HYPERT NEC
'40591'	'Htn complicn'	RENOVASC HYPERTENSION
'40599'	'Htn complicn'	SECOND HYPERTENSION NEC
'4372 '	'Htn complicn'	HYPERTENS ENCEPHALOPATHY
Coronary Atherosclerosis
'4110 '	'Coron athero'	POST MI SYNDROME
'4111 '	'Coron athero'	INTERMED CORONARY SYND
'41181'	'Coron athero'	CORONARY OCCLSN W/O MI (Begin 1989)
'41189'	'Coron athero'	AC ISCHEMIC HRT DIS NEC (Begin 1989)
'412 '	'Coron athero'	OLD MYOCARDIAL INFARCT
'4130 '	'Coron athero'	ANGINA DECUBITUS
'4131 '	'Coron athero'	PRINZMETAL ANGINA
'4139 '	'Coron athero'	ANGINA PECTORIS NEC/NOS
'41400'	'Coron athero'	CORONARY ATHERO NOS (Begin 1994)
'41401'	'Coron athero'	CORONARY ATHERO NATIVE VESSEL (Begin 1994)
'41406'	'Coron athero'	CORONARY ATHERO CRNRY ARTERY OF TRANS (Begin 2002)
'4142 '	'Coron athero'	CHR TOT OCCLUS COR ARTRY (Begin 2007)
'4143 '	'Coron athero'	COR ATH D/T LPD RCH PLAQ (Begin 2008)
'4144 '	'Coron athero'	Cor ath d/t calc cor lsn (Begin 2011)
'4148 '	'Coron athero'	CHR ISCHEMIC HRT DIS NEC
'4149 '	'Coron athero'	CHR ISCHEMIC HRT DIS NOS
'V4581'	'Coron athero'	AORTOCORONARY BYPASS
'V4582'	'Coron athero'	PTCA STATUS (Begin 1994)
Heart Failure
'4280 '	'chf;nonhp'	CONGESTIVE HEART FAILURE
'4281 '	'chf;nonhp'	LEFT HEART FAILURE
'42820'	'chf;nonhp'	UNSPECIFIED SYSTOLIC HEART FAILURE (Begin 2002)
'42821'	'chf;nonhp'	ACUTE SYSTOLIC HEART FAILURE (Begin 2002)
'42822'	'chf;nonhp'	CHRONIC SYSTOLIC HEART FAILURE (Begin 2002)
'42823'	'chf;nonhp'	ACUTE ON CHRONIC SYSTOLIC HEART FAILR (Begin 2002)
'42830'	'chf;nonhp'	UNSPECIFIED DIASTOLIC HEART FAILURE (Begin 2002)
'42831'	'chf;nonhp'	ACUTE DIASTOLIC HEART FAILURE (Begin 2002)
'42832'	'chf;nonhp'	CHRONIC DIASTOLIC HEART FAILURE (Begin 2002)
'42833'	'chf;nonhp'	ACUTE ON CHRONIC DIASTOLIC HEART FAILR (Begin 2002)
'42840'	'chf;nonhp'	UNSPEC CMBINED SYST & DIAS HEART FAILR (Begin 2002)
'42841'	'chf;nonhp'	ACUTE CMBINED SYST & DIAS HEART FAILR (Begin 2002)
'42842'	'chf;nonhp'	CHRON CMBINED SYST & DIAS HEART FAILR (Begin 2002)

'42843'	'chf;nonhp'	ACU CHRO COMBI SYST & DIAS HRT FAILR (Begin 2002)
'4289 '	'chf;nonhp'	HEART FAILURE NOS
Stroke
'V1254'	'Ot circul dx'	HX TIA/STROKE W/O RESID (Begin 2007)
'436 '	'Acute CVD'	CVA
'34660'	'Acute CVD'	PRS ARA W INF WO NTR/ST (Begin 2008)
'34661'	'Acute CVD'	PRS ARA W/INF/NTR WO ST (Begin 2008)
'34662'	'Acute CVD'	PRS ARA WO NTR W INF/ST (Begin 2008)
'34663'	'Acute CVD'	PRST ARA W INF W NTR/ST (Begin 2008)
'430 '	'Acute CVD'	SUBARACHNOID HEMORRHAGE
'431 '	'Acute CVD'	INTRACEREBRAL HEMORRHAGE
'4320 '	'Acute CVD'	NONTRAUM EXTRADURAL HEM
'4321 '	'Acute CVD'	SUBDURAL HEMORRHAGE
'4329 '	'Acute CVD'	INTRACRANIAL HEMORR NOS
'43301'	'Acute CVD'	BASILAR ART OCCLUS W/CEREB INFARCT (Begin 1993)
'43311'	'Acute CVD'	CAROTID ART OCCLUS W/CEREB INFARCT (Begin 1993)
'43321'	'Acute CVD'	VERTEB ART OCCLUS W/CEREB INFARCT (Begin 1993)
'43331'	'Acute CVD'	MULT PRECEREB OCCLUS W/ INFARCT (Begin 1993)
'43381'	'Acute CVD'	PRECEREB OCCLUSION NEC W/ INFARCT (Begin 1993)
'43391'	'Acute CVD'	PRECEREB OCCLUS NOS W/O INFARCT (Begin 1993)
'43400'	'Acute CVD'	CEREB THROMBOSIS W/O INFARCT (Begin 1993)
'43401'	'Acute CVD'	CEREB THROMBOSIS W/ INFARCTION (Begin 1993)
'43410'	'Acute CVD'	CEREB EMBOLISM W/O INFARCTION (Begin 1993)
'43411'	'Acute CVD'	CEREB EMBOLISM W/ INFARCTION (Begin 1993)
'43490'	'Acute CVD'	CEREBR ART OCCLUS NOS W/O INFARCT (Begin 1993)
'43491'	'Acute CVD'	CEREBR ART OCCLUS NOS W/ INFARCT (Begin 1993)

RESPIRATORY DISEASE
Asthma
'49300'	'Asthma'	EXT ASTHMA W/O STAT ASTH
'49301'	'Asthma'	EXT ASTHMA W STATUS ASTH
'49302'	'Asthma'	EXT ASTHMA W/ ACUTE EXACERBATION (Begin 2000)
'49310'	'Asthma'	INT ASTHMA W/O STAT ASTH
'49311'	'Asthma'	INT ASTHMA W STATUS ASTH
'49312'	'Asthma'	INT ASTHMA W/ ACUTE EXACERBATION (Begin 2000)
'49320'	'Asthma'	CH OB ASTH W/O STAT ASTH (Begin 1989)
'49321'	'Asthma'	CH OB ASTHMA W STAT ASTH (Begin 1989)
'49322'	'Asthma'	CH OB ASTHMA W/ACUTE EXACERBATION (Begin 2000)
'49381'	'Asthma'	EXERCISE INDUCED BRONCHOSPASM (Begin 2003)
'49382'	'Asthma'	COUGH VARIANT ASTHMA (Begin 2003)
'49390'	'Asthma'	ASTHMA W/O STATUS ASTHM
'49391'	'Asthma'	ASTHMA W/ STATUS ASTHMAT
'49392'	'Asthma'	ASTHMA W/ ACUTE EXACERBATION (Begin 2000)
COPD
'490 '	'COPD'	BRONCHITIS NOS
'4910 '	'COPD'	SIMPLE CHR BRONCHITIS
'4911 '	'COPD'	MUCOPURUL CHR BRONCHITIS

'49120'	'COPD'	OBS CHR BRNC W/O ACT EXA (Begin 1991)
'49121'	'COPD'	OBS CHR BRNC W ACT EXA (Begin 1991)
'49122'	'COPD'	OBS CHR BRONC W AC BRONC (Begin 2004)
'4918 '	'COPD'	CHRONIC BRONCHITIS NEC
'4919 '	'COPD'	CHRONIC BRONCHITIS NOS
'4920 '	'COPD'	EMPHYSEMATOUS BLEB
'4928 '	'COPD'	EMPHYSEMA NEC
'4940 '	'COPD'	BRONCHIECTASIS W/O ACUTE EXACERBATN (Begin 2000)
'4941 '	'COPD'	BRONCHIECTASIS W/ACUTE EXACERBATION (Begin 2000)
'496 '	'COPD'	CHR AIRWAY OBSTRUCT NEC

ENDOCRINE SYSTEM
Diabetes
'25000'	'DiabMel no c'	DIABETES UNCOMPL TYPE II
'25001'	'DiabMel no c'	DIABETES UNCOMPL TYPE I
'25002'	'DiabMel w/cm'	DIABETES MELL TYPE II UNCONT (Begin 1993)
'25003'	'DiabMel w/cm'	DIABETES MELL TYPE I UNCONT (Begin 1993)
'2535 '	'Ot endo dsor'	DIABETES INSIPIDUS

OTHER
Obesity
'27800'	'Ot nutrit dx'	OBESITY UNSPECIFIED (Begin 1995)
'27801'	'Ot nutrit dx'	MORBID OBESITY (Begin 1995)

Hearing Loss
'38900'	'Other ear dx'	CONDUCT HEARING LOSS NOS
'38901'	'Other ear dx'	CONDUC HEAR LOSS EXT EAR
'38902'	'Other ear dx'	CONDUCT HEAR LOSS TYMPAN
'38903'	'Other ear dx'	CONDUC HEAR LOSS MID EAR
'38904'	'Other ear dx'	COND HEAR LOSS INNER EAR
'38905'	'Other ear dx'	CONDCTV HEAR LOSSUNILAT (Begin 2007)
'38906'	'Other ear dx'	CONDCTV HEAR LOSS BILAT (Begin 2007)
'38908'	'Other ear dx'	COND HEAR LOSS COMB TYPE
'38910'	'Other ear dx'	SENSORNEUR HEAR LOSS NOS
'38911'	'Other ear dx'	SENSORY HEARING LOSS
'38912'	'Other ear dx'	NEURAL HEARING LOSS
'38913'	'Other ear dx'	NEURAL HEAR LOSS UNILAT (Begin 2007)
'38914'	'Other ear dx'	CENTRAL HEARING LOSS
'38915'	'Other ear dx'	SENSORNEUR HEAR LOSS UNI (Begin 2006)
'38916'	'Other ear dx'	SENSONEUR HEAR LOSS ASYM (Begin 2006)
'38917'	'Other ear dx'	SENSORY HEAR LOSSUNILAT (Begin 2007)
'38918'	'Other ear dx'	SENSORNEUR LOSS COMB TYP
'38920'	'Other ear dx'	MIXED HEARING LOSS NOS (Begin 2007)
'38921'	'Other ear dx'	MIXED HEARING LOSSUNILT (Begin 2007)
'38922'	'Other ear dx'	MIXED HEARING LOSSBILAT (Begin 2007)
'3897 '	'Other ear dx'	DEAF MUTISM NEC
'3898 '	'Other ear dx'	HEARING LOSS NEC
'3899 '	'Other ear dx'	HEARING LOSS NOS
'V412 '	'Other ear dx'	PROBLEMS WITH HEARING

'V413 '	'Other ear dx'	EAR PROBLEMS NEC
'V4985'	'Other ear dx'	DUAL SENSORY IMPAIRMENT (Begin 2007)
'V532 '	'Other ear dx'	ADJUSTMENT HEARING AID
'V721 '	'Other ear dx'	EAR & HEARING EXAM
'V7211'	'Other ear dx'	HEARING EXAM-FAIL SCREEN (Begin 2006)
'V7212'	'Other ear dx'	HEARING CONSERVATN/TRTMT (Begin 2007)
'V7219'	'Other ear dx'	EXAM EARS & HEARING NEC (Begin 2006)

APPENDIX L. MCO PROVIDER NETWORK FILE LAYOUT (EFFECTIVE 11-07-12)

Submit one delimited text file per network.
Submit one record for each provider to include the values indicated in the layout.

Field	Data Type	Length	Description	Valid Values
Provider Type	Character	2	Medicaid Provider Type	Utilize valid values from sheet titled Medicaid Provider Types
Provider Contracted	Character	1
Valid values are C or L. C=provider has a signed contract to be a participating provider in the network or L=provider has signed a letter of intent stating they will be a participating provider in the network.

Valid values are C or L. C=provider has a signed contract to be a participating provider in the network or L=provider has signed a letter of intent stating they will be a participating provider in the network.

Provider License	Character	10	Must be submitted for physicians and leave blank if physician is licensed in a state other than Kentucky.	Must be submitted for physicians and leave blank if physician is licensed in a state other than Kentucky.
National Provider Identifier (NPI)	Character	10	Must be submitted for providers required to have an NPI.	Must be submitted for providers required to have an NPI.
Medicaid Provider ID	Character	10	Provider ID assigned by Kentucky Medicaid. Must be submitted - if known.	Provider ID assigned by Kentucky Medicaid. Must be submitted - if known.
Primary Specialty Code	Character	3	Medicaid Provider Specialty	Utilize valid values from sheet titled Medicaid Provider Specialties.
Secondary Specialty Code	Character	3	Medicaid Provider Specialty	Utilize valid values from sheet titled Medicaid Provider Specialties
Name	Character	50	If a physician name, enter as last name, first name, MI	If a physician name, enter as last name, first name, MI.
Address Line 1	Character	50	Location street address line 1	DO NOT SUBMIT PO BOX OR MAILING ADDRESS. THIS MUST BE LOCATION ADDRESS!
Address Line 2	Character	50	Location street address line 2	DO NOT SUBMIT PO BOX OR MAILING ADDRESS. THIS MUST BE LOCATION ADDRESS!
City	Character	50	Location city
State	Character	2	Location state
Zip Code	Character	5	Location zip code
County Code	Character	3	Location county	County Code of the Provider's location address. See the following list for Kentucky County Codes.
Phone Number	Character	15	Phone number excluding dashes	Do not include dashes, etc.
Latitude	Character	11	Latitude of the Provider's location address. Precision to the 6th digit. Must be in format 99.999999	Latitude of the Provider's location address. Precision to the 6th digit. Must be in format 99.999999
Longitude	Character	11	Longitude of the Provider's location address. Precision to the 6th digit. Must be in format -99.999999	Longitude of the Provider's location address. Precision to the 6th digit. Must be in format -99.999999
PCP Specialist or Both	Character	1	Valid entries are P, S or B. P=PCP, S=Specialty, B=Both. Leave blank for all other providers.	Valid entries are P, S or B. P=PCP, S=Specialty, B=Both. Leave blank for all other providers.
PCP Open or Closed Panel	Character	1	Mandatory for PCP. Valid entries are O or C. O=Open, C=Closed. Leave blank for all other providers.	Mandatory for PCP. Valid entries are O or C. O=Open, C=Closed. Leave blank for all other providers.
PCP Panel Size	Character	9	PCP Provider's maximum panel size	PCP Provider's maximum panel size
PCP Panel Enrollment	Character	9	PCP Provider's current panel enrollment count	PCP Provider's current panel enrollment count
Spanish	Character	1	Y = yes	Y - yes
Language 1	Character	3	Language code	See the following codes
Language 2	Character	3	Language code	See the following codes

Language 3	Character	3	Language code	See the following codes
Language 4	Character	3	Language code	See the following codes
MCO Medicaid Provider ID	Character	10	Provider ID assigned to the MCO by Kentucky Medicaid	Provider ID assigned to the MCO by Kentucky Medicaid.
Effective Date	Character	8 (CCYYMMDD)	Effective date that the provider joined the MCO and can provide services	Effective date that the provider joined the MCO and can provide services.
End Date	Character	8 (CCYYMMDD)	Last date the provider is contracted with the MCO. (If provider contract is open ended send 22991231.)	Last date the provider is contract with the MCO. (If provider contract is open ended send 22991231.)
Is Included in directory	Character	1
Y - yes, provider will be included in the state as well as MCO network directories. N - No, provider is still part of the network, but will not be included in the state as well as MCO network directories.

Y - yes, provider will be included in the state as well as MCO network directories. N - No, provider is still part of the network, but will not be included in the state as well as MCO network directories.

Reserved1		20	Reserved	Reserved
Reserved2		20	Reserved	Reserved
Reserved3		20	Reserved	Reserved
Reserved4		20	Reserved	Reserved
Reserved5		20	Reserved	Reserved

214

Provider Types:

Provider Type Code	Provider Type Description
01	General hospital
02	Mental Hospital
04	Psychiatric Residential Treatment Facility
10	ICF/MR Clinic
11	ICF/MR
12	Nursing Facility
13	Specialized Children Service Clinics
14	MFP Pre-Transition Services
15	Health Access Nurturing Development Svcs
17	Acquired Brain Injury
20	Preventive & Remedial Public Health
21	School Based Health Services
22	Commission for Handicapped Children
23	Title V/DSS
24	First Steps/Early Int.
25	Targeted Case Management
27	Adult Targeted Case Management
28	Children Targeted Case Management
29	Impact Plus
30	Community Mental Health
31	Primary Care
32	Family Planning Service
33	Support for Community Living (SCL)
34	Home Health
35	Rural Health Clinic

36	Ambulatory Surgical Centers
37	Independent Laboratory
38	Lab & X-Ray Technician
39	Dialysis Clinic
40	EPSDT Preventive Services
41	Model Waiver
42	Home and Community Based Waiver
43	Adult Day Care
44	Hospice
45	EPSDT Special Services
46	Home Care Waiver
47	Personal Care Waiver
50	Hearing Aid Dealer
52	Optician (528 - Optical clinic)
54	Pharmacy
55	Emergency Transportation
56	Non-Emergency Transportation
57	Net (Capitation)
58	Net Clinic (Capitation)
60	Dentist - Individual
61	Dental - Group
64	Physician Individual
65	Physician - Group
70	Audiologist
72	Nurse Midwife
73	Birthing Centers
74	Nurse Anesthetist
77	Optometrist - Individual
78	Certified Nurse practitioner
80	Podiatrist
82	Clinical Social Worker
85	Chiropractor
86	X-Ray / Misc. Supplier
87	Physical Therapist
88	Occupational Therapist
89	Psychologist
90	DME Supplier
91	CORF (Comprehensive Out-patient Rehab Facility)
92	Psychiatric Distinct Part Unit
93	Rehabilitation Distinct Part Unit
95	Physician Assistant
96	HMO/PHP
98	MCO (Managed Care Organization)
99	Not on File

Medicaid Provider Specialties:

Provider Specialty Code	Provider Specialty Description
010	Acute Care
012	Rehabilitation
014	Critical Access
015	Children's Specialty
016	Emergency
017	Ventilator Hospital
011	Psychiatric
013	Residential Treatment Center
038	ICF/MR Clinic
030	Nursing Facility
031	ICF/MR > 6 Beds
032	Pediatric Nursing Facility
033	Residential Care Facility
034	ICF/MR < 6 Beds
035	Skilled Nursing Facility
036	Respite Care - Facility Based
037	Assisted Living
179	Brain Injury
131	Specialized Children's Service Clinics
141	MFP $15,000 Bucket
142	MFP $2000 Visa Pro-card Expenditures
143	MFP $2000 Check Expenditures
159	Health Access Nurturing Development Svcs Group
151	Health Access Nurturing Development Svcs
201	General Preventive Care
209	General Preventive Care Group
120	School Board
228	Commission For Handicapped Children Group
229	Commission For Handicapped Children
239	Title V/DSS
238	Title V/DSS Group
249	First Steps Early Int.
248	First Steps Early Int. Group
211	HIV Case Manager
214	High Risk Pregnant Women
215	TB Case Mgmt
216	OJA Targeted Case Management
221	MH Case Mgmt All Ages
222	MH Case Mgmt, Over 21, Public
223	MH Case Mgmt, Over 21, Contracted
224	MH Case Mgmt, Over 21, Private
226	MH Case Mgmt, Under 21, Contracted
227	MH Case Mgmt, Under 21, Private
225	MH Case Mgmt, Under 21, Public
291	Impact Plus DMH
292	Impact Plus DCBS
299	Impact Plus Other

110	Outpatient Mental Health Clinic
111	Community Mental Health Center (CMHC)
114	Health Service Provider in Psychology (HSPP)
118	Mental Health - DMHSAS
080	Federally Qualified Health Clinic (FQHC)
082	Medical Clinic
308	Family Planning Clinic Group
083	Family Planning Clinic
039	Supports for Community Living
050	Home Health Agency
051	Specialized Home Nursing Services
210	Care Coordinator for Pregnant Women
081	Rural Health Clinic (RHC)
020	Ambulatory Surgical Center (ASC)
280	Independent Lab
281	Mobile Lab
861	Other Laboratory And X-Ray
300	Free-standing Renal Dialysis Clinic
183	EPSDT Preventive Services
411	Model Waiver 1
412	Model Waiver 2
561	Home and Community Based Waiver
410	Adult Day Care
060	Hospice
150	Chiropractor
455	Prescribed Pediatric Extended Care Facility (PPEC)
550	EPSDT Services - OBSOLETE
551	General hospital
552	Psychiatric Hospital
553	Psychiatric Residential Treatment Facility
554	Commission for Handicapped Children
555	Children Targeted Case Management
556	Community Mental Health
557	Physician
558	Home Health
559	Rural Health Clinic
560	Independent Laboratory
563	Hearing Aid Dealer
564	Optician
565	Pharmacy
567	Dentist - Individual
568	Dental - Group
569	Physician Individual
570	Physician - Group
571	Audiologist
573	Optometrist
574	Certified Nurse practitioner
575	Podiatrist
579	DME Supplier

580	CORF
999	None on File
463	Provider of Case Management Services Only
464	Provider of Homemaker and Personal Care Services Only
465	Provider of Home Adaptations Only
466	Homemaker Personal Care & Home Adaptation Services
470	Provider of Case Management Services Only
471	Provider of Personal Care Coordination Services Only
472	Provider of Personal Care Assistance Services Only
473	Both Personal Care Coordinator and Care Assist Services
220	Hearing Aid Dealer
509	Hearing Aid Dealer Group
180	Optometrist
190	Optician
528	Multi-Specialty Group - Optician
240	Pharmacy
260	Ambulance
261	Air Ambulance
262	Bus
263	Taxi
264	Common Carrier (Ambulatory)
265	Common Carrier (Non-ambulatory)
266	Family Member / Private Auto
661	AMBULANCE Non-Emergency
073	NET (Non-Emergency Transportation)
671	Net Cap
672	NET - DOT
270	Endodontist
271	General Dentistry Practitioner
272	Oral Surgeon
273	Orthodontist
274	Pediatric Dentist
275	Periodontist
276	Oral Pathologist
277	Prosthesis
610	Multi-Specialty Group - Dental
543	Teleradiology
112	Psychologist
310	Allergist
311	Anesthesiologist
312	Cardiologist
313	Cardiovascular Surgeon
314	Dermatologist
315	Emergency Medicine Practitioner
316	Family Practitioner
317	Gastroenterologist

318	General Practitioner
319	General Surgeon
320	Geriatric Practitioner
321	Hand Surgeon
322	Internist
323	Neonatologist
324	Nephrologist
325	Neurological Surgeon
326	Neurologist
327	Nuclear Medicine Practitioner
328	Obstetrician/Gynecologist
329	Oncologist
330	Opthalmologist
331	Orthopedic Surgeon
332	Otologist, Laryngologist, Rhinologist
333	Pathologist
334	Pediatric Surgeon
335	Maternal Fetal Medicine
336	Physical Medicine and Rehabilitation Practitioner
337	Plastic Surgeon
338	Proctologist
339	Psychiatrist
340	Pulmonary Disease Specialist
341	Radiologist
342	Thoracic Surgeon
343	Urologist
344	General Internist
345	General Pediatrician
346	Dispensing Physician
347	Radiation Therapist
348	Osteopathy
544	Immunology
545	Colon and Rectal Surgery
546	Medical Genetics
547	Preventive Medicine
293	Medicare Clinic
650	Multi-Specialty Group - Physician
200	Audiologist
709	Audiologist Group
095	Certified Nurse Midwife
729	Nurse Midwife Group
913	Birthing Centers
094	Certified Registered Nurse Anesthetist (CRNA)
749	Multi-Specialty Group - Nurse Anesthetist
779	Multi-Specialty Group - Optometrist
090	Pediatric Nurse Practitioner
091	Obstetric Nurse Practitioner
092	Family Nurse Practitioner
093	Nurse Practitioner (Other)

789	Multi-Specialty Group - Nurse Practitioner
140	Podiatrist
809	Podiatrist Group
115	Certified Clinical Social Worker
116	Certified Social Worker
829	Clinic Social Worker Group
859	Chiropractor Group
251	Assistive Technology
542	Other Lab Toxicology
170	Physical Therapist
879	Physical Therapist Group
171	Occupational Therapist
889	Occupational Therapist Group
899	Psychologist Group
250	DME/Medical Supply Dealer
911	CORF
912	Other CORF Group
040	Rehabilitation Facility
100	Physician Assistant
101	Anesthesiology Assistant
959	Physician Assistant Group
071	Managed Care Organization (MCO)
072	IHS Case Manager

Kentucky County Codes:

County Code	County Description
001	Adair
002	Allen
003	Anderson
004	Ballard
005	Barren
006	Bath
007	Bell
008	Boone
009	Bourbon
010	Boyd
011	Boyle
012	Bracken
013	Breathitt
014	Breckinridge
015	Bullitt
016	Butler
017	Caldwell
018	Calloway
019	Campbell
020	Carlisle
021	Carroll
022	Carter

023	Casey
024	Christian
025	Clark
026	Clay
027	Clinton
028	Crittenden
029	Cumberland
030	Daviess
031	Edmonson
032	Elliott
033	Estill
034	Fayette
035	Fleming
036	Floyd
037	Franklin
038	Fulton
039	Gallatin
040	Garrard
041	Grant
042	Graves
043	Grayson
044	Green
045	Greenup
046	Hancock
047	Hardin
048	Harlan
049	Harrison
050	Hart
051	Henderson
052	Henry
053	Hickman
054	Hopkins
055	Jackson
056	Jefferson
057	Jessamine
058	Johnson
059	Kenton
060	Knott
061	Knox
062	Larue
063	Laurel
064	Lawrence
065	Lee
066	Leslie
067	Letcher
068	Lewis
069	Lincoln
070	Livingston
071	Logan
072	Lyon
073	McCracken

074	McCreary
075	McLean
076	Madison
077	Magoffin
078	Marion
079	Marshall
080	Martin
081	Mason
082	Meade
083	Menifee
084	Mercer
085	Metcalfe
086	Monroe
087	Montgomery
088	Morgan
089	Muhlenberg
090	Nelson
091	Nicholas
092	Ohio
093	Oldham
094	Owen
095	Owsley
096	Pendleton
097	Perry
098	Pike
099	Powell
100	Pulaski
101	Robertson
102	Rockcastle
103	Rowan
104	Russell
105	Scott
106	Shelby
107	Simpson
108	Spencer
109	Taylor
110	Todd
111	Trigg
112	Trimble
113	Union
114	Warren
115	Washington
116	Wayne
117	Webster
118	Whitley
119	Wolfe
120	Woodford
121	Guardianship
200	Out of State
220	Alabama
221	Alaska

222	Arizona
223	Arkansas
224	California
225	Colorado
226	Connecticut
227	Delaware
228	District Col
229	Florida
230	Georgia
231	Hawaii
232	Idaho
233	Illinois
234	Indiana
235	Iowa
236	Kansas
237	Louisiana
238	Maine
239	Maryland
240	Massachusetts
241	Michigan
242	Minnesota
243	Mississippi
244	Missouri
245	Montana
246	Nebraska
247	Nevada
248	New Hampshire
249	New Jersey
250	New Mexico
251	New York
252	North Carolina
253	North Dakota
254	Ohio
255	Oklahoma
256	Oregon
257	Pennsylvania
258	Puerto Rico
259	Rhode Island
260	South Carolina
261	South Dakota
262	Tennessee
263	Texas
264	Utah
265	Vermont
266	Virginia
267	Virgin Islands
268	Washington
269	West Virginia
270	Wisconsin
271	Wyoming
296	Canada

Language Codes:

Language Code	Language Description
001	Abkhazian
002	Afan (Oromo)
003	Afar
004	Afrikaans
005	Albanian
006	Amharic
007	Arabic
008	Armenian
009	Assamese
010	Zerbaijani
011	Bashkir
012	Basque
013	Bengali; Bangla
014	Bhutani
015	Bihari
016	Bislama
017	Breton
018	Bulgarian
019	Burmese
020	Byelorussian
021	Cambodian
022	Catalan
023	Chinese
024	Corsican
025	Croatian
026	Czech
027	Danish
028	Dutch
029	enclish
030	Esperonto
031	Estonian
032	Faroese
033	Fiji
034	Finnish
035	French
036	Frisian
037	Galican
038	Georgian
039	German
040	Greek
041	Greenlandic
042	Guarani
043	Gujarati
044	Hausa
045	Hebrew
046	Hindi

047	Hungarian
048	Icelandic
049	Indonesian
050	Interlingua
051	Ingerlingue
052	Inuktitut
053	Inupiak
054	Irish
055	Italian
056	Japanese
057	Javanese
058	Kannada
059	Kashmiri
060	Kazakh
061	Kinyarwanda
062	Kirghiz
063	Kurundi
064	Korean
065	Kurdish
066	Laothian
067	Latin
068	Latvian; Lettish
069	Lingala
070	Lithuanian
071	Macedonian
072	Malagasy
073	Malay
074	Malayalam
075	Maltese
076	Maori
077	Marathi
078	Moldavian
079	Mongolian
080	Nauru
081	Nepali
082	Norwegian
083	Occitan
084	Oriya
085	Pashto;Pushto
086	Persian (Farsi)
087	Polish
088	Portuguese
089	Punjabi
090	Quechua
091	Rhaeto-Romance
092	Romanian
093	Russian
094	Samoan
095	Sangho
096	Sanskrit
097	Scot Gaelic

098	Serbian
099	Serbo-Croatian
100	Seotho
101	Setswana
102	Shona
103	Sindhi
104	Singhalese
105	Siswati
106	Slovak
107	Slovenian
108	Somali
110	Sundanese
111	Swahili
112	Swedish
113	Tagalog
114	Tajik
115	Tamil
116	Tatar
117	Telugu
118	Thai
119	Tibetan
120	Tigrinya

PROVIDER MASTER EXTRACT FILE LAYOUT FOR MCOS
Description:        Full extract of Medicaid providers active in the last 6 months
Destination(s):        Each MCO
Interface Id:        524
Frequency        Daily
Criteria:            All providers that have been active within the last six months

Header Record

Field	Data Type	Start	End	Length	Description
RECORD ID	Char	1	2	2	Value ‘HH’ to denote header record
CREATE DATE	Char	3	12	10	Date file is created in MM/DD/CCYY format
FILE SENDER	Char	13	52	40	'KENTUCKY DEPARTMENT OF MEDICAID SERVICES'
FILE DESCRIPTION	Char	53	92	40	‘INTERCHANGE PROVIDER FILE’
TIME PERIOD - MONTH	Char	93	94	2	Month this file is to be processed in MM format.
TIME PERIOD - YEAR	Char	95	98	4	Year this file is to be processed in CCYY format.
FILE DESTINATION	Char	99	138	40	‘MCO NAME’
DESTINATION FILE NAME	Char	139	168	30
prd962xx.dat ( where xx stands for
01 for Coventry Health and Life Insurance Company
02 for WellCare Of Kentucky Inc.
03 for Kentucky Spirit Health Plan
04 for Humana Caresource
05 for Passport Health Plan

FILE ORIGIN	Char	169	208	40	‘KYMMIS CORPORATION, FRANKFORT, KENTUCKY’
PROD OR TEST	Char	209	209	1	Indicates a production or test file - ’P’ or ‘T’
RECORD LENGTH	Number	210	214	5	Length of detail record (600 bytes)
CREATE PROGRAM	Char	215	222	8	‘PRVP962D’
NEWLINE	Char	223	223	1	Newline character = 0x0a

Detail Record

Field	Data Type	Start	End	Length	Description
RECORD ID	Char	1	2	2	Value ‘DD’ to denote detail record
PROVIDER TYPE	Char	3	4	2	Two character code designating the Provider type (not changing from Legacy)
PROVIDER NUMBER	Char	5	14	10	Legacy (converted) providers will continue to have an 8 byte ID with spaces padded on the end, newly enrolled providers will have a 10 byte id.
MEDICAID BEGIN DATE	Char	15	22	8	CCYYMMDD format
MEDICAID END DATE	Char	23	30	8	CCYYMMDD format
STATUS CODE (END REASN)	Char	31	31	1	Code describing the reason for termination.
NAME TYPE	Char	32	32	1	‘P’ for Personal, ‘B’ for Business. If ‘B’ the name will be strung together in the Last, First, and MI fields.
LAST NAME	Char	33	58	26	Last Name
FIRST NAME	Char	59	70	12	First Name
MIDDLE INITIAL	Char	71	71	1	Middle Initial
TAX ID TYPE	Char	72	72	1	‘F’ for FEIN, ‘S’ for SSN
TAX ID NUMBER	Char	73	81	9	IRS Tax ID Number
SSN	Char	82	90	9	Provider’s Social Security Number
LICENSE NUMBER	Char	91	100	10	Provider’s License Number.
LICENSE END DATE	Char	101	108	8	License’s expiration date in CCYYMMDD format.

BOARD CERTIFIED SPECIALTY	Char	109	111	3	Do not currently have this data. Field is filled with spaces.
LANGUAGE 1	Char	112	114	3	HIPAA defined language code. If not on file, field will be filled with spaces. (English will be assumed and not sent)
LANGUAGE 2	Char	115	117	3	HIPAA defined language code. If not on file, field will be filled with spaces. (English will be assumed and not sent)
LANGUAGE 3	Char	118	120	3	HIPAA defined language code. If not on file, field will be filled with spaces. (English will be assumed and not sent)
HOSPITAL AFFILIATION 1	Char	121	130	10	Medicaid number of hospital. (Do not currently have this data). Field will be filled with spaces.
HOSPITAL AFFILIATION 2	Char	131	140	10	Medicaid number of hospital. (Do not currently have this data). Field will be filled with spaces.
HOSPITAL AFFILIATION 3	Char	141	150	10	Medicaid number of hospital. (Do not currently have this data). Field will be filled with spaces.
NPI	Char	151	160	10	National Provider Identifier
NPI EFFECTIVE DATE	Char	161	168	8	Date NPI becomes effective.
NPI END DATE	Char	169	176	8	Date NPI is terminated.
NP2 (if Any)	Char	177	186	10	National Provider Identifier 2
NPI2 EFFECTIVE DATE	Char	187	194	8	Date NPI2 becomes effective.
NPI2 END DATE	Char	195	202	8	Date NPI2 is terminated.
NP3 (if Any)	Char	203	212	10	National Provider Identifier 3
NPI3 EFFECTIVE DATE	Char	213	220	8	Date NPI3 becomes effective.
NPI3 END DATE	Char	221	228	8	Date NPI3 is terminated.
NUMBER OF BEDS	Char	229	234	6	Number of beds
PRACTICE TYPE	Char	235	235	1	Practice Type values ‘A’ thru ‘H’.
PROVIDER SPECIALTY	Char	236	238	3	Provider primary specialty code.
TITLE	Char	239	253	15	Example ‘MD’, ‘DDS’, etc…
PRIMARY ADDRESS 1	Char	254	283	30	Primary (physical) address line 1.
PRIMARY ADDRESS 2	Char	284	313	30	Primary (physical) address line 2.
PRIMARY CITY	Char	314	343	30	Primary (physical) address city.
PRIMARY STATE	Char	344	345	2	Primary (physical) address state.
PRIMARY ZIP	Char	346	350	5	Primary (physical) address zip code.
PRIMARY ZIP+4	Char	351	354	4	Primary (physical) address zip code extension.
MAILING ADDRESS 1	Char	355	384	30	Mailing address line 1.
MAILING ADDRESS 2	Char	385	414	30	Mailing address line 2.
MAILING CITY	Char	415	444	30	Mailing address city.
MAILING STATE	Char	445	446	2	Mailing address state.
MAILING ZIP	Char	447	451	5	Mailing address zip code.
MAILING ZIP+4	Char	452	455	4	Mailing address zip code extension.
REMIT ADDRESS 1	Char	456	485	30	Remittance (pay-to) address line 1.
REMIT ADDRESS 2	Char	486	515	30	Remittance (pay-to) address line 2.
REMIT CITY	Char	516	545	30	Remittance (pay-to) address city.
REMIT STATE	Char	546	547	2	Remittance (pay-to) address state.
REMIT ZIP	Char	548	552	5	Remittance (pay-to) address zip code.

REMIT ZIP+4	Char	553	556	4	Remittance (pay-to) address zip code extension.
GROUP AFFILIATION	Char	557	566	10	Medicaid provider number of group this individual provider is associated with.
PHONE NUMBER	Char	567	576	10	Provider’s telephone number. In ‘9999999999’ format.
DEA NUMBER	Char	577	585	9	Provider’s DEA number.
UPIN	Char	586	591	6	Provider’s UPIN Number.
TAXONOMY	Char	592	601	10	Provider’s primary taxonomy code.
PROVIDER ATTESTATION	Char	602	602	1	Provider Attestation indicator - ‘Y’ or blank
PROVIDER ATTEST. EFF DATE	Char	603	610	8	Provider Attestation effective date
PROVIDER ATTEST. END DATE	Char	611	618	8	Provider Attestation end date
VACC FOR CHILDREN PROV	Char	619	619	1	Vaccine-for-Children Provider indicator - ‘Y’ or blank
VFC PROV CURRENT EFF DATE	Char	620	627	8	Vaccine for Children Provider current effective date
VFC PROV CURRENT END DATE	Char	628	635	8	Vaccine for Children Provider current end date
VFC PROV PREV. EFF DATE	Char	636	643	8	Vaccine for Children Provider previous effective date
VFC PROV PREV END DATE	Char	644	651	8	Vaccine for Children Provider previous end date
GROUP MEMBER INDICATOR	Char	652	652	1	Indicates whether the Provider is a member of a group - ‘Y’ = group ‘N’ = individual
NPI4	Char	653	662	10	National Provider Identifier 4
NPI4 EFFECTIVE DATE	Char	663	168	8	Date NPI4 becomes effective.
NPI4 END DATE	Char	671	176	8	Date NPI4 is terminated.
NPI5	Char	679	160	10	National Provider Identifier 5
NPI5 EFFECTIVE DATE	Char	689	170	8	Date NPI5 becomes effective.
NPI5 END DATE	Char	697	178	8	Date NPI5 is terminated.
NPI6	Char	705	714	10	National Provider Identifier 6
NPI6 EFFECTIVE DATE	Char	715	724	8	Date NPI6 becomes effective.
NPI6 END DATE	Char	723	730	8	Date NPI6 is terminated.
NPI7	Char	731	740	10	National Provider Identifier 7
NPI7 EFFECTIVE DATE	Char	741	748	8	Date NPI7 becomes effective.
NPI7 END DATE	Char	749	756	8	Date NPI7 is terminated.
NPI8	Char	757	766	10	National Provider Identifier 8
NPI8 EFFECTIVE DATE	Char	767	774	8	Date NPI8 becomes effective.
NPI8 END DATE	Char	775	782	8	Date NPI8 is terminated.
NPI9	Char	783	792	10	National Provider Identifier 9
NPI9 EFFECTIVE DATE	Char	793	800	8	Date NPI9 becomes effective.
NPI9 END DATE	Char	801	808	8	Date NPI9 is terminated.
NPI10	Char	809	818	10	National Provider Identifier 10
NPI10 EFFECTIVE DATE	Char	819	826	8	Date NPI10 becomes effective.

NPI10 END DATE	Char	827	834	8	Date NPI10 is terminated.
NPI11	Char	835	844	10	National Provider Identifier 11
NPI11 EFFECTIVE DATE	Char	845	852	8	Date NPI11 becomes effective.
NPI11 END DATE	Char	853	860	8	Date NPI11 is terminated.
NPI12	Char	861	870	10	National Provider Identifier 12
NPI12 EFFECTIVE DATE	Char	871	878	8	Date NPI12 becomes effective.
NPI12 END DATE	Char	879	886	8	Date NPI12 is terminated.
NPI13	Char	887	896	10	National Provider Identifier 13
NPI13 EFFECTIVE DATE	Char	897	904	8	Date NPI13 becomes effective.
NPI13 END DATE	Char	905	912	8	Date NPI13 is terminated.
NPI14	Char	913	922	10	National Provider Identifier 14
NPI14 EFFECTIVE DATE	Char	923	930	8	Date NPI14 becomes effective.
NPI14 END DATE	Char	931	938	8	Date NPI14 is terminated.
NPI15	Char	939	948	10	National Provider Identifier 15
NPI15 EFFECTIVE DATE	Char	949	956	8	Date NPI15 becomes effective.
NPI15 END DATE	Char	957	964	8	Date NPI15 is terminated.
NPI16	Char	965	974	10	National Provider Identifier 16
NPI16 EFFECTIVE DATE	Char	975	982	8	Date NPI16 becomes effective.
NPI16 END DATE	Char	983	990	8	Date NPI16 is terminated.
NPI17	Char	991	1000	10	National Provider Identifier 17
NPI17 EFFECTIVE DATE	Char	1001	1008	8	Date NPI17 becomes effective.
NPI17 END DATE	Char	1009	1016	8	Date NPI17 is terminated.
NPI18	Char	1017	1026	10	National Provider Identifier 18
NPI18 EFFECTIVE DATE	Char	1027	1034	8	Date NPI18 becomes effective.
NPI18 END DATE	Char	1035	1042	8	Date NPI18 is terminated.
NPI19	Char	1043	1052	10	National Provider Identifier 19
NPI19 EFFECTIVE DATE	Char	1053	1060	8	Date NPI19 becomes effective.
NPI19 END DATE	Char	1061	1068	8	Date NPI19 is terminated.
NPI20	Char	1069	1078	10	National Provider Identifier 20
NPI20 EFFECTIVE DATE	Char	1079	1086	8	Date NPI20 becomes effective.
NPI20 END DATE	Char	1087	1094	8	Date NPI20 is terminated.
NPI21	Char	1095	1104	10	National Provider Identifier 21
NPI21 EFFECTIVE DATE	Char	1105	1112	8	Date NPI21 becomes effective.
NPI21 END DATE	Char	1113	1120	8	Date NPI21 is terminated.
NPI22	Char	1121	1130	10	National Provider Identifier 22
NPI22 EFFECTIVE DATE	Char	1131	1138	8	Date NPI22 becomes effective.
NPI22 END DATE	Char	1139	1146	8	Date NPI22 is terminated.
NPI23	Char	1147	1156	10	National Provider Identifier 23
NPI23 EFFECTIVE DATE	Char	1157	1164	8	Date NPI23 becomes effective.
NPI23 END DATE	Char	1165	1172	8	Date NPI23 is terminated.
NPI24	Char	1173	1182	10	National Provider Identifier 24

NPI24 EFFECTIVE DATE	Char	1183	1190	8	Date NPI24 becomes effective.
NPI24 END DATE	Char	1191	1198	8	Date NPI24 is terminated.
NPI25	Char	1199	1208	10	National Provider Identifier 25
NPI25 EFFECTIVE DATE	Char	1209	1216	8	Date NPI25 becomes effective.
NPI25 END DATE	Char	1217	1224	8	Date NPI25 is terminated.
NPI26	Char	1225	1234	10	National Provider Identifier 26
NPI26 EFFECTIVE DATE	Char	1235	1242	8	Date NPI26 becomes effective.
NPI26 END DATE	Char	1243	1250	8	Date NPI26 is terminated.
NPI27	Char	1251	1260	10	National Provider Identifier 27
NPI27 EFFECTIVE DATE	Char	1261	1268	8	Date NPI27 becomes effective.
NPI27 END DATE	Char	1269	1276	8	Date NPI27 is terminated.
NPI28	Char	1277	1286	10	National Provider Identifier 28
NPI28 EFFECTIVE DATE	Char	1287	1294	8	Date NPI28 becomes effective.
NPI28 END DATE	Char	1295	1303	8	Date NPI28 is terminated.
NPI29	Char	1303	1312	10	National Provider Identifier 29
NPI29 EFFECTIVE DATE	Char	1313	1320	8	Date NPI29 becomes effective.
NPI29 END DATE	Char	1321	1328	8	Date NPI29 is terminated.
NPI30	Char	1329	1338	10	National Provider Identifier 30
NPI30 EFFECTIVE DATE	Char	1339	1346	8	Date NPI30 becomes effective.
NPI30 END DATE	Char	1347	1354	8	Date NPI30 is terminated.
FILLER	Char	1355	1454	100	For future expansion. Field filled with all spaces.
NEWLINE	Char	1455	1455	1	Newline character = 0x0a

Trailer Record

Field	Data Type	Start	End	Length	Description
RECORD ID	Char	1	2	2	Value ‘TT’ to denote trailer record
DETAIL RECORDS	Number	3	11	9	Total number of detail records in the file.
TOTAL RECORDS	Number	12	20	9	Total number of records (including header and trailer) in the file.
NEWLINE	Char	21	21	1	Newline character = 0x0a

APPENDIX M. EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT PROGRAM(EPSDT)

Periodicity Schedule

Infancy
-- < 1 month
-- 2 months
-- 4 months
-- 6 months
-- 9 months
-- 12 months

Early Childhood
-- 15 months
-- 18 months
-- 24 months
-- 3 years
-- 4 years

Middle Childhood
-- 5 years
-- 6 years
-- 8 years
-- 10 years

Adolescence
-- 11 years
-- 12 years
-- 13 years
-- 14 years
-- 15 years
-- 16 years
-- 17 years
-- 18 years
-- 19 years
-- 20 years

Required Components - Initial and Periodic Health Assessments

Health History:

Complete History	Initial Visit

Interval History	Each Visit

By History /Physical Exam:

Developmental Assessment	Each Visit
(Age appropriate physical and mental health milestones)

Nutritional Assessment	Each Visit

Lead Exposure Assessment	6 mo. through 6 yr. age visits

Physical Exam:

Complete/ Unclothed	Each Visit

Growth Chart	Each Visit

Vision Screen	Assessed each visit

*According to recommended medical standards (AAP1)

Hearing Screen	Assessed Each Visit
*According to recommended medical standards (AAP1)

Laboratory:

Hemoglobin/ Hematocrit	*According to recommended medical standards (AAP1)

Urinalysis	*According to recommended medical standards (AAP1)

Lead Blood Level (Low Risk History)	12 mo. and 2 year age visit

Lead Blood Level (High Risk History)	Immediately

Cholesterol Screening	*According to recommended medical standards (AAP1)

Sickle Cell Screening	Documentation X 1

Hereditary/ Metabolic Screening	* According to Kentucky statute
(Newborn Screening)

Sexually Transmitted Disease Screening	*According to recommended medical standards (AAP1)

Pelvic Exam (pap smear)	* According to recommended medical standards (AAP1)
Immunizations:

DPT	Assessed Each Visit

DTaP	* According to recommended OPV medical standards (AAP1, ACIP2, Hepatitis BAAFP3)

Immunizations: Cont.
HiB
MMR
Varicella
Td
PPD

Health Education/ Anticipatory Guidance

(Age Appropriate)	Each Visit

Dental Referral	Age 1

1. AAP    American Academy of Pediatrics
(Committee on Practice and Ambulatory Medicine)
2. ACIP    Advisory Committee on Immunization Practices
3. AAFP    American Academy of Family Physicians

Special Services

EPSDT provides any Medically Necessary diagnosis and treatment for Members under the age of 21 indicated as the result of an EPSDT health assessment or any other encounter with a licensed or certified health care professional, even if the service is not otherwise covered by the Kentucky Medicaid Program. These services which are not otherwise covered by the Kentucky Medicaid Program are called EPSDT Special Services.

The Contractor shall provide EPSDT Special Services as required by 42 USC Section 1396 and by 907 KAR 1:034, Section 7 and Section 8.

The Contractor shall provide the following medically necessary health care, diagnostic services, preventive services, rehabilitative services, treatment and other measures, described in 42 USC Section 1396d(a), to all members under the age of 21:

(a)	Inpatient Hospital Services;

(b)	Outpatient Services; Rural Health Clinics; Federally Qualified Health Center Services;

(c)	Other Laboratory and X-Ray Services;

(d)	Early and Periodic Screening, Diagnosis, and Treatment Services; Family Planning Services and Supplies;

(e)	Physicians Services; Medical and Surgical Services furnished by a Dentist;

(f)	Medical Care by Other Licensed Practitioners;

(g)	Home Health Care Services;

(h)	Private Duty Nursing Services;

(i)	Clinic Services;

(j)	Dental Services;

(k)	Physical Therapy and Related Services;

(l)	Prescribed Drugs including Mental/Behavioral Health Drugs, Dentures, and Prosthetic Devices; and Eyeglasses;

(m)	Other Diagnostic, Screening, Preventive and Rehabilitative Services;

(n)	Nurse-Midwife Services;

(o)	Hospice Care;

(p)	Case Management Services;

(q)	Respiratory Care Services;

(r)	Services provided by a certified pediatric nurse practitioner or certified family Nurse practitioner (to the extent permitted under state law);

(s)	Other Medical and Remedial Care Specified by the Secretary; and

(t)	Other Medical or Remedial Care Recognized by the Secretary but which are not covered in the Plan Including
Services of Christian Science Nurses, Care and Services Provided in Christian Science Sanitariums, and Personal
Care Services in a Recipient’s Home.

Those EPSDT diagnosis and treatment services and EPSDT Special Services which are not otherwise covered by the Kentucky Medicaid Program shall be covered subject to Prior Authorization by the Contractor, as specified in 907 KAR 1:034, Section 9. Approval of requests for EPSDT Special Services shall be based on the standard of Medical Necessity specified in 907 KAR 1:034, Section 9.

The Contractor shall be responsible for identifying Providers who can deliver the EPSDT special services needed by Members under the age of 21, and for enrolling these Providers into the Contractor’s Network, consistent with requirements specified in this Contract.

APPENDIX N. PROGRAM INTEGRITY REQUIREMENTS

I.	ORGANIZATION
The Contractor shall establish a Program Integrity Unit (PIU) to identify Fraud, Waste and Abuse and refer to the Department any suspected Fraud or Abuse of Members and Providers. The Program Integrity Unit (PIU) shall be organized so that:

(a)	Required Fraud, Waste and Abuse activities are conducted by staff with separate authority to direct PIU activities and functions specified in this Appendix on a continuous and on-going basis;

(b)	Written policies, procedures, and standards of conduct demonstrate the organization’s commitment to comply with all applicable federal and state regulations and standards;

(c)	The unit establishes, controls, evaluates and revises Fraud, Waste and Abuse detection, deterrent and prevention procedures to ensure compliance with Federal and State requirements;

(d)	The staff consists of a compliance officer in addition to auditing and clinical staff;

(e)
The unit prioritizes work coming into the unit to ensure that cases with the greatest potential program impact are given the highest priority. Allegations or cases having the greatest program impact include cases involving:

(1)	Multi-State fraud or problems of national scope, or Fraud or Abuse crossing partnership boundaries,

(2)	High dollar amount of potential overpayment, or

(3)	Likelihood for an increase in the amount of Fraud or Abuse or enlargement of a pattern;

(f)	Ongoing education is provided to Contractor staff on Fraud, Waste and Abuse trends including CMS initiatives; and

(g)
Contractor attends any training given by the Commonwealth/Fiscal Agent, its designees, or other Contractor’s organizations provided reasonable advance notice is given to Contractor of the scheduled training.

II.	FUNCTION
Contractor and/or Contractor’s PIU, shall:

(a)
Prevent Fraud, Waste and Abuse by identifying vulnerabilities in the Contractor’s program including identification of Member and Provider Fraud, Waste and Abuse and taking appropriate action including but not limited to the following:

(1)	Recoupment of overpayments,

(2)	Changes to policy,

(3)	Dispute resolution meetings, and

(4)	Appeals;

(b)	Proactively detect incidents of Fraud, Waste and Abuse that exist within the Contractor’s program through the use of algorithms, investigations and record reviews;

(c)	Determine the factual basis of allegations concerning Fraud or Abuse made by Members, Providers and other sources;

(d)	Initiate appropriate administrative actions to collect overpayments;

(e)	Refer potential Fraud, Waste and Abuse cases to the OIG with copy to the Department for preliminary investigation and possible referral for civil and criminal prosecution and administrative sanctions;

(f)	Initiate and maintain network and outreach activities to ensure effective interaction and exchange of information with all internal components of the Contractor as well as outside groups;

(g)	Make and receive recommendations to enhance the ability of the Parties to prevent, detect and deter Fraud, Waste or Abuse;

(h)	Provide for prompt response to detected offenses, and for development of corrective action initiatives relating to the Contractor’s contract;

(i)	Provide for internal monitoring and auditing of Contractor and its subcontractors; and supply the Department with reports on a quarterly or as-requested basis on its activity or ad hoc as necessary;

(j)	Be subject to on-site review; and fully comply with requests from the Department to supply documentation and records;

(k)	Create an accounts receivable process to collect outstanding debt from members or providers; and provide monthly reports of activity and collections to the Department;

(l)	Allow the Department to collect and retain any overpayments if the Contractor has not taken appropriate action to collect the overpayment after one hundred and eighty (180) days;

(m)	Conduct continuous and on-going reviews of all MIS data including, Member and Provider Grievances and appeals, for the purpose of identifying potentially fraudulent acts;

(n)	Conduct regular post-payment audits of Provider billings, investigate payment errors, produce printouts and queries of data and report the results of their work to the Department;

(o)	Conduct on-site and desk audits of Providers and report the results including identified overpayments and recommendations to the Department;

(p)	Locally maintain cases under investigation for possible Fraud, Waste or Abuse activities and provide these lists and entire case files to the Department and OIG upon demand;

(q)	Designate a contact person to work with investigators and attorneys from the Department and OIG;

(r)	Ensure the integrity of PIU referrals to the Department and shall not subject referrals to the approval of the Contractor’s management or officials;

(s)
Comply with the expectations of 42 CFR 455.20 by employing a method of verifying with a Member whether the services billed by Provider were received by randomly selecting a minimum sample of 500 claims on a monthly basis;

(t)
Run algorithms on billed claims data over a time span sufficient to identify potential fraudulent billing patterns and develop a process and report quarterly or as otherwise requested to the Department all algorithms, issues identified, actions taken to address those issues and the overpayments collected;

(u)	Collect administratively from Members for overpayments that were declined prosecution for Medicaid Program Violations (MPV);

(v)	Comply with the program integrity requirements set forth in 42 CFR 438.608 and provide policies and procedures to the Department for review and approval;

(w)	Report to the Department any Provider denied enrollment by Contractor for any reason, including those contained in 42 CFR 455.106, within 5 days of the enrollment denial;

(x)	Recover overpayments from Providers and identify Providers for pre-payment review as a result of the Provider’s activities;

(y)	Comply with the program integrity requirements of the Patient Protection and Affordable Care Act as directed by the Department; and

(z)
Correct any weaknesses, deficiencies, or noncompliance items identified as a result of a review or audit conducted by the Department, CMS, or by any other State or Federal Agency or agents thereof that has oversight of the Medicaid program. Corrective action shall be completed the earlier of thirty (30) calendar days or the timeframes established by Federal and state laws and regulations.

III.	PATIENT ABUSE
Incidents or allegations concerning physical or mental abuse of Members shall be immediately reported to the Department for Community Based Services in accordance with state law with copy to the Department and OIG.

VI.	COMPLAINT SYSTEM
The Contractor’s PIU shall operate a system to receive, investigate and track the status of Fraud, Waste and Abuse complaints from Members, Providers and all other sources which may be made against the Contractor, Providers or Members. The system shall contain the following:

(a)	Upon receipt of a complaint or other indication of potential Fraud or Abuse, the Contractor’s PIU shall conduct a preliminary inquiry to determine the validity of the complaint;

(b)	The PIU should review background information and MIS data; however, the preliminary inquiry shall not include interviews with the subject concerning the alleged instance of Fraud or Abuse;

(c)
If the preliminary inquiry results in a reasonable belief that the complaint does not constitute Fraud or Abuse, the PIU should not refer the case to OIG; however, the PIU shall take whatever remedial actions may be necessary, up to and including administrative recovery of identified overpayments;

(d)	If the preliminary inquiry results in a reasonable belief that Fraud or Abuse has occurred, the PIU shall refer the case and all supporting documentation to the OIG, with a copy to the Department;

(e)
The OIG will review the referral and attached documentation, make a determination and notify the PIU as to whether the OIG will investigate the case or return it to the PIU for appropriate administrative action;

(f)
If, in the process of conducting a preliminary review, the PIU suspects a violation of either criminal Medicaid Fraud statutes or the Federal False Claims Act, the PIU shall immediately notify the OIG with a copy to the Department of their findings and proceed only in accordance with instructions received from the OIG;

(g)
If the OIG determines that it will keep a case referred by the PIU, the OIG will conduct a preliminary investigation, gather evidence, write a report and forward information to the Department, the PIU, or, if warranted, to the Attorney General’s Medicaid Fraud Control Unit, for appropriate actions;

(h)
If the OIG opens an investigation based on a complaint received from a source other than the Contractor, the OIG will, upon completion of the preliminary investigation, provide a copy of the investigative report to the Department, the PIU, or if warranted, to MFCU, for appropriate actions;

(i)
If the OIG investigation results in a referral to the MFCU and/or the U.S. Attorney, the OIG will notify the Department and the PIU of the referral. The Department and the PIU shall only take actions concerning these cases in coordination with the law enforcement agencies that received the OIG referral;

(j)
Upon approval of the Department, Contractor shall suspend Provider payments in accordance with Section 6402 (h)(2) of the Affordable Care Act pending investigation of credible allegation of fraud; these efforts shall be coordinated through the Department;

(k)	Upon completion of the PIU’s preliminary review, the PIU shall provide the Department and the OIG a copy of their investigative report, which shall contain the following elements:

(1)	Name and address of subject,

(2)	Medicaid identification number,

(3)	Source of complaint,

(4)	State the complaint/allegation,

(5)	Date assigned to the investigator,

(6)	Name of investigator,

(7)	Date of completion,

(8)	Methodology used during investigation,

(9)	Facts discovered by the investigation as well as the full case report and supporting documentation;

(10)	Attach all exhibits or supporting documentation;

(11)	Include recommendations as considered necessary, for administrative action or policy revision,

(12)	Identify overpayment, if any, and include recommendation concerning collection,

(13)	Any other elements identified by CMS for fraud referral;

(l)
The Contractor’s PIU shall provide the OIG and the Department a quarterly Member and Provider status report of all cases including actions taken to implement recommendations and collection of overpayments, or case information shall be made available to the Department upon request;

(m)	The Contractor’s PIU shall maintain access to a follow-up system, which can report the status of a particular complaint or grievance process or the status of a specific recoupment; and

(n)	The Contractor’s PIU shall assure a Grievance and Appeal process for Members and Providers in accordance with 907 KAR 1:671.

V.	REPORTING

(a)	The Contractor’s PIU shall report on quarterly basis in a narrative report format all activities and processes for each investigative case (from opening to closure) to the Department;

(b)
If any employee or subcontractor employee of the Contractor discovers or is made aware of an incident of possible Member or Provider Fraud, Waste or Abuse, the incident shall be immediately reported to the PIU Coordinator;

(c)	The Contractor’s PIU shall immediately report all cases of suspected Fraud, Waste, Abuse or inappropriate practices by Subcontractors, Members or employees to the Department and the OIG; and

(d)	The Contractor is required to report the following data elements to the Department and the OIG on a quarterly basis, in an excel format:

(1)	PIU Case number,

(2)	OIG Case Number (if one has been assigned),

(3)	Provider /Member name,

(4)	Provider/Member number,

(5)	Date complaint received by Contractor,

(6)	Source of complaint unless the complainant prefers to remain anonymous,

(7)	Date opened and name of PIU investigator assigned,

(8)	Summary of Complaint,

(9)	Is complaint substantiated or not substantiated (Y or N answer only under this column),

(10)	PIU action taken and date (only provide the most current update),

(11)	Amount of overpayment (if any) and timespan,

(12)	Administrative actions taken to resolve findings of completed cases,

(13)	The overpayment required to be repaid and overpayment collected to date,

(14)	Describe sanctions/withholds applied to Providers/Members, if any,

(15)	Provider/Members appeal regarding overpayment or requested sanctions. List the date an appeal was requested, date the hearing was held, date and decision of the final order,

(16)	Revision of the Contractor’s policies to reduce potential risk from similar situations with a description of the policy recommendation, implemented revision and date of implementation, and

(17)	Make MIS system edit and audit recommendations as applicable.

VI.	AVAILABILITY AND ACCESS TO DATA
The Contractor shall:

(a)
Gather, produce, and maintain records including, but not limited to, ownership disclosure, for all Providers and subcontractors, submissions, applications, evaluations, qualifications, member information, enrollment lists, grievances, Encounter data, desk reviews, investigations, investigative supporting documentation, finding letters and subcontracts for a period of 5 years after contract end date;

(b)	Regularly report enrollment, Provider and Encounter data in a format that is useable by the Department and the OIG;

(c)	Backup, store and be able to recreate reported data upon demand for the Department, and the OIG;

(d)
Permit reviews, investigations or audits of all books, records or other data, at the discretion of the Department or the OIG, or other authorized federal or state agency; and, shall provide access to Contractor records and other data on the same basis and at least to the same extent that the Department would have access to those same records;

(e)	Produce records in electronic format for review and manipulation by the Department, and the OIG;

(f)	Allow designated Department staff read access to ALL data in the Contractor’s MIS systems;

(g)	Provide Contractor’s PIU access to any and all records and other data of the Contractor for purposes of carrying out the functions and responsibilities specified in this Contract;

(h)	Fully cooperate with the Department, the OIG, the United States Attorney’s Office and other law enforcement agencies in the investigation of Fraud or Abuse cases; and

(i)	Provide identity and cover documents and information for law enforcement investigators under cover.

APPENDIX O. PAID CLAIMS LISTING REQUIREMENTS
Outpatient Hospitals:

1.
The vendor (Managed Care Organization) shall supply a paid claims listing to each contracted Hospital and to the Department for Medicaid Services (the Department) for each contracted hospital within ninety (90) days of the last day of the Hospital’s fiscal year end date and a second set of data fourteen (14) months after the Hospital’s fiscal year end date. The paid claims listing shall include all claims with discharge dates within the Hospital’s fiscal year that are paid from the first day of the Hospital’s fiscal year to ninety (90) days after the end of the Hospital’s fiscal year. For all hospitals, the MCO shall provide separate reports for adjudicated claims associated with both inpatient services and outpatient services provided to eligible Members.

2.
The vendor (Managed Care Organization) shall supply a summary of payments outside claims payments. The summary should illustrate the amount of the payment, its purpose and its application to Inpatient or Outpatient services, reported for the hospital fiscal year end.

NOTE: The vendor shall provide paid claims listing reports for other program areas as needed.

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